1933 Act File No. 333-267809

United States Securities and Exchange Commission
Washington, D.C. 20549
Form S-1
Registration Statement
Under
The Securities Act of 1933
Pre-Effective Amendment No. 2
Nationwide Life Insurance Company
(Exact name of registrant as specified in its charter)
OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
One Nationwide Plaza, Columbus, Ohio 43215
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Denise L. Skingle
Senior Vice President and Secretary
One Nationwide Plaza
Columbus, Ohio 43215
Telephone: (614) 249-7111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.☐
Large accelerated filer
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Accelerated filer
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Non-accelerated filer (Do not check if a smaller reporting company)
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Smaller reporting company
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Nationwide may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Nationwide DefenderSM Annuity
Individual Single Purchase Payment Deferred Annuity Contract with Index-Linked Strategies
Issued by
NATIONWIDE LIFE INSURANCE COMPANY
Prospectus Dated May 11, 2023
This prospectus describes the Nationwide DefenderSM Annuity Contract (the "Contract"), including all material rights and obligations under the Contract. Please read this prospectus carefully and keep it for future reference. Special terms used throughout this prospectus are defined under "Defined Terms."
The Contract is issued by Nationwide Life Insurance Company. The Contract is intended to be a long-term investment vehicle to assist investors in saving for and living in retirement. Nationwide has designed the Contract to offer features, pricing, and investment options that encourage long-term ownership. Withdrawals taken during the first six years of the Contract, including a full surrender, may be subject to a contingent deferred sales charge and market value adjustment which reduce the amount of the withdrawal. All or a portion of any withdrawal may be subject to federal income taxes and withdrawals before age 59½ may be subject to a 10% penalty tax.
The Contract exist in two separate phases: accumulation (savings) and annuitization (income). During the accumulation phase, the Contract offers as investment options a Fixed Strategy providing principal protection and a guaranteed fixed rate of interest, and Index Strategies each linking to the performance of a specific market index and including a level of protection against loss. At any time after the first two years of the Contract, the contract owner may elect to enter the annuitization phase, during which the investment options are no longer available and Nationwide makes periodic income payments to the Annuitant.
Currently, each Index Strategy is linked to one of the following indexes:
MSCI EAFE	Nasdaq-100 Index®	Russell 2000 Index®	S&P 400® Index	S&P 500® Index
An investment in an Index Strategy does not represent an investment in the linked index or any securities or other assets included in the linked index.
The Contract may gain or lose value based on the performance of the Strategies selected. Each Strategy has a start and end date, and the duration between those two dates is referred to as the "Strategy Term." At the end of a Strategy Term, a contract owner may reinvest in the same Strategy, if available, or transfer their money to another Strategy available for investment. Transfers between Strategies are not permitted until the end of a Strategy Term unless a contract owner exercises their right under the "Performance Lock" feature, which allows a one-time transfer from an Index Strategy to the Fixed Strategy during a Strategy Term for a fee.
The Index Strategies’ gains and losses also depend on the application of important factors referred to as "Crediting Factors" that make up the Index Strategy. All Index Strategies have a percentage of downside protection called a "Buffer" that provides limited protection against loss. The full protection of the Buffer only applies to amounts held until the end of a Strategy Term, and the full benefit of any gains in an Index Strategy only applies to amounts held until the end of a Strategy Term. Index Strategies that declare "Cap Rates" limit gains, and Index Strategies that declare "Cap+ Rates" may participate in less than 100% of the index performance which decreases upside potential..
The risk of loss may be greater for withdrawals made during a Strategy Term than for withdrawals made on the last day of a Strategy Term, and the value of an Index Strategy may be less than what the value was on the first day of the Strategy Term even if the value of the index has increased since the beginning of the Strategy Term.
While the Contract provides some protection against loss, there is a risk of substantial loss of your principal investment. The risk of loss may be greater in the case of an early withdrawal due to any contingent deferred sales charge and market value adjustment that may apply to the withdrawal. Withdrawals during a Strategy Term may not receive the full downside protection from the applicable Buffer. A prospective purchaser should not buy the Contract if they are not willing to assume the risks associated with the Contract. See "Risk Factors" beginning on page 14.

Index-linked annuity contracts are complicated investments. Prospective purchasers should consult with a financial professional about the Contract's features, benefits, risks, and fees and whether the contract is appropriate based upon his or her financial situation and objectives.
Prospective purchasers may obtain an application to purchase the Contract through broker-dealers that have been appointed by Nationwide as insurance agents and that have selling agreements with Nationwide Investment Services Corporation ("NISC"), the principal underwriter for the Contracts. NISC will use its best efforts to sell the Contracts, but is not required to sell any number or dollar amount of Contracts. Nationwide may stop offering the Contracts at any time.
Under state insurance laws, Contract Owners have the right, during a limited period of time, to examine their contract and decide if they want to keep it or cancel it. This right is referred to as a "free look" right. If the Contract Owner elects to cancel the contract pursuant to the free look provision, where required by law, Nationwide will return the greater of the Contract Value or the amount of the initial purchase payment applied during the free look period, less any withdrawals from the contract, and applicable federal and state income tax withholding. Otherwise, Nationwide will return the Contract Value, less any withdrawals from the contract, and applicable federal and state income tax withholding. The Contract Value may be more or less than the initial purchase payment (see "Right to Examine and Cancel").
This prospectus does not constitute an offering in any jurisdiction in which the Contract may not lawfully be sold.
All guarantees under the Contract are subject to Nationwide’s creditworthiness and claims-paying ability.
The Contract is not a bank deposit, is not FDIC insured, and is not insured or endorsed by any bank or government agency. The Contract may not be available in every state.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
For information on how to contact Nationwide, see Contacting the Service Center.

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Table of Contents (continued)

Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.
iii

DEFINED TERMS
Provided below is a list of special terms used throughout this prospectus. Certain other special terms are defined in context where they first appear in this prospectus.
Annuitant - The person upon whose life any life-contingent annuity payments depend and the person whose death triggers payment of the Death Benefit. The Annuitant is also the person to whom annuity payments are made during
Annuitization.

Annuitization - The period during which annuity payments are received by the Annuitant.
Annuitization Date - The date on which annuity payments begin.
Annuity Commencement Date - The date on which annuity payments are scheduled to begin.
Beneficiary - A person designated by the Contract Owner who may receive certain benefits under the Contract, including the Death Benefit.
Buffer - the maximum percentage of loss that Nationwide will absorb when calculating the percentage of gain or loss for an Index Strategy on a Strategy Term End Date. The percentage of gain or loss on the Strategy Term End Date is referred to as the Term End Index Strategy Earnings Percentage. Negative Index Performance beyond the Buffer results in a negative Term End Index Strategy Earnings Percentage which will reduce the value of the Index
Strategy. The full protection of the Buffer only applies to amounts held until the end of the Strategy Term.

Business Day - Each day the New York Stock Exchange is open for regular trading. A Business Day ends at the same time that regular trading on the New York Stock Exchange closes (typically 4:00 p.m. Eastern Time).

Cap Rate – for Index Strategies with Cap Rates, the maximum positive percentage of gain that may be applied when calculating the percentage of gain or loss for an Index Strategy on a Strategy Term End Date. The percentage of gain or loss on the Strategy Term End Date is referred to as the Term End Index Strategy Earnings Percentage. An
Index Strategy’s Cap Rate is declared prior to each Strategy Term and may be different each Strategy Term.

Cap+ Rate – for Index Strategies with Cap+ Rates, the declared percentage of Index Performance that determines when a Participation Rate is applied when calculating the percentage of gain or loss for an Index Strategy on a
Strategy Term End Date. The percentage of gain or loss on the Strategy Term End Date is referred to as the Term
End Index Strategy Earnings Percentage. For Index Strategies with Cap+ Rates, all Index Performance up to the
Cap+ Rate is applied, and then any Index Performance in excess of the Cap+ Rate is applied based upon a
Participation Rate, which may be greater or less than, or equal to, 100%. Both the Cap+ Rate and Participation Rate are declared prior to each Strategy Term and may be different each Strategy Term.

Charitable Remainder Trust - A trust meeting the requirements of Section 664 of the Code.
Co-Annuitants – The persons designated by the Contract Owner to receive the benefit associated with the Spousal
Protection Feature. If there is a Co-Annuitant, references to Co-Annuitants will apply to both the Annuitant and Co-
Annuitant, and references to a Co-Annuitant will apply to either of them, unless the context requires otherwise.

Code - The Internal Revenue Code of 1986, as amended.
Contingent Annuitant - The person who becomes the Annuitant if the Annuitant dies before the Annuitization Date.
Contingent Beneficiary - The person or entity designated by the Contract Owner to receive any benefits accorded the Beneficiary if the Beneficiary is not living when the Annuitant dies.
Contingent Deferred Sales Charge (CDSC) - A charge that may be assessed if a partial withdrawal or full surrender is taken during the first six Contract Years.
Contract - The Nationwide Defender Annuity Contract, the individual single purchase payment deferred annuity contract with index-linked strategies described in this prospectus.
Contract Anniversary - Beginning with the Date of Issue, each recurring twelve month anniversary of the Date of Issue while the Contract remains in force.
Contract Owner - The person who owns all rights under the Contract prior to the Annuitization Date, along with any
Joint Owner. As the context requires, "you" refers to a potential or existing Contract Owner.

Contract Value - The sum of the Fixed Strategy Value and Index Strategy Values for each of the Index Strategies.

Contract Year - The twelve month period starting on the Date of Issue and each Contract Anniversary.
Crediting Factors – The different values that are used to calculate the gain or loss for the Strategies. For the Fixed
Strategy, the Crediting Factors are the Fixed Strategy Rate and Strategy Term. For Index Strategies with Cap Rates, the Crediting Factors are the Index, Strategy Term, Buffer, Participation Rate, and Cap Rate. For Index Strategies
with Cap+ Rates, the Crediting Factors are the Index, Strategy Term, Buffer, Participation Rate, and Cap+ Rate. See
each Crediting Factor’s definition in this "Defined Terms" section for a description of each Crediting Factor.

Daily Index Strategy Earnings Percentage (Daily ISE Percentage) – a percentage used to calculate Index Strategy
Earnings on any day during a Strategy Term other than the Strategy Term End Date. The full benefit of any gains in an Index Strategy only applies to amounts held until the end of a Strategy Term. The Daily ISE Percentage does not apply to the Fixed Strategy.

Date of Issue - The date the Purchase Payment is applied to the Contract.
Death Benefit - The benefit payable upon the death of the Annuitant (or Co-Annuitant, if applicable) provided such death occurs before the Annuitization Date while the Contract is in force and there is no Contingent Annuitant.

Fixed Strategy - An investment option under the Contract offering guaranteed interest rates funded by the General Account of Nationwide.
Fixed Strategy Rate - The annualized interest rate credited daily to amounts allocated to the Fixed Strategy during a Strategy Term.
Fixed Strategy Value - The value of the Fixed Strategy calculated at the end of each Business Day. The Fixed
Strategy Value is equal to the amount allocated to the Fixed Strategy plus any interest credited.

Free Withdrawal - Any portion of the Free Withdrawal Amount that is withdrawn from the Contract.
Free Withdrawal Amount - While the CDSC and MVA are in effect, the amount that the Contract Owner can withdraw from the Contract each Contract Year without incurring a CDSC or an MVA. It is described in the "Waiver or
Reduction of the CDSC or MVA" section.

General Account - All assets of Nationwide other than those of the Separate Account or in other separate accounts of Nationwide.
Home Office - Nationwide's main office located in Columbus, Ohio.
Index - The third party market index associated with an Index Strategy.
Index Performance - The change in an Index Value, expressed as a percentage, between the first day of a Strategy
Term (or another date for a substitute Index) and a specific future day during that Strategy Term. The Index
Performance may be positive, negative, or equal to zero.

Index Value - On a Business Day, the closing value of the Index as provided to Nationwide by the Index provider. If for any reason, the closing value of an Index on a Business Day is not provided to Nationwide by the Index provider, the
Index Value on that Business Day will be the most recent closing value provided to Nationwide by the Index provider on a previous Business Day. On a day other than a Business Day, the Index Value for an Index will be the closing value of the Index for the previous Business Day.

Index Strategy - An investment option under the Contract that is linked to the performance of an index.
Index Strategy Basis – A value used to calculate the Index Strategy Value and the Index Strategy Earnings. On the
first day of a Strategy Term, the Index Strategy Basis equals the amount allocated to the Index Strategy. During a
Strategy Term the Index Strategy Basis is adjusted for withdrawals (including applicable CDSC and MVA), applicable premium taxes, fees, transfers out due to a Performance Lock, and the application of any applicable Term End ISE
Percentage.

Index Strategy Earnings – The amount applied to the Index Strategy Basis to determine an Index Strategy’s Index
Strategy Value. Index Strategy Earnings are represented as a dollar amount and can be positive, negative, or equal to zero. On the Strategy Term End Date, the Index Strategy Earnings are equal to the Term End ISE Percentage multiplied by the Index Strategy Basis. On any other day during a Strategy Term, Index Strategy Earnings are equal to the Daily ISE Percentage multiplied by the Index Strategy Basis. Index Strategy Earnings before the end of a
Strategy Term are an estimated present value of what the Index Strategy Earnings will be at the end of the Strategy
Term.

Index Strategy Value – The value of an Index Strategy calculated at the end of each Business Day. The Index
Strategy Value is equal to the Index Strategy Basis plus Index Strategy Earnings (which may be positive, negative, or equal to zero). The Index Strategy Value is the amount used when processing a withdrawal or full surrender, a Death
Benefit payment, a transfer among Strategies, the calculation of any applicable charge or fee, or an annuitization request.

Individual Retirement Account - An account that qualifies for favorable tax treatment under Section 408(a) of the Code but does not include Roth IRAs.
Individual Retirement Annuity (IRA) - An annuity which qualifies for favorable tax treatment under Section 408(b) of the Code but does not include Roth IRAs or Simple IRAs.
Investment-Only Contract - A Contract purchased by a qualified pension, profit-sharing, or stock bonus plan as defined by Section 401(a) of the Code.
Joint Owner - The person designated as a second person (in addition to the Contract Owner) to possess an undivided interest in the Contract. If there is a Joint Owner, references to Contract Owner and Joint Owner will apply to both of them, or either of them, unless the context requires otherwise.

Market Value Adjustment (MVA) – an adjustment that may be applied if a partial withdrawal or full surrender is taken during the first six Contract Years.
Nationwide - Nationwide Life Insurance Company. As the context requires, "we" and "our" refers to Nationwide.
Non-Qualified Contract - A Contract which does not qualify for favorable tax treatment as a Qualified Plan, IRA, Roth IRAs, SEP IRA, or Simple IRA.
Participation Rate - a percentage that represents the proportion of the Index Performance used in the calculation of the Term End ISE Percentage. An Index Strategy’s Participation Rate is declared prior to each Strategy Term and may be different each Strategy Term. Participation Rates only apply when the Index Performance is positive.

Performance Lock – a feature that allows the Contract Owner to transfer Index Strategy Value to the Fixed Strategy on a date other than a Strategy Term End Date. Nationwide assesses a Performance Lock Fee for Performance
Locks.

Purchase Payment - Money paid into the Contract by the Contract Owner.
Qualified Plan - A retirement plan that receives favorable tax treatment under Section 401 of the Code, including
Investment-Only Contracts. In this prospectus, all provisions applicable to Qualified Plans also apply to Investment-
Only Contracts unless specifically stated otherwise.

Quarterversary – Beginning with the Date of Issue, each recurring quarterly date during which the Contract remains in force.
Remaining Free Withdrawal Amount - the amount that the Contract Owner can withdraw from the Contract during the remainder of that Contract Year without incurring a CDSC or an MVA, based on the Free Withdrawals already taken that Contract Year.

Roth IRA - An annuity contract which qualifies for favorable tax treatment under Section 408A of the Code.
Separate Account – the Index-Linked Annuity Separate Account.
Service Center - The department of Nationwide responsible for receiving all service and transaction requests relating to the Contract. For service and transaction requests submitted other than by telephone (including fax requests), the
Service Center is Nationwide’s mail and document processing facility. For service and transaction requests communicated by telephone, the Service Center is Nationwide’s operations processing facility. Information on how to contact the Service Center may be found under Contacting the Service Center.

Simple IRA - An annuity contract which qualifies for favorable tax treatment under Section 408(p) of the Code.
Simplified Employee Pension IRA (SEP IRA) - An annuity contract which qualifies for favorable tax treatment under Section 408(k) of the Code.
Strategies - Investment options under the Contract. Unless otherwise specified, the term Strategies refers to the Fixed Strategy and Index Strategies collectively.

Strategy Term – For the Fixed Strategy, the initial Strategy Term begins on the Date of Issue and ends on the first
Contract Anniversary, and each subsequent Strategy Term begins on each Contract Anniversary and ends on the following Contract Anniversary. For an Index Strategy, the Strategy Term is the total maturity time of the Index
Strategy, expressed in years.

Strategy Term End Date – The last day of a Strategy Term. A Strategy Term End Date is the same calendar day as the Date of Issue.
Surrender Value - The amount available upon full surrender of the Contract. It is equal to the Contract Value less any applicable CDSC and premium taxes, plus any applicable MVA.
Term End Index Strategy Earnings Percentage (Term End ISE Percentage) – a percentage used to calculate Index
Strategy Earnings on the Strategy Term End Date. How the Term End ISE Percentage is calculated depends on whether the Index Strategy is an Index Strategy with Cap Rate or an Index Strategy with Cap+ Rate. See, "Term End
Index Strategy Earnings Percentage" for a description of how the Term End ISE Percentage is calculated for each type of Index Strategy.

SUMMARY
This summary provides a brief overview of the Contract. You should carefully read the entire prospectus before you decide whether to purchase the Contract. This prospectus describes all Strategies, features, and benefits that Nationwide makes available under the Contract. The Contract may not be currently available in all states, may vary in your state, or may not be available from all selling firms or from all financial professionals. In addition, a selling firm may elect to make available only certain Strategies, features, or benefits to its clients. A selling firm’s marketing materials may describe only those Strategies, features, and benefits available through the firm. A selling firm may limit the Strategies available through the firm when the Contract is purchased. For additional information on all Strategies that are available under the Contract, please contact your financial professional or the Service Center.
Who is Nationwide?
Nationwide is the issuer of the Contract. Nationwide is a stock life insurance company organized under Ohio law, with its home office located at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities, and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.
What is the purpose of the Contract?
The Contract in General
The Contract is intended to be a long-term investment vehicle to assist investors in saving for and living in retirement. It provides the Contract Owner with a stream of periodic income payments upon retirement. During the years leading up to those income payments, the Contract Owner manages his/her assets in the Contract according to their specific goals and risk preferences by directing the allocation and reallocation among a variety of investment options. Contract growth is tax-deferred, meaning that gains in the Contract are not taxable until withdrawn from the Contract. Finally, in the event that the Annuitant dies before beginning income payments, the Contract offers a Death Benefit.
Nationwide assesses an annual Product Fee of 1.10%, charged quarterly on the Contract Value allocated to Index Strategies. The Product Fee is not assessed on Contract Value allocated to the Fixed Strategy.
All payments under the Contract are subject to Nationwide’s financial strength and claims-paying ability, as well as the terms and conditions described in this prospectus.
While the Contract provides some protection against loss, you can lose money under the Contract. It is possible to lose a substantial amount of your principal investment. You should not buy the Contract if you are not willing to assume the risks associated with the Contract. See "Risk Factors." Additionally, you should not buy the Contract if you are looking for a short-term investment or if you plan to take withdrawals in excess of the Free Withdrawal Amount during the first six years of the Contract.
Investment Options
Prior to the Annuitization Date, the Contact offers a Fixed Strategy and Index Strategies as investment options. The Fixed Strategy provides principal protection and credits interest daily at a specified rate called the Fixed Strategy Rate that is guaranteed for each 1-year Strategy Term for which it is declared. Each Index Strategy offered is linked to an Index, has a Strategy Term of 1, 3, or 6 years, and a Buffer of 10% or 20%. The Buffer is the maximum percentage of loss that Nationwide absorbs when calculating any losses at the end of a Strategy Term.
Each Index Strategy also has a Participation Rate, which acts as a multiplier because it has the effect of multiplying the performance of the Index. If the Participation Rate is greater than 100%, it increases upside potential. Conversely, if the Participation Rate is lower than 100%, it decreases upside potential. Each Index Strategy also has either: 1) a Cap Rate, which is the maximum gain for an Index Strategy at the end of its Strategy Term; or 2) a Cap+ Rate, which is the percentage of Index Performance that determines when a Participation Rate begins applying when calculating the percentage of gain at the end of a Strategy Term. The Participation Rate, Cap Rate, and Cap+ Rate are declared prior to each Strategy Term and may be different each Strategy Term. See "Index Strategies."
Values Under the Contract
On each Business Day, Nationwide calculates the value of each Index Strategy. The value of an Index Strategy is referred to as the Index Strategy Value. To calculate the Index Strategy Value, Nationwide first calculates the Index Strategy Basis, which is the amount the Contract Owner allocated to the Index Strategy at the beginning of the Strategy Term, reduced by any withdrawals, taxes, and fees taken during the Strategy Term. Nationwide then calculates the dollar amount of gain or loss which is referred to as Index Strategy Earnings. Finally, Nationwide adds (if positive) or subtracts (if negative) the Index Strategy Earnings from the Index Strategy Basis to determine the Index Strategy Value. See "Valuing the Contract" and "Index Strategy Earnings."
Index Strategy Earnings are calculated differently on the Strategy Term End Date, which is the last day of a Strategy Term, than they are on any other day during the Strategy Term. On the Strategy Term End Date, Index Strategy Earnings are calculated using a percentage called the Term End ISE Percentage, which is calculated by applying the applicable Buffer, Participation Rate, and Cap Rate or Cap+ Rate to the Index Performance as described in the "Term End Index Strategy Earnings Percentage (Term End ISE Percentage)" section.
On any other day during the Strategy Term, Index Strategy Earnings are calculated using a percentage called the Daily ISE Percentage, which is an estimated present value of what the Term End ISE Percentage will be at the end of the Strategy Term. The estimated present value takes into account the impact of the applicable Buffer, Participation Rate, and Cap Rate or Cap+ Rate, but those factors do not apply to the same extent that they do when calculating the Term End ISE Percentage. Most notably, the Buffer does not provide the same level of protection during a Strategy Term that it does at the end of a Strategy Term, and as a result the Index Strategy Value may reflect losses even if negative Index Performance is within the Buffer during a Strategy Term. Additionally, because the Daily ISE Percentage is based on an estimate of what the Index Performance will be at the end of a Strategy Term and is not directly related to the Index Performance, the Daily ISE Percentage may be negative even if the Index Performance is positive. This may result in losses and the losses are realized when a withdrawal is taken during the Strategy Term. The Daily ISE Percentage is reduced by an amount reflecting the cost of instruments used to provide the performance offered by the Contract. This deduction is equal to the Daily ISE Percentage at the beginning of the Strategy Term, but it declines to zero over the course of the Strategy Term. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)" and "Appendix D: Daily Index Strategy Earnings Percentage."
Withdrawals
The Contract Owner may take partial withdrawals or fully surrender the Contract Value at any time prior to the Annuitization Date by submitting a withdrawal request to Nationwide’s Service Center. Partial withdrawals or a full surrender taken in the first six years of the Contract may be subject to a Contingent Deferred Sales Charge (CDSC) and may also be subject to a negative Market Value Adjustment (MVA), both of which will reduce the amount of the withdrawal that the Contract Owner receives (see "What fees or adjustments are assessed if a Contract Owner takes a partial withdrawal or a full surrender of the Contract?").
During the first six Contract Years, the Contract Owner may take withdrawals, called Free Withdrawals, that do not incur a CDSC or MVA. The total dollar amount of Free Withdrawals that can be taken each Contract Year is the Free Withdrawal Amount, which is the greater of 10% of the Contract Value as calculated on the first day of that Contract Year, or the amount required to meet minimum distribution requirements for this Contract under the Code.
All or a portion of any withdrawal may be subject to federal income taxes, and Contract Owners taking withdrawals before age 59½ may be subject to a 10% penalty tax.
Death Benefit
The Contract provides a Death Benefit that may be triggered prior to the Annuitization Date upon the death of the Annuitant (or Co-Annuitant, if applicable). The standard Death Benefit is equal to the Contract Value, or, for an additional fee, the Contract Owner can elect the Return of Premium Death Benefit Option. In general, the Return of Premium Death Benefit Option provides a Death Benefit equal to the greater of 1) the Contract Value; or 2) the Purchase Payment made to the Contract reduced by any partial withdrawals in the proportion that such partial withdrawal reduced the Contract Value on the date of the partial withdrawal. See "Death Benefit and Succession Rights."
Annuitization
Upon the Annuitization Date, Nationwide pays guaranteed income in the form of annuity payments. The duration and dollar amount of the annuity payments will depend on the dollar amount annuitized and the annuity payment option selected. See "Annuitizing the Contract."
How can the Contract be categorized under the Code?
The Contract can be categorized under the Code as a:
•
Charitable Remainder Trust
•
Individual Retirement Annuity (IRA)

•
Investment-Only Contract (Qualified Plans)
•
Non-Qualified Contract
•
Roth IRA
•
Simplified Employee Pension IRA ("SEP IRA")
•
Simple IRA
If the Contract is purchased as an Individual Retirement Account or Roth IRA, the Contract will not provide any additional tax deferral benefits.
See "Contract Types and Federal Tax Considerations" for additional detail.
How does a prospective purchaser purchase the Contract?
The Contract may be purchased by completing an application and submitting a Purchase Payment of at least $25,000 to the Service Center. Only one Purchase Payment is allowed under the Contract. Nationwide may agree to accept multiple payments as part of a single Purchase Payment. If Nationwide permits multiple payments as part of a single Purchase Payment, the Contract will not be issued until all such payments are received.
What fees are assessed when buying or owning the Contract?
Product Fee
Nationwide assesses an annual Product Fee of 1.10%, charged quarterly on the Contract Value allocated to Index Strategies. On each Quarterversary, the Product Fee is calculated as follows:
Total of all Index Strategy Values on a Quarterversary	X	1.10%
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The Product Fee is deducted proportionally from the Index Strategies based on the Contract Value in the Index Strategies at the time the Product Fee is assessed. The Product Fee is not assessed on the Fixed Strategy Value.
Return of Premium Death Benefit Option
If the Return of Premium Death Benefit Option is elected, Nationwide assesses an annual fee of 0.15%, charged quarterly on the Contract Value allocated to Index Strategies. On each Quarterversary, the fee for the Return of Premium Death Benefit Option is calculated as follows:
Total of all Index Strategy Values on a Quarterversary	X	0.15%
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The fee is deducted proportionally from the Index Strategies based on the Contract Value in the Index Strategies at the time the fee is assessed. The fee for the Return of Premium Death Benefit Option is not assessed on the Fixed Strategy Value.
See "Calculation of the Death Benefit" for additional detail.
Performance Lock Fee
The Performance Lock feature provides the Contract Owner with a one-time transfer during a Strategy Term of the full Index Strategy Value to the Fixed Strategy. Nationwide assesses a Performance Lock Fee when the Contact Owner requests a Performance Lock. The Performance Lock Fee is assessed on the Index Strategy Value that is subject to the Performance Lock request and is 0.10% for every year remaining in the Strategy Term as of the date of the Performance Lock request, with partial years rounded up to the next full year. It is calculated as follows:
Locked-in Index Strategy Value	X	0.10%	X	Number of years remaining in the Strategy Term (partial years are rounded up to the next full year)
This means that if a Contract Owner requested a Performance Lock in the first year of a six-year Strategy Term, the Performance Lock Fee would be 0.60% of the Index Strategy Value subject to the Performance Lock request (Locked-in Index Strategy Value X 0.10% X 6 years).
See "Performance Lock" for additional detail.

What fees or adjustments are assessed if a Contract Owner takes a partial withdrawal or a full surrender of the Contract?
On any day other than the Strategy Term End Date, Nationwide uses the Daily ISE Percentage to calculate Index Strategy Earnings. The method used to calculate the Daily ISE Percentage may result in losses even if negative Index Performance is within the Buffer or losses even when the Index Performance has increased since the beginning of the Strategy Term. These losses are realized when a partial withdrawal or full surrender is taken. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)" and "Appendix D: Daily Index Strategy Earnings Percentage."
Partial withdrawals or a full surrender during the first six Contract Years that are in excess of the Free Withdrawal Amount are subject to a Contingent Deferred Sales Charge (CDSC) and a Market Value Adjustment (MVA).
Contingent Deferred Sales Charges (CDSC)
Partial withdrawals or a full surrender during the first six Contract Years may be subject to a CDSC. After the sixth Contract Year, no withdrawals, including a full surrender, are subject to CDSCs.
When a CDSC is imposed, the charge will equal the applicable "CDSC Percentage" multiplied by the dollar amount of the withdrawal. The CDSC Percentage will depend on the number of Contract Years you have completed when you take a withdrawal. The CDSC Percentage schedule is set forth below.
Number of Completed Contract Years	CDSC Percentage
0	8%
1	8%
2	7%
3	6%
4	5%
5	4%
6+	0%
Market Value Adjustments (MVA)
Partial withdrawals or a full surrender during the first six Contract Years may be subject to an MVA. After the sixth Contract Year, no withdrawals, including a full surrender, are subject to an MVA. MVAs may be positive or negative. MVAs are in addition to any applicable CDSC.
When an MVA is imposed, the MVA will equal the calculated "MVA Factor" multiplied by the dollar amount of the withdrawal less the Remaining Free Withdrawal Amount. See "Market Value Adjustment (MVA)" for an explanation of how the MVA Factor is calculated, as well as "Appendix C: MVA Examples" for example MVA calculations.
Example Impact of CDSC and Negative MVA
If applicable, a CDSC and negative MVA will reduce a withdrawal (perhaps significantly). For example, assume a Contract Owner takes a $1,000 withdrawal. Further, assume an 8% CDSC and a 3% negative MVA. As a result of the CDSC and MVA, $110 would be deducted from the $1,000 withdrawal (i.e., (8% x $1,000) + (3% x $1,000) = $110).
When do CDSCs and MVAs not apply to partial withdrawals or a full surrender?
After the sixth Contract Year, no withdrawals, including a full surrender, are subject to a CDSC or MVA. In addition, during the first six Contract Years, Nationwide will waive CDSC and MVA for withdrawals up to each Contract Year’s Free Withdrawal Amount. At the beginning of each Contract Year the Free Withdrawal Amount is calculated as the greater of (1) 10% of the Contract Value on the first day of that Contract Year (immediately prior to any partial withdrawal or full surrender on that date); or (2) the amount required to meet minimum distribution requirements for this Contract under the Code.
In addition, no CDSC or MVA is assessed:
•
upon the payment of the Death Benefit or on any partial withdrawal or full surrender taken after the Death Benefit is paid;
•
upon Annuitization of the Contract if it has been in force for at least two years;

•
if the withdrawal qualifies as a Long-Term Care or Terminal Illness or Injury Event as described in the "Increase in Remaining Free Withdrawal Amount after a Long-Term Care and Terminal Illness or Injury (CDSC And MVA Waiver)" section; and
•
if, under certain contract exchanges, Nationwide decides not to charge a CDSC or MVA if the Contract is surrendered in exchange for another contract issued by Nationwide or one of its affiliated insurance companies.
What are the investment options under the Contract?
Prior to the Annuitization Date, the Contract Owner may allocate money to the Fixed Strategy and/or to one or more of the available Index Strategies.
•
Fixed Strategy - the Fixed Strategy credits interest daily at a Fixed Strategy Rate. The Fixed Strategy Rate is declared by Nationwide prior to each Strategy Term and is guaranteed for that Strategy Term only. The Fixed Strategy Rate may be different for each Strategy Term but is guaranteed to be at least 0.25%.
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Index Strategies with Cap Rates – each Index Strategy with Cap Rate is linked to the performance of an Index and provides downside protection for negative Index Performance through a Buffer while limiting positive Index Performance to a Cap Rate. Any positive Index performance is also multiplied by a Participation Rate, which will always be at least 100%. In some cases, Nationwide may declare a Cap Rate for an Index Strategy as "uncapped" for a Strategy Term (i.e., no Cap Rate is declared), in which case there is no maximum limit on the positive Index Performance for that Strategy Term. Even if Nationwide does not declare a Cap Rate for a particular Strategy Term it does not mean that Nationwide will not declare a Cap Rate for future Strategy Terms.
In general, Index Strategies with smaller Buffers (e.g., 10%) and/or longer Strategy Terms (e.g., 3- or 6-year Strategy Terms) are more likely to have Strategy Terms where no Cap Rate is declared, while Index Strategies with larger Buffers (e.g., 20%) and/or shorter Strategy Terms (e.g., 1 year Strategy Term) are less likely or may never have Strategy Terms where no Cap Rate is declared.
When Nationwide declares a Cap Rate for a Strategy Term, the Participation Rate will always be equal to 100%. When Nationwide does not declare a Cap Rate for a Strategy Term, the Participation Rate will always be equal to or greater than 100%.
Each Index Strategy with Cap Rate has a Strategy Term of 1, 3, or 6 years, and a Buffer of 10% or 20%. An Index Strategy with Cap Rate’s Index, Strategy Term, and Buffer will not change for as long as Nationwide offers the Index Strategy. Nationwide declares a Participation Rate and Cap Rate prior to each Strategy Term. The Participation Rate and Cap Rate may be different each Strategy Term.
The Buffer, Cap Rate and Participation Rate do not apply to the same extent when calculating the Index Strategy Value during a Strategy Term that they do when calculating the Index Strategy Value on the Strategy Term End Date. See "How are earnings calculated for an Index Strategy during a Strategy Term?"
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Index Strategies with Cap+ Rates – each Index Strategy with Cap+ Rate is linked to the performance of an Index and provides downside protection for negative Index Performance through a Buffer. When Index Performance is positive, an Index Strategy with Cap+ Rate applies 100% of any Index Performance up to the Cap+ Rate and then adds to that any Index Performance in excess of the Cap+ Rate multiplied by the Participation Rate. The Participation Rate does not apply to the Index Performance that is less than or equal to the Cap+ Rate.
Each Index Strategy with Cap+ Rate has a Strategy Term of 1, 3, or 6 years, and a Buffer of 10% or 20%. An Index Strategy with Cap+ Rate’s Index, Strategy Term, and Buffer will not change for as long as Nationwide offers the Index Strategy. Nationwide declares a Participation Rate and Cap+ Rate prior to each Strategy Term. The Participation Rate and Cap+ Rate may be different each Strategy Term.
The Buffer, Cap+ Rate and Participation Rate do not apply to the same extent when calculating the Index Strategy Value during a Strategy Term that they do when calculating the Index Strategy Value on the Strategy Term End Date. See "How are earnings calculated for an Index Strategy during a Strategy Term?"
The currently offered Index Strategies are:
1 Year Strategy Term Options
Cap Rate

Russell 2000 Index® 1 Year with Cap Rate & 10% Buffer
Nasdaq-100 Index® 1 Year with Cap Rate & 10% Buffer
MSCI EAFE Index 1 Year with Cap Rate & 10% Buffer
S&P 400® Index 1 Year with Cap Rate & 10% Buffer
S&P 500® Index 1 Year with Cap Rate & 10% Buffer
S&P 500® Index 1 Year with Cap Rate & 20% Buffer

3 Year Strategy Term Options
Cap Rate
Russell 2000 Index® 3 Year with Cap Rate & 10% Buffer
S&P 500® Index 3 Year with Cap Rate & 10% Buffer
S&P 500® Index 3 Year with Cap Rate & 20% Buffer

6 Year Strategy Term Options
Cap Rate
Russell 2000 Index® 6 Year with Cap Rate & 10% Buffer
S&P 500® Index 6 Year with Cap Rate & 10% Buffer
S&P 500® Index 6 Year with Cap Rate & 20% Buffer
* Each Index Strategy also has a Participation Rate. For all Index Strategies, the Participation Rate only applies when the Index Performance is positive. For Index Strategies with Cap Rates, when a Cap Rate is declared for a Strategy Term the Participation Rate will always equal 100%, and when no Cap Rate is declared for a Strategy Term the Participation Rate will always be greater than or equal to 100%. For Index Strategies with Cap+ Rates, the Participation Rate is only applied to Index Performance in excess of the Cap+ Rate and may be greater than, less than, or equal to 100%, but is guaranteed to always be at least 0.05%.
Nationwide reserves the right to add or remove any Index Strategies at any time, but any such changes will not affect Strategy Terms already in effect and will become effective on the first day of a new Strategy Term. Nationwide will always offer at least one Index Strategy. The Index Strategies available for election may be different for newly issued Contracts than for existing Contracts or for Contracts with different issue dates.
What are the Crediting Factors for the Index Strategies?
Below is a brief description of the Crediting Factors for the Index Strategies offered under the Contract. There is no guarantee that Nationwide will offer all combinations of Crediting Factors at all times.
Indexes – the third-party market index linked to an Index Strategy. The currently offered Indexes are:
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MSCI EAFE
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Nasdaq-100 Index®
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Russell 2000 Index®
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S&P 400® Index
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S&P 500® Index
The Index Performance for each Index is calculated on a point-to-point basis, which is done by comparing the Index Value of the Index on the first day of the Strategy Term to the Index Value of the Index on a specific future date during the Strategy Term.
Nationwide reserves the right to add or remove any Index in the future and there is no guarantee that an Index Strategy using any of the Indexes listed above will always be available for investment. The Index for an Index Strategy generally will not change for the duration of an ongoing Strategy Term. However, Nationwide reserves the right to substitute the Index during a Strategy Term at any time, if (a) the Index is discontinued or (b) there is a substantial change to the calculation of the Index. If Nationwide substitutes an Index during a Strategy Term, the new Index will be similar in composition to the old Index, and the Index Performance for the Index Strategy will be equal to the result of compounding the performance of the old index prior to the substitution date and the performance of the new index after the substitution date. See "Index Substitution During a Strategy Term."
Strategy Terms – the total maturity time of the Strategy, expressed in years. The currently offered Strategy Terms for the Index Strategies are 1, 3, and 6 years.
Consecutive 1-year Strategy Terms are generally more conservative than 3 and 6 year Strategy Terms with the same percentage Buffer because the full protection of the Buffer is applied and "resets" more frequently with 1-year Strategy Terms (i.e., once a year) than with 3 and 6 year Strategy Terms. However, consecutive 1-year Strategy Terms are not guaranteed to prevent more losses than longer Strategy Terms with the same Buffer.
Buffer – the maximum percentage of loss that Nationwide will absorb when calculating the Term End ISE Percentage. Negative Index Performance beyond the Buffer results in a negative Term ISE Percentage which will reduce the Index Strategy Value. The currently offered Buffers are 10% and 20%.
For example, if an Index Strategy has a Buffer of 10% and the Index Performance on the Strategy Term End Date is -5%, the Term End ISE Percentage would be 0% because the Buffer absorbs the negative Index Performance up to 10%. If an Index Strategy has a Buffer of 10% and the Index Performance on the Strategy Term End Date is -15%, the Term End ISE Percentage would be -5% because the Buffer absorbs 10% of the negative Index Performance.
The full protection provided by the Buffer only applies to amounts held until the end of the Strategy Term. While the Buffer is used in the calculation of the Index Strategy Value during a Strategy Term, it does not provide the same level of protection that it does on the last day of a Strategy Term. This means that during a Strategy Term, if the Index is experiencing negative Index Performance within the range of the Buffer’s protection, the Index Strategy Value could be negative until the Strategy Term End Date.
See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)."
Participation Rate – a percentage that represents the proportion of the Index Performance used in the calculation of Term End ISE Percentage. Nationwide declares an Index Strategy’s Participation Rate prior to each Strategy Term. The Participation Rate for an Index Strategy will not change for the duration of a Strategy Term. However, the Participation Rate may change for future Strategy Terms.
For any Index Strategy, the Participation Rate only applies when the Index Performance is positive.
For Index Strategies with Cap Rates, when a Cap Rate is declared, the Participation Rate will always be equal to 100% (i.e., has no impact on the Index Performance). If no Cap Rate is declared, the Participation Rate will always be equal to or greater than 100%.
For Index Strategies with Cap+ Rates, the Participation Rate only applies to Index Performance in excess of the Cap+ Rate and may be greater than, less than, or equal to 100%. If the Participation Rate is less than 100%, it will decrease the upside potential when the Index Performance is positive. For example, if the Participation Rate is 90%, Nationwide will apply 100% of the Index Performance up to the Cap+ Rate, but only 90% of the Index Performance in excess of the Cap+ Rate.
Cap Rate – the maximum positive Term End ISE Percentage that may be applied for an Index Strategy with Cap Rate.
For example, if an Index Strategy has a Cap Rate of 10% and the Index Performance on the Strategy Term End Date is 15%, the Term End ISE Percentage would be 10% because the Cap Rate limits the Index Performance to 10%.
Nationwide declares an Index Strategy’s Cap Rate prior to each Strategy Term. The Cap Rate for an Index Strategy will not change for the duration of a Strategy Term. However, the Cap Rate may change for future Strategy Terms.
In some cases, Nationwide may declare a Cap Rate for an Index Strategy as "uncapped" for a Strategy Term (i.e., no Cap Rate is declared), in which case there is no maximum limit on the positive Index Performance for that Strategy Term. If Nationwide does not declare a Cap Rate for a Strategy Term it does not mean that the Index Strategy will not have a Cap Rate in future Strategy Terms as Nationwide may declare a Cap Rate for future Strategy Terms.

Cap+ Rate – the percentage of Index Performance that determines when the Participation Rate begins applying in the calculation of the Term End ISE Percentage for an Index Strategy with Cap+ Rate. The Cap+ Rate does not cap or limit Index Performance, instead, it sets the level of Index Performance needed before the Participation Rate will have any effect. For Index Strategies with Cap+ Rates, the Participation Rate has no impact if the Index Performance does not exceed the Cap+ Rate.
For example, if an Index Strategy has a Cap+ Rate of 10% and a Participation Rate of 120%, and the Index Performance on the Strategy Term End Date is 15%, the Term End ISE Percentage would be 16% because the Participation Rate is multiplied by the Index Performance in excess of the Cap+ Rate and then added to the Index Performance below the Cap+ Rate (120% x 5% + 10%).
Nationwide declares an Index Strategy’s Cap+ Rate prior to each Strategy Term. The Cap+ Rate for an Index Strategy will not change for the duration of a Strategy Term. However, the Cap+ Rate may change for future Strategy Terms.
What is the maximum number of Strategies in which the Contract Owner can invest?
The Contract Owner may invest in no more than ten Index Strategies at any given time (the Fixed Strategy does not count towards the maximum number of Index Strategies). If the Contract Owner is simultaneously invested in the same Index Strategy for Strategy Terms that began on different dates, those investments will be considered separate Index Strategies. There is no minimum dollar amount that can be allocated to a Strategy. Allocations to Strategies must be in whole percentages.
The Strategies are not available for investment after the Annuitization Date.
What are the different values under the Contract?
Nationwide calculates the Contract Value at the end of each Business Day. The Contract Value is equal to the sum of the Fixed Strategy Value and Index Strategy Value for each of the Index Strategies.
The Fixed Strategy Value is equal to the amount allocated to the Fixed Strategy plus any interest credited.
An Index Strategy’s Index Strategy Value is equal to its Index Strategy Basis plus Index Strategy Earnings (which may be positive, negative, or equal to zero).
Index Strategy Earnings are calculated differently on a Strategy Term End Date than they are on any other day during the Strategy Term. Index Strategy Earnings before the end of a Strategy Term are an estimated present value of what the Index Strategy Earnings will be at the end of the Strategy Term. See "How are Strategy Earnings calculated for an Index Strategy at the end of a Strategy Term?" and "How are Strategy Earnings calculated for an Index Strategy during a Strategy Term?".
The Index Strategy Basis is used to calculate both the Index Strategy Earnings and Index Strategy Value for an Index Strategy. On the first day of a Strategy Term, the Index Strategy Basis equals the amount allocated to the Index Strategy. On any day during a Strategy Term other than the Strategy Term End Date, the Index Strategy Basis is equal to the Index Strategy Basis on the first day of the Strategy Term minus any partial withdrawals (including adjustments for any applicable CDSC and MVA), fees, and premium taxes that occurred during the Strategy Term. The Index Strategy Basis is not a cash value under the Contract and cannot be surrendered.
How are earnings calculated for an Index Strategy at the end of a Strategy Term?
On the Strategy Term End Date, Nationwide uses the Term End ISE Percentage to calculate Index Strategy Earnings. A Term End ISE Percentage is calculated separately for each Index Strategy in which Contract Value is allocated. A Term End ISE Percentage can be positive, negative, or equal to zero. The Term End ISE Percentage is multiplied by the Index Strategy Basis to determine the Index Strategy Earnings for that Index Strategy. The Index Strategy Earnings are then added to the Index Strategy Basis to determine the Index Strategy Value on the Strategy Term End Date.
How a Term End ISE Percentage is calculated depends on whether the Index Strategy is an Index Strategy with Cap Rate or an Index Strategy with Cap+ Rate.
See "Term End Index Strategy Earnings Percentage (Term End ISE Percentage)" for more information and examples of the calculations.
How can I access my Contract Value?

Prior to the Annuitization Date or death of the Annuitant, the Contract Owner may access the Contract Value by taking a partial withdrawal or full surrender of the Contract. Withdrawals taken during the first six Contract Years may be assessed a CDSC and MVA. Unless otherwise specified by the Contract Owner, partial withdrawals will be taken proportionally from the Strategies in which the Contract Owner is allocated based on the Contract Value in the Strategies at the time of the request.
Partial withdrawals reduce an Index Strategy’s Index Strategy Basis in the same proportion that the partial withdrawal reduced the Index Strategy’s Index Strategy Value on the date of the withdrawal. When the Index Strategy Basis is greater than the Index Strategy Value at the time of a withdrawal, a proportional reduction will reduce the Index Strategy Basis by more than the dollar amount of the withdrawal.
There is no limit to the number of withdrawals that may be taken in a Contract Year. However, partial withdrawals must be at least $100.
All or a portion of any withdrawal may be subject to federal income taxes, and Contract Owners taking withdrawals before age 59½ may be subject to a 10% penalty tax.
How are earnings calculated for an Index Strategy during a Strategy Term?
On any day other than the Strategy Term End Date, Nationwide uses the Daily ISE Percentage to calculate Index Strategy Earnings. The method used to calculate the Daily ISE Percentage may result in losses even if negative Index Performance is within the Buffer. These losses may be realized if a Death Benefit is processed or if the Contract Owner takes a withdrawal, exercises a Performance Lock or the Right to Examine and Cancel provision, or begins Annuitization. This is because the protection provided by the applicable Buffer isn’t fully realized until the Strategy Term End Date.
The Daily ISE Percentage is not directly related to the Index Performance (although Index Performance impacts the Daily ISE Percentage calculation) and in general will be different than the Index Performance. The Daily ISE Percentage may result in a loss even when the Index Performance has increased since the beginning of the Strategy Term.
A Daily ISE Percentage is calculated separately for each Index Strategy in which Contract Value is allocated. A Daily ISE Percentage can be positive, negative, or equal to zero. The Daily ISE Percentage is multiplied by the Index Strategy Basis to determine the Index Strategy Earnings for that Index Strategy. The Index Strategy Earnings are then added to (if positive) or subtracted from (if negative) the Index Strategy Basis to determine the Index Strategy Value for that day.
The Daily ISE Percentage uses a proxy fair market value methodology to value hypothetical investments in derivatives that provide an estimated present value of what the Term End ISE Percentage will be on the Strategy Term End Date.
The estimated present value takes into account the impact of the applicable Buffer, Cap Rate, Cap+ Rate, and Participation Rate, but they do not apply to the same extent that they do when used in the calculation of the Term End ISE Percentage. As noted above, this means that the Buffer does not provide the same level of protection when calculating the Daily ISE Percentage that it does when calculating the Term End ISE Percentage.
See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)" and "Appendix D: Daily Index Strategy Earnings Percentage."
What options does a Contract Owner have at the end of a Strategy Term?
At least 30 days prior to a Strategy Term End Date, Nationwide will send a notification to the Contract Owner stating (i) the Strategies that will be available for investment, (ii) their respective Crediting Factors and their values for the upcoming Strategy Term, and (iii) how to communicate the Contract Owner’s instructions to Nationwide. Prior to the close of business on the Strategy Term End Date, the Contract Owner may:
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Reinvest some or all of the Contract Value in the same Strategy for another Strategy Term (with the Crediting Factors that we declare for the upcoming Strategy Term), assuming that the Strategy is available for investment.
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Transfer free of charge some or all of the Contract Value to another Strategy that is available for investment.
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Take a partial withdrawal or fully surrender the Contract, which may be assessed a CDSC or MVA, depending on the Remaining Free Withdrawal Amount and whether the withdrawal is taken within the first six Contract Years.
If Nationwide does not receive a transfer request prior to the close of business on a Strategy Term End Date, the Contract Value will be reinvested in the same Strategy or Strategies, but with the Crediting Factors that Nationwide declares for the upcoming Strategy Term. If the same Strategy is no longer available for investment, the Contract Value allocated to the Strategy will be transferred to the Fixed Strategy for the upcoming Strategy Term.

What death benefit does the Contract provide?
Prior to the Annuitization Date, the Death Benefit is triggered on the death of the Annuitant (or Co-Annuitant, if applicable), provided that (i) the death occurs prior to the Annuitization Date; (ii) the Contract is in force at the time of the death; and (iii) there is no Contingent Annuitant.
If the Annuitant dies after the Annuitization Date, any benefit that may be payable will be paid according to the selected annuity payment option.
As described in "Calculation of the Death Benefit", except as otherwise provided, the standard Death Benefit will equal the Contract Value. The standard Death Benefit includes the Spousal Protection Feature for no additional charge.
For an additional annual fee of 0.15%, charged quarterly on Contract Value allocated to Index Strategies, the applicant can elect the Return of Premium Death Benefit Option. The Return of Premium Death Benefit Option, which includes the Spousal Protection Feature, is equal to the greater of the following on the date the Death Benefit is payable:
1.
Contract Value; or
2.
the Purchase Payment made to the Contract reduced by any partial withdrawals in the proportion that such partial withdrawal reduced the Contract Value on the date of the partial withdrawal.
See "Calculation of the Death Benefit."
What annuity payment options are available on the Annuitization Date?
Subject to certain restrictions described in this prospectus, you may select from the following three annuity payment options under the Contract:
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Single life annuity;
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Joint and Survivor Annuity; or
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Single life annuity with 10 or 20-year term certain.
Other annuity payment options may be available. If no annuity payment option is selected prior to the latest possible Annuitization Date, a single life annuity with a 20-year term annuity payment option will be assumed as the automatic form of payment upon Annuitization. Once an annuity payment option is selected, whether by the Annuitant or automatically by Nationwide, it may not be changed. All annuity payments are paid on a fixed basis.
How do you contact Nationwide?
All inquiries, paperwork, information requests, service requests, and transaction requests should be made to the Service Center:
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by telephone at 1-800-848-6331 (TDD 1-800-238-3035)
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by mail to P.O. Box 182021, Columbus, Ohio 43218-2021
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by fax at 1-888-634-4472
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by Internet at www.nationwide.com.
RISK FACTORS
RISK OF LOSS
When calculating Index Strategy Earnings on the Strategy Term End Date, the Buffer is the amount of negative Index Performance that Nationwide absorbs. The Contract Owner absorbs any negative Index Performance in excess of the Buffer. There is a risk of substantial loss of your principal and previously earned Index Strategy Earnings because all losses that exceed the Buffer are absorbed by the Contract Owner.
During a Strategy Term, the Index Strategy Value is determined using a current estimate of what the Index Strategy Value will be on the Strategy Term End Date. This method of calculating the Index Strategy Value could result in a loss during a Strategy Term even if negative Index Performance is within the Buffer or when the Index Performance is positive. There is a risk of a substantial loss of your principal and previously earned Index Strategy Earnings, and the loss is realized if a Death Benefit is processed or if the Contract Owner takes a withdrawal, exercises a Performance Lock or the Right to Examine and Cancel provision, or begins Annuitization. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)" and "Appendix D: Daily Index Strategy Earnings Percentage."

Withdrawals during the first six Contract Years may be subject to a CDSC and MVA which can result in the loss of principal and previously earned Index Strategy Earnings.
The Product Fee, Performance Lock Fee (if the Performance Lock feature is exercised), and the Return of Premium Death Benefit Option fee (if elected) reduce the value of the Index Strategies and therefore reduce the amount available for withdrawal. The fees may result in the loss of principal and previously earned Index Strategy Earnings.
LIQUIDITY RISK
The Contract is designed to be a long-term investment, not a short-term investment. Partial withdrawals or a full surrender may be taken at any time prior to the Annuitization Date or death of the Annuitant, but there may be negative consequences for doing so if the withdrawal amount exceeds the Remaining Free Withdrawal Amount. Withdrawals in excess of the Remaining Free Withdrawal Amount may be subject to a CDSC and a negative MVA, which will negatively impact the amount of your withdrawal.
In addition, any partial withdrawal or full surrender may also be subject to a 10% additional federal tax if taken before age 59½. This Contract may not be appropriate if you plan on taking partial withdrawals or a full surrender prior to age 59½.
Nationwide may defer payment for a partial withdrawal or full surrender under this Contract for up to six months if the insurance regulatory authority of the state in which the Contract is issued approves such deferral. There are other circumstances under which Nationwide may delay the payment of partial withdrawals or full surrenders, as described in this prospectus. See "Withdrawals."
It is not possible to take withdrawals or surrender the Contract on or after the Annuitization Date.
INVESTMENT RISK
The following describe various investment risks associated with the Contract:
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Allocations to an Index Strategy are not directly participating in the performance of any stocks or other assets. Instead, the performance of the Index Strategy depends (in part) on the performance of its Index. The performance of an Index is based on changes in the values of the securities or other assets that comprise or define the Index. The securities comprising or defining the Indexes are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Indexes may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause you to realize investment losses. Your investment losses may be significant.
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The historical performance of an Index or an Index Strategy does not guarantee future results. It is impossible to predict whether an Index or an Index Strategy will perform positively or negatively over the course of a Strategy Term.
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While it is not possible to invest directly in an Index under the Contract or otherwise, allocations to an Index Strategy are indirectly exposed to the investment risks associated with its Index. An Index Strategy that has an Index with higher investment risks indirectly exposes you to those higher investment risks.
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Because the Indexes under the Contract are all comprised or defined (at least in part) by a collection of equity securities, each Index is exposed to market risk and issuer risk. Market risk is the risk that market fluctuations may cause the value of a security or asset to fluctuate, sometimes rapidly and unpredictably. Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.
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Index Performance is calculated by comparing the value of the Index between two specific points in time which means Index Performance may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time.
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None of the Indexes available under this Contract include income from any dividends paid by component companies. The exclusion of dividends from an Index will lower the Index Performance, particularly over the course of time. Additionally, certain Indexes are comprised of foreign issuers and include exchange rate methodologies that may lower an Index Strategy’s returns.
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In recent years, the financial markets have experienced periods of significant volatility and negative returns, contributing to an uncertain and evolving economic environment. The performance of the markets has been impacted by several interrelating factors such as, but not limited to, the COVID-19 pandemic, geopolitical turmoil, rising inflation, changes in interest rates, and actions by governmental authorities. It is not possible to predict with certainty the future performance of the markets.

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Nationwide relies on the third-parties who sponsor and administer the Indexes to provide Nationwide with Index Values which are used to calculate the performance of the Index Strategies. In general, Index Values are to be provided to Nationwide each Business Day. However, there may be short or extended periods of time when Nationwide is not provided Index Values for an Index. This may occur for a variety of reasons that are not within Nationwide’s control, including severe market disruptions. If Nationwide is not provided with an Index Value, it will use the most recent Index Value provided to Nationwide when calculating the performance of the Index Strategies linked to the applicable Index. If Nationwide is provided an Index Value for a prior Business Day for which Nationwide was not originally provided an Index Value, Nationwide will take reasonable steps to recalculate impacted Contract Values and Contract transactions.
RISKS ASSOCIATED WITH THE INDEXES
MSCI EAFE Index
The MSCI EAFE Index is designed to represent the performance of common stocks of large- and mid-capitalization companies across 21 developed markets, including countries in Europe, Australasia, and the Far East, excluding the U.S. and Canada. Securities of non-U.S. issuers are subject to the risks associated with investing in those non-U.S. markets, such as heightened risks of inflation or nationalization. Non-U.S. securities may decline in value due to political, economic, and geographic events affecting issuers of non-U.S. securities or non-U.S. markets. In addition, non-U.S. securities markets may trade a small number of securities and may be unable to respond effectively to changes in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The Index Value for the MSCI EAFE Index is calculated without any exchange rate adjustment.
Nasdaq-100 Index®
The Nasdaq-100 Index® is a large-cap growth index, which includes 100 of the largest domestic and international non-financial companies listed on the Nasdaq Stock Market based on market capitalization. To the extent that the Nasdaq-100 Index® is comprised of securities issued by companies in a particular sector, the company’s securities may not perform as well as companies in other sectors or the market as a whole. Also, any component securities of non-U.S. issuers are subject to the risks associated with investing in those non-U.S. markets, such as heightened risks of inflation or nationalization. Non-U.S. securities may decline in value due to political, economic, and geographic events affecting issuers of non-U.S. securities or non-U.S. markets. In addition, non-U.S. securities markets may trade a small number of securities and may be unable to respond effectively to changes in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
Russell 2000 Index®
The Russell 2000® Index measures the performance of the small-cap segment of the US equity universe. The Russell 2000 Index is a subset of the Russell 3000® Index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. Compared to large- and mid-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of small-capitalization companies may be more volatile and less liquid than those of large- and mid-capitalization companies.
S&P 400® Index
The S&P 400® Index provides investors with a benchmark for mid-sized companies. The index is designed to measure the performance of 400 mid-sized companies, reflecting the distinctive risk and return characteristics of this market segment. Compared to large-capitalization companies, mid-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid-capitalization companies may be more volatile and less liquid than those of large-capitalization companies.
S&P 500® Index
The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller-capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

DAILY INDEX STRATEGY EARNINGS PERCENTAGE (DAILY ISE PERCENTAGE) RISK
To calculate the Daily ISE Percentage, Nationwide uses a proxy fair market value methodology to value hypothetical investments in derivatives that provide an estimated present value of what the Term End ISE Percentage will be on the Strategy Term End Date. The Daily ISE Percentage is not directly related to the Index Performance (although Index Performance impacts the Daily ISE Percentage calculation) and the Daily ISE Percentage may be negative even when the Index Performance is positive due to market factors that impact the inputs used to value the hypothetical investment in the derivatives. The Daily ISE Percentage is reduced by an amount reflecting the cost of instruments used to provide the performance offered by the Contract. This deduction is equal to the Daily ISE Percentage at the beginning of the Strategy Term, but it declines to zero over the course of the Strategy Term.
The valuation of the hypothetical investments is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these hypothetical investments is determined solely by Nationwide and may vary from other estimated valuations or the actual selling price of identical investments.
LIMITATION ON GROWTH POTENTIAL RISK (CAP RATE AND PARTICIPATION RATE RISK)
An Index Strategy with a Cap Rate’s Strategy Earnings are limited by any applicable Cap Rate, which means that Strategy Earnings could be lower than if the Contract Owner had invested directly in a fund based on the applicable Index.
In addition, for Index Strategies with Cap+ Rates, if the Participation Rate is less than 100%, the Participation Rate will dampen the upside potential of your investment which means Strategy Earnings could be lower than if the Contract Owner had invested directly in a fund based on the applicable Index.
REINVESTMENT RISK
Except in the limited circumstances under which Nationwide may substitute an Index, the Index, Strategy Term and Buffer will not change for as long as Nationwide offers an Index Strategy. However, an Index Strategy’s Cap Rates, Cap+ Rates, and Participation Rates may change from Strategy Term to Strategy Term, and there is no guarantee that an Index Strategy using any of the currently available Indexes will always be available for investment. Additionally, the Fixed Strategy’s Fixed Strategy Rate may change from Strategy Term to Strategy Term.
Other than the guaranteed minimum Cap Rate, Cap+ Rate, Participation Rate, and Fixed Strategy Rate, there is no guarantee that the Fixed Strategy’s current Fixed Strategy Rate or an Index Strategy’s current Cap Rate, Cap+ Rate, or Participation Rate will remain the same. A Contract Owner does not have the right to reject any Cap Rate, Cap+ Rate, Participation Rate, or Fixed Strategy Rate that Nationwide declares for a future Strategy Term. If a Contract Owner does not wish to invest in any of the Strategies at some point in the future, the only option will be to fully surrender the Contract or annuitize the Contract (subject to limitations). A full surrender may be subject to a CDSC and an MVA and may also have negative tax consequences.
The ability to transfer Contract Value among the Strategies is restricted. Except when exercising a Performance Lock, Contract Value allocated to a Strategy cannot be transferred until the end of the Strategy Term, even if Nationwide substitutes an Index during the Strategy Term, and Contract Value cannot be transferred into a Strategy while its Strategy Term is ongoing. This restricts the ability to react to changes in market conditions during a Strategy Term other than through withdrawals and by exercising the Performance Lock feature, which also has risks. You should consider whether the inability to reallocate Contract Value at any time is consistent with your financial needs.
Nationwide must receive transfer instructions prior to the close of business on the Strategy Term End Date (or if the Strategy Term End Date is not a Business Day, then at least one Business Day prior to the Strategy Term End Date). If Nationwide does not receive the transfer instructions by this time, the Contract Value will remain allocated to the currently elected Strategies using the Crediting Factors applicable for the upcoming Strategy Term. If an Index Strategy is not available for reinvestment, the entire Index Strategy Value allocated to the Index Strategy will be transferred to the Fixed Strategy.
PERFORMANCE LOCK RISK
Under the Performance Lock feature, the Contract Owner may transfer Index Strategy Value from an Index Strategy to the Fixed Strategy prior to the Strategy Term End Date for a Performance Lock Fee. If a Contract Owner exercises the Performance Lock feature, the Index Strategy Value that is next calculated after Nationwide receives the request will be transferred to the Fixed Strategy, less the Performance Lock Fee. Once the money is transferred to the Fixed Strategy it cannot be transferred out of the Fixed Strategy until the end of the Fixed Strategy’s Strategy Term (which would be the next Contract Anniversary). A Contract Owner should consider the following risks related to the Performance Lock feature:
•
The Performance Lock feature can only be used once during an Index Strategy’s Strategy Term and only the full Index Strategy Value can be transferred. Performance Lock requests for partial amounts of Index Strategy Value will not be accepted. Once a Performance Lock is exercised for an Index Strategy, it may not be revoked.
•
While a Contract Owner will earn interest in the Fixed Strategy at the Fixed Strategy Rate, once a Performance Lock for an Index Strategy is exercised, the Contract Owner will no longer participate in the Index Strategy’s performance even if the Index Strategy performs positively.
•
The Performance Lock Fee assessed on the Index Strategy Value increases for each year remaining in the Strategy Term as of the date of the Performance Lock request, with partial years rounded up to the next full year. This means that for Strategy Terms of 3 and 6 years, the Performance Lock Fee will be higher if the Performance Lock is requested earlier in the Strategy Term than it will be if the Performance Lock is requested later in the Strategy Term.
Additionally, because Nationwide rounds partial years up to the next full year when calculating the Performance Lock Fee, Contract Owners should carefully consider the timing of a request and the impact the rounding will have on the Performance Lock Fee. For example, for Strategy Terms greater than 1 year, if a Performance Lock request is made on the day before a Contract Anniversary, the Performance Lock Fee would be 0.10% more than if the request was made on or after the Contract Anniversary.
•
Nationwide does not provide advice or notify Contract Owners regarding whether they should exercise the Performance Lock feature or the optimal time for doing so, if one exists. Contract Owners bear the risk that they will fail to exercise the Performance Lock at the optimal time during a Strategy Term. Contract Owners also bear the risk that they will exercise the Performance Lock at a time during a Strategy Term when they miss out on gains that occur after the Performance Lock, or lock-in losses that would not have occurred had the Performance Lock been exercised at a later date or not at all. Nationwide is not responsible for any losses related to a decision whether or not to exercise a Performance Lock. It is impossible to know with certainty whether or not a Performance Lock should be exercised.
INDEX SUBSTITUTION RISK
The Index for an Index Strategy generally will not change for the duration of an ongoing Strategy Term. However, Nationwide may substitute the Index during a Strategy Term in limited circumstances. Subject to any applicable regulatory approval, Nationwide may substitute the Index if (a) the Index is discontinued or (b) there is a substantial change to the calculation of the Index. If Nationwide substitutes an Index, the new Index will be similar in composition to the old Index. Nationwide will seek to notify Contract Owners at least 30 days prior to substituting an Index for any Index Strategy in which they are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of Nationwide’s control, Nationwide will provide notice of the substitution as soon as practicable.
A Contract Owner will have no right to reject the substitution of an Index. If Nationwide substitutes the Index for an Index Strategy in which a Contract Owner is invested, unless a Performance Lock is requested, the Contract Owner will not be permitted to transfer the Index Strategy Value until the end of the Strategy Term. See "Reinvestment Risk" above.
If Nationwide substitutes the Index for an Index Strategy, the performance of the new Index may differ significantly from the performance of the old Index. This may negatively affect the Index Strategy Earnings applied to an Index Strategy.
INVESTMENT RISK DURING THE RIGHT TO EXAMINE PERIOD
Under state insurance laws, a Contract Owner has the right, during a limited period of time, to examine the Contract and decide to keep it or cancel it. This right is referred to as a "free look" right. The length of this time period depends on state law and may vary depending on whether the purchase is a replacement of another annuity contract. For ease of administration, Nationwide will honor any free look cancellation request that is in good order and received at the Service Center or postmarked within 30 days after the Date of Issue.
Where state law requires the return of purchase payments for free look cancellations, Nationwide will return the Purchase Payment applied to the Contract, less any withdrawals from the Contract and any applicable federal and state income tax withholding. Where state law requires the return of Contract Value for free look cancellations, Nationwide will return the

Contract Value as of the date of the cancellation, less any withdrawals from the Contract and any applicable federal and state income tax withholding. There is a risk that the performance of the Index Strategies will decrease the Contract Value during the free look period and the Contract Value will be less than the Purchase Payment.
NATIONWIDE’S FINANCIAL STRENGTH AND CLAIMS PAYING ABILITY RISK
Nationwide’s general account assets support its obligations under the Contract and are subject to claims by its creditors. As such, guarantees under the Contract are subject to Nationwide’s financial strength and claims-paying ability. There is a risk that Nationwide may default on those guarantees. Contract Owners need to consider Nationwide’s financial strength and claims-paying ability in meeting its guarantees under the Contract. Contract Owners may obtain information on Nationwide’s financial condition by reviewing its financial statements included in this prospectus. Additionally, information concerning Nationwide’s business and operations is set forth under "Appendix E: Nationwide Life Insurance Company Management’s Discussion & Analysis and Statutory Financial Statements and Supplemental Schedules."
To request additional information about Nationwide, contact the Service Center.
CYBER SECURITY RISK
Nationwide’s businesses are highly dependent upon its computer systems and those of its business partners. This makes Nationwide potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include direct risks, such as theft, misuse, corruption and destruction of data maintained by Nationwide, and indirect risks, such as denial of service, attacks on service provider websites and other operational disruptions that impede Nationwide’s ability to electronically interact with service providers. Cyber-attacks affecting Nationwide, intermediaries, and other service providers may adversely affect Nationwide and Contract Values. In connection with any such cyber-attack, Nationwide and/or its service providers and intermediaries may be subject to regulatory fines and financial losses and/or reputational damage. There may be an increased risk of cyber-attacks during periods of geopolitical or military conflict. Although Nationwide undertakes substantial efforts to protect its computer systems from cyber-attacks, including internal processes and technological defenses that are preventative or detective, and other controls designed to provide multiple layers of security assurance, there can be no guarantee that Nationwide or its service providers will avoid losses affecting contracts due to cyber-attacks or information security breaches in the future.
In the event that Contract Values are adversely affected as a result of the failure of Nationwide’s cyber-security controls, Nationwide will take reasonable steps to restore Contract Values to the levels that they would have been had the cyber-attack not occurred. Nationwide will not, however, be responsible for any adverse impact to Contract Values that result from the Contract Owner or its designee’s negligent acts or failure to use reasonably appropriate safeguards to protect against cyber-attacks.
BUSINESS CONTINUITY RISK
Nationwide is exposed to risks related to natural and man-made disasters, such as storms, fires, earthquakes, public health crises, geopolitical disputes, military actions, and terrorist acts, which could adversely affect Nationwide’s ability to administer the contracts. Nationwide has adopted business continuity policies and procedures that may be implemented in the event of a natural or man-made disaster, but such business continuity plans may not operate as intended or fully mitigate the opertational risks associated with such disasters.
Nationwide outsources certain critical business functions to third parties and, in the event of a natural or man-made disaster, relies upon the successful implementation and execution of the business continuity planning of such entities. While Nationwide closely monitors the business continuity activities of these third parties, successful implementation and execution of their business continuity strategies are largely beyond Nationwide’s control. If one or more of the third parties to whom Nationwide outsources such critical business functions experience operational failures, Nationwide’s ability to administer the contract could be impaired.

FEES AND DEDUCTIONS
PRODUCT FEE
Nationwide assesses an annual Product Fee of 1.10%, charged quarterly on the Contract Value allocated to Index Strategies. On each Quarterversary, the Product Fee is calculated as follows:
Total of all Index Strategy Values on a Quarterversary		1.10%
X
4

The Product Fee is deducted proportionally from the Index Strategies in which the Contract Owner is allocated based on the Contract Value in the Index Strategies at the time the Product Fee is assessed. The Product Fee is not assessed on the Fixed Strategy Value.
The Product Fee compensates Nationwide for providing the insurance benefits under the contract, including Nationwide’s obligation to credit earnings under the Contract and to pay annuity payments upon Annuitization. It also compensates Nationwide for assuming the risk that Annuitants will live longer than assumed and for guaranteeing that charges will not increase regardless of actual expenses. It also reimburses Nationwide for administrative costs it incurs resulting from providing contract benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees, as well as various related expenses. Nationwide may realize a profit from this charge.
CONTINGENT DEFERRED SALES CHARGES (CDSC)
Partial withdrawals or a full surrender during the first six Contract Years may be subject to a CDSC. After the sixth Contract Year, no withdrawals, including a full surrender, are subject to CDSCs.
When a CDSC is imposed, the charge will equal the applicable "CDSC Percentage" multiplied by the dollar amount of the withdrawal. The CDSC Percentage will depend on the number of Contract Years you have completed when you take a withdrawal. The CDSC Percentage schedule starts at 8% for the first two Contract Years and then declines with each completed Contract Year thereafter until it reaches 0% after six completed Contract Years. The CDSC Percentage schedule is as follows:
Number of Completed Contract Years	CDSC Percentage
0	8%
1	8%
2	7%
3	6%
4	5%
5	4%
6+	0%
CDSCs are intended to reimburse Nationwide for expenses that we incur in connection with the sale of the Contract.
MARKET VALUE ADJUSTMENTS (MVA)
Partial withdrawals or a full surrender during the first six Contract Years may be subject to an MVA. After the sixth Contract Year, no withdrawals, including a full surrender, are subject to an MVA. An MVA, when applied, may be positive, negative, or equal to zero. If an MVA is negative, it will decrease the withdrawal. If an MVA is positive, it will increase the withdrawal. If an MVA is equal to zero, it will have no effect on withdrawal. MVAs are assessed in addition to any applicable CDSC.
The Contract is designed to be a long-term investment. When a Contract Owner takes a withdrawal, Nationwide may be required to liquidate interest rate sensitive fixed-income assets that it holds in order to satisfy its payment obligations under the Contract. The MVA is intended to approximate, without duplicating, Nationwide’s investment experience when it liquidates those assets. Nationwide utilizes a market value reference rate to determine this approximation. When liquidating assets, Nationwide may realize either a gain or a loss. If the market value reference rate has increased relative to the market value reference rate on the Date of Issue, the MVA will be negative. Conversely, if the market value reference rate has decreased relative to the market value reference rate on the Date of Issue, the MVA will be positive.
When an MVA is imposed, the MVA will equal the MVA Base x MVA Factor.
In the formula above, the MVA Base equals the dollar amount of the withdrawal minus the Remaining Free Withdrawal Amount. If the dollar amount of the withdrawal minus the Remaining Free Withdrawal Amount is less than or equal to zero, then an MVA is not applicable to the withdrawal.
We calculate the MVA Factor using the following formula:
MVA Factor = MVA Scaling Factor x (A – B) x N/12, where:
A = Initial Market Value Reference Rate
B = Market Value Reference Rate on the date we process the withdrawal
N = Number of whole (partial months will be rounded up to the next whole month) remaining in the MVA Period, calculated from the date that we process the withdrawal
In the formula above, the MVA Scaling Factor will be greater or less than, or equal to, 1.0. The MVA Scaling Factor is declared by Nationwide and is stated in your Contract. Within the formula, the MVA Scaling Factor serves to amplify or dampen the MVA Factor for purposes of the MVA calculation. An MVA Scaling Factor greater than 1.0 increases the magnitude of the MVA, an MVA Scaling Factor less than 1.0 dampens the magnitude of the MVA. An MVA Scaling Factor equal to 1 has no effect on the MVA.
The Market Value Reference Rate refers to the yield of the MVA Index, which is the Bloomberg U.S. Corporate Index. The Market Value Reference Rate of the MVA Index as of the Date of Issue (the Initial Market Value Reference Rate) is included in your Contract. The daily Market Value Reference Rate may be obtained thereafter by contacting the Service Center.
If the daily Market Value Reference Rate is not available on any day on which the value is needed, Nationwide will use the Market Value Reference Rate for the previous Business Day. If the MVA Index provider later publishes a yield for the MVA Index for a Business Day when the yield was not provided to Nationwide or was otherwise not available, Nationwide will recalculate the impacted transactions and Contract Values according to the yield provided to Nationwide by the MVA Index provider. This recalculation could result in changes to transactions and Contract Values that occurred when the yield was not published by the MVA Index provider.
If the Market Value Reference Rate is no longer available, or if Nationwide at its sole discretion determines that the Market Value Reference Rate is no longer appropriate for purposes of calculating the MVA, Nationwide will substitute another method for determining the MVA, subject to any required regulatory approval. Nationwide will notify the Contract Owner of any such change.
MVA Limitation for Amounts Withdrawn from the Fixed Strategy
The Contract limits the MVA amount that can apply to withdrawals from the Fixed Strategy. The MVA limitation may or may not be beneficial to the Contract Owner since it limits both positive and negative MVAs. For any MVA applicable to a withdrawal from the Fixed Strategy, the MVA amount attributable to the Fixed Strategy will never be more than (either positive or negative) the following, which is calculated immediately prior to the partial withdrawal or full surrender from the Fixed Strategy:
M x A, where
M = MVA Base attributable to the Fixed Strategy / (Fixed Strategy Value – Remaining Free Withdrawal Amount attributable to the Fixed Strategy)
A = Fixed Strategy Value minus the CDSC applicable to the Fixed Strategy that would apply on full surrender, minus minimum amount required by state law, but not less than zero
When determining the Remaining Free Withdrawal Amount in "M" above, if the withdrawal is taken from the Fixed Strategy and one or more Index Strategies, the Remaining Free Withdrawal Amount is allocated proportionally to the withdrawal between the Fixed Strategy and Index Strategies immediately prior to a partial withdrawal or full surrender.
See "Appendix C: MVA Examples" for examples of the MVA calculation.

WAIVER OR REDUCTION OF THE CDSC OR MVA
During the first six Contract Years, the Contract Owner may withdraw an amount up to that Contract Year’s Free Withdrawal Amount without incurring a CDSC or MVA. The Free Withdrawal Amount is the greater of:
•
10% of the Contract Value on the first day of that Contract Year (immediately prior to any partial withdrawal or full surrender on that date); or
•
the amount required to meet minimum distribution requirements for this Contract under the Code.
At the start of each Contract Year, the Remaining Free Withdrawal Amount is set equal to the Free Withdrawal Amount. Each Free Withdrawal during the Contract Year decreases the Remaining Free Withdrawal Amount by the Free Withdrawal, but not to less than zero.
Each Contract Year’s Free Withdrawal Amount is non-cumulative. This means any portion of the Free Withdrawal Amount not taken by the Contract Owner in a given Contract Year cannot be added to the Free Withdrawal Amount in any later Contract Year.
In addition, no CDSC or MVA will be assessed:
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upon the payment of the Death Benefit or on any partial withdrawal or full surrender after the Death Benefit is paid;
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upon the Annuitization of the Contract if it has been in force for at least two years;
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on any partial withdrawal or full surrender taken after the sixth Contract Year; or
•
if the Contract is surrendered in exchange for another contract issued by Nationwide or one of its affiliated insurance companies, Nationwide may decide not to charge a CDSC and/or apply an MVA. If another contract issued by Nationwide or one of its affiliates is exchanged for the Contract, Nationwide may reduce the CDSC and/or waive part of the MVA on the Contract. A CDSC and/or MVA may apply to the contract received in exchange for the Contract.
INCREASE IN REMAINING FREE WITHDRAWAL AMOUNT AFTER A LONG-TERM CARE AND TERMINAL ILLNESS OR INJURY (CDSC AND MVA WAIVER)
General
After the occurrence of a Long-Term Care Event ("LTC Event") or Terminal Illness or Injury Event ("TI Event"), Nationwide will increase the Remaining Free Withdrawal Amount for the current and all subsequent Contract Years so that all partial withdrawals or a full surrender after the occurrence of the event are Free Withdrawals. This CDSC and MVA waiver is only available if the Contract Owner and Annuitant are the same person, and as of the Date of Issue that person is no older than 80 years old. If the Contract has a Joint Owner, either the Contract Owner or Joint Owner must be named as Annuitant and the age of the older of the Contract Owner and Joint Owner must be no older than 80 years old as of the Date of Issue.
In addition, for purposes of this CDSC and MVA waiver, for Contracts that have a non-natural person as Contract Owner as an agent for a natural person, the Annuitant may exercise the right of the Contract Owner. However, if the non-natural Contract Owner does not own the Contract as an agent for a natural person (e.g., the Contract Owner is a corporation or a trust for the benefit of an entity), the Annuitant may not exercise the right of the Contract Owner.
There are no charges associated with these waivers.
Long-Term Care Event
An LTC Event occurs if at any time after the first Contract Anniversary, the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is confined to a Long-Term Care Facility or Hospital beginning after the Date of Issue and is confined for a continuous period of 90 days or more. If there is a Joint Owner, the confinement of the Contract Owner or Joint Owner may qualify as an LTC Event. An LTC Event waiver claim (including written proof of confinement) must be received by Nationwide while the confinement is ongoing or within 90 days after the confinement ends. If it was not reasonably possible to give written proof of confinement in the time required, Nationwide will not reduce or deny the increase in Remaining Free Withdrawal Amount if such proof is given as soon as reasonably possible. In any event, the written proof required must be given no later than one year from after the confinement ends unless the Contract Owner was legally incapacitated.

A "Hospital" is defined as a state licensed facility which is operated as a hospital according to the law of the jurisdiction in which it is located; operates primarily for the care and treatment of sick or injured persons as inpatients; provides continuous 24 hours a day nursing service by or under the supervision of a registered graduate professional nurse (R.N.) or a licensed practical nurse (L.P.N.); is supervised by a staff of physicians; and has medical and diagnostic facilities.
A "Long-Term Care Facility" is defined as a state licensed skilled nursing facility or intermediate care facility that does not include: a home for the aged or mentally ill, a community living center, or a place that primarily provides domiciliary, residency, or retirement care; or a place owned or operated by a member of the Contract Owner's immediate family.
Terminal Illness or Injury Event
A TI Event occurs if at any time after the first Contract Anniversary, the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is diagnosed by a physician (who is not a party to the Contract nor an immediate family member of a party to the Contract) as having a Terminal Illness or Injury beginning after the Date of Issue. If there is a Joint Owner, the Terminal Illness or Injury of the Contract Owner or Joint Owner may qualify as a TI Event.
A "Terminal Illness or Injury" is defined as an illness or injury diagnosed after the Date of Issue by a physician that is expected to result in death within 12 months of diagnosis.
PERFORMANCE LOCK FEE
Nationwide assesses a Performance Lock Fee any time it processes a Performance Lock request. The Performance Lock Fee is assessed on the Index Strategy Value that is subject to the Performance Lock request and is 0.10% for every year remaining in the Strategy Term as of the date of the Performance Lock request, with partial years rounded up to the next full year. It is calculated as follows:
Index Strategy Value subject to Performance Lock Request	X	0.10%	X	Number of years remaining in the Strategy Term (partial years are rounded up to the next full year)
This means that the Performance Lock Fee increases for every year remaining in a Strategy Term. The maximum Performance Lock Fee percentage that can be assessed on the Index Strategy Value as a result of a Performance Lock request is 0.60%. This occurs if a Contract Owner requests a Performance Lock in the first year of a six-year Strategy Term (Index Strategy Value subject to Performance Lock request X 0.10% X 6 years).
Additionally, because Nationwide rounds partial years up to the next full year when calculating the Performance Lock Fee, Contract Owners should carefully consider the timing of their request and the impact the rounding will have on a Performance Lock Fee. For example, for Strategy Terms greater than 1 year, if a Performance Lock request is made on the day before a Contract Anniversary, the Performance Lock Fee would be 0.10% more than if the request was made on or after the Contract Anniversary.
See "Performance Lock" for additional detail.
PREMIUM TAXES
Certain states or other governmental entities charge premium tax on purchase payments. Nationwide will charge against the Contract Value any premium taxes levied by a state or other government entity. Premium tax rates currently range from 0% to 3.5% and vary from state to state. The range is subject to change. Nationwide will assess premium taxes to the Contract at the time Nationwide is assessed the premium taxes by the state. Premium taxes may be deducted from Death Benefit proceeds.
RETURN OF PREMIUM DEATH BENEFIT OPTION
If the Return of Premium Death Benefit Option is elected, Nationwide assesses an annual fee of 0.15%, charged quarterly on the Contract Value allocated to Index Strategies. On each Quarterversary, the Return of Premium Death Benefit Option fee is calculated as follows:
Total of all Index Strategy Values on a Quarterversary		0.15%
X
4

The fee is deducted proportionally from the Index Strategies in which the Contract Owner is allocated based on the Contract Value in the Index Strategies at the time the fee is assessed. The Return of Premium Death Benefit Option fee is not assessed on the Fixed Strategy Value.
GENERAL INFORMATION ABOUT THE CONTRACT
THE CONTRACT
This prospectus describes the Contract. The Contract is an agreement between Nationwide and the Contract Owner or Joint Owner. The Contract exists in two separate phases: accumulation (savings) and Annuitization (income). During the accumulation phase, the Contract offers a Fixed Strategy and Index Strategies to which the Contract Owner can allocate and reallocate his/her Contract Value. The Fixed Strategy offers a fixed rate of return while the Index Strategies vary with the performance of an Index and are subject to Crediting Factors that also impact the performance of the Index Strategies. During the Annuitization phase, Nationwide makes periodic income payments to the Annuitant.
At the time of Annuitization, the Annuitant elects the duration of the annuity payments – either for a fixed period of time or for the duration of the Annuitant’s (and possibly the Annuitant’s spouse’s) life. After Annuitization begins, the only value associated with the Contract is the stream of annuity payments. Unless otherwise specified in the annuity option, the Annuitant cannot withdraw value from the Contract over and above the annuity payments. Additionally, once Annuitization has begun, there is no Death Benefit, which means that upon the death of the Annuitant (and the Annuitant’s spouse if a joint annuity option was elected), all payments stop and the Contract terminates, unless the particular Annuitization option provides otherwise. The Contract is available as a Non-Qualified Contract, which will provide certain tax deferral features under the Code. On the other hand, if the Contract is purchased as an Individual Retirement Account or Roth IRA, the Contract will not provide any additional tax deferral benefits.
STATE VARIATIONS
This prospectus describes the material rights and obligations under the Contract. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. For example, state law may require different right to examine and cancel periods. The state in which the Contract is issued also governs whether certain features will vary under the Contract. All material rights and obligations under the Contract will be included in the Contract or in riders or endorsements attached to the Contract. To review a copy of your Contract and any riders or endorsements, contact the Service Center. For more detailed information regarding provisions that vary by state, please see "Appendix B: State Variations" later in this prospectus.
CONTESTABILITY
Except in certain circumstances involving fraud and where permitted by state law, Nationwide will not contest the contract after it has been in force during the lifetime of the Annuitant for two years after the Date of Issue or effective date of certain contract changes, as defined in the contract.
NON-PARTICIPATING
The Contract is non-participating, meaning that the Contract will not share in Nationwide’s profits or surplus.
MONEY LAUNDERING
In order to comply with the USA PATRIOT Act and rules promulgated thereunder, Nationwide has implemented procedures designed to prevent contracts described in this prospectus from being used to facilitate money laundering or the financing of terrorist activities. If mandated under applicable law, Nationwide may be required to reject a purchase payment and/or block a Contract Owner’s account and thereby refuse to process any request for transfers, withdrawals, surrenders, or death benefits until instructions are received from the appropriate regulators. Nationwide may also be required to provide additional information about a Contract Owner or a Contract Owner’s account to governmental regulators.
PAYMENTS TO MINORS
Nationwide will not pay insurance proceeds directly to minors. Contact a legal advisor for options to facilitate the timely availability of monies intended for a minor’s benefit.

ASSIGNMENT
To the extent allowed by state law, Nationwide reserves the right to refuse its consent to any assignment at any time on a non-discriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. The Contract Owner may request to assign or transfer rights under the Contract by sending Nationwide a signed and dated request. Nationwide will not be bound by an assignment until it acknowledges the assignment.
If Nationwide consents to an assignment, the assignment takes effect on the date it is signed, unless otherwise specified by the request. Nationwide is not responsible for the validity of an assignment, any tax consequences of any assignment, or for any payment or other settlement made prior to our receipt and consent of and assignment.
Upon assignment or a change in ownership of the Contract, the Death Benefit under the Contract will be the Surrender Value unless the requirements specified under "Calculation of the Death Benefit" are satisfied.
BENEFICIALLY OWNED CONTRACTS
A beneficially owned contract is a contract that is inherited or purchased by a beneficiary and the beneficiary holds the contract as a beneficiary (as opposed to treating the contract as his/her own) to facilitate the distribution of a Death Benefit or Contract Value in accordance with the applicable federal tax laws (see "Required Distributions"). An owner of a beneficially owned contract is referred to as a "beneficial owner."
There are two types of beneficially owned contracts, a "continued beneficially owned contract" and a "purchased beneficially owned contract." A continued beneficially owned contract is when a beneficiary inherits a contract and continues that contract as a beneficial owner. A "purchased beneficially owned contract" is when a beneficiary purchases a new contract using a death benefit or contract value that the beneficiary inherited under a different annuity contract.
Not all options and features described in this prospectus are available to beneficially owned contracts:
•
Withdrawals under beneficially owned contracts are subject to applicable CDSC and MVA except when the withdrawals are made from a continued beneficially owned contract that is inherited as death benefit proceeds (as opposed to inherited contract value).
•
A beneficial owner must be both the Contract Owner and the Annuitant of a beneficially owned contract, and no additional parties may be named, except that a purchased beneficially owned contract may name a Co-Annuitant, if applicable.
•
No changes to the parties will be permitted on any beneficially owned contract, except that a beneficial owner may request changes to their successor beneficiary(ies).
•
Beneficially owned contracts cannot be assigned, except that a beneficial owner may assign rights to the distribution payments.
•
There is no death benefit payable on a on a continued beneficially owned contract. After the death of the beneficial owner, any remaining death benefit or contract value to be distributed will be payable to a successor beneficiary in accordance with applicable federal tax laws.
A beneficiary who is the surviving spouse of a contract owner has the option under the tax laws to continue the contract as the sole contract owner and treat the contract as the spouse’s own. If a spouse continues the contract as the sole contract owner, the spouse will not be treated as a beneficial owner and this section will not apply.
PURCHASING THE CONTRACT
PURCHASE PAYMENT
The Contract is issued in consideration of the single Purchase Payment paid by the Contract Owner. Only one Purchase Payment is allowed under the Contract. A Purchase Payment should be made payable to Nationwide Life Insurance Company and submitted to the Service Center. All purchase payments must be paid in the currency of the United States of America. The minimum Purchase Payment is $25,000.
Nationwide reserves the right to reject a Purchase Payment that is comprised of multiple payments paid to Nationwide over a period of time. If Nationwide permits multiple payments as part of a Purchase Payment, the Contract will not be issued until all such payments are received. Nationwide reserves the right to hold such multiple payments in a non-interest bearing account until the Date of Issue.

Nationwide reserves the right to refuse any purchase payment that would result in the cumulative total for all contracts issued by Nationwide or its affiliates or subsidiaries on the life of any one Annuitant or owned by any one Contract Owner to exceed $1,000,000. Its decision as to whether or not to accept a purchase payment in excess of that amount will be based on one or more factors, including, but not limited to: age, spouse age (if applicable), Annuitant age, state of issue, total purchase payments, optional benefits elected, current market conditions, and current hedging costs. All such decisions will be based on internally established actuarial guidelines and will be applied in a nondiscriminatory manner. In the event that Nationwide does not accept a purchase payment under these guidelines, the purchase payment will be immediately returned in its entirety in the same manner as it was received. Any references in this prospectus to purchase payment amounts in excess of $1,000,000 are assumed to have been approved by Nationwide.
Nationwide reserves the right to refuse any application for the Contract. If Nationwide refuses an application, it will return the Purchase Payment.
ALLOCATING THE PURCHASE PAYMENT
The Purchase Payment is allocated according to Contract Owner instructions on the application. The Purchase Payment may be allocated to the Fixed Strategy and up to ten Index Strategies. There is no minimum dollar amount that can be allocated to a Strategy. Allocations to Strategies must be in whole percentages.
DATE OF ISSUE
The Date of Issue is the date Nationwide issues the Contract. The Purchase Payment is applied to the Contract on the Date of Issue. The Date of Issue will be the date as of which Nationwide has both received the Purchase Payment and approved the Contract application.
RIGHT TO EXAMINE AND CANCEL
The Contract Owner has the right to examine and cancel the Contract. If the Contract Owner elects to cancel the Contract, he/she may return it to the Service Center within a certain period of time known as the "free look" period. Depending on the state in which the Contract was purchased (and, in some states, if the Contract is purchased as a replacement for another annuity contract), the free look period may be 10 days or longer. For ease of administration, Nationwide will honor any free look cancellation request that is in good order and received at the Service Center or postmarked within 30 days after the Date of Issue regardless of the state in which your Contract was issued.
Where state law requires the return of purchase payments for free look cancellations, Nationwide will return the Purchase Payment applied to the Contract, less any withdrawals from the Contract and any applicable federal and state income tax withholding. Where state law requires the return of contract value for free look cancellations, Nationwide will return the Contract Value as of the date of the cancellation, less any withdrawals from the Contract and any applicable federal and state income tax withholding.
PARTIES TO THE CONTRACT AND RELATED PERSONS
CONTRACT OWNER
Prior to the Annuitization Date, the Contract Owner has all rights under the Contract, unless a Joint Owner is named. If a Joint Owner is named, each Joint Owner has all rights under the Contract. Purchasers who name someone other than themselves as the Contract Owner will have no rights under the contract.
On the Annuitization Date, the Contract Owner cedes all ownership rights to the Annuitant and the Annuitant becomes the Contract Owner, unless the Contract Owner is a Charitable Remainder Trust. If the Contract Owner is a Charitable Remainder Trust, the Charitable Remainder Trust continues to be the Contract Owner after Annuitization.
JOINT OWNER
Prior to Annuitization, Joint Owners each own an undivided interest in the Contract.
Non-Qualified Contract Owners can name a Joint Owner at any time before the Annuitization Date. However, Joint Owners must be spouses at the time joint ownership is requested, unless state law requires Nationwide to allow non-spousal Joint Owners. Joint ownership is not permitted for Contracts owned by a non-natural Contract Owner.

Generally, the exercise of any ownership rights under the Contract must be in writing and signed by both Joint Owners. However, if a written election, signed by both Contract Owners, authorizing Nationwide to allow the exercise of ownership rights independently by either Joint Owner is submitted, Nationwide will permit Joint Owners to act independently. If such an authorization is submitted, Nationwide will not be liable for any loss, liability, cost, or expense for acting in accordance with the instructions of either Joint Owner.
If either Joint Owner dies before the Annuitization Date, the Contract continues with the surviving Joint Owner as the remaining Contract Owner.
On the Annuitization Date, both Joint Owners cede all ownership rights to the Annuitant and the Annuitant becomes the Contract Owner.
ANNUITANT
Prior to the Annuitization Date, the Annuitant has no interest in the contract, but must be named in the application. Only Non-Qualified Contract Owners may name someone other than himself/herself as the Annuitant. This Annuitant must be age 85 or younger on the date the application is signed, unless Nationwide approves a request for an Annuitant of greater age.
On the Annuitization Date, the Annuitant becomes the new owner and has all ownership rights in the contract. The Annuitant is the person who receives annuity payments and the person upon whose continuation of life any annuity payment involving life contingencies depends.
CONTINGENT ANNUITANT
Prior to the Annuitization Date, if the Annuitant dies before the Annuitization Date, the Contingent Annuitant becomes the Annuitant and all provisions of the Contract that are based on the Annuitant’s death prior to the Annuitization Date will be based on the death of the Contingent Annuitant. Only Non-Qualified Contract Owners may name a Contingent Annuitant. Once the Contingent Annuitant becomes the Annuitant, a new Contingent Annuitant cannot be named.
On the date the application is signed, the Contingent Annuitant must be age 85 or younger unless Nationwide approves a request to name an older Contingent Annuitant.
CO-ANNUITANT
Prior to the Annuitization Date, a Co-Annuitant is entitled to receive the benefit of the Spousal Protection Feature, provided all of the requirements set forth in the "Spousal Protection Feature" section are met. A Co-Annuitant, if named, must be the Annuitant’s spouse. If either Co-Annuitant dies before the Annuitization Date, the surviving Co-Annuitant may continue the Contract and will receive the benefit of the Spousal Protection Feature.
After the Annuitization Date, the Co-Annuitant has no interest in the Contract.
JOINT ANNUITANT
Prior to Annuitization, there is no joint annuitant.
At Annuitization, if applicable, a joint annuitant is named. The joint annuitant is designated as a second person (in addition to the Annuitant) upon whose continuation of life any annuity payment involving life contingencies depends.
BENEFICIARIES AND CONTINGENT BENEFICIARIES
Prior to Annuitization, the Beneficiary is the person who is entitled to the Death Benefit if the Annuitant (and Contingent Annuitant, if applicable) dies before the Annuitization Date and there is no Joint Owner. The Contract Owner can name more than one Beneficiary. Multiple Beneficiaries will share the death benefit equally, unless otherwise specified.
A Contingent Beneficiary will succeed to the rights of the Beneficiary if no Beneficiary is alive when a Death Benefit is paid. The Contract Owner can name more than one Contingent Beneficiary. Multiple Contingent Beneficiaries will share the Death Benefit equally, unless otherwise specified.
After Annuitization, the Beneficiaries and Contingent Beneficiaries have no interest in the Contract.

CHANGES TO PERSONS NAMED UNDER THE CONTRACT
To the extent allowed by state law, we reserve the right to refuse our consent to any request to change the Contract Owner at any time on a non-discriminatory basis if the change would violate or result in noncompliance with any applicable state or federal law or regulation. Prior to the Annuitization Date (and subject to any existing assignments), the Contract Owner may request to change the following:
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Contract Owner (Non-Qualified Contracts only);
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Joint Owner (must be the Contract Owner’s spouse);
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Annuitant (subject to Nationwide’s underwriting and approval);
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Contingent Annuitant (subject to Nationwide’s underwriting and approval);
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Co-Annuitant (subject to the conditions of the Spousal Protection Feature; must be the Annuitant’s spouse);
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Beneficiary; or
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Contingent Beneficiary.
The Contract Owner must submit the request to Nationwide in writing and Nationwide must receive the request at the Service Center before the Annuitization Date. Once Nationwide receives and records the change request, the change will be effective as of the date the written request was signed (unless otherwise specified by the Contract Owner), whether or not the Contract Owner or Annuitant is living at the time it was recorded. The change will not affect any action taken by Nationwide before the change was recorded. Nationwide reserves the right to reject any change request that would alter the nature of the risk that Nationwide assumed when it originally issued the Contract.
If the Contract Owner is not a natural person and there is a change of the Annuitant, distributions will be made as if the Contract Owner died at the time of the change, regardless of whether the Contract Owner named a Contingent Annuitant.
Any request to change the Contract Owner must be signed by the existing Contract Owner and the person designated as the new Contract Owner. Nationwide may require a signature guarantee. Changes in contract ownership may result in federal income taxation and may be subject to state and federal gift taxes. Certain features under the Contract may have specific requirements as to who can be named as the Contract Owner, Annuitant, Co-Annuitant, and/or Beneficiary in order to receive the benefit of the feature. Changes to the parties to the Contract may result in the termination or loss of benefit of these features.
If Nationwide permits an assignment or a change in ownership of the Contract, the Death Benefit under the Contract will be the Surrender Value unless the requirements specified under "Calculation of the Death Benefit" are satisfied.
FIXED STRATEGY
The Fixed Strategy is an investment option under the Contract that credits interest daily at a Fixed Strategy Rate. Nationwide declares Fixed Strategy Rates prior to each Strategy Term and the Fixed Strategy Rate is guaranteed for the Strategy Term in which it is declared. Fixed Strategy Rates are determined at the sole discretion of Nationwide, but Fixed Strategy Rates are guaranteed to be at least 0.25%. Fixed Strategy Rates may be different for newly issued Contracts than for existing Contracts or for Contracts with different issue dates.
The Fixed Strategy has one-year Strategy Terms. The initial Strategy Term begins on the Date of Issue and ends on the first Contract Anniversary. Thereafter, each subsequent Strategy Term begins on each Contract Anniversary and ends on the following Contract Anniversary.
If there is no Contract Value allocated to the Fixed Strategy and Index Strategy Value is transferred into the Fixed Strategy under the Performance Lock feature, the date the Index Strategy Value is transferred into the Fixed Strategy is considered the first day of the Fixed Strategy’s Strategy Term and the Strategy Term End Date will be the next Contract Anniversary. See "Performance Lock."
A full surrender of the Fixed Strategy Value or a full transfer out of the Fixed Strategy Value to an Index Strategy is subject to minimum amounts required by state law. Nationwide guarantees that any full surrender or full transfer out of the Fixed Strategy Value will be at least equal to the minimums required by state law.

INDEX STRATEGIES
GENERAL
An Index Strategy is an investment option under the Contract that varies with the performance of an Index and is subject to certain Crediting Factors that impact the gains and losses under the Index Strategy. Nationwide calculates a separate Index Strategy Value for each Index Strategy that has Contract Value allocated to it.
The Contract Owner may allocate Contract Value to no more than ten Index Strategies. The Fixed Strategy is not considered an Index Strategy for purposes of the maximum number of Index Strategies. If the Contract Owner is simultaneously invested in the same Index Strategy for Strategy Terms that began on different dates, those investments are considered separate Index Strategies for purposes of determining the maximum number of Index Strategies.
Nationwide reserves the right to add or remove any Index Strategies at any time, but any such changes will not affect Strategy Terms already in effect and will become effective on the first day of a new Strategy Term. The Index Strategies available for election may be different for newly issued Contracts than for existing Contracts or for Contracts with different issue dates.
The Contract currently offers two different types of Index Strategies, Index Strategies with Cap Rates and Index Strategies with Cap+ Rates, which are described in more detail below.
INDEX
The Index Performance is determined by the Index linked to each Index Strategy. The performance of an Index Strategy will therefore depend on the performance of a particular market index over the course of a Strategy Term.
The Indexes under the Contract provide exposure to different markets and asset classes, all of which may perform differently compared to each other and during different time periods. If the Index Performance at the end of a Strategy Term is negative, the Index Strategy will experience a loss if the negative Index Performance exceeds the protection provided by the Buffer. If the Index Performance at the end of a Strategy Term is positive, the Index Strategy will experience a gain but the gain may be limited by a Cap Rate or Participation Rate.
The Index Performance is calculated on a point-to-point basis, which is done by comparing the Index Value of the Index on the first day of the Strategy Term to the Index Value of the Index on a specific future date during the Strategy Term.
The Contract currently offers Index Strategies with the following Indexes:
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MSCI EAFE Index
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Nasdaq-100 Index®
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Russell 2000 Index®
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S&P 400® Index
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S&P 500® Index
See "Additional Index Information" for more information on the Indexes.
Nationwide reserves the right to add or remove any Index in the future. There is no guarantee that an Index Strategy using any of the Indexes listed above will always be available for investment. The Index for an Index Strategy generally will not change for the duration of an ongoing Strategy Term. However, if the Index associated with a particular Index Strategy is discontinued or calculation of the Index is substantially changed, Nationwide may substitute a comparable index during a Strategy Term subject to applicable regulatory approval. Before a substitute index is used, Nationwide will notify Contract Owners (and any assignee) of the substitution. See "Index Substitution During a Strategy Term."
STRATEGY TERM
Each Index Strategy has a Strategy Term which is the total maturity time of the Index Strategy, expressed in years. The Contract currently offers Index Strategies with Strategy Terms of 1, 3, and 6 years. A Strategy Term begins on the date Contract Value is allocated to the Index Strategy and ends on the Strategy Term End Date, which will always be a Contract Anniversary. The Strategy Term for an Index Strategy will not change for as long as that Index Strategy is offered. Strategy Terms for newly-created Index Strategies that are made available for investment after the Date of Issue will be no shorter than 1 year and will be no longer than 6 years.

Consecutive 1-year Strategy Terms are generally more conservative than 3 and 6 year Strategy Terms with the same Buffer percentage because the full protection of the Buffer is applied and "resets" more frequently with 1-year Strategy Terms (i.e., once a year) than with 3 and 6 year Strategy Terms. However, consecutive 1-year Strategy Terms are not guaranteed to prevent more losses than longer Strategy Terms with the same Buffer.
BUFFER
Each Index Strategy has a Buffer which is the maximum percentage of loss that Nationwide will absorb when calculating the Term End ISE Percentage that may be applied for an Index Strategy on a Strategy Term End Date. The Buffer is the amount of downside protection when measured from the start of the Strategy Term to the end of the Strategy Term, and, unless a 1-year Strategy Term is elected, is not applied on an annual basis. The Contract currently offers Index Strategies with Buffers of 10% and 20%.
A higher percentage Buffer provides more protection against loss than a Buffer with a lower percentage. For example, an Index Strategy with a 10% Buffer begins to experience a negative Term End ISE Percentage once the Index Performance is less than -10%, while an Index Strategy with a 20% Buffer begins to experience a negative Term End ISE Percentage once the Index Performance is less than -20%.
The Buffer does not apply to the same extent and does not provide the same level of protection when calculating the Daily ISE Percentage that it does when calculating the Term End ISE Percentage. Prior to the Strategy Term End Date, the Index Strategy Value may reflect losses even if negative Index Performance is within the Buffer or even when the Index Performance is positive. The losses may be realized if a Death Benefit is calculated or if the Contract Owner takes a withdrawal, exercises a Performance Lock or the Right to Examine and Cancel provision, or begins Annuitization. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)."
The Buffer for an Index Strategy will not change for as long the Index Strategy is offered. Buffers for newly-created Index Strategies that are made available for investment after the Date of Issue will never be less than 5%.
PARTICIPATION RATE
Each Index Strategy has a Participation Rate which is a percentage that represents the proportion of the Index Performance used in the calculation of the Term End ISE Percentage. The Participation Rate only applies when the Index Performance is positive.
For Index Strategies with Cap Rates, when a Cap Rate is declared for a Strategy Term, the Participation Rate will always be 100%. If no Cap Rate is declared for a Strategy Term, the Participation Rate will always be greater than or equal to 100%.
For Index Strategies with Cap+ Rates, the Participation Rate, which only applies to any Index Performance in excess of the Cap+ Rate, may be greater than, less than, or equal to 100%, but is guaranteed to always be at least 0.05%.
If the Participation Rate is greater than 100%, it will increase the upside potential when the Index Performance is positive. For example, if the Participation Rate is 150%, it will multiply any positive Index Performance by 150%. For Index Strategies with Cap+ Rates, if the Participation Rate is less than 100%, it will decrease the upside potential when the Index Performance is positive. For example, if the Participation Rate is 90%, only 90% of the positive Index Performance in excess of the Cap+ Rate will be applied. If the Participation Rate is equal to 100%, it will have no effect on the Index Performance.
The Participation Rate for an Index Strategy will not change for the duration of a Strategy Term. However, the Participation Rate may change for future Strategy Terms. The Participation Rate for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.
INDEX STRATEGIES WITH CAP RATES
The Cap Rate is the maximum positive Term End ISE Percentage that may be applied for an Index Strategy on a Strategy Term End Date. The Cap Rate applies for the duration of the Strategy Term and is not applied on an annual basis (unless a 1-year Strategy Term is elected). This means that Cap Rates for 3 and 6 year Strategy Terms would be less if measured on an annual basis. The Cap Rate for an Index Strategy will not change for the duration of a Strategy Term. However, the Cap Rate may change for future Strategy Terms. For any Index Strategy, the Cap Rate is guaranteed to never be less than 0.05%. The Cap Rate for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.

Prior to each Strategy Term Nationwide declares the Cap Rate, if any, for each available Index Strategy with Cap Rate. In some cases, Nationwide may declare a Cap Rate for an Index Strategy as "uncapped" for a Strategy Term (i.e., no Cap Rate is declared), in which case there is no maximum limit on the positive Index Performance for that Strategy Term. If Nationwide does not declare a Cap Rate for a Strategy Term, it does not mean that the Index Strategy will not have a Cap Rate in future Strategy Terms as Nationwide may declare a Cap Rate for future Strategy Terms.
In general, Index Strategies with smaller Buffers (e.g., 10%) and/or longer Strategy Terms (e.g., 3- or 6-year Strategy Terms) are more likely to have Strategy Terms where no Cap Rate is declared, while Index Strategies with larger Buffers (e.g., 20%) and/or shorter Strategy Terms (e.g., 1 year Strategy Term) are less likely or may never have Strategy Terms where no Cap Rate is declared.
On the Strategy Term End Date, Index Strategy Earnings for an Index Strategy with Cap Rate are equal to the Index Strategy Basis on the Strategy Term End Date multiplied by the Term End ISE Percentage.
An Index Strategy with Cap Rate’s Term End ISE Percentage is calculated as follows:
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if the Index Performance multiplied by the Participation Rate is positive and greater than or equal to the Index Strategy’s Cap Rate, the Term End ISE Percentage is equal to the Cap Rate;
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if the Index Performance multiplied by the Participation Rate is positive but less than the Index Strategy’s Cap Rate, the Term End ISE Percentage is equal to the Index Performance multiplied by the Participation Rate;
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if the Index Performance is zero or negative but within the Buffer, the Term End ISE Percentage is equal to zero; and
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if the Index Performance is negative and exceeds the Buffer, the Term End ISE Percentage is equal to the Index Performance plus the Buffer. This results in a negative Term End ISE Percentage which means the Contract may experience a loss of principal and/or previous earnings. These losses could be significant.
For Index Strategies with Cap Rates, when a Cap Rate is declared for a Strategy Term, the Participation Rate will always be 100%. If no Cap Rate is declared for a Strategy Term, the Participation Rate will always be greater than or equal to 100%.
The following are hypothetical examples to show how the Term End ISE Percentage would be calculated for an Index Strategy with Cap Rate under different market conditions.
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Positive Index Performance that is less than Cap Rate
Index Performance = 10%
Participation Rate = 100%
Cap Rate = 20%
Buffer = 10%
Step 1: Index Performance is multiplied by the Participation Rate = 10% (10% x 100%)
Step 2: Compare Step 1 value to Cap Rate (10% is less than 20% Cap Rate)
Term End ISE Percentage = 10%
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Positive Index Performance that is greater than Cap Rate
Index Performance = 30%
Participation Rate = 100%
Cap Rate = 20%
Buffer = 10%
Step 1: Index Performance is multiplied by the Participation Rate = 30% (30% x 100%)
Step 2: Compare Step 1 value to Cap Rate (30% is greater than 20% Cap Rate)
Term End ISE Percentage = 20%
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Negative Index Performance that exceeds the Buffer
Index Performance = -15%
Participation Rate = 100%
Cap Rate = 20%
Buffer = 10%

Step 1: Compare Index Performance to Buffer = -5% (-15% plus the 10% Buffer = -5%)
Note: The Participation Rate does not apply when Index Performance is negative.
Term End ISE Percentage = -5%
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Negative Index Performance within the Buffer
Index Performance = -2%
Participation Rate = 100%
Cap Rate = 20%
Buffer = 10%
Step 1: Compare Index Performance to Buffer = 0% (-2% is within the 10% Buffer)
Note: The Participation Rate does not apply when Index Performance is negative.
Term End ISE Percentage = 0%
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Positive Index Performance, no Cap Rate declared for the Strategy Term
Index Performance = 10%
Participation Rate = 125%
Cap Rate = no Cap Rate declared
Buffer = 10%
Step 1: Index Performance is multiplied by the Participation Rate = 12.5% (10% x 125%)
Note: No comparison to Cap Rate since no Cap Rate was declared.
Term End ISE Percentage = 12.5%
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Negative Index Performance that exceeds the Buffer, no Cap Rate declared for the Strategy Term
Index Performance = -20%
Participation Rate = 125%
Cap Rate = no Cap Rate declared
Buffer = 10%
Step 1: Compare Index Performance to Buffer = -10% (-20% plus the 10% Buffer = -10%)
Note: The Participation Rate does not apply when Index Performance is negative.
Term End ISE Percentage = -10%
On any Business Day other than the Strategy Term End Date, Index Strategy Earnings for an Index Strategy with Cap Rate are calculated using the Daily ISE Percentage. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)."
INDEX STRATEGIES WITH CAP+ RATES
The Cap+ Rate is the declared percentage of Index Performance that determines when a Participation Rate begins applying in the calculation of the Term End ISE Percentage. The Cap+ Rate for an Index Strategy will not change for the duration of a Strategy Term. However, the Cap+ Rate may change for future Strategy Terms. For any Index Strategy, the Cap+ Rate is guaranteed to never be less than 0.05%. The Cap+ Rate for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.
While the Cap+ Rate does not cap positive Index Performance, a Participation Rate of less than 100% can dampen any gains in excess of the Cap+ Rate (see "Participation Rate"). A Participation Rate declared for an Index Strategy with Cap+ Rate will have no impact in the calculation of the Term End ISE Percentage if the Index Performance does not exceed the Cap+ Rate.
On the Strategy Term End Date, Index Strategy Earnings for an Index Strategy with Cap+ Rate are equal to the Index Strategy Basis multiplied by the Term End ISE Percentage.
An Index Strategy with Cap+ Rate’s Term End ISE Percentage is calculated as follows:
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if the Index Performance is positive and greater than the Cap+ Rate, the Term End ISE Percentage is equal to the Cap+ Rate plus the Participation Rate multiplied by the Index Performance in excess of the Cap+ Rate;
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if the Index Performance is positive and less than the Cap+ Rate, the Term End ISE Percentage is equal to the Index Performance;

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if the Index Performance is zero or negative but within the Buffer, the Term End ISE Percentage is equal to zero; and
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if the Index Performance is negative and exceeds the Buffer, the Term End ISE Percentage is equal to the Index Performance plus the Buffer. This results in a negative Term End ISE Percentage which means the Contract may experience a loss of principal and/or previous earnings. These losses could be significant.
The following are hypothetical examples to show how the Term End ISE Percentage would be calculated for an Index Strategy with Cap+ Rate under different market conditions.
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Positive Index Performance that is less than Cap+ Rate
Index Performance = 5%
Participation Rate = 50% (Only applies to Index Performance above the Cap+ Rate)
Cap+ Rate= 10%
Buffer = 10%
Step 1: Compare Index Performance to Cap+ Rate (5% is less than 10%).
Note: Since Index Performance is less than Cap+ Rate the Participation Rate does not apply.
Term End ISE Percentage = 5%
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Positive Index Performance that is greater than Cap+ Rate
Index Performance = 20%
Participation Rate = 50%
Cap+ Rate = 10%
Buffer = 10%
Step 1: Compare Index Performance to Cap+ Rate (Index Performance exceeds the Cap+ Rate by 10%)
Step 2: multiply the Index Performance in excess of the Cap+ Rate by the Participation Rate = 5% (10% x 50%)
Step 3: add Step 2 value to the Cap+ Rate = 15% (5% + 10%)
Term End ISE Percentage = 15%
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Negative Index Performance that exceeds the Buffer
Index Performance = -20%
Participation Rate = 50%
Cap+ Rate= 10%
Buffer = 10%
Step 1: Compare Index Performance to Buffer = -10% (-20% plus the 10% Buffer = -10%)
Note: The Participation Rate does not apply when Index Performance is negative.
Term End ISE Percentage = -10%
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Negative Index Performance within the Buffer
Index Performance = -5%
Participation Rate = 50%
Cap+ Rate= 10%
Buffer = 10%
Step 1: Compare Index Performance to Buffer = 0% (-2% is within the 10% Buffer)
Note: The Participation Rate does not apply when Index Performance is negative.
Term End ISE Percentage = 0%
On any Business Day other than the Strategy Term End Date, Index Strategy Earnings for an Index Strategy with Cap+ Rate are calculated using the Daily ISE Percentage. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)."
CURRENT INDEX STRATEGIES
The Contract currently offers the following Index Strategies:
1 Year Strategy Term Options
Cap Rate

Russell 2000 Index® 1 Year with Cap Rate & 10% Buffer
Nasdaq-100 Index® 1 Year with Cap Rate & 10% Buffer
MSCI EAFE Index 1 Year with Cap Rate & 10% Buffer
S&P 400® Index 1 Year with Cap Rate & 10% Buffer
S&P 500® Index 1 Year with Cap Rate & 10% Buffer
S&P 500® Index 1 Year with Cap Rate & 20% Buffer
3 Year Strategy Term Options
Cap Rate
Russell 2000 Index® 3 Year with Cap Rate & 10% Buffer
S&P 500® Index 3 Year with Cap Rate & 10% Buffer
S&P 500® Index 3 Year with Cap Rate & 20% Buffer
6 Year Strategy Term Options
Cap Rate
Russell 2000 Index® 6 Year with Cap Rate & 10% Buffer
S&P 500® Index 6 Year with Cap Rate & 10% Buffer
S&P 500® Index 6 Year with Cap Rate & 20% Buffer
ADDITIONAL INDEX INFORMATION
DESCRIPTION OF INDEXES
The following sections provide additional information for each Index currently offered under the Contract. Also see "Appendix A: Additional Index Disclosures."
MSCI EAFE Index (Ticker: MXEA)
The MSCI EAFE Index is designed to represent the performance of common stocks of large- and mid-capitalization companies across 21 developed markets, including countries in Europe, Australasia, and the Far East, excluding the U.S. and Canada. The Index is available for a number of regions and market segments/sizes and covers approximately 85% of the free float-adjusted market capitalization in each of the 21 countries. As of March 1, 2023, the Index had a capitalization range (from largest to smallest) of approximately $311.3 billion to $1.6 billion.
The Index is a price index and does not include dividends declared by any of the companies in the Index.
The Index Value for the MSCI EAFE Index is calculated without any exchange rate adjustment.
The index provider for this Index is MSCI Inc. MSCI Inc. is not affiliated with Nationwide.
Nasdaq-100 Index® (Ticker: NDX)
The Nasdaq-100 Index® is a large-cap growth index, which includes 100 of the largest domestic and international non-financial companies listed on the Nasdaq Stock Market based on market capitalization.
This Index does not include dividends declared by any of the companies in this Index.
The index provider for this index is Nasdaq, Inc. Nasdaq, Inc is not affiliated with Nationwide.
Russell 2000 Index® (Ticker: RTY)
The Russell 2000® Index measures the performance of the small-cap segment of the US equity universe. The Russell 2000 Index is a subset of the Russell 3000® Index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000 is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not distort the performance and characteristics of the true small-cap opportunity set.
This Index does not include dividends declared by any of the companies in this Index.
The index provider for this index is the London Stock Exchange Group. The London Stock Exchange Group is not affiliated with Nationwide.

S&P 400® Index (Ticker: MID)
The S&P 400® Index provides investors with a benchmark for mid-sized companies. The index is designed to measure the performance of 400 mid-sized companies, reflecting the distinctive risk and return characteristics of this market segment.
This Index does not include dividends declared by any of the companies in this Index.
The index provider for this index is SPDJI. SPDJI is not affiliated with Nationwide.
S&P 500® Index (Ticker: SPX)
The S&P 500® Index is widely regarded as the best single gauge of large-cap U.S. equities. The Index includes 500 leading companies and captures approximately 80% coverage of available market capitalization.
This Index does not include dividends declared by any of the companies in this Index.
The index provider for this Index is SPDJI. SPDJI is not affiliated with Nationwide.
UNAVAILABLE INDEX VALUES
If an Index Value is not provided to Nationwide by an Index provider or is otherwise unavailable on a Business Day, the Index Value will be the closing value of the Index for the previous Business Day. If an Index provider later publishes an Index Value for a business day when the Index Value was not provided to Nationwide or was otherwise not available Nationwide will recalculate the impacted transactions and Contract Values according to the Index Value provided to Nationwide by the Index provider. This recalculation could result in changes to transactions, Index Values, and Contract Values that occurred when an Index Value was not published by an Index provider.
INDEX SUBSTITUTION DURING A STRATEGY TERM
The Index for an Index Strategy generally will not change for the duration of an ongoing Strategy Term. However, Nationwide reserves the right to substitute the Index during a Strategy Term at any time, in limited circumstances. Subject to any applicable regulatory approval, Nationwide may substitute the Index if (a) the Index is discontinued or (b) there is a substantial change to the calculation of the Index. If Nationwide substitutes an Index, the new Index will be similar in composition to the old Index. Nationwide will seek to notify the Contract Owner at least 30 days prior to substituting an Index for any Index Strategy in which the Contract Owner is invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of Nationwide’s control, Nationwide will provide notice of the substitution as soon as practicable.
If Nationwide substitutes an Index during a Strategy Term, the Index Performance for the Index Strategy will be equal to the result of compounding the performance of the old index prior to the substitution date and the performance of the new index after the substitution date. This is equal to (1+A) x (1+B) -1 where:
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A is equal to the percentage change in the value of the old Index between the first day of the Strategy Term (or the first day during the Strategy Term on which the old Index was used, whichever is later) and the value of the Index on the date of substitution; and
•
B is equal to the percentage change in the value of the new Index between the date of substitution and the relevant later date in the Strategy Term.
For example, assume that Nationwide substitutes the Index for an Index Strategy on a date during the Strategy Term. Also assume that the Index Performance for the old Index between the first day of the Strategy Term and the substitution date was 10%, and that the Index Performance for the new Index between the substitution date and the Strategy Term End Date was 5%. In this scenario, the Index Performance between the first day of the Strategy Term and the Strategy Term End Date would be 15.5%, i.e. (1+10%) x (1 + 5%) -1.
ACTIONS ON STRATEGY TERM END DATES
GENERAL
The following options are available at the end of a Strategy Term:
•
Reinvest some or all of the Contract Value in the same Strategy for another Strategy Term (with the new Crediting Factors that Nationwide declares for the upcoming Strategy Term), assuming that the Strategy is available for investment.

•
Transfer some or all of the Contract Value to another Strategy that is available for investment for a Strategy Term (with the new Crediting Factors that Nationwide declares for the upcoming Strategy Term).
•
Take a partial withdrawal or fully surrender the Contract, which may be assessed a CDSC and MVA, depending on the Remaining Free Withdrawal Amount.
At least 30 days prior to a Strategy Term End Date, Nationwide will send a notification to the Contract Owner stating (i) the Strategies that will be available for investment, (ii) their respective Crediting Factors and their values for the upcoming Strategy Term, and (iii) how to communicate the Contract Owner’s instructions to Nationwide.
If Nationwide does not receive instructions from the Contract Owner prior to the close of business on the Strategy Term End Date (or if the Strategy Term End Date is not a Business Day, then at least one Business Day prior to the Strategy Term End Date), the Contract Value will remain allocated to the currently elected Strategies using the Crediting Factors applicable for the upcoming Strategy Term. If an Index Strategy is not available for reinvestment, the entire Index Strategy Value allocated to the Index Strategy will be transferred to the Fixed Strategy.
TRANSFERS BETWEEN STRATEGIES
On a Strategy Term End Date, the Contract Owner may transfer free of charge some or all of the Contract Value in the maturing Strategy to another Strategy that is available for investment.
Except under the Performance Lock feature, transfers from a Strategy are not permitted other than on its Strategy Term End Date. Transfers into a Strategy are not permitted if its Strategy Term is ongoing.
If the Strategy Term End Date is a Business Day, a transfer request must be received by the Service Center prior to the close of business on that Business Day. If Nationwide does not receive a transfer request prior to the close of business on that Business Day, the transfer will not occur. If the Strategy Term End Date is not a Business Day, a transfer request must be received by the Service Center at least one Business Day prior to the Strategy Term End Date. If Nationwide does not receive a transfer request at least one Business Day prior to the Strategy Term End Date, the transfer will not occur. Transfer requests may be submitted in writing to the Service Center and must be signed by the Contract Owner. At Nationwide’s discretion, it may accept transfer requests by telephone or, if available, by Internet.
A transfer request will not be deemed to be received by the Service Center until it is in good order. To be in good order, the transfer request must identify:
•
the Contract number;
•
The date of the first day of the upcoming Strategy Term;
•
The Strategy (or Strategies) from which Contract Value is being transferred out; and
•
The Strategy (or Strategies) from which Contract Value is being transferred in.
A full transfer out of the Fixed Strategy Value to an Index Strategy is subject to minimum amounts required by state law. Nationwide guarantees that any full transfer out of the Fixed Strategy Value will be at least equal to the minimums required by state law.
PERFORMANCE LOCK
GENERAL
The Performance Lock feature provides the Contract Owner with a one-time transfer during a Strategy Term of the full Index Strategy Value to the Fixed Strategy. Nationwide assesses a fee for a Performance Lock. For each Index Strategy, the Performance Lock feature may be exercised only once during a Strategy Term. If Contract Value is allocated to multiple Index Strategies, the Performance Lock may be exercised for any, all, or none of the Index Strategies during their respective Strategy Terms. The Contract Owner can request a Performance Lock for only the full Index Strategy Value. Requests for a Performance Lock of partial amounts of an Index Strategy’s Index Strategy Value will not be accepted. A Performance Lock once exercised is irrevocable.
On any Business Day other than the Strategy Term End Date, the Contract Owner may submit a request to the Service Center to exercise a Performance Lock. If Nationwide receives the request prior to the close of business on a Business Day, the Index Strategy Value transferred to the Fixed Strategy will be the Index Strategy Value at the end of the Business

Day on which the Performance Lock request is received by Nationwide, less the Performance Lock Fee. If the Performance Lock request is received by Nationwide on a day that is not a Business Day, or after the close of a Business Day, Nationwide will use the next Business Day’s Index Strategy Value, less the Performance Lock Fee.
The Performance Lock Fee is calculated as follows:
Index Strategy Value subject to Performance Lock Request	X	0.10%	X	Number of years remaining in the Strategy Term (partial years are rounded up to the next full year)
See "Performance Lock Fee" and "Performance Lock Risk" for additional information on the Performance Lock Fee and the risks associated with the Performance Lock.
If there is no Contract Value allocated to the Fixed Strategy and a Performance Lock is exercised, the date the Index Strategy Value is transferred into the Fixed Strategy is considered the first day of the Fixed Strategy’s Strategy Term and the Strategy Term End Date will be the next Contract Anniversary.
Performance Lock Example
Assume a Contract Owner is allocated to an Index Strategy with a 6-year Strategy Term and the Contract Owner requests a Performance Lock with 4 years and 10 months remaining in the Strategy Term. Also assume that at the end of the Business Day on the day the Performance Lock is processed the Index Strategy Value is $142,000. The amount of Index Strategy Value transferred to the Fixed Strategy will be $141,290 ($142,000 minus the Performance Lock Fee of $142,000 x 0.10% x 5 years (4 years and 10 months is rounded up to the next full year)).
The amount transferred into the Fixed Strategy will earn interest at the Fixed Strategy Rate until the next Contract Anniversary at which time the Contract Owner can elect to either transfer out of the Fixed Strategy to an available Index Strategy or remain in the Fixed Strategy subject to a newly declared Fixed Strategy Rate.
PERFORMANCE LOCKS EXERCISED WITHIN 45 DAYS OF A CONTRACT ANNIVERSARY
If a Performance Lock is requested within 45 days prior to a Contract Anniversary, the Contract Owner will not receive notification of the available Strategies and applicable Crediting Factors 30 days prior to the Fixed Strategy’s Strategy Term End Date as described in the "Actions on Strategy Term End Dates" section. Instead, the following will apply:
•
If the Performance Lock is requested through Nationwide’s Service Center via the website or by telephone, the Contract Owner will receive the available Strategies and Crediting Factors at the time of the request; or
•
If the Performance Lock is requested by mail, the Contract Owner will need to contact the Service Center for the available Strategies and applicable Crediting Factors prior to the Strategy Term End Date.
Once the Contract Value has been transferred into the Fixed Strategy, if no election is made prior to the Fixed Strategy’s Strategy Term End Date, the amount allocated to the Fixed Strategy as a result of the Performance Lock will remain in the Fixed Strategy for the next Strategy Term at the Fixed Strategy Rate in effect for that Strategy Term.
VALUING THE CONTRACT
CONTRACT VALUE AND STRATEGY VALUES
The Contract Value is calculated each Business Day and is the sum of the Fixed Strategy Value and the Index Strategy Values for each of the Index Strategies.
The Fixed Strategy Value is equal to the amount allocated to the Fixed Strategy plus any interest credited.
The Index Strategy Value is calculated separately for each Index Strategy and is equal to the Index Strategy’s Index Strategy Basis plus the Index Strategy Earnings (which may be positive, negative, or equal to zero).
INDEX STRATEGY BASIS
The Index Strategy Basis is a value used to calculate the Index Strategy Value and the Index Strategy Earnings. The Index Strategy Basis is not a cash value under the Contract and cannot be surrendered, although it is a component of the Index Strategy Value which represents the value that can be surrendered.

On the first day of a Strategy Term, the Index Strategy Basis of an Index Strategy equals the amount allocated to the Index Strategy. On any day during a Strategy Term other than the Strategy Term End Date, the Index Strategy Basis is equal to the Index Strategy Basis on the first day of the Strategy Term minus any partial withdrawals (including any applicable CDSC), fees, or premium taxes, and plus any MVA that occurred during the Strategy Term. On the Strategy Term End Date, after the Index Strategy Value is calculated, the Index Strategy Basis is reset to equal the Index Strategy Value.
Partial withdrawals, fees, and premium taxes reduce the Index Strategy Basis in the same proportion that the partial withdrawal, fee, or premium tax reduced the Index Strategy’s Index Strategy Value on the date the transaction occurs. Specifically, the reduction to an Index Strategy’s Index Strategy Basis is calculated as follows:
Total partial withdrawal, fee, and/or premium tax deducted from Index Strategy Value on a specific date	X	Index Strategy Basis on the date of the transaction
Index Strategy Value on the date of the transaction
The practical effect of this formula is that when the Index Strategy Basis is greater than the Index Strategy Value at the time of the transaction, the Index Strategy Basis will be reduced by more than the dollar amount of the withdrawal, fee, or premium tax. For example, if a $5,000 withdrawal is taken and on that date the Index Strategy Value is $125,000 and the Index Strategy Basis is $150,000, the Index Strategy Value will be reduced by $5,000 and the Index Strategy Basis will be reduced by $6,000 ($5,000/$125,000 x $150,000 = $6,000).
The Index Strategy Basis will also increase during a Strategy Term if an adjustment is made to the Index Strategy Value under the Return of Premium Death Benefit Option. The Strategy Basis will increase by the same percentage that the Strategy Value increased due to this adjustment.
SURRENDER VALUE
The Surrender Value is the amount available upon full surrender of the Contract. The Surrender Value is equal to the Contract Value less any applicable CDSC and premium taxes, and plus any applicable MVA. Nationwide may deduct taxes from the Surrender Value.
A full surrender of the Fixed Strategy Value is subject to minimum amounts required by state law. Nationwide guarantees that any full surrender of the Fixed Strategy Value will be at least equal to the minimums required by state law.
INDEX STRATEGY EARNINGS
Index Strategy Earnings can be positive, negative, or equal to zero. How Index Strategy Earnings are calculated depends on the day of the Strategy Term in which they are calculated.
TERM END INDEX STRATEGY EARNINGS PERCENTAGE (TERM END ISE PERCENTAGE)
On the Strategy Term End Date, Index Strategy Earnings equal the Index Strategy Basis on the Strategy Term End Date multiplied by the Term End ISE Percentage.
Term End ISE Percentage Calculation for Index Strategies with Cap Rates
The Term End ISE Percentage for an Index Strategy with Cap Rate is calculated as follows:
•
if the Index Performance multiplied by the Participation Rate is positive and greater than or equal to the Index Strategy’s Cap, the Term End ISE Percentage is equal to the Cap Rate;
•
if the Index Performance multiplied by the Participation Rate is positive but less than the Index Strategy’s Cap Rate, the Term End ISE Percentage is equal to the Index Performance multiplied by the Participation Rate;
•
if the Index Performance is zero or negative but within the Buffer, the Term End ISE Percentage is equal to zero; and
•
if the Index Performance is negative and exceeds the Buffer, the Term End ISE Percentage is equal to the Index Performance plus the Buffer, which results in a loss.
See "Index Strategies with Cap Rates" for more information and examples of the calculations.

Term End ISE Percentage Calculation for Index Strategies with Cap+ Rates
The Term End ISE Percentage for an Index Strategy with Cap+ Rate is calculated as follows:
•
if the Index Performance is positive and greater than the Cap+ Rate, the Term End ISE Percentage is equal to the Cap+ Rate plus the Participation Rate multiplied by the Index Performance in excess of the Cap+ Rate;
•
if the Index Performance is positive and less than the Cap+ Rate, the Term End ISE Percentage is equal to the Index Performance;
•
if the Index Performance is zero or negative but within the Buffer, the Term End ISE Percentage is equal to zero; and
•
if the Index Performance is negative and exceeds the Buffer, the Term End ISE Percentage is equal to the Index Performance plus the Buffer.
See "Index Strategies with Cap+ Rates" for more information and examples of the calculations.
DAILY INDEX STRATEGY EARNINGS PERCENTAGE (DAILY ISE PERCENTAGE)
On any day other than the Strategy Term End Date, Nationwide uses the Daily ISE Percentage to calculate Index Strategy Earnings. A Daily ISE Percentage is calculated separately for each Index Strategy in which Contract Value is allocated. The Daily ISE Percentage uses a proxy fair market value methodology to value hypothetical investments in derivatives that provide an estimated present value of what the Term End ISE Percentage will be on the Strategy Term End Date.
The estimated present value takes into account the impact of the applicable Buffer, Cap Rate, Cap+ Rate, and Participation Rate, however, they do not apply to the same extent that they do when calculating the Term End ISE Percentage. Instead, when calculating the Daily ISE Percentage, Nationwide calculates a proxy fair market value of the hypothetical investments in derivatives that provides an estimated present value of Nationwide’s obligation to provide the Buffer, Cap Rate, Cap+ Rate, and Participation Rate at the end of the Strategy Term. As a result, the Buffer does not provide the same level of protection when calculating the Daily ISE Percentage that it does when calculating the Term End ISE Percentage. Prior to the Strategy Term End Date, the Index Strategy Value may reflect losses even if negative Index Performance is within the Buffer or even if Index Performance is positive. The losses may be realized if a Death Benefit is calculated or if the Contract Owner takes a withdrawal, exercises a Performance Lock or the Right to Examine and Cancel provision, or begins Annuitization.
The Daily ISE Percentage is not directly related to the Index Performance (although Index Performance impacts the Daily ISE Percentage calculation). The Daily ISE Percentage may be negative even when the Index Performance is positive due to market factors that impact the inputs that Nationwide uses to value the hypothetical investment in the derivatives. In addition, the Daily ISE Percentage may be less than the Index Performance when the Index Performance is positive, particularly earlier in a Strategy Term.
For each Index Strategy, the Daily ISE Percentage calculation compares the value of the hypothetical derivatives on the first day of the Strategy Term to the value of the hypothetical derivatives on the date the Daily ISE Percentage is calculated. The difference is then adjusted for the amount of time that has elapsed during the Strategy Term multiplied by the value of the hypothetical derivatives on the first day of the Strategy Term.
More specifically, the Daily ISE Percentage is calculated using the following formula:
A – B + (t/T) x B, where:
A: A proxy of the fair value, as of the current date, of the hypothetical derivatives that represents Nationwide’s obligation to provide the Term End ISE Percentage on the Strategy Term End Date
B: A proxy of the fair value, as of the first day of the Strategy Term, of the hypothetical derivatives that represents Nationwide’s obligation to provide the Term End ISE Percentage on the Strategy Term End Date
t: Time elapsed since the first day of the Strategy Term, in years
T: Strategy Term length
The value of the proxy on the first day of the Strategy Term is representative of the cost of the derivatives used to determine the Daily ISE Percentage. The Daily ISE Percentage is reduced by an amount reflecting the cost of instruments used to provide the performance offered by the Contract. This deduction is equal to the Daily ISE Percentage at the beginning of the Strategy Term, but it declines to zero over the course of the Strategy Term. See "Appendix D: Daily Index Strategy Earnings Percentage" for more information and examples of the Daily ISE Percentage calculation.

WITHDRAWALS
The Contract Owner may take a partial withdrawal or full surrender of the Contract at any time prior to the Annuitization Date or the death of the Annuitant. Withdrawals from the Contract may be subject to a CDSC and MVA. Withdrawals from the Contract may also be subject to federal income tax and/or a tax penalty (see "Contract Types and Federal Tax Considerations").
On any day other than the Strategy Term End Date, Nationwide uses the Daily ISE Percentage to calculate Index Strategy Earnings, which is an estimated present value of what the Index Strategy Earnings will be at the end of the Strategy Term. The method used to calculate the Daily ISE Percentage may result in losses even if negative Index Performance is within the Buffer or losses even when the Index Performance has increased since the beginning of the Strategy Term. These losses are realized when a partial withdrawal or full surrender is taken. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)" and "Appendix D: Daily Index Strategy Earnings Percentage."
The Contract Owner must submit a request for a partial withdrawal or full surrender to the Service Center. Nationwide will not process a request until it is received by Nationwide in good order. Nationwide will not consider the request to be in good order unless the request (i) is in writing or another form that Nationwide deems acceptable and (ii) includes all the information necessary for Nationwide to process the request. For a partial withdrawal, the withdrawal must be at least $100. Nationwide reserves the right to require that the signature(s) associated with any partial withdrawal or full surrender request be guaranteed by a qualifying institution or other firm qualified to give such a guaranty.
Nationwide has the right to suspend or delay the date of any partial withdrawal or full surrender payment when the partial withdrawal or full surrender request is in a form that is not acceptable to Nationwide. Nationwide further reserves the right to delay payment of a partial withdrawal or full surrender for up to six months from the date the request is received by Nationwide, subject to regulatory approval.
When Nationwide receives a completed partial withdrawal or full surrender request (including all information necessary for Nationwide to process the partial withdrawal or full surrender), Nationwide will process the request by deducting the amount requested from the Contract Value. The amount received by the Contract Owner will be equal to the amount of the partial withdrawal or full surrender requested, minus any applicable CDSC and any applicable taxes (including premium taxes), plus any applicable MVA.
Unless otherwise specified by the Contract Owner, partial withdrawals will be taken proportionally from the Strategies in which the Contract Owner is allocated based on the Contract Value in the Strategies at the time of the request. In addition, partial withdrawals reduce the Index Strategy Basis in the same proportion that the partial withdrawal reduces the Index Strategy’s Index Strategy Value on the date the partial withdrawal occurs. When the Index Strategy Basis is greater than the Index Strategy Value at the time of a withdrawal, a proportional reduction will reduce the Index Strategy Basis by more than the dollar amount of the withdrawal.
If a full surrender of the Contract is requested, the Contract Owner will receive the Surrender Value. See "Surrender Value." A full surrender terminates the Contract.
For tax purposes, a withdrawal will be treated as a withdrawal of earnings first.
PARTIAL WITHDRAWAL TREATED AS A FULL SURRENDER
Nationwide may treat a request for a partial withdrawal as a request for a full surrender of the Contract if: (a) the partial withdrawal would reduce the Contract Value to an amount less than $5,000; and (b) the Purchase Payment minus the sum of any withdrawals is less than $5,000.
SYSTEMATIC WITHDRAWALS
The Contract Owner may elect in writing on a form provided by Nationwide to take systematic withdrawals of a specified dollar amount on a monthly, quarterly, semi-annual, or annual basis. The minimum withdrawal amount allowed for this type of systematic transaction is $100. A CDSC and MVA may apply to systematic withdrawals. Unless otherwise instructed, Nationwide will withhold federal income taxes from each systematic withdrawal. Unless otherwise specified, systematic withdrawals will be taken proportionally from Strategies in which the Contract Owner is allocated based on the Contract Value in the Strategies at the time of the systematic withdrawal. Systematic withdrawals may be discontinued at any time by notification to Nationwide in writing or other form acceptable to Nationwide.
Systematic withdrawals are not available prior to the expiration of the Right to Examine and Cancel period. See "Right to Examine and Cancel."

DEATH BENEFIT AND SUCCESSION RIGHTS
DEATH PRIOR TO ANNUITIZATION
Death of Contract Owner who is not the Annuitant
If the deceased Contract Owner (or Joint Owner) is not an Annuitant, and the deceased Contract Owner (or Joint Owner) dies before the Annuitization Date while the Contract is in force, no Death Benefit is payable. Under such circumstances, contractual rights under the Contract will succeed as follows:
1)
Contract Owner / Joint Owner. If there is a surviving Contract Owner or Joint Owner, the survivor becomes the sole Contract Owner. The Contract otherwise continues uninterrupted.
2)
Beneficiary(ies). If there is no surviving Contract Owner or Joint Owner, the Beneficiary(ies) becomes (become) the new contract owner for purposes of the Code.
3)
Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) becomes (become) the new contract owner for purposes of the Code.
4)
Last Surviving Contract Owner's or Joint Owner’s Estate. If there is no surviving Contingent Beneficiary, the estate of the last surviving Contract Owner or Joint Owner becomes the new Contract Owner.
Death of Contract Owner who is the Annuitant
If the deceased Contract Owner (or Joint Owner) is an Annuitant, and the deceased Contract Owner (or Joint Owner) dies before the Annuitization Date while the Contract is in force, the Death Benefit may or may not become payable depending on whether there is a Contingent Annuitant.
If there is Contingent Annuitant, the Contingent Annuitant takes the place of the deceased Annuitant under the Contract and no Death Benefit is payable. There will no longer be a Contingent Annuitant under the Contract.
If there is no Contingent Annuitant, the Death Benefit becomes payable. Rights to the Death Benefit will be as follows:
1)
Contract Owner / Joint Owner. If there is a surviving Contract Owner or Joint Owner, the survivor is entitled to the Death Benefit.
2)
Beneficiary(ies). If there is no surviving Contract Owner or Joint Owner, the Beneficiary(ies) is (are) entitled to the Death Benefit.
3)
Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) is (are) entitled to the Death Benefit.
4)
Last Surviving Contract Owner's or Joint Owner’s Estate. If there is no surviving Contingent Beneficiary, the estate of the last surviving Contract Owner or Joint Owner is entitled to the Death Benefit.
Death of Annuitant who is not the Contract Owner
If the deceased Annuitant is not the Contract Owner (or Joint Owner), and the deceased Annuitant dies before the Annuitization Date while the Contract is in force, the Death Benefit may or may not become payable depending on whether there is a Contingent Annuitant.
If there is a Contingent Annuitant, the Contingent Annuitant takes the place of the deceased Annuitant under the Contract and no Death Benefit is payable. The Contract otherwise continues without interruption and there will no longer be a Contingent Annuitant under the Contract.
If there is no Contingent Annuitant, the Death Benefit becomes payable. Rights to the Death Benefit will be as follows:
1)
Beneficiary(ies). The Beneficiary(ies) is (are) entitled to the Death Benefit.
2)
Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) is (are) entitled to the Death Benefit.
3)
Last Surviving Contract Owner's or Joint Owner’s Estate. If there is no surviving Contingent Beneficiary, the estate of the last surviving Contract Owner or Joint Owner is entitled to the Death Benefit.

DEATH AFTER ANNUITIZATION
After the Annuitization Date, under no circumstances will the Death Benefit become payable. All payments under the Contract depend on the annuity payment option selected.
PAYMENT OF THE DEATH BENEFIT
When the Death Benefit becomes payable, Nationwide will not pay the Death Benefit until it receives in writing at the Service Center each of the following:
•
Proper proof of death;
•
Instructions regarding the method of distribution; and
•
Any forms required by a state or other jurisdiction.
Proper proof of death includes:
•
A certified copy of the death certificate of the deceased Annuitant;
•
A copy of a certified decree of a court of competent jurisdiction as to the finding of death;
•
A written statement by a medical doctor who attended the deceased; or
•
Any other proof of death that we deem acceptable.
The methods of distribution depend on the person (or people) to whom the Death Benefit will be paid. Under all circumstances, the method of distribution selected must comply with any applicable requirements under the Code.
The following applies to the payment of the Death Benefit:
1)
If the person entitled to receive the Death Benefit is the surviving spouse of the deceased Contract Owner, the surviving spouse can do one of the following:
a.
Elect to receive their portion of the Death Benefit as a lump sum;
b.
Elect to receive their portion of the Death Benefit as an annuity;
c.
Elect to receive their portion of the Death Benefit as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide; or
d.
Elect to continue the Contract with his or her portion of the Death Benefit and become the new Contract Owner.
2)
For any other person(s) entitled to receive the Death Benefit, he or she can do one of the following:
a.
Elect to receive their portion of the Death Benefit as a lump sum;
b.
Elect to receive their portion of the Death Benefit as an annuity; or
c.
Elect to receive their portion of the Death Benefit as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide.
Premium taxes may be deducted from the Death Benefit.
If the Contract has more than one Beneficiary entitled to the Death Benefit, the Contract Value will continue to be allocated to the applicable Strategies until the first Beneficiary provides Nationwide with all the information necessary to pay that Beneficiary’s portion of the Death Benefit. At the time the first Beneficiary’s proceeds are paid, the remaining portion(s) of the Death Benefit that is allocated to the Strategies will be reallocated to the Fixed Strategy until instructions are received from the remaining Beneficiary(ies).
Except for a surviving spouse that is continuing the Contract, if any Beneficiary entitled to receive the Death Benefit elects to continue the Contract as the new contract owner or becomes a beneficial owner of the Contract, the Beneficiary’s entire portion of the Death Benefit will be automatically reallocated to the Fixed Strategy. This reallocation to the Fixed Strategy will occur on the date the Beneficiary’s election is received in good order. The Fixed Strategy’s Strategy Term will begin on the date the Beneficiary’s portion of the Death Benefit is reallocated to the Fixed Strategy. For as long as Nationwide declares Fixed Strategy Rates for new business, the Fixed Strategy Rate will be the new business Fixed Strategy Rate in effect on the date the Beneficiary’s portion of the Death Benefit is reallocated to the Fixed Strategy. If Nationwide no longer declares new business Fixed Strategy Rates, Nationwide will declare Fixed Strategy Rates for beneficially owned contracts at its sole discretion which are guaranteed to be at least 0.25%.
For a surviving spouse that continues the Contract under the Spousal Protection Feature, see "Spousal Protection Feature" below. A surviving spouse that is continuing the Contract under the Spousal Protection Feature will not be reallocated to the Fixed Strategy as described above.
CALCULATION OF THE DEATH BENEFIT
An applicant may elect either the standard Death Benefit (Contract Value) or an available death benefit option that is offered under the Contract for an additional charge. If no election is made at the time of application, the Death Benefit will be the standard Death Benefit.
Standard Death Benefit (Contract Value)
Prior to the Annuitization Date, the Death Benefit is equal to the Contract Value on the date the Death Benefit is payable.
Return of Premium Death Benefit Option
Prior to the Annuitization Date, the Death Benefit is equal to the greater of the following on the date the Death Benefit is payable:
1)
Contract Value; or
2)
the Purchase Payment made to the Contract reduced by any partial withdrawals in the proportion that such partial withdrawal reduced the Contract Value on the date of the partial withdrawal.
On the date the Death Benefit is payable, the Contract Value is adjusted to equal the greater of the Contract Value on that date or the Purchase Payment reduced by the adjustment for any partial withdrawals. This adjustment to the Contract Value is considered payment of the Death Benefit. Unless a surviving spouse is continuing the Contract under the Spousal Protection Feature (see "Spousal Protection Feature"), the Death Benefit will be paid in accordance with the "Payment of the Death Benefit" section.
After the Death Benefit is paid, partial withdrawals or a full surrender are not subject to a CDSC or MVA.
Impact of Ownership Changes and Assignment on the Death Benefit
If the Contract Owner is changed, or if the Contract is assigned, prior to the Death Benefit becoming payable, the Death Benefit will equal the Surrender Value, except in any of the following circumstances:
1)
The new Contract Owner or assignee assumes full ownership of the Contract. We reserve the right to determine when such circumstances occur in our sole discretion. Examples of such circumstances may include (a) when ownership is transferred from an individual to a revocable trust for the benefit of the same individual; (b) when ownership changes due to a change in a Contract Owner’s spouse; or (c) when ownership changes because there is a change to a court appointed guardian representing the Contract Owner during the Contract Owner’s lifetime.
2)
Ownership of a Contract as an IRA or Roth IRA is being changed from one custodian to another, from the Contract Owner to a custodian, or from a custodian to the Contract Owner.
3)
The assignment is for the purpose of effectuating an exchange pursuant to Section 1035 of the Code.
4)
The change is the removal of a Contract Owner or Joint Owner when the Contract is jointly owned.
SPOUSAL PROTECTION FEATURE
The Death Benefit (whether (1) Return of Premium Death Benefit, or (2) standard Death Benefit (Contract Value)) includes a Spousal Protection Feature at no additional charge. The Spousal Protection Feature is not available for contracts issued as Charitable Remainder Trusts. The Spousal Protection Feature allows the surviving spouse to continue the contract while receiving any economic benefit of the Death Benefit upon the death of the other spouse. When the surviving spouse continues the Contract under the Spousal Protection Feature, the Contract will remain allocated to the same Strategies through the end of the current Strategy Terms, and the Death Benefit will not be automatically reallocated to the Fixed Strategy. After the first Death Benefit is paid, neither CDSC nor MVA will apply to any partial withdrawal or a full surrender. Upon the death of the surviving spouse, provided such death occurs before the Annuitization Date, the Death Benefit will again become payable.
The Spousal Protection Feature is available provided the conditions described below are satisfied:
1)
One or both spouses (or a revocable trust of which either or both of the spouses is/are grantor(s)) must be named as the Contract Owner. For contracts issued as an IRA or Roth IRA, only the person for whom the IRA or Roth IRA was established may be named as the Contract Owner;
2)
The spouses must be Co-Annuitants;
3)
On the date the application is signed, both spouses must be age 85 or younger; however, for the Return of Premium Death Benefit Option, both spouses must be age 75 or younger at the time of application;
4)
Both spouses must be named as Beneficiaries;
5)
No person other than the spouse may be named as Contract Owner, Annuitant, Contingent Annuitant, or primary beneficiary;
6)
If both spouses are alive upon Annuitization, the Contract Owner must specify which spouse is the Annuitant upon whose continuation of life any annuity payments involving life contingencies depend (for an IRA or Roth IRA contract, this person must be the Contract Owner); and
7)
If the Contract Owner requests to add a Co-Annuitant after the Date of Issue, the date of marriage must be after the Date of Issue and Nationwide will require the Contract Owner to provide a copy of the marriage certificate. In addition, the Co-Annuitant that is added must have been no older than age 85 on the date the application was signed if the standard Death Benefit applies, or no older than age 75 on the date the application was signed if the Return of Premium Death Benefit Option applies.
If a Co-Annuitant dies before the Annuitization Date, the surviving spouse may continue the Contract as its sole Contract Owner, and the following applies:
•
Standard Death Benefit (Contract Value). No adjustment is made to the Contract Value, and the continuation of the Contract by the surviving spouse is considered payment of the first Death Benefit.
•
Return of Premium Death Benefit Option. Where the Contract Value is greater than the Purchase Payment, less an adjustment for amounts withdrawn, then no adjustment is made to the Contract Value. Otherwise, the Contract Value is adjusted to equal the Purchase Payment, less an adjustment for amounts withdrawn. The adjustment to each Strategy’s Strategy Value will be made proportionally based on the Contract Value in the Strategies at the time the adjustment is made. Additionally, each Index Strategy’s Index Strategy Basis will increase by the same percentage that the Index Strategy Value increased due to this adjustment. This adjustment, if any, is considered payment of the first Death Benefit.
After the Contract is continued by the surviving spouse, the Contract Value may increase or decrease, and partial withdrawals or a full surrender are not subject to a CDSC or MVA. The surviving Co-Annuitant may then name a new Beneficiary but may not name another Co-Annuitant. If the surviving spouse dies before the Annuitization Date, the second Death Benefit becomes payable.
If the marriage of the Co-Annuitants terminates due to divorce, dissolution, or annulment, the Spousal Protection Feature terminates and the Contract Owner is not permitted to cover a subsequent spouse.
The Spousal Protection Feature may not apply if certain changes to the parties or assignments are made to the Contract. Contract Owners contemplating changes to the parties to the Contract, including assignments, should contact their financial professional to determine how the changes impact the Spousal Protection Feature.
ANNUITY COMMENCEMENT DATE
The Annuity Commencement Date is the date on which annuity payments are scheduled to begin. Generally, the Contract Owner designates the Annuity Commencement Date at the time of application. If no Annuity Commencement Date is designated at the time of application, Nationwide will establish the Annuity Commencement Date as the date the Annuitant reaches age 90. The Contract Owner may initiate a change to the Annuity Commencement Date at any time. Additionally, Nationwide will notify the Contract Owner approximately 90 days before the impending Annuity Commencement Date of the opportunity to change the Annuity Commencement Date or Annuitize the Contract.

Any request to change the Annuity Commencement Date must meet the following requirements:
•
the request is made prior to the Annuitization Date;
•
the requested date is at least two years after the Date of Issue;
•
the requested date is not later than the first day of the first calendar month after the Annuitant’s 115th birthday unless approved by Nationwide; and
•
the request for change is made in writing, submitted to the Service Center and approved by Nationwide.
Generally, Nationwide will not initiate Annuitization until specifically directed to do so. However, for Non-Qualified Contracts only, Nationwide will automatically initiate Annuitization within 45 days after the Annuity Commencement Date (whether default or otherwise), unless (1) Nationwide has had direct contact with the Contract Owner (indicating that the contract is not abandoned); or (2) the Contract Owner has taken some type of action which is inconsistent with the desire to annuitize.
ANNUITIZING THE CONTRACT
ANNUITIZATION
Annuitization is the period during which annuity payments are received. Annuitization is irrevocable once annuity payments have begun. Upon the Annuitization Date, the Annuitant must elect an annuity payment option.
Annuity purchase rates are used to determine the amount of the annuity payments based upon the annuity payment option elected. Actual purchase rates used to determine annuity payments will be those in effect on the Annuitization Date. Annuity benefits at the time of their commencement will not be less than those that would be provided by the application of the Surrender Value to purchase a single premium immediate annuity contract at purchase rates offered by Nationwide at the time to the same class of annuitants.
Any optional death benefit that the Contract Owner elects will automatically terminate upon Annuitization.
Fixed Annuity Payments
Fixed annuity payments provide for level annuity payments. Premium taxes are deducted prior to determining fixed annuity payments. The fixed annuity payments will remain level unless the annuity payment option provides otherwise.
Lump sum annuity payment options are not available.
Frequency and Amount of Payments
Annuity payments are based on the annuity payment option elected.
Nationwide reserves the right to change the frequency of payments if the amount of any payment becomes less than $100. The payment frequency will be changed to an interval that will result in payments of at least $100. Nationwide will send annuity payments no later than 10 Business Days after each annuity payment date.
Annuity Payment Options
The Annuitant must elect an annuity payment option before the Annuitization Date. If the Annuitant does not elect an annuity payment option, the fixed single life annuity with 240 monthly payments guaranteed annuity payment option will be assumed as the automatic form of payment upon Annuitization. Once elected or assumed, the annuity payment option may not be changed.
Not all of the annuity payment options may be available in all states. Additionally, the annuity payment options available may be limited based on the Annuitant’s age (and the joint annuitant’s age, if applicable) or requirements under the Code.
Nationwide reserves the right to refuse any purchase payment that would result in the cumulative total for all contracts issued by Nationwide on the life of any one Annuitant or owned by any one Contract Owner to exceed $1,000,000. If a Contract Owner does not submit purchase payments in excess of $1,000,000, or if Nationwide has refused to accept purchase payments in excess of $1,000,000, the references in this provision to purchase payments in excess of $1,000,000 will not apply. If the Contract Owner is permitted to submit purchase payments in excess of $1,000,000, additional restrictions apply, as follows.

Annuity Payment Options for Contracts with Total Purchase Payments and/or Surrender Value Annuitized Less Than or Equal to $2,000,000
If, at the Annuitization Date, the total of the purchase payment made to the contract and/or the Surrender Value annuitized is less than or equal to $2,000,000, the annuity payment options available are:
•
Single life;
•
Joint and survivor; and
•
Single life with a 10 or 20 year term certain.
Each of the annuity payment options is discussed more thoroughly below.
Single Life
The single life annuity payment option provides for annuity payments to be paid during the lifetime of the Annuitant. This option is not available if the Annuitant is 86 or older on the Annuitization Date.
Payments will cease with the last payment before the Annuitant’s death. For example, if the Annuitant dies before the second annuity payment date, the Annuitant will receive only one payment. The Annuitant will only receive two annuity payments if he or she dies before the third payment date, and so on. No death benefit will be paid.
No withdrawals other than the scheduled annuity payments are permitted.
Joint and Survivor
The joint and survivor annuity payment option provides for annuity payments to continue during the joint lifetimes of the Annuitant and joint annuitant. After the death of either the Annuitant or joint annuitant, payments will continue for the life of the survivor. This option is not available if the Annuitant or joint annuitant is 86 or older on the Annuitization Date.
Payments will cease with the last payment due prior to the death of the last survivor of the Annuitant and joint annuitant. As is the case of the single life annuity payment option, there is no guaranteed number of payments. Therefore, it is possible that if the Annuitant dies before the second annuity payment date, the Annuitant will receive only one annuity payment. No death benefit will be paid.
No withdrawals other than the scheduled annuity payments are permitted.
Single Life with a 10 or 20 Year Term Certain
The single life with a 10 or 20 year term certain annuity payment option provides that monthly annuity payments will be paid during the Annuitant’s lifetime or for the term selected, whichever is longer. The term may be either 10 or 20 years.
If the Annuitant dies before the end of the 10 or 20 year term, payments will be paid to the beneficiary for the remainder of the term.
No withdrawals other than the scheduled annuity payments are permitted.
Any Other Option
Annuity payment options not set forth in this provision may be available. Any annuity payment option not set forth in this provision must be approved by Nationwide.
Annuity Payment Options for Contracts with Total Purchase Payments and/or Surrender Value Annuitized Greater Than $2,000,000
If, at the Annuitization Date, the total of the purchase payment made to the contract and/or the Contract Value to be annuitized is greater than $2,000,000, Nationwide may limit the annuity payment option to the longer of:
1)
a fixed single life annuity with a 20 year term certain; or
2)
a fixed single life annuity with a term certain to age 95.

ANNUITIZATION OF AMOUNTS GREATER THAN $5,000,000
Additionally, Nationwide may limit the amount that may be annuitized on a single life to $5,000,000. If the total amount to be annuitized is greater than $5,000,000 under this contract and/or for all Nationwide issued annuity contracts with the same Annuitant, the Contract Owner must:
1)
reduce the amount to be annuitized to $5,000,000 or less by taking a partial withdrawal from the Contract;
2)
reduce the amount to be annuitized to $5,000,000 or less by exchanging the portion of the Contract Value in excess of $5,000,000 to another annuity contract; or
3)
annuitize the portion of the Contract Value in excess of $5,000,000 under an annuity payment option with a term certain, if available.
CONTRACT TYPES AND FEDERAL TAX CONSIDERATIONS
Types of Contracts
The contracts described in this prospectus are classified according to the tax treatment to which they are subject under the Code. Following is a general description of the various contract types. Eligibility requirements, tax benefits (if any), limitations, and other features of the contracts will differ depending on contract type.
Non-Qualified Contracts
A Non-Qualified Contract is a contract that does not qualify for certain tax benefits under the Code, such as deductibility of purchase payments, and which is not an IRA, Roth IRA, SEP IRA, or Simple IRA.
Upon the death of the owner of a Non-Qualified Contract, mandatory distribution requirements are imposed to ensure distribution of the entire balance in the contract within a required period.
Non-Qualified Contracts that are owned by natural persons allow the deferral of taxation on the income earned in the contract until it is distributed or deemed to be distributed. Non-Qualified Contracts that are owned by non-natural persons, such as trusts, corporations, and partnerships are generally subject to current income tax on the income earned inside the contract, unless the non-natural person owns the contract as an agent of a natural person.
Charitable Remainder Trusts
Charitable Remainder Trusts are trusts that meet the requirements of Section 664 of the Code. Non-Qualified Contracts that are issued to Charitable Remainder Trusts will differ from other Non-Qualified Contracts in three respects:
1)
Waiver of sales charges. In addition to any sales load waivers included in the contract, Charitable Remainder Trusts may also withdraw the difference between:
a.
the contract value on the day before the withdrawal; and
b.
the total amount of purchase payments made to the contract (less an adjustment for amounts surrendered).
2)
Contract ownership at annuitization. On the annuitization date, if the contract owner is a Charitable Remainder Trust, the Charitable Remainder Trust will continue to be the contract owner and the annuitant will NOT become the contract owner.
3)
Recipient of death benefit proceeds. With respect to the death benefit proceeds, if the contract owner is a Charitable Remainder Trust, the death benefit is payable to the Charitable Remainder Trust. Any designation in conflict with the Charitable Remainder Trust’s right to the death benefit will be void.
While these provisions are intended to facilitate a Charitable Remainder Trust’s ownership of this contract, the rules governing Charitable Remainder Trusts are numerous and complex. A Charitable Remainder Trust that is considering purchasing this contract should seek the advice of a qualified tax and/or financial professional prior to purchasing the contract. An annuity that has a Charitable Remainder Trust endorsement is not a Charitable Remainder Trust; the endorsement is merely to facilitate ownership of the contract by a Charitable Remainder Trust.
Individual Retirement Annuities (IRAs)
IRAs are contracts that satisfy the provisions of Section 408(b) of the Code, including the following requirements:
•
the contract is not transferable by the owner;

•
the premiums are not fixed;
•
if the contract owner is younger than age 50, the annual premium cannot exceed $6,500; if the contract owner is age 50 or older, the annual premium cannot exceed $7,500 (although rollovers of greater amounts from Qualified Plans, tax sheltered annuities, certain 457 governmental plans, and other IRAs can be received);
•
certain minimum distribution requirements must be satisfied after the owner attains their applicable age as defined in the Code;
•
the entire interest of the owner in the contract is nonforfeitable; and
•
after the death of the owner, additional distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.
Depending on the circumstance of the owner, all or a portion of the contributions made to the account may be deducted for federal income tax purposes.
IRAs may receive rollover contributions from other individual retirement accounts, other individual retirement annuities, tax sheltered annuities, certain 457 governmental plans, and qualified retirement plans (including 401(k) plans).
When the owner of an IRA attains their applicable age, the IRA owner is required to begin taking certain minimum distributions. The applicable age is 73 if the owner attains age 72 after 2022. For owners who attained age 70½ after 2019 the age is 72 (age 70½ if born prior to July 1, 1949).
In addition, upon the death of the owner of an IRA, the Code imposes mandatory distribution requirements to ensure distribution of the entire contract value within the required statutory period. Due to the Treasury Regulations valuation rules, the amount used to compute the mandatory distributions may exceed the contract value.
Failure to make the mandatory distributions can result in an additional penalty tax of 25% applied against the required minimum distributions not taken. The excise tax is reduced to 10% if the required minimum distribution not taken is distributed within a "correction window" as defined under the Code.
For further details regarding IRAs, refer to the disclosure statement provided when the IRA was established and the annuity contract’s IRA endorsement.
As used herein, the term "individual retirement plans" shall refer to both individual retirement annuities and individual retirement accounts that are described in Section 408 of the Code.
Roth IRAs
Roth IRA contracts are contracts that satisfy the provisions of Section 408A of the Code, including the following requirements:
•
the contract is not transferable by the owner;
•
the premiums are not fixed;
•
if the contract owner is younger than age 50, the annual premium cannot exceed $6,500; if the contract owner is age 50 or older, the annual premium cannot exceed $7,500 (although rollovers of greater amounts from other Roth IRAs and other individual retirement plans can be received);
•
the entire interest of the owner in the contract is nonforfeitable; and
•
after the death of the owner, certain distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.
A Roth IRA can receive a rollover from an individual retirement plan or another eligible retirement plan; however, the amount rolled over from the individual retirement plan or other eligible retirement plan to the Roth IRA is required to be included in the owner’s federal gross income at the time of the rollover, and will be subject to federal income tax. However, a rollover or conversion of an amount from an IRA or eligible retirement plan cannot be recharacterized back to an IRA.
For further details regarding Roth IRAs, please refer to the disclosure statement provided when the Roth IRA was established and the annuity contract’s IRA endorsement.
Simplified Employee Pension IRAs (SEP IRA)
A SEP IRA is a written plan established by an employer for the benefit of employees which permits the employer to make contributions to an IRA established for the benefit of each employee.

An employee may make deductible contributions to a SEP IRA subject to the same restrictions and limitations as an IRA. In addition, the employer may make contributions to the SEP IRA, subject to dollar and percentage limitations imposed by both the Code and the written plan.
A SEP IRA plan must satisfy:
•
minimum participation rules;
•
top-heavy contribution rules;
•
nondiscriminatory allocation rules; and
•
requirements regarding a written allocation formula.
In addition, the plan cannot restrict withdrawals of non-elective contributions, and must restrict withdrawals of elective contributions before March 15th of the following year.
When the owner of a SEP IRA attains their applicable age , the same age as described previously in Individual Retirement Annuities (IRAs), the SEP IRA owner is required to begin taking certain minimum distributions. Because of Treasury Regulations valuation rules, the amount used to compute the minimum distributions may exceed the contract value. In addition, upon the death of the owner of a SEP IRA, mandatory distribution requirements are imposed by the Code to ensure distribution of the entire contract value within the required statutory period.
Simple IRAs
A Simple IRA is an Individual Retirement Annuity that is funded exclusively by a qualified salary reduction arrangement and satisfies:
•
vesting requirements;
•
participation requirements; and
•
administrative requirements.
The funds contributed to a Simple IRA cannot be commingled with funds in other individual retirement plans or SEP IRAs.
A Simple IRA cannot receive rollover distributions except from another Simple IRA.
When the owner of a Simple IRA attains their applicable age, the same age described previously in Individual Retirement Annuities (IRAs), the Code requires that certain minimum distributions be made. Because of Treasury Regulations valuation rules, the amount used to compute the minimum distributions may exceed the contract value. In addition, upon the death of the owner of a Simple IRA, mandatory distribution requirements are imposed by the Code to ensure distribution of the entire contract value within the required statutory period.
One-Rollover-Per-Year Limitation
A contract owner can receive a distribution from an IRA and roll it into another IRA within 60 days from the date of the distribution and not have the amount of the distribution included in taxable income. Only one rollover per year from a contract owner’s IRA is allowed. The one year period begins on the date the contract owner receives the IRA distribution, and not on the date the IRA was rolled over.
The one-rollover-per-year limitation as applies in the aggregate to all the IRAs that a taxpayer owns. This means that a contract owner cannot make an IRA rollover distribution if, within the previous one year period, an IRA rollover distribution was taken from any other IRAs owned by the taxpayer. Also, rollovers between an individual’s Roth IRAs would prevent a separate rollover within the 1-year period between the individual’s traditional IRAs within the one-year period, and vice versa.
Direct transfers of IRA funds between IRA trustees are not subject to the one rollover per year limitation because such transfers are not considered rollover distributions. Also, a rollover from a traditional IRA to a Roth IRA (a conversion) is not subject to the one roll over per year limitation, and such a rollover is disregarded in applying the one rollover per year limitation to other rollovers.
Investment Only (Qualified Plans)
Contracts that are owned by Qualified Plans are not intended to confer tax benefits on the beneficiaries of the plan; they are used as investment vehicles for the plan. The income tax consequences to the beneficiary of a Qualified Plan are controlled by the operation of the plan, not by operation of the assets in which the plan invests.

Beneficiaries of Qualified Plans should contact their employer and/or trustee of the plan to obtain and review the plan, trust, summary plan description and other documents for the tax and other consequences of being a participant in a Qualified Plan.
Federal Tax Considerations
The tax consequences of purchasing a contract described in this prospectus will depend on:
•
the type of contract purchased;
•
the purposes for which the contract is purchased; and
•
the personal circumstances of individual investors having interests in the contracts.
See Synopsis of the Contracts for a brief description of the various types of contracts and the different purposes for which the contracts may be purchased.
Existing tax rules are subject to change, and may affect individuals differently depending on their situation. Nationwide does not guarantee the tax status of any contracts or any transactions involving the contracts.
If the contract is purchased as an investment of certain retirement plans (such as qualified retirement plans, IRAs, and custodial accounts as described in Sections 401 and 408(a) of the Internal Revenue Code), the tax advantages enjoyed by the contract owner and/or annuitant may relate to participation in the plan rather than ownership of the annuity contract. Such plans are permitted to purchase investments other than annuities and retain tax-deferred status.
The following is a brief summary of some of the federal income tax considerations related to the contracts. In addition to the federal income tax, distributions from annuity contracts may be subject to state and local income taxes. The tax rules across all states and localities are not uniform and therefore will not be discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Nothing in this prospectus should be considered to be tax advice. Contract owners and prospective contract owners should consult a financial professional, tax advisor or legal counsel to discuss the taxation and use of the contracts.
The Internal Revenue Code sets forth different income tax rules for the following types of annuity contracts:
•
IRAs;
•
SEP IRAs;
•
Simple IRAs;
•
Roth IRAs; and
•
Non-Qualified Contracts.
IRAs, SEP IRAs and Simple IRAs
Distributions from IRAs, SEP IRAs and Simple IRAs are generally taxed when received. If any portion of the amount contributed to the IRA was nondeductible for federal income tax purposes, then a portion of each distribution is excludable from income.
The portion of a distribution that is taxable is based on the ratio between the amount by which non-deductible purchase payments exceed prior non-taxable distributions and total account balances at the time of the distribution. The owner of an IRA, SEP IRA, or Simple IRA must annually report the amount of non-deductible purchase payments, the amount of any distribution, the amount by which non-deductible purchase payments for all years exceed nontaxable distributions for all years, and the total balance of all IRAs, SEP IRAs, or Simple IRAs.
If distributions of income from an IRA are made prior to the date that the owner attains the age of 59½ years, the income is subject to an additional penalty tax of 10% unless an exception applies. (For Simple IRAs, the 10% penalty is increased to 25% if the distribution is made during the 2-year period beginning on the date that the individual first participated in the Simple IRA.) The 10% penalty tax can be avoided if the distribution is:
•
made to a beneficiary on or after the death of the owner;
•
attributable to the owner becoming disabled (as defined in the Internal Revenue Code);
•
part of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary. Substantially equal periodic payments must continue until the later of reaching age 59½ or five years. Modification of payments during that time period will result in retroactive application of the 10% additional penalty tax;
•
used for qualified higher education expenses; or
•
used for expenses attributable to the purchase of a home for a qualified first-time buyer.
If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner’s gross estate for estate tax purposes.
Roth IRAs
Distributions of earnings from Roth IRAs are taxable or non-taxable depending upon whether they are "qualified distributions" or "nonqualified distributions." A "qualified distribution" is one that is made after the Roth IRA has satisfied the five-year rule and meets one of the following requirements:
•
it is made on or after the date on which the contract owner attains age 59½;
•
it is made to a beneficiary (or the contract owner's estate) on or after the death of the contract owner;
•
it is attributable to the contract owner's disability; or
•
it is used for expenses attributable to the purchase of a home for a qualified first-time buyer.
The five-year rule is satisfied if a five-taxable year period has passed. The five taxable-year period begins with the first taxable year in which a contribution is made to any Roth IRA established for the owner.
A qualified distribution is not included in gross income for federal income tax purposes.
A non-qualified distribution is not includable in gross income to the extent that the distribution, when added to all previous distributions, does not exceed the total amount of contributions made to the Roth IRA. Any non-qualified distribution in excess of the total contributions is includable in the contract owner's gross income in the year that is distributed to the contract owner.
Special rules apply for Roth IRAs that have proceeds received from an IRA prior to January 1, 1999, if the owner elected the special four-year income averaging provisions that were in effect for 1998.
If non-qualified distributions of income from a Roth IRA are made prior to the date that the owner attains the age of 59½ years, the income is subject to an additional penalty tax of 10% unless an exception applies. The penalty tax can be avoided if the distribution is:
•
made to a beneficiary on or after the death of the owner;
•
attributable to the owner becoming disabled (as defined in the Internal Revenue Code);
•
part of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary. Substantially equal periodic payments must continue until the later of reaching age 59½ or five years. Modification of payments during that time period will result in retroactive application of the 10% additional penalty tax;
•
for qualified higher education expenses; or
•
used for expenses attributable to the purchase of a home for a qualified first-time buyer.
If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner's gross estate for tax purposes.
Non-Qualified Contracts - Natural Persons as Contract Owners
Generally, the income earned inside a Non-Qualified Annuity Contract that is owned by a natural person is not taxable until it is distributed from the contract.
Distributions before the Annuitization Date are taxable to the contract owner to the extent that the cash value of the contract exceeds the contract owner's investment at the time of the distribution. In general, the investment in the contract is equal to the purchase payments made with after-tax dollars, reduced by any nontaxable distributions. Distributions, for this purpose, include partial surrenders, any portion of the contract that is assigned or pledged; or any portion of the contract that is transferred by gift. For these purposes, a transfer by gift may occur upon annuitization if the contract owner and the annuitant are not the same individual.
With respect to annuity distributions on or after the Annuitization Date, a portion of each annuity payment is excludable from taxable income. The amount excludable is based on the ratio between the contract owner's investment in the contract and the expected return on the contract. Once the entire investment in the contract is recovered, all distributions are fully includable in income. The maximum amount excludable from income is the investment in the contract. If the annuitant dies before the entire investment in the contract has been excluded from income, and as a result of the annuitant's death no more payments are due under the contract, then the unrecovered investment in the contract may be deducted on his or her final tax return.
Commencing after December 31, 2010, the Internal Revenue Code provides that if only a portion of a nonqualified annuity contract is annuitized for either (a) a period of 10 years or greater, or (b) for the life or lives of one or more persons, then the portion of the contract that has been annuitized would be treated as if it were a separate annuity contract. This means that an Annuitization Date can be established for a portion of the annuity contract (rather than requiring the entire contract to be annuitized at once) and the above description of the taxation of annuity distributions after the Annuitization Date would apply to the portion of the contract that has been annuitized. The investment in the contract is required to be allocated pro rata between the portion of the contract that is annuitized and the portion that is not. All other benefits under the contract (e.g., death benefit) would also be reduced pro rata. For example, if 1/3 of the cash value of the contract were to be annuitized, the death benefit would also be reduced by 1/3.
In determining the taxable amount of a distribution that is made prior to the annuitization date, all annuity contracts issued after October 21, 1988 by the same company to the same contract owner during the same calendar year will be treated as one annuity contract.
A special rule applies to distributions from contracts that have investments in the contract that were made prior to August 14, 1982. For those contracts, distributions that are made prior to the Annuitization Date are treated first as the nontaxable recovery of the investment in the contract as of that date. A distribution in excess of the amount of the investment in the contract as of August 14, 1982, will be treated as taxable income.
The Internal Revenue Code imposes a penalty tax if a distribution is made before the contract owner reaches age 59½. The amount of the penalty is 10% of the portion of any distribution that is includable in gross income. The penalty tax does not apply if the distribution is:
•
the result of a contract owner's death;
•
the result of a contract owner's disability (as defined in the Internal Revenue Code);
•
one of a series of substantially equal periodic payments made over the life (or life expectancy) of the contract owner or the joint lives (or joint life expectancies) of the contract owner and the beneficiary selected by the contract owner to receive payment under the annuity payment option selected by the contract owner. Substantially equal periodic payments must continue until the later of reaching age 59½ or five years. Modification of payments during that time period will result in retroactive application of the 10% additional penalty tax; or
•
is allocable to an investment in the contract before August 14, 1982.
If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner's gross estate for estate tax purposes.
Non-Qualified Contracts - Non-Natural Persons as Contract Owners
The previous discussion related to the taxation of Non-Qualified Contracts owned by individuals. Different rules (the so-called "non-natural persons" rules) apply if the contract owner is not a natural person.
Generally, contracts owned by corporations, partnerships, trusts, and similar entities are not treated as annuity contracts under the Internal Revenue Code. Therefore, income earned under a Non-Qualified Contract that is owned by a non-natural person is taxed as ordinary income during the taxable year that it is earned. Taxation is not deferred, even if the income is not distributed out of the contract. The income is taxable as ordinary income, not capital gain.
The non-natural persons rules do not apply to all entity-owned contracts. For purposes of the rule that annuity contracts that are owned by non-natural persons are not treated as annuity contracts for tax purposes, a contract that is owned by a non-natural person as an agent of an individual is treated as owned by the individual. This would cause the contract to be treated as an annuity under the Internal Revenue Code, allowing tax deferral. However, this exception does not apply when the non-natural person is an employer that holds the contract under a non-qualified deferred compensation arrangement for one or more employees.
The non-natural persons rules also do not apply to contracts that are:
•
acquired by the estate of a decedent by reason of the death of the decedent;
•
issued in connection with certain qualified retirement plans and individual retirement plans;
•
purchased by an employer upon the termination of certain qualified retirement plans; or
•
immediate annuities within the meaning of Section 72(u) of the Internal Revenue Code.
If the annuitant, who is the individual treated as owning the contract, dies before the contract is completely distributed, the balance may be included in the annuitant's gross estate for estate tax purposes, depending on the obligations that the non-natural owner may have owed to the annuitant.
Exchanges
As a general rule, federal income tax law treats exchanges of property in the same manner as a sale of the property. However, pursuant to Section 1035 of the Internal Revenue Code, an annuity contract may be exchanged tax-free for another annuity contract, provided that the obligee (the person to whom the annuity obligation is owed) is the same for both contracts. If the exchange includes the receipt of other property, such as cash, in addition to another annuity contract special rules may cause a portion of the transaction to be taxable to the extent of the value of the other property.
Partial exchanges may be treated as a tax-free exchange under Section 1035 of the Code. IRS Rev. Proc. 2011-38 addresses the income tax consequences of the direct transfer of a portion of the cash value of an annuity contract in exchange for the issuance of a second annuity contract (a partial exchange). A direct transfer that satisfies the revenue procedure will be treated as a tax-free exchange under Section 1035 of the Code if, for a period of at least 180 from the date of the direct transfer, there are no distributions or surrenders from either annuity contract involved in the exchange. In addition, the 180 day period will be deemed to have been satisfied with respect to amounts received as an annuity for a period of 10 years or more, or as an annuity for the life of one or more persons. The taxation of distributions (other than distributions described in the immediately preceding sentence) received from either contract within the 180 day period will be determined using general tax principles. For example, they could be treated as taxable "boot" in an otherwise tax-free exchange, or as a distribution from the new contract. Please discuss any tax consequences concerning any contemplated or completed transactions with a professional tax advisor. See, also, Non-Qualified Contracts - Natural Persons as Contract Owners, above.
Additional Medicare Tax
Section 1411 of the Internal Revenue Code imposes a surtax of 3.8% on certain net investment income received by individuals and certain trusts and estates. The surtax is imposed on the lesser of (a) net investment income or (b) the excess of the modified adjusted gross income over a threshold amount. For individuals, the threshold amount is $250,000 (married filing jointly); $125,000 (married filing separately); or $200,000 (other individuals). The threshold for an estate or trust is $7,500.
Modified adjusted gross income is equal to gross income with several modifications. Consult with a qualified tax advisor regarding how to determine modified adjusted gross income for purposes of determining the applicability of the surtax.
Net investment income includes, but is not limited to, interest, dividends, capital gains, rent and royalty income, and income from nonqualified annuities. Net investment income does not include, among other things, distributions from certain qualified plans (such as IRAs, Roth IRAs, and plans described in Internal Revenue Code Sections 401(a), 401(k), 403(a), 403(b) or 457(b)); however, such distributions, to the extent that they are includible in income for federal income tax purposes, are includible in modified adjusted gross income.
Same-Sex Marriages, Domestic Partnership and Other Similar Relationships
The Treasury issued final regulations that address what relationships are considered a marriage for federal tax purposes. The final regulations definition of marriage reflects the United States Supreme Court holdings in Windsor and Obergefell, as well as Rev. Proc. 2017-13.

The final regulations define the terms "spouse," "husband," "wife," and "husband and wife" to be gender neutral so that such terms can apply equally to same sex couples and opposite sex couples. The regulations adopt the "place of celebration" rule to determine marital status for federal tax purposes. Therefore, a marriage of two individuals is recognized for federal tax purposes if the marriage is recognized by a state, possession, or territory of the US in which the marriage was entered into, regardless of the couples place of domicile.
Consistent with IRS Rev. Proc. 2013-17, the final regulations provide that relationships entered into as civil unions, or registered domestic partnerships that is not denominated as marriages under state law are not marriages for federal tax purposes. Therefore, the favorable income-tax deferral options afforded by federal tax law to a married spouse under Code Sections 72 and 401(a)(9) are not available to individuals who have entered into these formal relationships.
Withholding
Pre-death distributions from the contracts are subject to federal income tax. Nationwide will withhold the tax from the distributions unless the contract owner requests otherwise. Under some circumstances, the Code will not permit contract owners to waive withholding. Such circumstances include:
•
if the payee does not provide Nationwide with a taxpayer identification number; or
•
if Nationwide receives notice from the Internal Revenue Service that the taxpayer identification number furnished by the payee is incorrect.
If a contract owner is prohibited from waiving withholding, as described above, the distribution will be subject withholding rates established by Section 3405 of the Internal Revenue Code and is applied against the amount of income that is distributed.
Non-Resident Aliens
Generally, a pre-death distribution from a contract to a non-resident alien is subject to federal income tax at a rate of 30% of the amount of income that is distributed. Nationwide is required to withhold this amount and send it to the Internal Revenue Service. Some distributions to non-resident aliens may be subject to a lower (or no) tax if a treaty applies. In order to obtain the benefits of such a treaty, the non-resident alien must:
1.
provide Nationwide with a properly completed withholding certificate claiming the treaty benefit of a lower tax rate or exemption from tax; and
2.
provide Nationwide with an individual taxpayer identification number.
If the non-resident alien does not meet the above conditions, Nationwide will withhold 30% of income from the distribution.
Another exemption from the 30% withholding is available if the non-resident alien provides Nationwide with sufficient evidence that:
1.
the distribution is connected to the non-resident alien's conduct of business in the United States;
2.
the distribution is includable in the non-resident alien's gross income for United States federal income tax purposes; and
3.
provide Nationwide with a properly completed withholding certificate claiming the exemption.
Note that for the preceding exemption, the distributions would be subject to the same withholding rules that are applicable to payments to United States persons.
This prospectus does not address any tax matters that may arise by reason of application of the laws of a non-resident alien’s country of citizenship and/or country of residence. Purchasers and prospective purchasers should consult a financial professional, tax advisor or legal counsel to discuss the applicability of laws of those jurisdictions to the purchase or ownership of a contract.
FATCA
Under Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as FATCA), distributions from a Contract to a foreign financial institution or to a nonfinancial foreign entity, each as described by FATCA, may be subject to United States tax withholding at a flat rate equal to 30% of the taxable amount of the distribution, irrespective of the status of any beneficial owner of the Contract or of the distribution. Nationwide may require you to provide certain information or documentation (e.g., Form W-9 or Form W-8BEN) to determine its withholding requirements under FATCA.

Federal Estate, Gift, and Generation Skipping Transfer Taxes
The following transfers may be considered a gift for federal gift tax purposes:
•
a transfer of the contract from one contract owner to another; or
•
a distribution to someone other than a contract owner.
Upon the contract owner's death, the value of the contract may subject to estate taxes, even if all or a portion of the value is also subject to federal income taxes.
Section 2612 of the Internal Revenue Code may require Nationwide to determine whether a death benefit or other distribution is a "direct skip" and the amount of the resulting generation skipping transfer tax, if any. A direct skip is when property is transferred to, or a death benefit or other distribution is made to:
a)
an individual who is two or more generations younger than the contract owner; or
b)
certain trusts, as described in Section 2613 of the Internal Revenue Code (generally, trusts that have no beneficiaries who are not two or more generations younger than the contract owner).
If the contract owner is not an individual, then for this purpose only, "contract owner" refers to any person:
•
who would be required to include the contract, death benefit, distribution, or other payment in his or her federal gross estate at his or her death; or
•
who is required to report the transfer of the contract, death benefit, distribution, or other payment for federal gift tax purposes.
If a transfer is a direct skip, Nationwide will deduct the amount of the transfer tax from the death benefit, distribution or other payment, and remit it directly to the Internal Revenue Service.
Charge for Tax
Nationwide is not required to maintain a capital gain reserve liability on Non-Qualified Contracts. If tax laws change requiring a reserve, Nationwide may implement and adjust a tax charge.
Tax Changes
SECURE Act 2.0 was enacted on December 29, 2022, and made changes to the Code that are effective as of January 1, 2023. They include but are not limited to the following:
•
Increasing the age a contract owner must begin RMDs under IRAs and certain qualified plans from age 72 to age 75 in two phases. The age is first increased from age 72 to age 73 for those who turn age 72 after 2022. And starting in 2033, the age is then increased to age 75 for those who turn age 73 after 2032. If the contract owner was born in 1959, the owner should consult their tax advisor regarding their applicable age because it is not clear under SECURE 2.0, as enacted, whether the applicable age is age 73 or age 75.
•
Reducing the RMD excise tax for failure to take an RMD from 50% to 25%.
•
Creating additional exceptions to the 10% additional penalty tax for early withdrawals that include but are not limited to the following: distributions to terminally ill individuals, distribution of net income on excess IRA contributions, and disaster recovery distributions.
State Taxation
The tax rules across the various states and localities are not uniform and therefore are not discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Contract owners and prospective contract owners should consult a financial professional, tax advisor or legal counsel to discuss the taxation and use of the contracts.
REQUIRED DISTRIBUTIONS
The Internal Revenue Code requires that certain distributions be made from the contracts issued in conjunction with this prospectus. Following is an overview of the required distribution rules applicable to each type of contract. Please consult a qualified tax or financial professional for more specific required distribution information.

Required Distributions - General Information
In general, a beneficiary is an individual or other entity that the contract owner designates to receive death proceeds upon the contract owner's death. The distribution rules in the Internal Revenue Code make a distinction between "beneficiary" and "designated beneficiary" when determining the life expectancy that may be used for payments that are made from IRAs, SEP IRAs, Simple IRAs, and Roth IRAs after the death of the annuitant, or that are made from Non-Qualified Contracts after the death of the contract owner. A designated beneficiary is a natural person who is designated by the contract owner as the beneficiary under the contract. Non-natural beneficiaries (e.g. charities or certain trusts) are not designated beneficiaries for the purpose of required distributions and the life expectancy of such a beneficiary is zero.
Life expectancies and joint life expectancies will be determined in accordance with the relevant guidance provided by the Internal Revenue Service and the Treasury Department, including but not limited to Treasury Regulation 1.72-9 and Treasury Regulation 1.401(a)(9)-9.
Required distributions paid upon the death of the contract owner are paid to the beneficiary or beneficiaries stipulated by the contract owner. How quickly the distributions must be made may be determined with respect to the life expectancies of the beneficiaries. For Non-Qualified Contracts, the beneficiaries used in the determination of the distribution period are those in effect on the date of the contract owner's death. For contracts other than Non-Qualified Contracts, the beneficiaries used in the determination of the distribution period do not have to be determined until September 30th of the year following the contract owner's death. Any beneficiary that is not a designated beneficiary has a life expectancy of zero.
For IRAs, SEP IRAs, Simple IRAs, Roth IRAs and Tax-Sheltered Annuities, the SECURE Act that was enacted on December 20, 2019 generally eliminated the option to take required minimum distributions over a designated beneficiary’s life expectancy. In the case of a contract owner who dies on or after January 1, 2020, an individual beneficiary under a qualified contract must withdraw the entire balance of the contract by December 31 of the tenth year following the contract owner’s death. There are limited exceptions to this rule and a prospective purchaser contemplating the purchase of the contract should consult a qualified tax advisor.
Required Distributions for Non-Qualified Contracts
Internal Revenue Code Section 72(s) requires Nationwide to make certain distributions when a contract owner dies. The following distributions will be made in accordance with the following requirements:
1)
If any contract owner dies on or after the Annuitization Date and before the entire interest in the contract has been distributed, then the remaining interest must be distributed at least as rapidly as the distribution method in effect on the contract owner's death.
2)
If any contract owner dies before the Annuitization Date, then the entire interest in the contract (consisting of either the death benefit or the Contract Value reduced by charges set forth elsewhere in the contract) will be distributed within 5 years of the contract owner's death, provided however:
a)
any interest payable to or for the benefit of a designated beneficiary may be distributed over the life of the designated beneficiary or over a period not longer than the life expectancy of the designated beneficiary. Payments must begin within one year of the contract owner's death unless otherwise permitted by federal income tax regulations; and
b)
if the designated beneficiary is the surviving spouse of the deceased contract owner, the spouse can choose to become the contract owner instead of receiving a death benefit. Any distributions required under these distribution rules will be made upon that spouse's death.
In the event that the contract owner is not a natural person (e.g., a trust or corporation), for purposes of these distribution provisions:
a)
the death of the annuitant will be treated as the death of a contract owner;
b)
any change of annuitant will be treated as the death of a contract owner; and
c)
in either case, the appropriate distribution will be made upon the death or change, as the case may be.
These distribution provisions do not apply to any contract exempt from Section 72(s) of the Internal Revenue Code by reason of Section 72(s)(5) or any other law or rule.

Required Distributions for IRAs, SEP IRAs, Simple IRAs, and Roth IRAs
Required Distributions During the Life of the Contract Owner
Distributions from an IRA, SEP IRA or Simple IRA must begin no later than April 1 of the calendar year following the calendar year in which the contract owner reaches their applicable age. The applicable age is 73 if the owner attains age 72 after 2022. For owners who attained age 70½ after 2019, the age is 72 (age 70½ if born before July 1, 1949).
Distributions may be paid in a lump sum or in substantially equal payments over:
a)
the life of the contract owner or the joint lives of the contract owner and the contract owner's designated beneficiary; or
b)
a period not longer than the period determined under the table in Treasury Regulation 1.401(a)(9)-9, which is the deemed joint life expectancy of the contract owner and a person 10 years younger than the contract owner. If the designated beneficiary is the spouse of the contract owner, the period may not exceed the longer of the period determined under such table or the joint life expectancy of the contract owner and the contract owner's spouse, determined in accordance with Treasury Regulation.
For IRAs, SEP IRAs, and Simple IRAs, required distributions do not have to be withdrawn from this contract if they are being withdrawn from another IRA, SEP IRA, or Simple IRA of the contract owner.
If the contract owner's entire interest in an IRA, SEP IRA, or Simple IRA will be distributed in equal or substantially equal payments over a period described in (a) or (b) above, the payments must begin on or before the required beginning date. The required beginning date is April 1 of the calendar year following the calendar year in which the contract owner reaches age 70½ (age 72 for those contract owners who turn age 72 on or after January 1, 2020). The rules for Roth IRAs do not require distributions to begin during the contract owner's lifetime, therefore, the required beginning date is not applicable to Roth IRAs.
Required Distributions Upon Death of a Contract Owner
For death of contract owner before January 1, 2020, please consult your tax advisor or legal counsel regarding the post death minimum distribution rules that apply. If the contract owner dies on or after January 1, 2020 and the designated beneficiary is not an eligible designated beneficiary as defined under Code Section 401(a)(9), then the entire balance of the contract must be distributed by December 31 of the tenth year following the contract owner’s death. This 10-year post-death distribution period applies regardless of whether the contract owner dies before or after the contract owner’s required beginning date.
In the case of an eligible designated beneficiary, which includes (1) the contract owner’s surviving spouse, (2) a minor child of the contract owner, (3) a disabled individual, (4) a chronically ill individual, or (5) an individual not more than 10 years younger than the contract owner, the entire balance of the contract can be distributed over a period not exceeding the life or life expectancy of the eligible designated beneficiary, provided that distributions begin within one year of death. If an eligible designated beneficiary dies before the entire interest is distributed, the remaining interest must be distributed by December 31st of the tenth year following the eligible designated beneficiary’s death.
A distribution in the form of annuity payments (an annuitization) that began on or after January 1, 2020 while the contract owner was alive may need to be commuted or modified after the contract owner’s death in order to comply with the post-death distribution requirements. However, distributions in the form of annuity payments (an annuitization) that began prior to January 1, 2020, while the contract owner was alive, can continue under that method after the death the contract owner without modification.
In additional, a beneficiary who is not an eligible designated beneficiary or a designated beneficiary must withdraw the entire account balance by December 31st of the fifth year following the contract owner’s death.
Regardless of whether the contract owner dies before or on or after January 1, 2020, a designated beneficiary who is the surviving spouse of the deceased contract owner may choose to become the contract owner. Any distributions required under these distribution rules will be made upon that spouse’s death.
Purchasers and prospective purchasers should consult a financial professional, tax advisor or legal counsel to discuss the taxation and use of the contracts.
If distribution requirements are not met, a penalty tax of 25% is levied on the difference between the amount that should have been distributed for that year and the amount that actually was distributed for that year. The penalty tax is reduced to 10% if the required distribution not taken is distributed within a "correction window" as defined under the Code.

For IRAs, SEP IRAs, and Simple IRAs, all or a portion of each distribution will be included in the recipient's gross income and taxed at ordinary income tax rates. The portion of a distribution that is taxable is based on the ratio between the amount by which non-deductible purchase payments exceed prior non-taxable distributions and total account balances at the time of the distribution. The owner of an IRA, SEP IRA, or Simple IRA must annually report the amount of non-deductible purchase payments, the amount of any distribution, the amount by which non-deductible purchase payments for all years exceed nontaxable distributions for all years, and the total balance of all IRAs, SEP IRAs, or Simple IRAs.
Distributions from Roth IRAs may be either taxable or nontaxable, depending upon whether they are "qualified distributions" or "non-qualified distributions."
OTHER INFORMATION
CONTACTING THE SERVICE CENTER
All inquiries, paperwork, information requests, service requests, and transaction requests should be made to the Service Center:
•
By telephone at 1-800-848-6331 (TDD 1-800-238-3035)
•
By mail to P.O. Box 182021, Columbus, Ohio 43218-2021
•
By Internet at www.nationwide.com
Nationwide will use reasonable procedures to confirm that instructions are genuine and will not be liable for following instructions that it reasonably determined to be genuine. Nationwide may record telephone requests. Telephone and computer systems may not always be available. Any telephone system or computer can experience outages or slowdowns for a variety of reasons. The outages or slowdowns could prevent or delay processing. Although Nationwide has taken precautions to support heavy use, it is still possible to incur an outage or delay. To avoid technical difficulties, submit transaction requests by mail.
Nationwide may be required to provide information about the Contract to government regulators. If mandated under applicable law, Nationwide may be required to reject a Purchase Payment and to refuse to process transaction requests under the Contract until instructed otherwise by the appropriate regulator.
DISTRIBUTION
Nationwide Investment Services Corporation ("NISC"), acts as the national distributor of the contracts sold through this prospectus. NISC is registered as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act"), and is a member of the Financial Industry Regulatory Authority ("FINRA"). NISC’s address is One Nationwide Plaza, Columbus, Ohio 43215. In Michigan only, NISC refers to Nationwide Investment Svcs. Corporation. NISC is a wholly owned subsidiary of Nationwide.
Contracts sold through this prospectus can be purchased through registered representatives, appointed by Nationwide, of FINRA broker-dealer firms. Nationwide pays broker-dealers compensation for promoting, marketing and selling the contracts it sponsors. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements.
Nationwide does not expect the compensation paid to such broker-dealers (including NISC) to exceed 8% of Purchase Payments (on a present value basis) for sales of the contracts described in this prospectus.
ABOUT NATIONWIDE
Nationwide is a stock life insurance company organized under Ohio law in March 1929, with its home office at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.
Nationwide is a member of the Nationwide group of companies. Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company (the "Companies") are the ultimate controlling persons of the Nationwide group of companies. The Companies were organized under Ohio law in December of 1925 and 1933 respectively. The Companies engage in a general insurance and reinsurance business, except life insurance.
To request additional information about Nationwide, contact the Service Center.

See "Appendix E: Nationwide Life Insurance Company Management’s Discussion & Analysis and Statutory Financial Statements and Supplemental Scheduled".
Nationwide may use the proceeds from this offering for any legitimate corporate purpose.
GENERAL ACCOUNT AND SEPARATE ACCOUNTS
The assets in Nationwide’s general account are chargeable with claims by any of its contract owners and creditors, and are subject to the liabilities arising from any of its businesses. Nationwide’s general account assets do not include the assets in the Index-Linked Annuity Separate Account, an insulated separate account where Nationwide holds assets to support future Index Strategy Earnings. Nationwide’s general account assets also do not include the assets in any other insulated Nationwide separate accounts.
Nationwide exercises sole discretion over the investment of its general account assets, and Nationwide bears the associated investment risk. Contract Owners will not share in the investment experience of Nationwide’s general account assets. Nationwide invests its general account assets in accordance with state insurance law.
The Index-Linked Annuity Separate Account is a non-unitized separate account and is not registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940. Nationwide owns and controls the assets in the Index-Linked Annuity Separate Account and Contract Owners do not have any interest in or claim to the assets in the Index-Linked Annuity Separate Account. Unlike some variable annuities that utilize separate accounts, Contract Owners do not share in the investment performance of the assets in the Index-Linked Annuity Separate Account. The Index-Linked Annuity Separate Account was established under the laws of Ohio. The assets in the Index-Linked Annuity Separate Account are not subject to claims by Nationwide’s creditors or subject to liabilities arising from any of Nationwide’s other businesses.
Nationwide may invest the assets of the Index-Linked Annuity Separate Account in any asset permitted under state law, including hedging instruments such as derivative contracts. Nationwide may move assets between the Index-Linked Annuity Separate Account and the general account. Where permitted by applicable law, Nationwide reserves the right to make certain changes to the structure and operation of the Index-Linked Annuity Separate Account. Nationwide will not make any such changes without receiving any necessary approval of any applicable state insurance department.
EXEMPTION FROM PERIODIC REPORTING
Nationwide is relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, Nationwide does not file periodic reports that would be otherwise required under the 1934 Act.
STATEMENTS TO CONTRACT OWNERS
Prior to the Annuitization Date, statements will be sent to the Contract Owner’s last known address. Contract Owners should promptly notify the Service Center of any address change.
Nationwide will mail to Contract Owners:
•
statements showing the Contract’s quarterly activity; and
•
confirmation statements showing transactions that affect the Contract’s value.
Contract Owners can receive information from Nationwide faster and reduce the amount of mail they receive by signing up for Nationwide’s eDelivery program. Nationwide will notify Contract Owners by email when important documents (statements, prospectuses and other documents) are ready to view, print, or download from Nationwide’s secure server. To choose this option, go to nationwide.com/login.
Contract Owners should review statements carefully. All errors or corrections must be reported to Nationwide immediately to assure proper crediting to the Contract. Unless Nationwide is notified within 30 days of receipt of the statement, Nationwide will assume statements are correct.
MISTATEMENTS OF AGE OR SEX
If the age or sex of the Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Contingent Annuitant, Beneficiary or Contingent Beneficiary is misstated, all payments and benefits under the Contract will be adjusted. Payments and benefits will be based on the correct age or sex. Proof of age of any of these individuals may be required at any time, in a form satisfactory to Nationwide. When the age or sex of any individual named in the application, including any supplemental applications, has been misstated, the dollar amount of any overpayment will be deducted from the next payment or payments due under the Contract.
The dollar amount of any underpayment made by Nationwide as a result of an age or sex misstatement will be paid in full with the next payment due under the Contract. The dollar amount of any overpayment made by Nationwide as a result of an age or sex misstatement will reduce the next payment due under the Contract, and will continue to reduce subsequent payments under the Contract, until all of the overpayment is recouped. Any adjustment for overpayment or underpayment will include interest charged or credited, as applicable, at the rate required by law, but not exceeding 6%.
EXPERTS
The statutory financial statements and financial statement schedules of Nationwide Life Insurance Company as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
The KPMG LLP report dated March 17, 2023 of Nationwide Life Insurance Company includes explanatory language that states that the financial statements are prepared by Nationwide Life Insurance Company using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the KPMG LLP audit report states that the financial statements are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.
LEGAL OPINION
Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Nationwide, its authority to issue the contracts under Ohio law, and the validity of the contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.
LEGAL PROCEEDINGS
Nationwide Life Insurance Company
Nationwide Financial Services, Inc. (NFS, or collectively with its subsidiaries, the "Company") was formed in November 1996. NFS is the holding company for Nationwide Life Insurance Company (NLIC), Nationwide Life and Annuity Insurance Company (NLAIC) and other companies that comprise the life insurance and retirement savings operations of the Nationwide group of companies (Nationwide). This group includes Nationwide Financial Network (NFN), an affiliated distribution network that markets directly to its customer base. NFS is incorporated in Delaware and maintains its principal executive offices in Columbus, Ohio.
The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s financial condition.
The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Department of Labor, the Internal Revenue Service, the Office of the Comptroller of the Currency, and state insurance authorities. Such regulatory entities may, in the normal course of business, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the Company or its affiliates, the Company is cooperating with regulators.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of Nationwide pursuant to the foregoing provisions, or otherwise, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

APPENDIX A: ADDITIONAL INDEX DISCLOSURES
Bloomberg U.S. Corporate Index
Bloomberg®" and Bloomberg U.S. Corporate Index are service marks of Bloomberg Finance L.P. and its affiliates, including Bloomberg Index Services Limited ("BISL"), the administrator of the index (collectively, "Bloomberg"), and have been licensed for use for certain purposes by Nationwide Life Insurance Company.
The Products are not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg does not make any representation or warranty, express or implied, to the owners of or counterparties to the Financial Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Financial Product(s) particularly. The only relationship of Bloomberg to Nationwide Life Insurance Company is the licensing of certain trademarks, trade names and service marks and of the Bloomberg U.S. Corporate Index, which is determined, composed and calculated by BISL without regard to Nationwide Life Insurance Company or the Financial Product(s). Bloomberg has no obligation to take the needs of Nationwide Life Insurance Company or the owners of the Financial Product(s) into consideration in determining, composing or calculating the Bloomberg U.S. Corporate Index. Bloomberg is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Financial Product(s) to be issued. Bloomberg shall not have any obligation or liability, including, without limitation, to Financial Products customers, in connection with the administration, marketing or trading of the Financial Product(s).
BLOOMBERG DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG U.S. CORPORATE INDEX OR ANY DATA RELATED THERETO AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY NATIONWIDE LIFE INSURANCE COMPANY, OWNERS OF THE FINANCIAL PRODUCT(S) OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG U.S. CORPORATE INDEX OR ANY DATA RELATED THERETO. BLOOMBERG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG U.S. CORPORATE INDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES—WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE—ARISING IN CONNECTION WITH THE FINANCIAL PRODUCT OR BLOOMBERG U.S. CORPORATE INDEX OR ANY DATA OR VALUES RELATING THERETO—WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.
MSCI EAFE
THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY NATIONWIDE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
Nasdaq-100 Index®
The Product is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product. The Corporations make no representation or warranty, express or implied to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly, or the ability of the Nasdaq-100 Index to track general stock market performance. The Corporations' only relationship to Nationwide Life Insurance Company ("Licensee") is in the licensing of the Nasdaq®, Nasdaq-100 Index®, Nasdaq-100®, NDX® and certain trade names of the Corporations and the use of the Nasdaq-100 Index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product. Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product into consideration in determining, composing or calculating the Nasdaq-100 Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product.
The Corporations do not guarantee the accuracy and/or uninterrupted calculation of the nasdaq-100 index or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product, or any other person or entity from the use of the nasdaq-100 index or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the nasdaq-100 index or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.
Russell 2000 Index®
The Product has been developed solely by Nationwide Life Insurance Company. The Product is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the "LSE Group"). FTSE Russell is a trading name of certain of the LSE Group companies.
All rights in the Russell 2000 Index® (the "Index") vest in the relevant LSE Group company which owns the Index. "Russell®" and "Russell 2000®" are a trade mark(s) of the relevant LSE Group company and is/are used by any other LSE Group company under license.
The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Product. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Product or the suitability of the Index for the purpose to which it is being put by Nationwide Life Insurance Company.
S&P 400® Index
The "S&P 400® Index" is a product of S&P Dow Jones Indices LLC or its affiliates ("SPDJI") and has been licensed for use by Nationwide Life Insurance Company ("Nationwide"). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark

Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. It is not possible to invest directly in an index. The Nationwide Defender Annuity is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Nationwide Defender Annuity or any member of the public regarding the advisability of investing in securities generally or in the Nationwide Defender Annuity particularly or the ability of the S&P 400 to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Nationwide with respect to the S&P 400 is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 400 is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide or the Nationwide Defender Annuity. S&P Dow Jones Indices have no obligation to take the needs of Nationwide or the owners of the Nationwide Defender Annuity into consideration in determining, composing or calculating the S&P 400. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Nationwide Defender Annuity or the timing of the issuance or sale of the Nationwide Defender Annuity or in the determination or calculation of the equation by which the Nationwide Defender Annuity is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Nationwide Defender Annuity. There is no assurance that investment products based on the S&P 400 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 400 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE, OWNERS OF THE NATIONWIDE DEFENDER ANNUITY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 400 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
S&P 500® Index
The "S&P 500® Index" is a product of S&P Dow Jones Indices LLC or its affiliates ("SPDJI") and has been licensed for use by Nationwide Life Insurance Company ("Nationwide"). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. It is not possible to invest directly in an index. The Nationwide Defender Annuity is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Nationwide Defender Annuity or any member of the public regarding the advisability of investing in securities generally or in the Nationwide Defender Annuity particularly or the ability of the S&P 500 to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Nationwide with respect to the S&P 500 is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide or the Nationwide Defender Annuity. S&P Dow Jones Indices have no obligation to take the needs of Nationwide or the owners of the Nationwide Defender Annuity into consideration in determining, composing or calculating the S&P 500. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Nationwide Defender Annuity or the timing of the issuance or sale of the Nationwide Defender Annuity or in the determination or calculation of the equation by which the

Nationwide Defender Annuity is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Nationwide Defender Annuity. There is no assurance that investment products based on the S&P 500 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE, OWNERS OF THE NATIONWIDE DEFENDER ANNUITY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

APPENDIX B: STATE VARIATIONS
Described below are the variations to certain prospectus disclosures resulting from state law or the instruction provided by state insurance authorities as of the date of this prospectus. Information regarding a state’s requirements does not mean that Nationwide currently offers contracts within that jurisdiction. These variations are subject to change without notice and additional variations may be imposed as required by specific states.
State	State Law Variations
Florida
• Purchase Payments for any other annuity contract issued by Nationwide to the Contract
Owner, Annuitant, or Contingent Annuitant will not be considered for purposes of determining whether the Purchase Payment under this Contract exceeds $1,000,000.
• The Annuity Commencement Date must be at least one year after the Date of Issue.

Illinois
• Incontestability - This Contract, attached application, including any attached supplemental applications, together with any amendments, optional riders and endorsements, if any, will not be contested.
• Misstatements made as to the sex of the Contract Owner, Joint Owner, Annuitant, Co-
Annuitant, Contingent Annuitant, Beneficiary or Contingent Beneficiary are excluded from the Misstatements of Age or Sex section.

Massachusetts	• The Increase in Remaining Preferred Withdrawal Amount After a Long-Term Care or Terminal Illness or Injury Event (CDSC and MVA Waiver) section is not available.
Pennsylvania
• Joint Owners are not limited to spouses.
• The Increase in Remaining Preferred Withdrawal Amount After a Long-Term Care or
Terminal Illness or Injury Event (CDSC and MVA Waiver) section is not available.

Washington
•  The Terminal Illness or Injury Event subsection under The Increase in Remaining
Preferred Withdrawal Amount After a Long-Term Care or Terminal Illness or Injury Event
(CDSC and MVA Waiver) section is not available.

APPENDIX C: MVA EXAMPLES
Examples
Nationwide calculates the MVA Factor using the following formula:
MVA Factor = MVA Scaling Factor x (A – B) x N/12, where:
A = Initial Market Value Reference Rate
B = Market Value Reference Rate on the date the withdrawal is processed
N = Number of whole months (partial months will be rounded up to the next whole month) remaining in the MVA Period, calculated from the date that the withdrawal is processed
Both examples assume the following:
•
The MVA Scaling Factor is 1.0
•
The Initial Market Value Reference Rate is 3.50%
Example 1:
Assume:
•
The MVA is calculated 13-1/2 months after the Date of Issue
•
The Market Value Reference Rate on that date is 4.00%
Then the MVA Factor is calculated using the following values:
•
A is 3.50%
•
B is 4.00%
•
N is 59 (i.e., there are 58-1/2 months remaining in the MVA Period (72 months – 13-1/2 months), which is rounded up to 59 months)
The MVA Factor on that date is -2.46% (i.e., 1.00 x (3.50% - 4.00%) x 59/12)
In addition, for any MVA applicable to a Fixed Strategy withdrawal, the MVA amount applicable to the Fixed Strategy will never be larger (either positive or negative) than the following calculated immediately prior to the full surrender or partial withdrawal:
M x A, where:
M = MVA Base attributable to the Fixed Strategy / (Fixed Strategy Value – Remaining Free Withdrawal Amount attributable to the Fixed Strategy)
A =
Fixed Strategy Value minus the CDSC applicable to the Fixed Strategy, if any, that would apply on full surrender, minus the Minimum Nonforfeiture Value, but not less than zero
Example 2:
Assume:
•
The MVA is calculated 39 months after the Date of Issue
•
The Market Value Reference Rate on that date is 6.10%
•
The Contract Value is $150,000. The Index Strategy Value is $100,000, while the Fixed Strategy Value is $50,000
•
The Minimum Nonforfeiture Value of the Fixed Strategy is $44,500
•
The Remaining Free Withdrawal Amount is $15,000
Then the MVA Factor is calculated using the following values:
•
A is 3.50%
•
B is 6.10%
•
N is 33 (i.e., there are 33 months remaining in the MVA Period 72 months – 39 months)
•
The CDSC percentage rate 39 months after the Date of Issue is 6%
The MVA Factor on that date is -7.15% (i.e., 1.00 x (3.50% - 6.10%) x 33/12)
Assume the Contract Owner surrenders the Contract in full, meaning $100,000 is withdrawn from the Index Strategy and $50,000 is withdrawn from the Fixed Strategy. The amount of Remaining Free Withdrawal Amount attributable to the Fixed Strategy is therefore $5,000 (i.e., 15,000 * 50,000/150,000)
The limit on the MVA attributable to the Fixed Strategy is equal to:

M x A, where:
M = (50,000 – 5,000) / (50,000 – 5,000) = 1
A =
50,000 – (50,000 – 5,000) * 6% – 44,500 = 2,800
M x A = $2,800
The limit applies both positively and negatively. The MVA attributable to the Fixed Strategy cannot be more than $2,800 or less than -$2,800.
Before applying the limit, the MVA amounts are equal to:
Index Strategy: MVA Base * MVA Factor = (100,000 – 10,000) * -7.15% = -$6,435.00
Fixed Strategy: MVA Base * MVA Factor = (50,000 – 5,000) * -7.15% = -$3,217.50
With the limit, the MVA applicable to the Fixed Strategy cannot be lower than -$2,800. Therefore, the total MVA is -$9,235 (i.e., -6,435 + -2,800).

APPENDIX D: DAILY INDEX STRATEGY EARNINGS PERCENTAGE
The Daily ISE Percentage is calculated using the following formula:
A – B + (t/T) x B, where:
A: A proxy of the fair value, as of the current date, of the hypothetical derivatives that represents Nationwide’s obligation to provide the Term End ISE Percentage on the Strategy Term End Date
B: A proxy of the fair value, as of the first day of the Strategy Term, of the hypothetical derivatives that represents Nationwide’s obligation to provide the Term End ISE Percentage on the Strategy Term End Date
t: Time elapsed since the first day of the Strategy Term, in years
T: Strategy Term length
Proxy Fair Value of the Hypothetical Derivatives
The proxy fair value of the hypothetical derivatives is calculated using an options valuation model called the Black Scholes model. The model uses a variety of market inputs to estimate the derivative’s value on a specific day. See, "Market Inputs" below for detail on the inputs that Nationwide uses.
The valuation of these financial instruments is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these financial instruments is determined solely by Nationwide and may vary from other estimated valuations or the actual selling price of identical financial instruments. Nationwide may, but is not required to, hold actual investments corresponding to the hypothetical derivatives.
For any Business Day when a value needed to calculate the Daily ISE Percentage is unavailable, Nationwide will use the unavailable value’s previous Business Day’s value to calculate the Daily ISE Percentage. If a third party that provides these values later provides a value for a Business Day when the value was not provided to Nationwide or was otherwise not available, Nationwide will recalculate the impacted transactions and Contract Values according to the value provided to Nationwide. This recalculation could result in changes to transactions and Contract Values that occurred when a value was not provided by the third party provider.
Types of Derivatives
Nationwide uses the following derivatives in its fair value methodology:
•
At-the-Money Call (AMC) – an option to buy a position in the Index on the Strategy Term End Date at the strike price of one. On a Term End Date, the AMC’s value is equal to the Index Performance, but no less than 0.
•
Out-of-the-Money Call (OMC) – an option to buy a position in the Index on the Strategy Term End Date at the strike price of (one plus the Cap Rate) or (one plus the Cap+ Rate). On a Term End Date, the OMC’s value is equal to the Index Performance minus the Cap Rate or Cap+ Rate, but no less than 0.
•
Out-of-the-Money Put (OMP) – an option to sell a position in the Index on the Strategy Term End Date at the strike price of (one minus the Buffer). On a Term End Date, the OMP’s value is equal to (zero minus the Buffer) minus the Index Performance, but no less than 0.
The proxy fair value for Cap Strategies is equal to: (Participation Rate x AMC) – OMC – OMP.
The proxy fair value for Cap+ Strategies is equal to: AMC – (1- Participation Rate) x OMC – OMP.
Market Inputs
Nationwide uses the following market inputs to value the derivatives:
•
Index Performance
•
Strike price – the strike price varies by each derivative as follows:
•
For an AMC, the strike price is equal to 1.
•
For an OMC, the strike price is equal to (1 plus the Cap Rate) or (1 plus the Cap+ Rate).
•
For an OMP, the strike price is equal to (1 minus the Buffer).
•
Risk-free Rate – interest rate derived using option quotes from Bloomberg or another independent third-party financial institution. Linear interpolation is used to derive the rate corresponding to the exact Time Remaining needed for the input.

•
Dividend Yield – implied dividend rate for the entire Index derived using option quotes from Bloomberg or another independent third-party financial institution. Linear interpolation is used to derive the rate corresponding to the exact Time Remaining needed for the input.
•
Volatility – implied option volatility using quotes from Bloomberg or another independent third-party financial institution. The quotes may be approximated using observed option prices. Direct sources for implied volatility are generally not available because options in the marketplace do not directly align with the time remaining in the Strategy Term and strike prices for each of the hypothetical derivatives underlying the calculation of Index Strategy Value for each Index Strategy. For each derivative, linear interpolation is used to derive the volatility corresponding to the exact moneyness and Time Remaining needed for the input.
•
Time Remaining – the number of days remaining in the Strategy Term divided by 365.25
Examples
	1-Year Cap	1-Year Cap+	3-Year Cap (no Cap Rate declared for the Strategy Term)	6-Year Cap (no Cap Rate declared for the Strategy Term)
Strategy Term Start Date
Strategy Term	1	1	3	6
Participation Rate	100%	60%	115%	130%
Cap/Cap+ Rate	23%	15%	N/A	N/A
Buffer	10%	10%	10%	20%

Index Performance	0%	0%	0%	0%
Risk-free Rate	3.0%	3.0%	3.5%	3.5%
Dividend Yield	1.5%	1.5%	1.5%	1.5%
Volatility - AMC	23%	23%	20%	20%
Volatility - OMC	17%	20%	N/A	N/A
Volatility - OMP	26%	26%	22%	25%

Strategy Basis[i]	$1,000	$1,000	$1,000	$1,000
Strategy Value	$1,000	$1,000	$1,000	$1,000

AMC	9.690%	9.690%	15.675%	22.236%
OMC	1.186%	3.385%	0%	0%
OMP	5.042%	5.042%	7.328%	8.352%

Proxy Fair Valueii (B)	3.462%	3.294%	10.698%	20.555%

Unless Otherwise Noted, Examples Use the Following Time Input
Years Elapsed since Strategy Term start (t)	0.5	0.5	0.5	0.5
Years Remaining in Strategy Term	0.5	0.5	2.5	5.5
Index Performance of -25%, other inputs unchanged
Index Performance	-25%	-25%	-25%	-25%

AMC	0.240%	0.240%	3.322%	8.256%

	1-Year Cap	1-Year Cap+	3-Year Cap (no Cap Rate declared for the Strategy Term)	6-Year Cap (no Cap Rate declared for the Strategy Term)
OMC	0.000%	0.005%	0%	0%
OMP	15.595%	15.595%	16.621%	14.194%

Proxy Fair Value (A)	-15.356%	-15.358%	-12.801%	-3.461%
Daily ISE Percentageiii (A – B + t/T x B)	-17.087%	-17.005%	-21.716%	-22.303%
Index Strategy Earnings	-$170.87	-$170.05	-$217.16	-$223.03
Strategy Value	$829.13	$829.95	$782.84	$776.97
Index Performance of -5%, other inputs unchanged
Index Performance	-5%	-5%	-5%	-5%

AMC	4.356%	4.356%	11.399%	18.283%
OMC	0.086%	0.666%	0%	0%
OMP	4.262%	4.262%	8.063%	8.966%

Proxy Fair Value	0.008%	-0.172%	5.045%	14.802%
Daily ISE Percentage	-1.723%	-1.819%	-3.870%	-4.041%
Index Strategy Earnings	-$17.23	-$18.19	-$38.70	-$40.41
Strategy Value	$982.77	$981.81	$961.30	$959.59
Index Performance of 0%, other inputs unchanged
Index Performance	0%	0%	0%	0%

AMC	6.779%	6.779%	14.249%	21.317%
OMC	0.265%	1.406%	0%	0%
OMP	2.842%	2.842%	6.650%	8.007%

Proxy Fair Value	3.672%	3.374%	9.736%	19.705%
Daily ISE Percentage	1.941%	1.727%	0.821%	0.863%
Index Strategy Earnings	$19.41	$17.27	$8.21	$8.63
Strategy Value	$1,019.41	$1,017.27	$1,008.21	$1,008.63
Index Performance of 0%, Time Remaining=0.25 years
Time in years Elapsed since Strategy Term start (t)	0.75	0.75	2.75	5.75
Time Remaining in Strategy Term	0.25	0.25	0.25	0.25
Index Performance	0%	0%	0%	0%

AMC	4.745%	4.745%	4.210%	4.210%
OMC	0.026%	0.426%	0%	0%
OMP	1.375%	1.375%	0.860%	0.149%

	1-Year Cap	1-Year Cap+	3-Year Cap (no Cap Rate declared for the Strategy Term)	6-Year Cap (no Cap Rate declared for the Strategy Term)
Proxy Fair Value (A)	3.344%	3.200%	3.982%	5.325%
Daily ISE Percentage (A - B + t/T x B)	2.478%	2.376%	3.091%	4.468%
Index Strategy Earnings	$24.78	$23.76	$30.91	$44.68
Strategy Value	$1,024.78	$1,023.76	$1,030.91	$1,044.68
Index Performance of +25%, other inputs unchanged
Index Performance	25%	25%	25%	25%

AMC	26.173%	26.173%	32.238%	38.803%
OMC	7.428%	13.399%	0%	0%
OMP	0.256%	0.256%	2.430%	4.613%

Proxy Fair Value (A)	18.489%	20.557%	34.644%	45.831%
Daily ISE Percentage (A – B + t/T x B)	16.758%	18.910%	25.729%	26.988%
Index Strategy Earnings	$167.58	$189.10	$257.29	$269.88
Strategy Value	$1,167.58	$1,189.10	$1,257.29	$1,269.88
Index Performance of -5%, Risk-free Rate down 0.50%, other inputs unchanged
Index Performance	-5%	-5%	-5%	-5%
Risk-free Rate	2.50%	2.50%	3.00%	3.00%

AMC	4.270%	4.270%	10.922%	17.293%
OMC	0.081%	0.642%	0%	0%
OMP	4.350%	4.350%	8.524%	9.746%

Proxy Fair Value (A)	-0.161%	-0.337%	4.036%	12.735%
Daily ISE Percentage (A – B + t/T x B)	-1.892%	-1.984%	-4.879%	-6.107%
Index Strategy Earnings	-$18.92	-$19.84	-$48.79	-$61.07
Strategy Value	$981.08	$980.16	$951.21	$938.93
Index Performance of 0%, dividend up 2%, volatility down 4%, other inputs unchanged
Index Performance	0%	0%	0%	0%
Dividend Yield	3.5%	3.5%	3.5%	3.5%
Volatility - AMC	19%	19%	16%	16%
Volatility - OMC	13%	16%	N/A	N/A
Volatility - OMP	22%	22%	18%	21%

AMC	5.153%	5.153%	9.236%	12.317%
OMC	0.039%	0.595%	0%	0%
OMP	2.209%	2.209%	5.939%	7.637%

	1-Year Cap	1-Year Cap+	3-Year Cap (no Cap Rate declared for the Strategy Term)	6-Year Cap (no Cap Rate declared for the Strategy Term)

Proxy Fair Value (A)	2.904%	2.705%	4.682%	8.374%
Daily ISE Percentage (A – B + t/T x B)	1.173%	1.058%	-4.233%	-10.468%
Index Strategy Earnings	$11.73	$10.58	-$42.33	-$104.68
Strategy Value	$1,011.73	$1,010.58	$957.67	$895.32
i
For the examples, the Index Strategy Basis is not adjusted for the Product Fee.
ii
Proxy fair value equal to, for Cap Strategies, Participation Rate * AMC - OMC - OMP, or, for Cap+ Strategies, AMC - (1-Participation Rate) * OMC – OMP.
iii
Daily ISE Percentage is equal to the proxy fair value minus the starting proxy fair value, plus time elapsed over Strategy Term times the starting proxy fair value.

APPENDIX E: NATIONWIDE LIFE INSURANCE COMPANY MANAGEMENT'S DISCUSSION & ANALYSIS AND STATUTORY FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
NATIONWIDE LIFE INSURANCE COMPANY
(A Wholly Owned Subsidiary of Nationwide Financial Services, Inc.)
2022 Form S-1 MD&A, Statutory Financial Statements and Supplemental Schedules

BUSINESS
Overview
Nationwide Life Insurance Company ("NLIC" or "the Company") is an Ohio domiciled stock life insurance company. The Company is a member of the Nationwide group of companies ("Nationwide"), which is comprised of Nationwide Mutual Insurance Company ("NMIC") and all of its affiliates and subsidiaries.
All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. ("NFS"), a holding company formed by Nationwide Corporation ("Nationwide Corp."), a majority-owned subsidiary of NMIC.
The Company is a leading provider of long-term savings and retirement products in the United States of America ("U.S."). The Company develops and sells a wide range of products and services, which include fixed and variable individual annuities, private and public sector group retirement plans, life insurance, investment advisory services, pension risk transfer ("PRT") contracts and other investment products. The Company is licensed to conduct business in all fifty states, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands.
Wholly-owned subsidiaries of NLIC as of December 31, 2022 include Nationwide Life and Annuity Insurance Company ("NLAIC") and its wholly-owned subsidiaries, Olentangy Reinsurance, LLC ("Olentangy") and Nationwide SBL, LLC ("NWSBL"), Jefferson National Financial Corporation ("JNF") and its wholly-owned subsidiary, Jefferson National Life Insurance Company ("JNL"), and its wholly-owned subsidiary, Jefferson National Life Insurance Company of New York ("JNLNY"), Eagle Captive Reinsurance, LLC ("Eagle"), Nationwide Investment Services Corporation ("NISC") and Nationwide Investment Advisors, LLC ("NIA"). NLAIC primarily offers individual annuity contracts including fixed annuity contracts, group annuity contracts including PRT contracts, universal life insurance, variable universal life insurance, term life insurance and corporate-owned life insurance on a non-participating basis. Olentangy is a Vermont domiciled special purpose financial insurance company. NWSBL offers a securities-based lending product and is an Ohio limited liability company and nonadmitted subsidiary. JNF is a holding company for subsidiaries that offer tax-advantaged investing solutions for registered investment advisors, fee-based advisors and the clients they serve. JNL and JNLNY are licensed to underwrite both fixed and variable annuity products. Eagle is an Ohio domiciled special purpose financial captive insurance company. NISC is a registered broker-dealer. NIA is a registered investment advisor.
Business Segments
Management views the Company’s business primarily based on its underlying products and uses this basis to define its four reportable segments: Life Insurance, Annuities, Retirement Solutions and Corporate Solutions and Other.
"Pre-tax operating earnings (losses)" used below is defined as income before federal income tax expense and net realized capital gains and losses on investments.
Life Insurance
The Life Insurance segment consists of life insurance products, including individual variable universal life insurance products, traditional life insurance products, fixed universal life insurance products and indexed universal life insurance products. Life insurance products provide a death benefit and, for certain products, allow the customer to build cash value on a tax-advantaged basis.
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2022	2021	2020
Total revenues	$876	$877	$834
Pre-tax operating earnings (losses)	$110	$(24)	$(12)
Annuities
The Annuities segment consists of individual deferred annuity products and immediate annuities. Individual deferred annuity contracts consist of deferred variable annuity contracts, deferred fixed annuity contracts, deferred registered index-linked annuity contracts, and deferred fixed indexed annuity contracts. Deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, deferred variable annuity contracts provide the customer with access to a wide range of investment options and asset protection features. Deferred fixed annuity contracts offered by the Company generate a return for the customer at a specified interest rate fixed for prescribed periods. Deferred registered index-linked annuity contracts and deferred fixed indexed annuity contracts are linked to the performance of an external index and subject to other factors that determine the performance of the contract. Immediate annuities differ from deferred annuities in that the initial premium is exchanged for a stream of income for a certain period and/or for the owner’s lifetime without future access to the original investment.
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2022	2021	2020
Total revenues	$8,442	$8,693	$5,247
Pre-tax operating earnings	$204	$610	$355
Retirement Solutions
The Retirement Solutions segment is comprised of the private and public sector retirement plans businesses. The private sector business primarily includes Internal Revenue Code ("IRC") Section 401-qualified plans funded through fixed and variable group annuity contracts. The public sector business primarily includes IRC Section 457(b) and Section 401(a) governmental plans, both in the form of full-service arrangements that provide plan administration along with fixed and variable group annuities, as well as in the form of administration-only business. The Retirement Solutions segment also includes stable value wrap products and solutions.
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2022	2021	2020
Total revenues	$5,439	$5,467	$7,132
Pre-tax operating earnings	$160	$161	$115
Corporate Solutions and Other
The Corporate Solutions and Other segment includes: corporate-owned life insurance ("COLI") and bank-owned life insurance ("BOLI") products, PRT, small business group life insurance, spread income on Federal Home Loan Bank of Cincinnati ("FHLB") funding agreements and net investment income on invested assets not assigned to other reportable segments. Certain COLI and BOLI products include stable value wrap products and solutions.
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2022	2021	2020
Total revenues	$4,143	$2,312	$1,903
Pre-tax operating earnings	$360	$737	$608
Marketing and Distribution
The Company sells its products through a diverse distribution network. Unaffiliated entities that sell the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouses and regional firms, pension plan administrators, life insurance agencies, life insurance specialists and registered investment advisors. Representatives of affiliates that market products directly to a customer base include Nationwide Retirement Solutions, Inc. ("NRS"), Nationwide Securities, LLC ("NSLLC") and Nationwide Financial General Agency, Inc. ("NFGA"). The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively under various economic conditions.
Unaffiliated Distribution
Independent Broker-Dealers, Registered Investment Advisors, Regional Firms and Life Insurance Agencies. The Company sells individual annuities, mutual funds, group retirement plans, PRT and life insurance products through independent broker-dealers, registered investment advisors and agencies (including brokerage general agencies in the Life Insurance and Annuities segments) and regional firms in each state and the District of Columbia. The Company believes that it has developed strong relationships based on its diverse product mix, large selection of fund options and administrative technology. In addition to such relationships, the Company believes its financial strength and the Nationwide brand name are competitive advantages in these distribution channels. The Company regularly seeks to expand this distribution network.
Financial Institutions and Wirehouses. The Company markets individual annuities, mutual funds, private sector retirement plans and life insurance products through financial institutions and wirehouses, consisting primarily of banks and their subsidiaries. The Company markets individual annuities and life insurance products under its brand name and on a private-label basis. The Company believes that it has competitive advantages in this distribution channel, including its expertise in training financial institution personnel to sell annuities, life insurance and pension products, its breadth of product offerings, its financial strength, the Nationwide brand name and the ability to offer private-label products.
Pension Plan Administrators. The Company markets group retirement plans organized pursuant to IRC Section 401 and sponsored by employers as part of employee retirement programs through regional pension plan administrators. The Company also has linked pension plan administrators to the financial planning community to sell group pension products. The Company targets employers with 25 to 2,000 employees because it believes that these plan sponsors tend to require extensive record-keeping services from pension plan administrators, and therefore are more likely to become long-term customers.
Life Insurance Specialists. The Company markets COLI and BOLI through life insurance specialists, which are firms that specialize in the design, implementation and administration of executive benefit plans.
Affiliated Distribution
NRS. NRS markets various products and services to the public sector, primarily on a retail basis, through several sales organizations. NRS markets group variable annuities and fixed annuities, as well as administration and record-keeping services to state and local governments for use in their IRC Section 457 and Section 401(a) retirement programs. NRS maintains endorsement arrangements with state and local government entities, including the National Association of Counties and the International Association of Fire Fighters.
Affiliated Producers. The Company has affiliated producers that are authorized to distribute life insurance, annuity, mutual fund and group annuity products, as well as individual securities and investment advisory services. Producers licensed and appointed through NFGA sell fixed life insurance and fixed annuities on a direct basis. Producers licensed and registered with NSLLC, a registered broker-dealer and federally registered investment advisor, offer variable life insurance and variable annuities, as well as various other securities and investment advisory services, on a direct basis.
Reinsurance
The Company follows the industry practice of reinsuring with other companies a portion of its life insurance, annuity and accident and health risks in order to reduce the net liability on individual risks, to provide protection against large losses, achieve greater diversification of risks and obtain statutory capital relief. The maximum net amount at risk of individual ordinary life insurance retained by the Company on any one life is $10 million. The Company cedes insurance on both an automatic basis, whereby risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria, and on a facultative basis, whereby the reinsurer’s prior approval is required for each risk reinsured.
The Company has entered into reinsurance contracts with certain unaffiliated reinsurers to cede a portion of its general account life, annuity and accident and health business. Total amounts recoverable under these unaffiliated reinsurance contracts totaled $9 million and $14 million as of December 31, 2022 and 2021, respectively.
Under the terms of certain contracts, specified assets are generally placed in trusts as collateral for the recoveries. The trust assets are invested in investment-grade securities, the fair value of which must at all times be greater than or equal to 100% or 102% of the reinsured reserves, as outlined in each of the underlying contracts. Certain portions of the Company’s variable annuity guaranteed benefit risks are also reinsured. These treaties reduce the Company’s exposure to death benefit and income benefit guarantee risk in the Life Insurance and Annuities segments. The Company has no other material reinsurance arrangements with unaffiliated reinsurers.
The Company’s material reinsurance agreements with affiliates are the modified coinsurance agreement, pursuant to which NLIC cedes to NMIC nearly all of its accident and health insurance business not ceded to unaffiliated reinsurers, the 100% coinsurance agreement with funds withheld with Eagle to cede specified guaranteed minimum death benefits ("GMDB") and guaranteed lifetime withdrawal benefits ("GLWB") obligations provided under substantially all of the variable annuity contracts and certain fixed indexed annuity contracts issued and to be issued by NLIC, the modified coinsurance agreement with NLAIC, pursuant to which NLIC assumes certain inforce and subsequently issued fixed individual deferred annuity contracts, the modified coinsurance agreement with NLAIC, pursuant to which NLIC assumes certain variable universal life insurance, whole life insurance and universal life insurance policies, and the 100% coinsurance agreement with NLAIC, pursuant to which NLIC assumes a certain life insurance contract, as described in Note 11 to the audited statutory financial statements included in the F pages of this report.
Ratings
Ratings with respect to claims-paying ability and financial strength are one factor in establishing the competitive position of insurance companies. These ratings represent each agency’s opinion of an insurance company’s financial strength, operating performance, strategic position and ability to meet its obligations to policyholders. Such factors are important to policyholders, agents and intermediaries. They are not evaluations directed toward the protection of investors and are not recommendations to buy, sell or hold securities. Rating agencies utilize quantitative and qualitative analysis, including the use of key performance indicators, financial and operating ratios and proprietary capital models to establish ratings for the Company and certain subsidiaries. Ratings are continually evaluated relative to performance, as measured using these metrics and the impact that changes in the underlying business in which it is engaged can have on such measures. In an effort to minimize the adverse impact of this risk, the Company maintains regular communications with the rating agencies, performs evaluations utilizing its own calculations of these key metrics and considers such evaluation in the way it conducts its business.
Ratings are important to maintaining public confidence in the Company and its ability to market annuity and life insurance products. Rating agencies continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company’s ratings could have an adverse effect on the Company’s ability to market its products and could increase the rate of surrender of the Company’s products. Both of these consequences could have an adverse effect on the Company’s liquidity and, under certain circumstances, net income. As of December 31, 2022, NLIC has a financial strength rating of "A+" (Superior) from A.M. Best Company, Inc. ("A.M. Best") and its claims-paying ability/financial strength is rated "A1" (Good) by Moody’s Investors Service, Inc. ("Moody’s") and "A+" (Strong) by Standard & Poor’s Rating Services ("S&P").
Competition
The Company competes with many other insurers, as well as non-insurance financial services companies, some of which offer alternative products and, with respect to other insurers, have higher ratings than the Company. While no single company dominates the marketplace, many of the Company’s competitors have greater financial resources and larger market share than the Company. Competition in the Company’s lines of business is primarily based on price, product features, commission structure, perceived financial strength, claims-paying ability, customer and producer service and name recognition.
See also "Risk Factors – The Company operates in a highly competitive industry, which can significantly impact operating results."
Regulation
Regulation at State Level
NLIC and NLAIC are each domiciled and licensed in the State of Ohio as life insurers. The Ohio Department of Insurance ("ODI") serves as their domiciliary regulator. NLIC is licensed and regulated as a life insurer in all 50 states, the District of Columbia, Guam, Virgin Islands and Puerto Rico. NLAIC is licensed and regulated as a life insurer in 49 states (excluding New York) and the District of Columbia. JNL is domiciled in the State of Texas, with the Texas Department of Insurance serving as its domiciliary regulator. JNL is licensed as a life insurer in 49 states (excluding New York) and the District of Columbia. JNLNY is domiciled and licensed as a life insurer in the state of New York with the New York State Department of Financial Services ("NY DFS") serving as its domiciliary regulator. Eagle is domiciled in Ohio and is licensed in Ohio as a special purpose financial captive insurance company regulated by ODI. Olentangy is domiciled in Vermont and is licensed in Vermont as a special purpose financial insurance company regulated by the Vermont Department of Financial Regulation.
State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. Among other areas, these authorities regulate advertising and marketing; privacy; acquisitions; payment of dividends; the form and content of insurance policies (including pricing); operating and agent licenses; regulation of premium rates; premium tax increases; rating and underwriting restrictions and limitations; asset and reserve valuation requirements; enterprise risk management; surplus requirements; accounting standards; Risk Based Capital ("RBC") requirements;

statutory reserve and capital requirements; assessments by guaranty associations; affiliate transactions; unfair trade and claims practices; admittance of assets to statutory surplus; maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; the type, amounts and valuations of investments permitted; reinsurance transactions, including the role of captive reinsurers; and other matters.
The National Association of Insurance Commissioners ("NAIC") is the U.S. standard setting and regulatory support organization created and governed by the chief insurance regulatory authorities of the 50 states, the District of Columbia and the five U.S. territories. A primary mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the NAIC Accounting Practices and Procedures Manual ("the Accounting Manual"). However, model insurance laws and regulations are only effective when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the Accounting Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of NLIC, NLAIC, JNL, JNLNY, Olentangy and Eagle.
Insurance Holding Company Regulation
NLIC is a wholly-owned subsidiary of NFS, which in turn is a wholly-owned subsidiary of Nationwide Corp., a majority-owned subsidiary of NMIC. NMIC is the ultimate controlling entity of the Nationwide group of companies. As such, Nationwide is subject to certain insurance laws of each of the states of domicile of its insurance subsidiaries and affiliates. All states have enacted legislation that requires each insurance holding company and each insurance company in an insurance holding company system to register with the insurance regulatory authority of the insurance company’s state of domicile and to furnish annually financial and other information concerning the operations of companies within the holding company system that materially affect the operations, management or financial condition of the insurers within such system (generally referred to as "insurance holding company acts"). Generally, under such laws, among other requirements, transactions within the insurance holding company system to which the Company’s operating insurance companies are a party must be fair and reasonable, and, if material or of a specified category, they require prior notice and approval or non-disapproval by the state of domicile and, in some cases, the state of commercial domicile of each insurance company that is party to the transaction. In addition, under such laws, a state insurance authority usually must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company domiciled in its state.
Group-Wide Supervision
The NAIC has promulgated model laws for adoption in the U.S. that would provide for "group-wide" supervision of certain insurance holding companies in addition to the current regulation of insurance subsidiaries. While the timing of their adoption and content will vary by jurisdiction, the following generally represent the areas of focus in these model laws: (1) uniform standards for insurer corporate governance; (2) group-wide supervision of insurance holding companies; (3) adjustments to risk-based capital calculations to account for group-wide risks; and (4) additional regulatory and disclosure requirements for insurance holding companies.
Some laws which facilitate group-wide supervision have already been enacted in the jurisdictions in which the Company operates, such as Own Risk and Solvency Assessment ("ORSA") reporting, which requires larger insurers to assess the adequacy of its and its group’s risk management and current and future solvency position, and Corporate Governance Annual Disclosure reporting, which requires insurance groups to report on their governance structure, policies and practices. In December 2020, the NAIC adopted a U.S. group capital calculation ("GCC") using an RBC aggregation methodology. The GCC is intended to be a financial tool to assist regulators in identifying risks that may emanate from a holding company system and to holistically understand the financial condition of non-insurance entities and how capital is distributed across an entire group. It is a quantitative measure used to complement the view of group-specific risks provided in the ORSA. In addition, the GCC is intended to comply with the requirements under the Covered Agreements with the European Union ("EU") and the United Kingdom ("UK"). The GCC met the requirement that the States have a "worldwide group capital calculation" in place by November 7, 2022 in order to avoid the EU or UK from imposing a group capital assessment or requirement at the level of the worldwide parent. The NAIC encouraged states with groups impacted by the Covered Agreements to adopt the revisions to the NAIC Insurance Holding Company System Model Act (#440) and Insurance Holding Company System Model Regulation (#450) which implements the GCC effective November 7, 2022. For other states the effective date is anticipated to be January 1, 2026. In April 2022, Ohio adopted the revisions to the NAIC Insurance Holding Company System Model Act (#440) and Insurance Holding Company System Model Regulation (#450) to implement the GCC. As such, Nationwide anticipates filing its first GCC with ODI, the Company’s lead state regulator in 2023. At this time, the Company cannot predict what, if any, compliance costs or other impacts the GCC will impose on the Company.

Principles-Based Reserving
In June 2016, the NAIC adopted a recommendation that activated a principles-based reserving approach for life insurance products. Principles-based reserving replaces the reserving methods for life insurance products for which the current formulaic basis for reserves may not fully reflect the risks or costs of the liability or obligations of the insurer. The principles-based reserving approach had a three-year phase in period. At the Company’s discretion, it could be applied to new individual life business beginning as early as January 1, 2017 and was required to be applied for all new individual life business issued January 1, 2020 and later. The Company started the application of the principles-based reserving approach on all new individual life business on January 1, 2020. The principles-based reserving approach did not affect reserves for policies in force prior to January 1, 2020 and had no material impact on the Company’s statutory financial statements.
In 2019, the NAIC adopted revisions to the Valuation Manual Requirements for Principle-Based Reserves for Variable Annuities ("VM-21"), which provided comprehensive updates to the Commissioners Annuity Reserve Valuation Method of reserving for variable annuities. VM-21 provided the choice of (1) full adoption beginning January 1, 2020, (2) an election to grade in over 3 years, or (3) an election to grade in over 7 years, subject to commissioner discretion. The Company elected to fully adopt the change in reserving valuation basis, as of January 1, 2020, and recorded an increase to statutory capital and surplus of $78 million.
Captive Reinsurance Regulation
The NAIC continues to consider changes that would regulate more strictly captive reinsurance companies that assume business directly written in more than one state.
The NAIC Model Regulation entitled "Valuation of Life Insurance Policies," commonly known as "Regulation XXX," establishes statutory reserve requirements for term life insurance policies and universal life insurance policies with secondary guarantees, such as those issued by NLAIC and reinsured by its captive, Olentangy. Actuarial Guideline 38 ("AG 38") clarifies the application of Regulation XXX with respect to certain universal life insurance products with secondary guarantees. As the result of an NAIC study on the use of captives and special purpose vehicles to transfer insurance risk-related products subject to Regulation XXX and AG 38, Actuarial Guideline 48 ("AG 48") was created. The purpose and intent of AG48 is to establish uniform, national standards governing Regulation XXX and AG 38 reserve financing arrangements. The provisions of AG 48 apply to new policies that were issued on or after January 1, 2015. The NAIC adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserving Financing Model Regulation in December 2016 to replace AG 48. The model regulation is consistent with AG 48 and will replace AG 48 in a state upon the state’s adoption of the model law and regulation. AG 48 and the model laws and regulations currently have no effect on the Company as policies issued by NLAIC and reinsured by its captive, Olentangy, were issued and ceded prior to January 1, 2015.
In 2018, the NAIC adopted a framework for proposed revisions to the current Actuarial Guideline No. 43 ("AG 43") and RBC "C-3 Phase II" system applicable to variable annuities reserve and capital requirements. Changes included: (i) aligning economically-focused hedge assets with liability valuations; (ii) reforming standard scenarios for AG 43 and C-3 Phase II; (iii) revising asset admissibility for derivatives and deferred tax assets; and (iv) standardizing capital market assumptions and aligning total asset requirements and reserves. The revised framework was effective January 1, 2020 and includes an optional three-year phase in. The impact to the Company was minimal due to its continued utilization of a captive which will not be impacted by AG 43 and resulted in a reduction of AG 43-related reserves that were not ceded to the captive. See also "Risk Factors - The Company may be unable to mitigate the impact of Regulation XXX and Actuarial Guideline 38, potentially resulting in a negative impact to its capital position".
Macro-Prudential Supervision
The NAIC has been focused on a Macro-Prudential Initiative ("MPI") to improve state macro-prudential supervisory tools. The MPI focuses on four areas for potential enhancement: (1) liquidity, (2) recovery and resolution, (3) capital stress testing and (4) identifying exposure concentrations. The NAIC explained that the key objectives of the MPI are to better monitor and respond to the impact of external financial and economic risk to supervised firms; better monitor and respond to risks emanating from or amplified by the supervised firms that might be transmitted externally and which may result in significant market impacts or financial, reputational, litigation or regulatory risks for the firm; and increase public awareness of NAIC/state monitoring capabilities regarding macro-prudential trends within the U.S. insurance sector and their implications. In December 2020, the NAIC adopted amendments to the Model Holding Company Act and Regulation that implements requirements related to their proposed stress-testing framework for qualifying life insurers which will have to be adopted by state legislatures to become effective. Given the uncertainty of the ultimate outcome of this initiative, at this time the Company is unable to estimate the expected impact on the Company.

Regulation of Dividends and Other Distributions
See Note 14 to the audited statutory financial statements in the F pages of this report for a discussion of dividend restrictions.
Annual and Quarterly Reports and Statutory Examinations
Insurance companies are required to file detailed annual and quarterly statutory financial statements with state insurance regulators in each of the states in which they do business, in accordance with accounting practices and procedures prescribed or permitted by state insurance regulatory authorities, and their business and accounts are subject to examination by such regulators at any time.
In addition, insurance regulators periodically examine an insurer’s financial condition, adherence to statutory accounting practices, and compliance with insurance department rules and regulations. NLIC, NLAIC, JNL and Eagle each file reports with state insurance departments regarding management’s assessment of internal controls over financial reporting in compliance with the Annual Financial Reporting Model Regulation, as adopted in the states in which they do business.
As part of their routine regulatory oversight process, state insurance regulatory authorities periodically conduct detailed examinations, generally once every three to five years, of the books, records and accounts of insurance companies domiciled in their states. Such examinations generally are conducted in coordination with the insurance departments of other domestic states under guidelines promulgated by the NAIC. The ODI’s most recently completed financial examination of NLIC and NLAIC concluded in 2018 and was for the five-year period ended December 31, 2016. Additionally, the ODI’s most recently completed financial examination of Eagle was as of December 31, 2016 and concluded in 2018.
The most recently completed financial examination of JNL and JNLNY by the Texas Department of Insurance and NY DFS, respectively, was as of December 31, 2016 and concluded in 2018.
Vermont, in coordination with the timing of the ODI exams above, completed an examination of Olentangy in 2018 for the two-year period ended December 31, 2016. The examinations for NLIC, NLAIC, JNL, JNLNY, Eagle and Olentangy were completed during the second quarter of 2018 and did not result in any significant issues or adjustments. The examination reports are available to the public. The ODI, in coordination with other impacted domiciliary insurance regulators, is currently conducting the financial examination of NLIC, NLAIC, JNL, JNLNY, Eagle and Olentangy for the five-year period ended December 31, 2021.
Market Conduct
State insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to insurers’ compliance with applicable insurance laws and regulations, including among other things, the form and content of disclosure to consumers, advertising, sales practices and complaint handling. State regulators have imposed significant fines on various insurers for improper market conduct. NLIC, NLAIC, JNL and JNLNY continually monitor sales, marketing and advertising practices and related activities of agents and personnel and provide continuing education and training in an effort to ensure compliance with applicable insurance laws and regulations. There can be no guarantee that any non-compliance with such applicable laws and regulations would not have a material adverse effect on the Company.
Guaranty Associations and Similar Arrangements
Each of the 50 states of the U.S. and the District of Columbia have laws requiring insurance companies doing business within its jurisdiction to participate in various types of guaranty associations or other similar arrangements. These arrangements provide certain levels of protection to policy owners from losses arising from insurance policies or annuity contracts issued by insurance companies that become impaired or insolvent. Typically, assessments are levied (up to prescribed limits) on member insurers on a basis which is related to the member insurer’s proportionate share of the business written by all member insurers, in the lines of business in which the impaired or insolvent member insurer was writing. Some jurisdictions permit member insurers to recover assessments paid through full or partial premium tax offsets, usually over a period of years.
Assessments levied against the Company and subsidiaries during the past three years have not been material. The amount and timing of any future assessment on or refund to NLIC, NLAIC, JNL, or JNLNY under these laws are beyond the control of NLIC, NLAIC, JNL, and JNLNY. A portion of the assessments paid by NLIC, NLAIC, JNL, or JNLNY pursuant to these laws may be used as credits for a portion of NLIC, NLAIC, JNL, or JNLNY’s premium taxes. For the years ended December 31, 2022, 2021 and 2020, credits received by the Company have not been material.

Statutory Surplus
As licensed insurers, NLIC, NLAIC, JNL and JNLNY are subject to the supervision of the regulators of each state, and each state has the discretionary authority, in connection with the ongoing licensing of such entity, to limit or prohibit writing new business within its jurisdiction when, in the state’s judgment, such entity is not maintaining adequate statutory surplus or capital or is operating in a hazardous financial condition. The Company does not currently anticipate that any regulator would limit the amount of new business that NLIC, NLAIC, JNL and JNLNY may write due to an inability to meet the levels of statutory surplus required by the regulators. Olentangy is subject to the specific requirements and restrictions of its Licensing Order, as issued by the State of Vermont, and Eagle is subject to the specific requirements and restrictions of its Licensing Order, as issued by the State of Ohio.
Risk-Based Capital
NLIC, NLAIC, JNL, JNLNY, Olentangy and Eagle are subject to the RBC requirements for life insurance companies. All states have adopted the NAIC RBC model law or a substantially similar law. The RBC calculation, which regulators use to assess the sufficiency of an insurer’s statutory surplus, measures the risk characteristics of a company’s assets, liabilities and certain off-balance sheet items. In general, RBC is calculated by applying factors to various asset, premium, claim, expense and reserve items. The requirements result in insurers maintaining, for the protection of policyholders, capital in excess of statutory surplus requirements. Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy. See Note 14 to the audited statutory financial statements included in the F pages of this report for additional discussion of RBC requirements. Olentangy is subject to the separate requirements and restrictions of its Licensing Order, as issued by the State of Vermont. Eagle is subject to the separate requirements and restrictions of its Licensing Order, as issued by the State of Ohio.
Annuity Sales Practices
The Company’s annuity sales practices are subject to strict regulation. State insurance and certain federal regulators are becoming more active in adopting and enforcing suitability standards that create additional responsibilities with respect to sales of annuities, both fixed and variable. Such regulations and responsibilities could increase the Company’s operational costs or compliance costs or burdens or expose the Company to increased liability for any violation of such regulations and responsibilities.
On February 13, 2020, the NAIC adopted revisions to the model annuity suitability rule to incorporate a heightened standard of care. The adoption of amendments by the NAIC has resulted in subsequent adoption by individual states, which may result in additional activities necessary to comply. Additionally, some state insurance and securities regulators are actively engaged in the development and adoption of rulemaking in this space independent from the NAIC.
Regulation of Investments
The Company is subject to state laws and regulations that require diversification of its investment portfolios and limit the amount of investments in certain investment categories such as below-investment grade fixed income securities, real estate-related equity and common stocks. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus, and, in some instances, could require divestiture of such non-qualifying investments. The Company believes that its investments comply, in all material respects, with such laws and regulations as of December 31, 2022.
Federal Initiatives
Although the U.S. federal government generally has not directly regulated the insurance business, federal legislation and administrative policies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("the Dodd-Frank Act") expand the federal presence in insurance oversight.
The Dodd-Frank Act established the Financial Stability Oversight Counsel ("FSOC"), which has authority to designate non-bank financial companies as systemically important financial institutions ("non-bank SIFIs"), thereby subjecting them to enhanced prudential standards and supervision by the Federal Reserve. The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. It is possible, although not likely, that the Company could be designated as a non-bank SIFI by the FSOC. Being so designated would subject the Company to enhanced oversight and prudential standards by the Federal Reserve, beyond those applicable to our competitors not so designated.

On December 4, 2019, the FSOC approved a proposal that would significantly alter its process for making such non-bank SIFI designations. Among other things, the new guidance will: require the FSOC to focus on regulating activities that pose systemic risk, allowing for the involvement of primary regulators, rather than designations of individual firms (also known as an "activities-based approach"); shorten the designation process by removing the first step from what is currently a three-step process; invite participation from firms under consideration for designation earlier in the designation process to provide greater transparency; require a cost-benefit analysis prior to making a designation, which must include a determination of the likelihood of the potential systemic impact actually occurring; and clarify the "off ramp" process for firms who have been designated as SIFIs.
In addition, the Dodd-Frank Act established the Federal Insurance Office ("FIO") within the U.S. Department of the Treasury ("Treasury"), which has the authority to participate on behalf of the U.S. in the negotiations of international insurance agreements with foreign regulators, as well as to collect information about the insurance industry and recommend prudential standards, and, along with the U.S. Trade Representative ("USTR"), to enter into covered agreements with one or more foreign governments which have the ability to preempt inconsistent state insurance measures. While not having general supervisory or regulatory authority over the business of insurance, the director of the FIO will perform various functions with respect to insurance (other than health insurance), including serving as a non-voting member of FSOC and making recommendations to FSOC regarding insurers to be designated for more stringent regulation.
Further, Dodd-Frank Act established the Consumer Financial Protection Bureau ("CFPB") as an independent agency within the Federal Reserve to supervise and regulate institutions that provide certain financial products and services to consumers. Although consumer financial products and services generally exclude the business of insurance, the CFPB does have authority to regulate non-insurance consumer financial products and services.
Securities Laws
Certain of NLIC and its subsidiaries’ products, policies and contracts are subject to regulation under the federal securities laws administered by the Securities and Exchange Commission ("SEC") and under certain state securities laws. Certain separate accounts of NLIC, NLAIC, JNL and JNLNY are registered as investment companies under the Investment Company Act of 1940, as amended. Separate account interests under certain variable annuity contracts and variable insurance policies issued by NLIC, NLAIC, JNL and JNLNY are also registered under the Securities Act of 1933 (the "Securities Act"). NISC, a subsidiary of the Company, is registered as a broker-dealer under the Securities Exchange Act of 1934, and is a member of, and subject to regulation by, the Financial Industry Regulatory Authority and is also subject to the SEC’s net capital rules.
NIA, a subsidiary of the Company, is an investment advisor registered under the Investment Advisors Act of 1940, as amended, and under the Securities Act.
All aspects of investment advisory activities are subject to applicable federal and state laws and regulations in the jurisdictions in which they conduct business. These laws and regulations are primarily intended to benefit investment advisory clients and investment company shareholders and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the transaction of business for failure to comply with such laws and regulations. In such events, the possible sanctions which may be imposed include the suspension of individual employees, limitations on the activities in which the investment advisor may engage, suspension or revocation of the investment advisor’s registration as an advisor, censure and fines.
The SEC adopted a package of rulemaking and interpretive guidance regarding the standards of conducts for broker-dealers and investment advisors. Of particular note was the adoption of a new "best interest" standard for broker-dealers when making recommendations to retail customers of any securities transaction or investment strategy involving securities. Also adopted as part of the package was a new "relationship summary" disclosure requirement for broker-dealers and investment advisors that must be provided to "retail investors." Generally, compliance with the SEC’s adopted package of rulemaking and interpretive guidance was required by June 30, 2020.
Derivatives Regulation
The Company’s derivatives use is subject to statutory and regulatory requirements of the states of Ohio, the Company’s domiciliary state, and New York, where the Company is licensed to sell certain products. Each state requires the Company to follow a board-approved derivatives’ use plan. The Company’s derivatives’ use plan meets the requirements of both states. While the statutory constructs and regulatory oversight of Ohio and New York are historically consistent, there is a possibility the two states could diverge in their respective regulation of the Company’s derivatives use creating additional expense or lost opportunity to the Company.

Title VII of the Dodd-Frank Act is a framework to regulate the over-the-counter ("OTC") derivatives markets through the required clearing of certain types of OTC transactions and the posting of collateral, each of which results in additional risk mitigation costs to the Company. NLIC and NLAIC, currently required to clear specified OTC derivatives products, are subject to the posting and collection of initial margin on its non-cleared OTC derivatives portfolios with certain of their counterparties as of September 1, 2022. These initial margin requirements, in conjunction with variation margin requirements, may require the Company to hold more cash and highly liquid securities with lower yields than it might otherwise hold in the absence of the margin requirements; potentially resulting in a reduction of investment income. Furthermore, U.S. and global regulation of the derivatives markets continues to evolve, potentially creating unexpected costs as well as opportunities.
Environmental, Social and Governance Regulation
The Company is exposed to risks relating to environmental, social and governance ("ESG") factors. Customers, regulators and other market participants may evaluate the Company’s business or other practices according to a variety of ESG standards, expectations, or metrics, all of which may evolve, may be subjective or underdeveloped in nature, and may reflect contrasting or conflicting values. Standard-setting organizations and regulators including, but not limited to, the NAIC, SEC and state insurance regulators, have proposed or adopted, or may propose or adopt, ESG rules or standards applicable to the Company. For example, the NAIC (led by the California Department of Insurance) has generally modified the Insurer Climate Risk Disclosure Survey to align with aspects of the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures ("TCFD") framework, a recognized framework of recommendations that were developed to enhance climate-related disclosures. In addition, the SEC has proposed new disclosure rules that, if adopted, would generally require a wide range of registered companies, including Nationwide, to prepare extensive disclosures and financial information on climate-related risk. Final SEC rules have not yet been adopted. Some regulators are taking opposing positions on financial services companies’ consideration of ESG factors in carrying out their businesses. For instance, some states are prohibiting entities with state contracts from considering certain ESG factors, while others are encouraging consideration of such factors and promoting divestment from certain industries, especially carbon-based industries. Such opposing regulatory positions present potential difficulties for Nationwide’s Investment and Retirement Security businesses, which have extensive state contracts. Due to the sometimes conflicting, uncertain, and subjective ESG regulatory and market environment, the Company may be seen as acting inconsistently with ESG standards or values from the perspective of certain customers, regulators or other constituents. As a result, the Company could face adverse regulatory, customer, media or public scrutiny related to ESG that potentially could have a negative impact on our business or reputation or lead to legal challenges. More specifically, climate risk has the potential for negative impacts resulting from damage to physical property insured or held as investments due to increase extreme weather events, financial losses or decreased revenues resulting from the transition to a low carbon economy and legal and regulatory losses attributable to climate change or failing to manage climate risk factors.
Privacy and Cybersecurity Regulation
The Company is regulated by the federal Gramm-Leach-Bliley Act ("GLBA") and subject to federal and state regulations promulgated thereunder that require financial institutions and other businesses to ensure the privacy, security and confidentiality of nonpublic personal information, including laws that regulate the use and disclosure of, among others, Social Security numbers and health information. Federal and state laws require notice to affected individuals, law enforcement, regulators and others if there is a breach of the security of certain personal information, including Social Security numbers and health information. Federal regulations require financial institutions and creditors to implement effective programs to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited commercial e-mail, text or fax messages to consumers and customers. Federal laws and regulations regulate the permissible uses of certain personal information, including consumer report information. Federal and state legislatures and regulatory bodies continue to expand regulation regarding these subjects and the privacy and security of personal information. Despite functionally similar laws and regulations, there is ongoing risk of non-uniform regulatory interpretation and application due to the multiplicity of state and federal regulators examining the Company.
The California Consumer Privacy Act of 2018 ("CCPA") grants all California residents the right to know the information a business has collected from them and the sourcing and sharing of that information, as well as a right to have a business delete their personal information (with some exceptions). The CCPA’s definition of "personal information" is more expansive than those found in other privacy laws applicable to the Company in the U.S. Failure to comply with CCPA could result in regulatory fines, further, the law grants a right of action for any unauthorized disclosure of personal information as a result of failure to maintain reasonable security procedures. The CCPA became effective on January 1, 2020 and enforcement by California’s Attorney General began July 1, 2020. Final regulations were promulgated shortly thereafter. In

November 2020, the CCPA was amended by the California Privacy Rights Act ("CPRA"), which we expect to become effective in most material respects in early 2023. The CPRA provides expanded rights for California consumers (e.g., the right to correct inaccurate personal information) and created a new regulatory agency, the California Privacy Protection Agency, dedicated to enforcing Californians’ consumer privacy rights.
New York’s cybersecurity regulation for financial services institutions, including insurance entities under its jurisdiction, requires entities to establish and maintain a cybersecurity program designed to protect consumer’s private data. The regulation specifically provides for: (i) senior leader and Board oversight of the covered entity’s cybersecurity program; (ii) controls relating to the governance framework for a cybersecurity program; (iii) risk-based minimum standards for technology systems for data protection; (iv) requirements for cyber breach responses, including notice to the NY DFS of material events; and (v) identification and documentation of material deficiencies, remediation plans and annual certification of regulatory compliance with the NY DFS.
In 2017, the NAIC adopted the Insurance Data Security Model Law ("the Cybersecurity Model Law"), which established standards for data security and notification of cybersecurity events in states where adopted. The Cybersecurity Model Law has been adopted in Ohio and several other states. Additional states may follow. The Cybersecurity Model Law could impose significant new regulatory burdens intended to protect the confidentiality, integrity and availability of information systems. The NAIC model law is functionally similar to the NY DFS rule. The NAIC has also established a Big Data working group devoted to ensuring that regulations and regulatory activities appropriately protect consumers from harm which could result from technological developments in the insurance sector. During 2020, the working group was charged with (i) reviewing current regulatory frameworks used to oversee insurers’ use of consumer and non-insurance data; (ii) proposing a mechanism to provide resources and allow states to share resources to facilitate their ability to conduct technical analysis of, and data collection related to, the review of complex models used by insurers for underwriting, rating and claims; and (iii) assess data needs and required tools for state insurance regulators to appropriately monitor the marketplace and evaluate underwriting, rating, claims and marketing practices.
In February 2022, the SEC proposed new cybersecurity risk management rules and amendments to enhance cybersecurity preparedness and improve the resilience of investment advisers and investment companies against cybersecurity threats and attacks. Specifically, the proposal would: require advisers and funds to adopt and implement written policies and procedures that are reasonably designed to address cybersecurity risks; require advisers to report significant cybersecurity incidents to the SEC on proposed Form ADV-C; enhance adviser and fund disclosures related to cybersecurity risks and incidents; and require advisers and funds to maintain, make, and retain certain cybersecurity-related books and records.
Compliance with existing and emerging privacy and cybersecurity regulations could result in increased compliance costs and/or lead to changes in business practices and policies, and any failure to protect the confidentiality of client information could adversely affect our reputation and have a material effect on our business, financial condition and results of operations.
Employee Retirement Income Security Act ("ERISA")
On June 21, 2018, the United States Court of Appeals for the Fifth Circuit vacated the Department of Labor’s ("DOL") 2016 Fiduciary Rule. As a result, the fiduciary standards under ERISA revert to those in place before the issuance of the regulations, e.g., the "Five Part Test". On June 29, 2020, the DOL released technical amendments that reinstated the Five Part Test for fiduciary status and reverted the DOL fiduciary framework back to the framework prior to the now-defunct 2016 Fiduciary Rule. On December 18, 2020, the DOL adopted a new Prohibited Transaction Class Exemption ("PTE"), "Improving Investment Advice for Workers & Retirees." The new PTE took effect on February 16, 2021.
In addition, ERISA fiduciary obligations are imposed on certain assets in excess of amounts necessary to satisfy guaranteed obligations held by an insurance company in its general account under a participating group annuity contract to the extent that the insurer’s general account is not reserved to pay benefits under guaranteed benefit policies (i.e., benefits whose value would not fluctuate in accordance with the insurer’s investment experience). ERISA requires that fiduciaries perform their duties solely in the interest of ERISA plan participants and beneficiaries and with the care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.
See also "Risk Factors—Changes to regulations under ERISA could adversely affect the Company’s distribution model by restricting the Company’s ability to provide customers with advice."

Tax Matters
Life insurance products may be used to provide income tax deferral and income tax free death benefits. Annuity contracts may be used to provide income tax deferral. The value of these benefits is related to the level of income tax rates and capital gains tax rates. Changes to the income tax rates and the capital gains tax rates can affect the value of these benefits, and therefore the desirability of those products.
In August 2022, the Inflation Reduction Act ("Act") was signed into law. The Act includes a new Federal corporate alternative minimum tax, effective in 2023, that is based on the adjusted financial statement income set forth on the applicable financial statement of an applicable corporation. See Note 8 to the audited statutory financial statements included in the F pages of this report for additional discussion of the Act.
Additional changes to the IRC to address the fiscal challenges currently faced by the federal government may also be made. These changes could include changes to the taxation of life insurance, annuities, mutual funds, retirement savings plans, and other investment alternatives offered by the Company. Such changes to the IRC could have an adverse impact on the desirability of the products offered by the Company.
Employees
The Company does not have any employees of its own, but rather is provided personnel by NMIC pursuant to a Cost Sharing Agreement.
Risk Factors
Risks Related to Economic and Financial Market Conditions
Adverse capital and credit market conditions may significantly affect the Company’s ability to meet liquidity needs and access the capital required to operate its business, most significantly its insurance operations.
The Company’s insurance, annuity and investment products, as well as its investment returns and access to and cost of financing, are sensitive to disruptions, uncertainty or volatility in the capital and credit markets, thereby ultimately impacting the Company’s profitability and ability to support or grow its businesses. In the insurance industry, liquidity refers to the ability of an enterprise to generate adequate amounts of cash from its normal operations in order to meet its financial commitments. The principal sources of the Company’s liquidity are insurance premiums, annuity considerations, deposit funds and cash, including from its investment portfolio and assets. Sources of liquidity also include surplus notes and a variety of short-term debt instruments, including intercompany borrowings and FHLB programs.
In the event current resources do not satisfy the Company’s needs, the Company may have to seek additional financing. The availability of additional financing will depend on a variety of factors, including market conditions, the availability of credit generally and specifically to the financial services industry, market liquidity, the Company’s credit ratings, as well as the possibility that customers or lenders could develop a negative perception of the Company’s long- or short-term financial prospects if it incurs large investment losses or if its level of business activity decreases. Similarly, the Company’s access to funds may be impaired if regulatory authorities or rating agencies take negative actions against it. The Company’s internal sources of liquidity may prove to be insufficient, and in such a case, it may not be able to successfully obtain additional financing on favorable terms, or at all.
As such, the Company may be forced to issue debt with terms and conditions that may be unfavorable to it, bear an unattractive cost of capital or sell certain assets, any of which could decrease the Company’s profitability and significantly reduce its financial flexibility. The Company’s results of operations, financial condition and cash flows could be materially adversely affected by disruptions in the capital and credit market.
Difficult conditions in the global economy and capital markets could adversely affect the Company’s business and operating results and these conditions may not improve in the near future.
At times throughout the past few years, volatile conditions have characterized financial markets. Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect the Company’s investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes.

General economic conditions could also adversely affect the Company by impacting consumer behavior and pressuring investment results. Consumer behavior changes could include decreased demand for the Company’s products. For example, holders of interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in the investment portfolio.
The impact on distributors, vendors and customers of sustained or significant deterioration in economic conditions could adversely affect the Company’s business.
The Company is exposed to risks associated with the potential financial instability of its customers and distributors, many of whom may be adversely affected by volatile conditions in the financial markets or an economic slowdown. As a result of uncertainties with respect to financial institutions and the global credit markets, changes in energy costs, and other macroeconomic challenges currently or potentially affecting the economy of the U.S. and other parts of the world, customers and distributors may experience serious cash flow problems and other financial difficulties. In addition, events in the U.S. or foreign markets and political and social unrest in various countries around the world can impact the global economy and capital markets. The impact of such events is difficult to predict. Protectionist trade policy actions, such as tariffs and quotas could adversely affect the Company’s investment results, as an increase in the scope and size of tariffs could disrupt global supply chains and increase inflationary pressures which may have an adverse effect on economic activity. As a result, they may modify, delay, or cancel plans to buy or sell the Company’s products, or make changes in the mix of products bought or sold, that are unfavorable to the Company.
In addition, the Company is susceptible to risks associated with the potential financial instability of the vendors on which the Company relies to provide services or to whom the Company delegates certain functions. The same conditions that may affect the Company’s distributors could also adversely affect the Company’s vendors, causing them to significantly and quickly increase their prices or reduce their output. The Company’s business depends on its ability to perform, in an efficient and uninterrupted fashion, its necessary business functions, and any interruption in the services provided by third parties could also adversely affect the Company’s business, results of operations and financial condition.
Potential changes to the manner in which the London Inter-bank Offered Rate ("LIBOR") is determined and the replacement of LIBOR as a benchmark interest rate may affect the Company’s cost of capital and net investment income.
LIBOR is an interest rate benchmark which historically underpinned hundreds of trillions of dollars of financial contracts around the world; it was available in five currencies and a range of tenors. On July 27, 2017, the U.K. Financial Conduct Authority ("FCA") announced that it would no longer persuade or compel LIBOR panel banks to submit LIBOR quotes after 2021. Intercontinental Exchange ("ICE") Benchmark Administration Limited ("IBA"), the administrator of LIBOR engaged in a published consultation with market participants, panel banks, and official sector bodies regarding the potential to continue publication of certain widely used LIBOR settings after December 31, 2021. Subsequently, IBA published a consultation on its intention to cease publication of all LIBOR settings in all currencies and tenors, except overnight, 1-, 3-, 6-, and 12-month USD LIBOR, after the publication of LIBOR on December 31, 2021 (with the remaining USD LIBOR settings to cease publication after June 30, 2023), and the FCA announced the future cessation or loss of representativeness of the 35 LIBOR benchmark settings published by IBA. This announcement triggered the fixing of the fallback spread adjustment, administered by Bloomberg Index Services Limited, for each of the affected LIBOR benchmark settings. It remains unclear if, how and in what form, LIBOR may continue to exist after that date, however, public statements by the FCA suggest any new LIBOR settings beyond the 2021 and 2023 dates will be temporary and limited in scope. The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (constituted of major derivative market participants and their regulators), has begun publishing a Secured Overnight Funding Rate ("SOFR") which is intended, but not mandated, to replace U.S. dollar LIBOR, and SOFR-based cash and derivative products have been issued in the U.S. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication. On March 15, 2022, the Adjustable Interest Rate (LIBOR) Act (the "LIBOR ACT"), the federal legislation to address the potential disruption of contractual continuity and litigation risk posed by financial instruments that incorporate U.S. Dollar LIBOR as a reference rate, was signed into law. Cash and derivatives markets continue to develop in response to SOFR and other benchmark rates and questions around liquidity in these rates and how to mitigate or eliminate any economic value transfer at the time of transition remain a significant concern for the Company and others in the marketplace. The effect of any changes or reforms to LIBOR or discontinuation of LIBOR on new or existing financial instruments to which the Company has exposure or the activities in the Company’s businesses will vary depending on a variety of factors. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on certain derivatives and floating rate securities the Company holds, and any other assets, liabilities, models, assumptions, and the cost of capital, as well as contractual rights and obligations, whose value is tied to LIBOR. The value or profitability of these products and instruments may be adversely affected.
Risks Related to Investments
The Company is exposed to significant financial market risk, which may adversely affect its results of operations and financial condition, and may cause the Company’s net investment income to vary from period to period.
The Company is exposed to significant financial market risk, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, domestic and foreign market volatility, the performance of the economy in general, the performance of specific obligors included in its portfolio and other factors outside the Company’s control. Adverse changes in these rates, spreads and prices may occur due to changes in monetary policy and the economic climate, the liquidity of a market or market segment, investor return expectations and/or risk tolerance, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness.
The Company’s exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. The Company’s investment portfolio contains interest rate sensitive instruments, such as bonds and derivatives, which may be adversely affected by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions and other factors beyond its control. U.S. long-term interest rates remain at relatively low levels by historical standards. During periods of low or declining interest rates, as cash becomes available from premiums on insurance and annuity policies and from the maturity, redemption or sale of existing securities or from other sources or as securities are realized prior to maturity, the yield on new investments will be lower than that on existing investments, thus lowering the average yield that the Company earns on its investment portfolio. Although the Company seeks to carefully measure and manage its interest rate risk positions, the Company’s estimate of the liability cash flow profile may be inaccurate, and it might need to sell assets in order to cover the liability, which could adversely affect the Company’s financial position and results of operations.
The Company’s insurance and investment products are also sensitive to interest rate fluctuations and expose the Company to the risk that falling interest rates or credit spreads will reduce the Company’s margin, or the difference between the returns earned on the investments that support the obligations under these products and the amounts that must be paid to policyholders and contractholders. Because the Company may reduce the interest rates credited on most of these products only at limited, pre-established intervals, and because some contracts have guaranteed minimum interest crediting rates, or may be subject to regulatory minimum rates, declines in interest rates may adversely affect the profitability of these products.
There may be economic scenarios, including periods of rising interest rates, that increase the attractiveness of other investments to the Company’s customers, which could increase life insurance policy loan, surrender, and withdrawal activity in a given period. Such situations could result in cash outflows requiring that the Company sell investments at a time when the prices of those investments are adversely affected, which may result in realized investment losses. Unanticipated withdrawals and terminations may also cause the Company to accelerate other expenses, which reduces net income in the period of the acceleration.
The Company’s exposure to credit spreads primarily relates to market price and cash flow variability associated with changes in credit spreads. A widening of credit spreads would increase unrealized losses or decrease unrealized gains in the investment portfolio and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher other-than-temporary impairments. Credit spread tightening will reduce net investment income associated with new purchases of fixed securities.
The Company invests a portion of its portfolio in alternative investments, such as private equity funds, real estate funds, hedge funds and tax credit funds. The capital and surplus of the Company can be affected by changes in the underlying value of the investments. In addition, the timing and amount of distributions from such funds, which depend on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions, can be inherently difficult to predict and can impact the Company’s net realized capital gains and losses.
The Company’s exposure to equity risk relates primarily to the potential for lower earnings associated with certain of the Company’s insurance businesses, such as variable annuities and investment advisory business, in each case where fee income is generally earned based upon the fair value of the assets under management. In addition, certain of the

Company’s annuity products offer guaranteed benefits, which increase its potential benefit exposure. Statutory reserve and capital requirements for these products are sensitive to market movements, which could deplete capital. Increased reserve and capital requirements could lead to rating agency downgrades.
The Company is exposed to many different industries, issuers, and counterparties, and routinely executes transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, hedge funds and other investment funds and institutions. Many of these transactions expose the Company to credit risk in the event of default of the counterparty. While counterparty risk is generally secured, the Company’s credit risk may be exacerbated when the collateral held by the Company cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it. The Company may have further exposure to these issuers in the form of holdings in unsecured debt instruments, derivative transactions and stock investments of these issuers. Realized losses or impairments to the carrying value of these assets may materially and adversely affect the Company’s business, results of operations and financial condition.
For additional information on market risk, see Quantitative and Qualitative Disclosures about Market Risk.
The Company uses derivative instruments to manage exposures and mitigate risks. See Note 2 and Note 6 to the audited statutory financial statements in the F pages of this report for additional information regarding the Company’s use of derivatives instruments.
The Company maintains an Asset Valuation Reserve ("AVR") as established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies for the purpose of offsetting potential credit related investment losses on each invested asset category, excluding cash, policy loans and income receivable. The Company records an Interest Maintenance Reserve ("IMR") established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies, which represents the net deferral for interest-related gains or losses arising from the sale of certain investments, such as bonds, mortgage loans and loan-backed and structured securities sold. See Note 2 to the audited statutory financial statements included in the F pages of this report for additional information regarding the Company’s use of an AVR and IMR.
Some of the Company’s investments are relatively illiquid.
The Company holds certain investments that may lack liquidity, such as privately placed bonds and structured securities based upon residential or commercial mortgage loans or trust preferred securities, commercial mortgage loans, policy loans, consumer loans secured by securities portfolios, equity real estate, including real estate joint ventures and other limited partnership interests.
If the Company requires significant amounts of cash on short notice in excess of normal cash requirements or is required to post or return collateral in connection with the investment portfolio, derivatives transactions or securities lending activities, the Company may have difficulty selling these investments in a timely manner, be forced to sell them for less than the Company otherwise would have been able to realize, or both.
The Company does not have the intent to sell, nor is it more likely than not that it will be required to sell, bonds and stocks in an unrealized loss position. Investment losses, however, may be realized to the extent liquidity needs require the disposition of bonds and stocks in unfavorable interest rate, liquidity or credit spread environments.
The Company has exposure to mortgage-backed securities, which could cause declines in the value of its investment portfolio.
Securities and other capital markets products connected to residential mortgage lending, particularly those backed by non-agency loans, may become less liquid. The value of the Company’s investments in mortgage-backed securities may be negatively impacted by an unfavorable change in or increased uncertainty regarding delinquency rates, foreclosures, home prices, and refinancing opportunities. In addition, securities backed by commercial mortgages are sensitive to the strength of the related underlying mortgage loans, the U.S. economy, and the supply and demand for commercial real estate. Deterioration in the performance of the residential and commercial mortgage sector could cause declines in the value of that portion of the Company’s investment portfolios.
Defaults on commercial mortgage loans and volatility in performance may adversely affect the Company’s results of operations and financial condition.
A decline in the commercial real estate market within the U.S. resulting from changes in interest rates, real estate market conditions or an economic downturn may have a negative impact on the value of the Company’s commercial mortgage loan portfolio. The Company has a broadly diversified commercial mortgage loan portfolio (i.e., property type or geographic location), but negative developments across a certain property type or the occurrence of a negative event within a geographic region may have a significant negative impact, if the Company has some concentration risk within that property type or geographic region. The Company’s operations and financial conditions may be adversely affected from an increase in borrower defaults within the Company’s commercial mortgage loan portfolio.
The determination of the amount of allowances and impairments taken on the Company’s investments is judgmental and could materially impact its results of operations or financial position.
The Company’s determination of the amount of allowances and impairments varies by investment type and is based on its periodic evaluation and assessment of known and inherent risks associated with the relevant asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. The Company updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. Market volatility can make it more difficult to value the Company’s securities if trading in such securities becomes less frequent. In addition, a forced sale by holders of large amounts of a security, whether due to insolvency, liquidity, or other issues with respect to such holders, could result in declines in the price of a security. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.
For additional information on the Company’s allowance and impairment review process, see Note 2 to the audited statutory financial statements included in the F pages of this report.
The Company’s valuation of investments is based on amortized cost, fair value, and the equity method of accounting in the Company’s statutory financial statements, which may be significantly different than the values at which the investments may ultimately be realized.
The Company’s investments primarily consist of bonds, stocks, investments in subsidiaries, mortgage loans, policy loans, cash equivalents, short-term investments and alternative investments. On the basis of accounting practices prescribed or permitted, as applicable, by the ODI the carrying value of such investments is as follows:
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Bonds are generally stated at amortized cost, except those with an NAIC designation of "6", which are stated at the lower of amortized cost or fair value. Changes in fair value of bonds stated at fair value are charged to capital and surplus.
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Loan-backed and structured securities, which are included in bonds in the statutory financial statements, are stated in a manner consistent with the bond guidelines, but with additional consideration given to the special valuation rules implemented by the NAIC applicable to residential mortgage-backed securities that are not backed by U.S. government agencies, commercial mortgage-backed securities and certain other structured securities. Under these guidelines, an initial and adjusted NAIC designation is determined for each security. The initial NAIC designation, which takes into consideration the security’s amortized cost relative to an NAIC-prescribed valuation matrix, is used to determine the reporting basis (i.e., amortized cost or lower of amortized cost or fair value).
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Preferred stocks are generally stated at amortized cost, except those with an NAIC designation of "4" through "6", which are stated at the lower of amortized cost or fair value. Common stocks are stated at fair value. Changes in fair value of stocks stated at fair value are charged to capital and surplus.
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The investment in the Company’s wholly-owned insurance subsidiaries, NLAIC and Eagle, and wholly-owned noninsurance subsidiaries, NISC and NIA, are carried using the equity method of accounting. The Company’s investment in JNF, an unaudited downstream noninsurance holding company, is based on the individual audited subsidiary, controlled and affiliated entities owned by the holding company in accordance with the "look through" provisions of Statements of Statutory Accounting Principles ("SSAP") No. 97, Investments in Subsidiary, Controlled and Affiliated Entities. Investments in NLAIC, JNF and NISC are included in stocks, and the investment in Eagle is included in other invested assets on the statutory statements of admitted assets, liabilities, capital and surplus.
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Commercial mortgage loans are recorded at unpaid principal balance, adjusted for premiums and discounts, less a valuation allowance.
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Policy loans, which are collateralized by the related insurance policy, are carried at the outstanding principal balance and do not exceed the cash surrender value of the policy. As such, no valuation allowance for policy loans is required.
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Cash equivalents include highly liquid investments with original maturities of less than three months and amounts on deposit in internal qualified cash pools.
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Short-term investments consist primarily of government agency discount notes with maturities of twelve months or less at acquisition and are carried at amortized cost, which approximates fair value.

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Alternative investments are generally reported based on the equity method of accounting.
Investments not carried at fair value in the Company’s statutory financial statements (certain bonds and stocks and commercial mortgage loans) may have fair values which are substantially higher or lower than the carrying value reflected in the Company’s statutory financial statements. Each such asset class is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.
The Company’s valuation of certain bonds and stocks held at fair value may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially and adversely affect the Company’s results of operations or financial condition.
See Note 2 to the audited statutory financial statements included in the F pages of this report, for a discussion of the Company’s fair value categories and valuation methodologies.
The determination of fair values in the absence of quoted market prices is based on valuation methodologies, values of securities the Company deems to be comparable, and assumptions deemed appropriate given the circumstances. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within the Company’s statutory financial statements, and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on the Company’s results of operations or financial condition.
Risks Related to the Legal and Regulatory Environment of the Insurance Industry
Certain changes in accounting and/or financial reporting standards issued by the National Association of Insurance Commissioners, state insurance departments, the Securities and Exchange Commission or other standard-setting bodies could have a material adverse impact on the Company’s financial condition or results of operations.
The Company’s insurance entities are required to comply with the Statutory Accounting Principles ("SAP") established by the NAIC and adopted and administered by state departments of insurance. The various components of SAP (such as actuarial reserve methodologies) are currently subject to review by the NAIC and its task forces and committees, as well as by state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting. Calculations made in accordance with SAP also govern the ability of the Company’s insurance entities to pay dividends to their respective parent companies. The NAIC is working to reform state regulation in various areas, including comprehensive reforms relating to life insurance reserves and the accounting for such reserves. The Company cannot predict whether or in what form reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect the Company’s insurance entities.
The Accounting Manual provides that state insurance departments may permit insurance companies domiciled therein to depart from SAP through prescribed practices or by granting them permitted practices.
Olentangy was granted a permitted practice from the State of Vermont, allowing Olentangy to carry assets placed in a trust account by Union Hamilton Reinsurance Ltd. and held for the benefit of the ceding insurer, under a reinsurance agreement that increased NLIC and NLAIC’s valuation of Olentangy by $67 million as of December 31, 2022 and December 31, 2021.
Eagle applies one prescribed practice with multiple applications as provided under the State of Ohio’s captive law that allows an alternative reserve basis on assumed obligations, with respect to specified GMDB and GLWB contract riders provided under substantially all of the variable annuity contracts issued and to be issued by NLIC and an alternative reserve basis on assumed obligations with respect to specified GLWB contract riders provided under certain fixed indexed annuity contracts issued and to be issued by NLIC and NLAIC. The prescribed practice related to risks ceded by NLIC decreased NLIC’s valuation of this subsidiary by $1,071 million and $791 million as of December 31, 2022 and December 31, 2021, respectively. The prescribed practice related to risks ceded by NLAIC increased NLIC’s valuation of this subsidiary by $953 million and $810 million as of December 31, 2022 and December 31, 2021, respectively.
Beginning in 2021, NLIC and NLAIC apply a prescribed practice from the state of Ohio, Ohio Administrative Code Section 3901-1-67, Alternative Derivative and Reserve Accounting Practices ("OAC 3901-1-67"), to their derivative instruments hedging indexed annuity products and indexed annuity reserve liabilities in order to better align the measurement of indexed product reserves and the derivatives that hedge them. Under the prescribed practice, derivative instruments are carried at amortized cost with the initial hedge cost amortized over the term and asset payoffs realized at the end of the term being reported through net investment income, rather than the derivative instruments being carried at fair value with asset payoffs realized over the term through net realized capital gains and losses. Additionally, the cash surrender value reserves for indexed annuity products only reflect index interest credits at the end of the crediting term as compared to partial index interest credits accumulating throughout the crediting term in increase in reserves for future policy benefits and claims. The application of this prescribed practice on NLIC’s eligible derivative instruments and indexed products resulted in an increase of NLIC’s statutory surplus by an immaterial amount as of December 31, 2022 and December 31, 2021. The application of this prescribed practice on NLAIC’s eligible derivative instruments and indexed products resulted in an increase of NLIC’s subsidiary valuation of NLAIC by $232 million as of December 31, 2022 and a decrease of NLIC’s subsidiary valuation of NLAIC by $274 million as of December 31, 2021.
However, the Company cannot predict what permitted and prescribed practices any applicable state insurance department may allow or mandate in the future, nor can the Company predict whether or when the insurance departments of states of domicile of the Company’s competitors may permit them to utilize advantageous accounting practices that depart from SAP. Moreover, although states generally defer to the interpretations of the insurance department of the state of domicile with respect to the application of regulations and guidelines, neither the action of the domiciliary state nor the action of the NAIC is binding on a non-domiciliary state. Accordingly, a state could choose to follow a different interpretation. The Company can give no guarantees that future changes to SAP or components of SAP, or the ability to apply a prescribed practice or the granting of permitted practices to the Company’s competitors, will not have a material impact on the Company’s financial condition or results of operations.
The Company’s insurance entities are subject to extensive regulation.
The Company’s insurance entities are subject to extensive state regulatory oversight in the jurisdictions in which each does business, as well as to federal oversight with respect to certain portions of their business. Insurance companies are regulated by the insurance departments of the states in which they are domiciled or licensed. The primary purpose of such regulatory supervision is to protect policyholders, rather than the Company. State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. Accordingly, the Company could be adversely affected by, among other things, changes in state law relating to advertising and marketing; privacy; climate change; acquisitions; payment of dividends; the form and content of insurance policies (including pricing); operating and agent licenses; regulation of premium rates; premium tax increases; rating and underwriting restrictions and limitations; asset and reserve valuation requirements; enterprise risk management; surplus requirements; accounting standards; RBC requirements, statutory reserve and capital requirements; assessments by guaranty associations; affiliate transactions; unfair trade and claims practices; admittance of assets to statutory surplus; maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; the type, amounts and valuations of investments permitted; reinsurance transactions, including the role of captive reinsurance; and other matters. Changes in state regulations, or in the interpretation or application of existing state laws or regulations may adversely impact the Company’s pricing, capital requirements, reserve adequacy or exposure to litigation and could increase the costs of regulatory compliance.
Changes are often implemented by state regulators in order to benefit policyholders to the detriment of insurers. State insurance regulators and the NAIC continually re-examine existing laws and regulations and may impose changes in the future that put further regulatory burdens on the Company, and thus, could have an adverse effect on its results of operations and financial condition.
In addition, state insurance laws, rather than federal bankruptcy laws, govern the liquidation or restructuring of insurance companies. Virtually all states in which the Company operates require the Company bear a portion of the loss suffered by some insureds as a result of impaired or insolvent insurance companies via participation in state guaranty associations.
From time to time, increased scrutiny has been placed upon the U.S. insurance regulatory framework, and a number of state legislatures have considered or enacted legislative measures that alter, and in many cases increase, state authority to regulate insurance and reinsurance companies. In addition to legislative initiatives of this type, the NAIC and insurance regulators are regularly involved in a process of re-examining existing laws and regulations and their application to insurance and reinsurance companies.
At the federal level, the Company could be affected by laws and regulations that may affect certain aspects of the insurance industry. While the federal government in most contexts currently does not directly regulate the insurance business, federal legislation and administrative policies in a number of areas, including limitations on antitrust immunity, minimum solvency requirements, systemic risk regulation, grant of resolution authority to a federal agency, uniform market conduct standards, credit for reinsurance initiatives, other proposals at the federal level to replace or streamline state regulatory processes, employment and employee benefits regulation, financial services regulation, and federal taxation, can significantly affect the insurance business.

This state regulatory oversight and various proposals at the federal level could in the future adversely affect the Company’s ability to sustain adequate returns in certain lines of business. The Company cannot predict the effect any proposed or future legislation or change in the interpretation or application of existing laws or regulations may have on its financial condition or results of operations.
A failure to comply with rules and regulations in a jurisdiction could lead to disciplinary action, the imposition of fines or the revocation of the license, permission or authorization necessary to conduct the Company’s business in that jurisdiction, all of which could have a material adverse effect on the continued conduct of business in a particular jurisdiction.
The Company could be adversely affected if its controls designed to ensure compliance with guidelines, policies and legal and regulatory standards are not effective.
The Company’s business is highly dependent on the ability to engage on a daily basis in a large number of insurance underwriting, claims processing and investment activities, many of which are highly complex. These activities often are subject to internal guidelines and policies, as well as to legal and regulatory standards. A control system, no matter how well-designed and operated, can provide only reasonable assurance that the control system’s objectives will be met. Ineffective controls could lead to financial loss, unanticipated risk exposure (including underwriting, credit and investment risk) or damage to the Company’s reputation.
Litigation or regulatory actions could have a material adverse impact on the Company.
Current and future litigation or regulatory investigations and actions in the ordinary course of operating the Company’s business, including class action lawsuits, may negatively affect the Company by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring the Company to change certain aspects of its business operations, diverting management attention from other business issues, harming the Company’s reputation with customers or making it more difficult to retain current customers and to recruit and retain agents or Nationwide employees. See Note 13 to the audited statutory financial statements included in the F pages of this report for a description of litigation and regulatory actions.
The amount of statutory capital and surplus that the Company and its insurance subsidiaries have and the amount of statutory capital and surplus they must hold can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control, including equity market and credit market conditions and the regulatory environment and rules.
The Company conducts the vast majority of its business through its licensed insurance entities. Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for the Company and its U.S. insurance entities. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life insurance companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risk, including equity, interest rate, operational and management and expense recovery risks associated with life and annuity products that contain death benefits and/or certain living benefits.
In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by the Company’s insurance entities (which itself is sensitive to equity market and credit market conditions), the amount of additional capital they must hold to support their business growth, changes in equity market levels, changes in reserve requirements, credit market volatility, changes in consumer behavior, the value of certain bonds in their investment portfolios, the value of certain derivative instruments that do not get hedge accounting treatment, changes in interest rates and foreign currency exchange rates, and changes to the NAIC RBC formulas. Nationally Recognized Statistical Rating Organizations ("NRSROs") may also implement changes to their internal models, which differ from the NAIC RBC model, that have the effect of increasing or decreasing the amount of statutory capital that the Company’s insurance entities must hold in order to maintain their current ratings. Increases in the amount of required statutory reserves reduce the statutory surplus used in calculating the Company’s insurance entities’ RBC ratios.
Effective for 2021, the Company reflected the NAIC implemented adjustments to various investment factors and longevity risk.
The Company’s insurance entities’ statutory surplus and RBC ratios have a significant influence on their financial strength ratings, which, in turn, are important to their ability to compete effectively. To the extent that any of the Company’s insurance entities’ statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, capital may need to be raised. If the Company is unable to raise additional capital in such a scenario, any ratings downgrade that followed could have a material adverse effect on its business, financial condition, results of operations and liquidity. See Note 14 to the audited statutory financial statements included in the F pages of this report for a further discussion of RBC.
Changes in tax laws could adversely affect the Company.
Congress has periodically considered legislation that, if enacted, could materially reduce or eliminate many of the tax advantages of purchasing and owning annuity and life insurance products, such as disallowing a portion of the income tax interest deduction for many businesses that own life insurance. In addition, Congress has considered proposals to further limit contributions to retirement plans and accelerate the distributions from such plans after the death of the participant. If these proposals or other changes affecting the taxation of life insurance and/or annuity contracts, or the qualification requirements for retirement plans, were to be enacted, the Company’s sale of COLI, BOLI, variable annuities, variable life products and other retirement plan products could be adversely affected.
Congress and various state legislatures also have considered proposals to reduce the taxation of certain products or investments that may compete with life insurance. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company’s products, making them less competitive. Such proposals, if adopted, could have a material effect on the Company’s profitability and financial condition or ability to sell such products, and could result in the surrender of some existing contracts and policies.
The products that the Company sells have different tax characteristics, in some cases generating tax deductions for the Company. The level of profitability of certain products is significantly dependent on these characteristics and the Company’s ability to continue to generate taxable income, which is taken into consideration when pricing products and is a component of the Company’s capital management strategies. Accordingly, changes in tax law, the Company’s ability to generate taxable income, or other factors impacting the availability or value of the tax characteristics generated by the Company’s products, could impact product pricing and returns or require the Company to reduce its sales of these products or implement other actions that could be disruptive to the Company’s businesses. In addition, the adoption of "principles-based" approaches for statutory reserves may lead to significant changes to the way tax reserves are determined and thus reduce future tax deductions.
See "Business—Tax Matters" for further discussion of other changes in federal tax laws and regulations that may adversely affect the Company’s business, results of operations and financial condition.
Changes to regulations under ERISA could adversely affect the Company’s distribution model, by restricting the Company’s ability to provide customers with advice.
The prohibited transaction rules of ERISA and the IRC generally restrict the provision of investment advice to ERISA plans and participants and Individual Retirement Account ("IRAs") owners, if the investment recommendation results in fees paid to the individual advisor, his or her firm, or their affiliates, that vary according to the investment recommendation chosen. Although the DOL issued final regulations which provide limited relief from these investment advice restrictions, the investment advice restrictions could restrict the ability of the Company’s affiliated broker-dealers and their registered representatives to provide investment advice to ERISA plans and participants and with respect to IRAs. Also, the investment advice restrictions may require the fee and revenue arrangements of certain advisory programs to be revenue neutral, resulting in potential lost revenues for these broker-dealers and their affiliates. However, the DOL’s new proposed 2020 PTE may provide further relief from existing investment advice limitations under ERISA. A final PTE was adopted on December 18, 2020 and took effect on February 16, 2021.
In addition, the DOL has issued a number of regulations that increase the level of disclosure that must be provided to plan sponsors and participants. These ERISA disclosure requirements will increase the Company’s regulatory and compliance burden, resulting in increased costs. See "Business – The Company’s insurance entities are subject to extensive regulation" for further information on the impact of regulations issued by the DOL.
Changes in state insurance laws regarding the suitability of product sales and fiduciary/best interest standards may affect the Company’s operations and profitability.
The Company’s annuity sales practices are currently subject to strict regulation. State insurance regulators are becoming more active in adopting and enforcing suitability standards with respect to sales of annuities, both fixed and variable. Following the NAIC’s February 2020 adoption of amendments to its model annuity suitability rule incorporating a best interest standard, multiple states have adopted or proposed amendments incorporating the updated NAIC model. Some states have already enacted or proposed legislation to impose new or expanded fiduciary/best interest standards on broker-dealers, investment advisors and/or insurance agents providing services to retail investors. Additionally, some state regulators have adopted or signaled they will be pursuing rule-making in this space. For example, and subject to an appeal, on August 1, 2018 the NY DFS adopted "best interest" amendments to its existing annuity suitability regulation and expanded its scope to include "in-force" recommendations and life insurance policies. Any material changes to the standards governing the Company’s sales practices, including applicable state laws and regulations, could affect the Company’s business, results of operations and financial condition. See "Business—Regulation—Annuity Sales Practices."
The Company may be unable to mitigate the impact of Regulation XXX and Actuarial Guideline 38, potentially resulting in a negative impact to NLAIC’s capital position and/or a reduction in sales of NLAIC’S term and universal life insurance products.
NLAIC has implemented reinsurance and capital management transactions to mitigate the capital impact of Regulation XXX and AG 38 for certain term life insurance and universal life insurance policies with secondary guarantees. These arrangements are subject to review by state insurance regulators and rating agencies and, for any new transactions entered into in the future, are subject to AG 48 as well. For those insurance policies where NLAIC has not implemented reinsurance and capital management transactions to mitigate the capital impact of Regulation XXX and AG 38, NLAIC has experienced a negative impact on its financial condition and results of operations. If NLAIC is unable to implement solutions to mitigate the impact of in force Regulation XXX and AG 38 business, this may continue to have a negative impact on its financial condition and results of operations.
See "Business – Regulation - Captive Reinsurance Regulation" for further discussion of Regulation XXX and Actuarial Guideline 38.
Risks Related to the Business and Operations of the Company
The Company is rated by S&P, Moody’s, and A.M. Best, and a decline in ratings could adversely affect the Company’s operations.
Financial strength and claims-paying ability ratings, which various NRSROs publish as indicators of an insurance company’s ability to meet contractholder and policyholder obligations, are important to maintaining public confidence, competitive position, and ability to market products. Such factors are important to policyholders, agents and intermediaries; however, they are not evaluations directed towards the protection of investors and are not recommendations to buy, sell or hold securities. Downgrades in NLIC and its subsidiaries’ financial strength ratings could have an adverse effect on their financial condition and certain of their results of operations in many ways, including reducing new sales and renewals of insurance products, annuities, and other investment products, adversely affecting their relationships with their sales force and independent sales intermediaries, materially increasing the number or amount of policy surrenders and withdrawals by contractholders and policyholders, requiring a reduction in prices to remain competitive, and adversely affecting their ability to obtain reinsurance at reasonable prices or at all.
Additionally, various NRSROs also publish credit ratings for NFS and several of its subsidiaries. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner and are important factors in the Company’s overall funding profile and ability to access certain types of liquidity. Downgrades in the credit ratings for NFS and its subsidiaries could have an adverse effect on the Company’s financial condition and results of operations in many ways, including adversely limiting access to capital markets, potentially increasing the cost of debt and requiring the posting of collateral.
Ratings are subject to ongoing review by A.M. Best, Moody’s, and S&P, and the maintenance of such ratings cannot be assured. If any rating is reduced from its current level, the Company’s financial position and results of operations could be adversely affected. The Company cannot predict what actions rating agencies may take, or what actions it may take in response to the actions of rating agencies, which could adversely affect its business. As with other companies in the financial services industry, the Company’s ratings could be downgraded at any time and without any notice by any NRSRO.
See "Business—Ratings" for further information on current financial strength, claims-paying ability and credit ratings.
Guarantees within certain of the Company’s and its insurance entities’ products may adversely affect the Company’s financial condition or results of operations.
The Company offers guarantees which can include a return of no less than the total deposits made on the contract less any customer withdrawals, total deposits made on the contract less any customer withdrawals plus a minimum return, or the highest contract value on a specified anniversary date minus any customer withdrawals following the contract anniversary. These guarantees can also include benefits payable in the event of death, upon annuitization, upon periodic withdrawal or at specified dates during the accumulation period.

NLIC remains ultimately liable for the specific guaranteed benefits and is subject to the risk that reinsurers are unable or unwilling to pay. In addition, NLIC is subject to the risk that hedging and other risk management procedures prove ineffective, or the estimates and assumptions made in connection with their use fail to reflect or correspond to the actual liability exposure, or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. These risks, individually or collectively, may have a material adverse effect on the Company’s financial condition or results of operations.
An inability to access the Company’s credit facilities could have a material adverse effect on its financial condition and results of operations.
The Company maintains committed unsecured revolving credit facilities. The Company relies on these facilities as a potential source of liquidity, which could be critical in enabling it to meet its obligations as they come due, particularly during periods when alternative sources of liquidity are limited. The Company’s ability to borrow under these facilities is conditioned on the Company’s satisfaction of covenants and other requirements contained in the facilities. The Company’s failure to satisfy the requirements contained in the facilities would, among other things, restrict the Company’s access to the facilities when needed and, consequently, could have an adverse effect on the Company’s financial condition and results of operations.
Deviations from assumptions regarding future persistency, mortality, morbidity, and interest rates used in calculating reserve amounts could have a material adverse impact on the Company’s results of operations or financial condition.
The Company’s earnings significantly depend upon the extent to which the actual experience is consistent with the assumptions the Company uses in setting prices for its products and establishing liabilities for some future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much the Company will need to pay for future benefits and claims. The process of calculating reserve amounts for some products within a life insurance organization involves the use of a number of assumptions, including those related to persistency (how long a contract stays with a company), mortality (the likelihood of death or the likelihood of survival), morbidity (likelihood of sickness or disability) and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts). In addition, significant changes in mortality or morbidity could emerge gradually over time, due to changes in the natural environment, including climate change, the health habits of the insured population, treatment patterns and technologies for disease or disability, the economic environment, or other factors. Actual results could differ significantly from those assumed. Although the Company may be permitted to increase premiums or adjust other charges and credits during the life of certain policies or contracts, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability or may cause the policies or contracts to lapse. As such, significant deviations from one or more of these assumptions could result in a material adverse impact on the Company’s life insurance entities’ results of operations or financial condition.
Pricing of the Company’s insurance and deferred annuity products are also based in part upon expected persistency of these products, which is the probability that a policy or contract will remain in force from one period to the next. Persistency within the Company’s annuities business may be significantly impacted by the value of guaranteed minimum benefits contained in many of the Company’s annuity products being higher than current account values, in light of poor equity market performance or extended periods of low interest rates, as well as other factors. Persistency could be adversely affected generally by developments affecting client perceptions of the Company, including perceptions arising from adverse publicity. Many of the Company’s products also provide the Company’s customers with wide flexibility with respect to the amount and timing of premium deposits and the amount and timing of withdrawals from the policy’s value. Results may vary based on differences between actual and expected premium deposits and withdrawals for these products, especially if these product features are relatively new to the marketplace. The pricing of certain of the Company’s annuity products that contain certain living benefit guarantees is also based on assumptions about utilization rates, or the percentage of contracts that will utilize the benefit during the contract duration, including the timing of the first lifetime income withdrawal. Results may vary based on differences between actual and expected benefit utilization. The development of a secondary market for life insurance, including life settlements or "viaticals" and investor-owned life insurance, and third-party investor strategies in the annuities business, could adversely affect the profitability of existing business and the Company’s pricing assumptions for new business.

The Company’s risk management policies, practices and procedures could leave it exposed to unidentified or unanticipated risks, which could negatively affect its business or result in losses.
The Company has developed an enterprise-wide risk management framework to mitigate risk and loss to the Company, and maintains policies, procedures and controls intended to identify, measure, monitor, report and analyze the risks to which the Company is exposed. Many of the Company’s risk management strategies or techniques are based upon historical customer and market behavior, and all such strategies and techniques are based to some degree on management’s subjective judgment. The Company cannot provide assurance that its risk management framework, including the underlying assumptions or strategies, will be accurate and effective.
The risk management policies and procedures, including hedge programs at NLIC and NLAIC, utilize derivative financial instruments, and expect to do so in the future. Nonetheless, the Company’s policies and procedures to identify, monitor, and manage both internal and external risks may not effectively mitigate these risks or predict future exposures, which could be different or significantly greater than expected. As the Company’s businesses change and the markets in which the Company operates evolve, the Company’s risk management framework may not evolve at the same pace as those changes. As a result, there is a risk that new products or new business strategies may present risks that are not appropriately identified, monitored or managed. Additional risks and uncertainties not currently known to the Company, or that it currently deems to be immaterial, may adversely affect its business, results of operations and financial condition.
A large-scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat or acts of terrorism, or ongoing military and other actions may result in decreases in the Company’s net income, revenue, and assets under management and may adversely impact its investment portfolio.
A large-scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat or acts of terrorism within the U.S. and abroad, ongoing military and other actions, and heightened security measures in response to these types of threats may cause significant volatility and declines in the U.S., European, and other securities markets, loss of life, property damage, additional disruptions to commerce and reduced economic activity. As a result, the Company’s net income and/or revenue, and some of the assets in the Company’s investment portfolio, may be adversely affected by declines in the securities markets and economic activity.
The Company cannot predict whether or the extent to which industry sectors in which it maintains investments may suffer losses as a result of potential decreased commercial and economic activity, how any such decrease might impact the ability of companies within the affected industry sectors to pay the interest or principal on their securities, or how the value of any underlying collateral might be affected.
The Company operates in a highly competitive industry, which can significantly impact operating results.
The Company’s ability to compete is based on a number of factors including scale, service, product features, price, investment performance, commission structure, distribution capacity, financial strength ratings and name recognition. The Company competes with a large number of financial services companies such as banks, mutual funds, broker-dealers, insurers and asset managers, many of which have advantages over the Company in one or more of the above competitive factors. The Company’s revenues and profitability could be impacted negatively due to such competition. The competitive landscape in which the Company operates may be further affected by government-sponsored programs and longer-term fiscal policies. Competitors that receive governmental financing or other assistance or subsidies, including governmental guarantees of their obligations, may have or obtain pricing or other competitive advantages. Competitors that are not subject to the same regulatory framework may also have a pricing advantage as a result of lower capital requirements.
See "Business—Competition" for a further description of competitive factors affecting the Company.
The Company’s products and services are complex and are frequently sold through intermediaries, and a failure of such intermediaries to properly perform services, or their misrepresentation of the Company’s products or services, could have an adverse effect on the Company’s business, results of operations and financial condition.
Many of the Company’s products and services are complex and are frequently sold through intermediaries. In particular, the Company is reliant on intermediaries in its unaffiliated distribution channels to describe and explain its products to potential customers. The intentional or unintentional misrepresentation of the Company’s products and services in advertising materials or other external communications, or inappropriate activities by the Company’s personnel or an intermediary, could adversely affect the Company’s reputation and business prospects, as well as lead to potential regulatory actions or litigation.

The Company’s business success depends, in part, on effective information technology systems and on continuing to develop and implement improvements in technology.
The Company depends in large part on technology systems for conducting business and processing claims, as well as for providing the data and analytics it utilizes to manage its business, and thus the Company’s business success is dependent on maintaining the effectiveness of existing technology systems and on continuing to develop and enhance technology systems that support its business processes and strategic initiatives in a cost- and resource- efficient manner. Some system development projects that are long-term in nature, may negatively impact the Company’s expense ratios as it invests in the projects, and may cost more to complete than the Company expects. In addition, system development projects may not deliver the benefits the Company expects once they are complete, or may be replaced or become obsolete more quickly than expected, which could result in accelerated recognition of expenses. If the Company does not effectively and efficiently manage and upgrade its technology portfolio, including with respect to the technology portfolio of its recently acquired businesses, or if the costs of doing so are higher than it expects, the Company’s ability to provide competitive services to new and existing customers in a cost-effective manner and its ability to implement its strategic initiatives could be adversely impacted.
The Company faces a risk of non-availability and increased cost of reinsurance.
Market conditions beyond the Company’s control determine the availability and cost of the reinsurance protection it purchases. The Company can offer no guarantees that reinsurance will remain continuously available to it to the same extent, and with the same terms and rates, as are currently available. If the Company is unable to maintain its current level of reinsurance or purchase new reinsurance protection in amounts that it considers sufficient and at prices that it considers acceptable, the Company would either have to be willing to accept an increase in its net exposures or reduce its insurance writings. A significant reinsurer’s insolvency or inability to make payments under the terms of a reinsurance treaty could subject the Company to credit risk with respect to its ability to recover amounts due from reinsurers. Because of the risks set forth above, the Company may not be able to collect all amounts due to it from reinsurers, and reinsurance coverage may not be available to it in the future at commercially reasonable rates or at all. These risks could have a material adverse effect on the results of operations or financial condition of the Company.
A breach of information security or other unauthorized data access could have an adverse impact on the Company’s business and reputation.
In the ordinary course of business, the Company collects, processes, transmits, and stores large quantities of personally identifiable information, customer financial and health information, and proprietary business information (collectively referred to herein as "Sensitive Information"). The secure processing, storage, maintenance, and transmission of this Sensitive Information are vital to the Company’s operations and business strategy. Although the Company undertakes substantial efforts to reasonably protect Sensitive Information, including internal processes and technological defenses that are preventative or detective, and other commercially reasonable controls designed to provide multiple layers of security, Sensitive Information maintained by the Company may be vulnerable to attacks by computer hackers, to physical theft by other third-party criminals, or to other compromise due to error or malfeasance by an individual providing services. Attacks may include both sophisticated cyber-attacks perpetrated by organized crime groups, "hactivists," or state-sponsored groups, as well as non-technical attacks ranging from sophisticated social engineering to simple extortion or threats, which can lead to access, disclosure, disruption or further attacks. Such events may expose the Company to civil and criminal liability or regulatory action, require consumer and regulatory notification of the unauthorized data access harming its reputation among customers, deter people from purchasing the Company’s products, cause system interruptions, require significant technical, legal and other remediation expenses, and otherwise have an adverse impact on its business. Third parties to whom the Company outsources certain functions are also subject to the risks outlined above, and if such a third party suffers a breach of information security involving the Company’s Sensitive Information, such breach may result in the Company incurring substantial costs and other negative consequences, including a material adverse effect on its business, financial condition, results of operations and liquidity. The Company offers no guarantees that it will be able to implement information security measures to prevent all breaches of information security.
Losses due to system failures or physical locations being unavailable to conduct business could have an adverse impact on the Company’s business and reputation.
Network, utility, telecommunications, business systems, hardware and/or software failures due to a computer virus or cyber-attack, such as a distributed denial of service attack, could prevent the Company from conducting its business for a sustained period of time. The Company’s facilities could be inaccessible due to a disaster, natural or man-made catastrophe, blackout, terrorist attack, pandemic or war. Even if the personnel providing services to the Company are able to report to work, they may be unable to perform their duties for an extended period of time if the Company’s data or systems are disabled or destroyed. There can be no assurance that the Company’s business continuation plans and insurance coverages would be effective in mitigating any negative effects on the Company’s operations or profitability, and the Company could be adversely impacted by any disruption of its ability to conduct business.
Nationwide employee error, misconduct, or excessive risks may be difficult to detect and prevent and could adversely affect the Company.
As an insurance enterprise, the Company is in the business of accepting certain risks. The associates who conduct the Company’s business, including executive officers and other members of management, sales managers, investment professionals, product managers, sales agents, and other personnel, do so in part by making decisions and choices that involve exposing the Company to risk. These include decisions such as setting underwriting guidelines and standards, product design and pricing, determining what assets to purchase for investment and when to sell them, deciding which business opportunities to pursue, and other decisions. Losses may result from, among other things, excessive risk, fraud, errors, failure to document transactions properly, failure to obtain proper internal authorization or failure to comply with regulatory requirements. Although the Company employs controls and procedures designed to monitor individual business decisions and prevent the Company from taking excessive risks, it is not always possible to deter or prevent individual misconduct, and the precautions the Company takes to prevent and detect this activity may not be effective in all cases. The impact of those losses and excessive risks could harm the Company’s reputation and have a material adverse effect on the Company’s financial condition and business operations.
The Company’s business may be adversely affected if Nationwide is unable to hire and retain qualified employees.
There is significant competition from within the financial services and life insurance industries, and from businesses outside those industries, for qualified employees, especially those in key positions and those possessing highly specialized underwriting knowledge. The Company’s performance is largely dependent on the talents, efforts and proper conduct of highly-skilled individuals, including the Company’s senior executives. For many of the Company’s senior positions, it competes for talent not just with insurance or financial service companies, but with other large companies and other businesses. The Company’s continued ability to compete effectively in its business and to expand into new business areas depends on its ability to attract new personnel and to retain and motivate its existing personnel. If the Company is not able to successfully attract, retain, and motivate the personnel that provide services to it, its business, financial results and reputation could be materially and adversely affected.
The Company may be subject to intellectual property risk.
The Company relies on copyright, trademark, patent and trade secret laws, as well as various contractual rights and obligations, to protect its intellectual property. Although the Company uses a broad range of measures to protect its intellectual property rights, third parties may infringe or misappropriate its intellectual property. The Company may resort to litigation in order to enforce its intellectual property rights. Such litigation would represent a diversion of resources that may be significant in amount, and the final outcome of any litigation cannot be predicted with certainty. The Company’s inability to successfully secure or enforce the protection of the Company’s intellectual property assets, despite the Company’s best efforts, could have a material adverse effect on its business and ability to compete.
The Company also may be subject to costly litigation in the event that another party alleges that its operations or activities infringe upon that party’s intellectual property rights. The Company may be subject to claims by third parties for alleged infringement of third-party patents, copyrights, trademarks, trade secrets or breach of any license. If the Company were found to have infringed any third-party intellectual property rights, it could incur substantial liability, and in limited circumstances could be enjoined from providing certain products or services to its customers. Alternatively, the Company could be required to enter into costly licensing arrangements with third parties to resolve any alleged intellectual property infringement claims brought by third parties.
Acquisitions and integration of acquired businesses and dispositions or other structural changes may result in operating difficulties, unforeseen liabilities or asset impairments, and other unintended consequences.
From time to time, the Company may investigate and pursue acquisition or disposition opportunities if it believes that such opportunities are consistent with its long-term objectives and that the potential rewards of an acquisition or disposition justify the risks.
The Company’s ability to achieve certain financial benefits it anticipates from its acquisitions will depend in part upon its ability to successfully grow the businesses consistent with its anticipated acquisition economics. The Company’s financial results could be adversely affected by unanticipated performance issues, unforeseen liabilities, transaction-related charges, diversion of management time and resources to acquisition integration challenges or growth strategies, loss of key Nationwide employees, amortization of expenses related to intangibles, charges for impairment of long-term assets or goodwill and indemnifications.
The process of integrating an acquired company or business can be complex and costly and may create unforeseen operating difficulties and expenditures. Acquired businesses may not perform as projected, any cost savings and other synergies anticipated from the acquisition may not materialize and costs associated with the integration may be greater than anticipated. Acquired businesses may not be successfully integrated, resulting in substantial costs or delays and adversely affecting the Company’s ability to compete. Accordingly, the Company’s results of operations might be materially and adversely affected.
The Company faces a risk of noncompliance with and enforcement action under the Bank Secrecy Act and other anti-money laundering, and sanctions statutes and regulations.
A major focus of governmental policy on financial institutions in recent years has been aimed at combating money laundering and terrorist financing. The USA PATRIOT Act of 2001 (the "PATRIOT Act") substantially broadened the scope of U.S. anti-money laundering laws and regulations by imposing significant new compliance and due diligence obligations, creating new crimes and penalties and expanding the extra-territorial jurisdiction of the U.S., and by expanding the categories of financial institutions to which such laws and regulations apply to include some categories of insurance companies. Certain financial institutions are also prohibited from entering into specified financial transactions and account relationships and must use enhanced due diligence procedures in their dealings with certain types of high-risk clients and implement a written client identification program. Financial institutions must take certain steps to assist government agencies in detecting and preventing money laundering and report certain types of suspicious transactions without notifying the affected clients. Similarly, the U.S. government has been escalating the obligations and requirements associated with sanctions laws including those enforced by the Office of Foreign Assets Control ("OFAC"). Regulatory authorities routinely examine financial institutions to ensure that they have policies and procedures reasonably designed to comply with applicable requirements and for compliance with the policies and procedures and these substantive obligations. Failure of a financial institution to maintain and implement adequate programs, including policies and procedures, to combat money laundering and terrorist financing, or to comply with all of the relevant laws or regulations, could have serious legal and reputational consequences for the institution, including causing applicable regulatory authorities not to approve merger or acquisition transactions when regulatory approval is required or to prohibit such transactions even if approval is not required. Regulatory authorities have imposed cease and desist orders and civil money penalties against institutions found to be violating these obligations. The Company and its subsidiaries are subject to OFAC, and anti-money laundering statutes and certain regulations, and its compliance obligations under these rules result in increased costs and allocation of internal resources
Consolidation of distributors of insurance products may adversely affect the insurance industry and the profitability of the Company’s business.
The Company distributes many of its individual products through other financial institutions such as banks and broker−dealers. An increase in bank and broker−dealer consolidation activity could increase competition for access to distributors, result in greater distribution expenses and impair the Company’s ability to expand its customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to the Company
PROPERTIES
Pursuant to an arrangement between NMIC and certain of its subsidiaries, during 2022 the Company occupied on average approximately 123,071 square feet of office space in the five-building home office complex and in other offices in central Ohio. The Company believes that its present and planned facilities are adequate for the anticipated needs of the Company.
LEGAL PROCEEDINGS
See Note 13 to the audited statutory financial statements included in the F pages of this report for a discussion of legal proceedings.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES
There is no established public trading market for NLIC’s shares of common stock. All 3,814,779 issued and outstanding shares of NLIC’s common stock are owned by NFS. NLIC did not repurchase any shares of its common stock or sell any unregistered shares of its common stock during 2022.
There were no dividends paid in 2022. During March 2021, the Company paid an ordinary dividend of $550 million to NFS. There were no dividends paid in 2020.
NLIC currently does not have a formal dividend policy.
See Business – Regulation – Regulation of Dividends and Other Distributions and Risk-Based Capital for information regarding dividend restrictions.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE
Forward-Looking Information
The information included herein contains certain forward-looking statements with respect to the results of operations, businesses and financial condition of the Company made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Whenever used in this report, words such as "anticipate," "estimate," "expect," "intend," "plan," "believe," "project," "target," "will," "shall," "could," "may" and other words of similar meaning are intended to identify such forward-looking statements. These forward-looking statements are based on current expectations and involve a number of risks and uncertainties that are difficult to predict. These forward-looking statements are not a guarantee of future performance, and certain important factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements include, among others, the following possibilities:
(a)
fluctuations in the results of operations or financial condition;
(b)
actual claims losses exceeding reserves for claims;
(c)
difficult economic and business conditions, including financial, capital and credit market conditions as a result of changes in interest rates or prolonged periods of low interest rates, equity prices, volatility, yields and liquidity in the equity and credit markets, as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, epidemics or pandemics, impacting financial markets generally and companies in the Company’s investment portfolio specifically;
(d)
the degree to which the Company chooses not to hedge risks, or the potential ineffectiveness or insufficiency of hedging or risk management strategies the Company does implement;
(e)
changes in certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board ("FASB"), SEC, NAIC or other standard-setting bodies;
(f)
the inability to maintain the availability of systems and facilities in the event of a disaster, natural or man-made catastrophe, blackout, terrorist attack or war;
(g)
heightened competition that affects the cost of, and demand for, the Company’s products, specifically including the intensification of price competition, the entry of new competitors, consolidation, technological innovation and the development of new products by new and existing competitors;
(h)
adverse state and federal legislation and regulation, with respect to, among other things, tax law changes impacting the federal estate tax and tax treatment of life insurance and investment products; limitations on premium levels; restrictions on product approval and policy issuance; increases in minimum capital and reserves and other financial viability requirements; restrictions on mutual fund service fee payments; changes affecting sales practices, including investigations and/or claims handling and escheat investigations; and regulatory actions of the DOL under ERISA, in particular proposed rule-making with respect to fiduciary obligations, rule-making adopted by regulatory authorities under the Dodd-Frank Act and the Federal Deposit Insurance Act, including SEC comprehensive rulemaking and guidance regarding standards of conduct for broker dealers and investment advisers;
(i)
the inability to mitigate the capital impact associated with statutory reserving and capital requirements;
(j)
failure to maintain or expand distribution channels;

(k)
possible difficulties in executing, integrating and realizing projected results of acquisitions, divestitures and restructurings;
(l)
loss of key vendor relationships or failure of a vendor to protect confidential and proprietary information or otherwise perform;
(m)
changes in interest rates and the equity markets causing a reduction in the market value of the Company’s investment portfolio, investment income and/or asset fees; an acceleration of other expenses; a reduction in separate account assets or a reduction in the demand for the Company’s products; increased liabilities related to living benefits and death benefit guarantees; or an impact on ultimate realizability of deferred tax assets;
(n)
outlook changes and downgrades in the financial strength and claims-paying ability ratings of the Company assigned by NRSROs;
(o)
competitive, regulatory or tax changes that affect the cost of, or demand for, products;
(p)
fluctuations in RBC levels;
(q)
settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheets;
(r)
deviations from assumptions regarding future persistency, mortality and morbidity rates (including as a result of natural and man-made catastrophes, pandemics, epidemics, malicious acts, terrorist acts and climate change), and interest rates used in calculating reserve amounts and in pricing products;
(s)
adverse results and/or resolution of litigation, arbitration, regulatory investigation and/or inquiry;
(t)
the availability, pricing and effectiveness of reinsurance;
(u)
the effectiveness of policies and procedures for managing risk;
(v)
interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;
(w)
adverse consequences, including financial and reputational costs, regulatory problems and potential loss of customers resulting from a breach of information security, a failure to meet privacy regulations, or inability to secure and maintain the confidentiality of proprietary or customers’ personal information;
(x)
the inability to protect intellectual property and defend against claims of infringement;
(y)
realized losses with respect to impairments of assets in the investment portfolio of the Company;
(z)
exposure to losses related to variable annuity guarantee benefits, including from downturns and volatility in equity markets;
(aa)
statutory reserve requirements associated with term and universal life insurance policies under Regulation XXX, Guideline AXXX and principles-based reserving requirements;
(ab)
lack of liquidity in certain investments, access to credit facilities, or other inability to access capital; and
(ac)
defaults on commercial mortgages and volatility in their performance.
The Company undertakes no commitment to revise or update any forward-looking statements as a result of new information, future events or development, except as required by law. For a more complete description of the various risks, uncertainties, and other factors that could affect future results, see Risk Factors.
Overview
The following discussion provides an assessment of the financial position and results of operations of the Company for the three years ended December 31, 2022. This discussion and analysis is based on and should be read in conjunction with the audited statutory financial statements and related notes beginning on page F-1 of this report.
See Business – Overview for a description of the Company and its ownership structure.
See Business – Business Segments for a description of the components of each segment and a description of management’s primary profitability measure.

Revenues and Expenses
The Company earns revenues and generates cash primarily from life insurance premiums, annuity considerations, policy charges, accident and health insurance premiums and net investment income. Life insurance premiums are recognized as revenue over the premium paying period of the related policies. Annuity considerations are recognized as revenue when received. Policy charges are comprised of several components including asset fees, which are earned primarily from separate account values generated from the sale of individual and group variable annuities and life insurance products and cost of insurance charges earned on all life insurance products except traditional, which are assessed on the amount of insurance in force in excess of the related policyholder account value. Policy charges also include administrative fees, which include fees charged per contract on a variety of the Company's products and premium loads on universal life insurance products and surrender fees which are charged as a percentage of premiums/deposits withdrawn during a specified period for annuity and certain life insurance contracts. Accident and health insurance premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Net investment income includes earnings on investments supporting fixed annuities, FHLB funding agreements, certain life insurance products and earnings on invested assets not allocated to product segments, all net of related investment expenses.
Management makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. All realized gains and losses generated by these sales are reported in net realized capital gains and losses. Also included in net realized investment gains and losses are the impact of exercised, matured or terminated derivatives, with the exception of derivatives applying the prescribed practice under OAC 3901-1-67 which are recognized in net investment income. All charges related to other-than-temporary impairments of bonds, specific commercial mortgage loans, other investments, and changes in the valuation allowance not related to specific commercial mortgage loans are reported in net realized capital gains and losses.
The Company’s primary expenses include benefits to policyholders and beneficiaries, commissions and other business expenses. Policy benefits and claims that are expensed include interest credited to policy account balances, benefits and claims incurred in the period in excess of related policy reserves and other changes in future policy benefits. Commissions include commissions paid by the Company to affiliates and non-affiliates on sales of products. See Business – Marketing and Distribution for a description of the Company’s unaffiliated and affiliated distribution channels.
Profitability
The Company’s profitability largely depends on its ability to effectively price and manage risk on its various products, administer customer funds and control operating expenses. Lapse rates on existing contracts also impact profitability. The lapse rate and distribution of lapses affect surrender charges.
In particular, the Company’s profitability is driven by premiums and annuity considerations for life and accident and health contracts, fee income on separate account products, general and separate account asset levels and management’s ability to manage interest spread income. Premiums and annuity considerations for life and accident and health contracts can vary based on a variety of market, business and other factors. While asset fees are largely at guaranteed annual rates, amounts earned vary directly with the underlying performance of the separate accounts. Interest spread income is comprised of net investment income, excluding any applicable allocated charges for invested capital, less interest credited to policyholder accounts. Interest spread income can vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates and the level of invested assets, the competitive environment and other factors.
In addition, life insurance profits are significantly impacted by mortality, morbidity and persistency experience. Asset impairments and the tax position of the Company also impact profitability.
Fair Value Measurements
See Note 2 and Note 7 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s policies for fair value measurements of certain assets and liabilities.
Credit Risk Associated with Derivatives
See Note 6 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s evaluation of credit risk associated with derivatives.

Significant Accounting Estimates and Significant Accounting Policies
The preparation of the statutory financial statements requires the Company to make estimates and assumptions that affect the amounts reported in the statutory financial statements and accompanying notes. Significant estimates include certain investment and derivative valuations and future policy benefits and claims. Actual results could differ significantly from those estimates.
Note 2 to the audited statutory financial statements included in the F pages of this report provide a summary of significant accounting policies.
Results of Operations
2022 Compared to 2021
The following table summarizes the Company’s results of operations for the years ended:
	December 31,
(in millions)	2022	2021	Change
Revenues
Premiums and annuity considerations	$14,535	$12,664	15%
Net investment income	2,019	2,231	(10%)
Other revenues	2,346	2,455	(4%)
Total revenues	$18,900	$17,350	9%
Benefits and expenses
Benefits to policyholders and beneficiaries	$15,963	$16,884	(5%)
Increase in reserves for future policy benefits and claims	2,525	807	213%
Net transfers from separate accounts	(1,635)	(3,002)	46%
Commissions	810	858	(6%)
Reserve adjustment on reinsurance assumed	(161)	(151)	(7%)
Other expenses	564	469	20%
Total benefits and expenses	$18,066	$15,865	14%
Income before federal income tax expense (benefit) and net realized capital gains (losses) on investments	$834	$1,485	(44%)
Federal income tax expense (benefit)	100	(9)	1211%
Income before net realized capital gains (losses) on investments	$734	$1,494	(51%)
Net realized capital gains (losses) on investments, net of tax and transfers to the interest maintenance reserve	240	(683)	135%
Net income	$974	$811	20%
The Company recorded higher net income for the year ended December 31, 2022 compared to 2021, primarily due to increases in premiums and annuity considerations and net realized capital gains (losses) on investments, net of tax and transfers and decreases in benefits to policyholders and beneficiaries. These were partially offset by increases in reserves for future policy benefits and claims and lower net transfers from separate accounts.
The increase in premiums and annuity considerations was primarily attributable to COLI and BOLI products, individual fixed annuity products and PRT products, partially offset by a decrease in individual variable annuity products.
Net realized capital gains on investments, net of tax and transfers during 2022 compared to losses in 2021 were primarily driven by gains on derivative instruments period over period.
Lower benefits to policyholders and beneficiaries were principally related to surrender benefits in individual variable annuity products and private and public sector retirement plans.
The increase in reserves for future policy benefits and claims were principally related to larger reserve increases in the Annuities segment and Corporate Solutions and Other segment products, partially offset by a larger reserve decrease in public sector retirement plans.
The lower net transfers from separate accounts were primarily driven by larger net transfers to separate accounts for variable COLI and BOLI products and lower net transfers from separate accounts for public sector retirement plans, partially offset by an increase in net transfers from separate accounts for individual variable annuity products.

2021 Compared to 2020
The following table summarizes the Company’s results of operations for the years ended:
	December 31,
(in millions)	2021	2020	Change
Revenues
Premiums and annuity considerations	$12,664	$10,637	19%
Net investment income	2,231	2,107	6%
Other revenues	2,455	2,372	3%
Total revenues	$17,350	$15,116	15%
Benefits and expenses
Benefits to policyholders and beneficiaries	$16,884	$15,013	12%
Increase in reserves for future policy benefits and claims	807	1,627	(50%)
Net transfers from separate accounts	(3,002)	(3,544)	15%
Commissions	858	646	33%
Reserve adjustment on reinsurance assumed	(151)	(172)	12%
Other expenses	469	480	(2%)
Total benefits and expenses	$15,865	$14,050	13%
Income before federal income tax (benefit) expense and net realized capital losses on investments	$1,485	$1,066	39%
Federal income tax (benefit) expense	(9)	4	(325%)
Income before net realized capital losses on investments	$1,494	$1,062	41%
Net realized capital losses on investments, net of tax and transfers to the interest maintenance reserve	(683)	(575)	(19%)
Net income	$811	$487	67%
The Company recorded higher net income for the year ended December 31, 2021 compared to 2020, primarily due to increases in premiums and annuity considerations and net investment income and a smaller increase in reserves for future policy benefits and claims, partially offset by higher benefits to policyholders and beneficiaries, increased net realized capital losses on investments, net of tax and transfers, and lower net transfers from separate accounts.
The increase in premiums and annuity considerations was primarily related to individual variable annuities and COLI and BOLI products, partially offset by declines in private sector and public sector retirement plans.
The increase in net investment income was principally due to an increase in invested assets not assigned to other reportable segments.
The smaller increase in reserves for future policy benefits and claims were principally related to larger reserve decreases in private sector and public sector retirement plans that were partially offset by larger increases in reserves for COLI and BOLI products and individual annuity products.
Higher benefits to policyholders and beneficiaries were primarily related to surrender benefits in individual variable annuities and annuity death benefits and surrender benefits in public sector retirement plans.
Net realized capital losses on investments, net of tax and transfers were primarily driven by higher losses in the derivative hedging program period over period.
The decrease in net transfers from separate accounts is primarily related to individual variable annuity products, partially offset by an increase in net transfers from separate accounts for private sector retirement plans and a decrease in net transfers to separate accounts for variable COLI and BOLI products.

Business Segments
Life Insurance
2022 Compared to 2021
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2022	2021	Change
Results of Operations
Revenues
Premiums and annuity considerations	$415	$425	(2%)
Net investment income	261	254	3%
Other revenues	200	198	1%
Total revenues	$876	$877	(0%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$659	$748	(12%)
Increase in reserves for future policy benefits and claims	45	86	(48%)
Net transfers from separate accounts	(98)	(97)	(1%)
Commissions	26	27	(4%)
Other expenses	134	137	(2%)
Total benefits and expenses	$766	$901	(15%)
Pre-tax operating earnings (losses)	$110	$(24)	558%
Pre-tax operating earnings (losses) increased for the year ended December 31, 2022 compared to the year ended December 31, 2021, primarily due to lower benefits to policyholders and beneficiaries and smaller increases in reserves for future policy benefits and claims.
The decrease in benefits to policyholders and beneficiaries were primarily related to individual variable life, traditional life and universal life insurance product death benefits.
The decrease in change in reserves for future policy benefits and claims was driven by a smaller increase year over year for individual universal life insurance products that was partially offset by a larger increase year over year for individual variable life insurance products.
2021 Compared to 2020
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2021	2020	Change
Results of Operations
Revenues
Premiums and annuity considerations	$425	$394	8%
Net investment income	254	247	3%
Other revenues	198	193	3%
Total revenues	$877	$834	5%
Benefits and expenses
Benefits to policyholders and beneficiaries	$748	$689	9%
Increase in reserves for future policy benefits and claims	86	62	39%
Net transfers from separate accounts	(97)	(85)	(14%)
Commissions	27	21	29%
Other expenses	137	159	(14%)
Total benefits and expenses	$901	$846	7%
Pre-tax operating losses	$(24)	$(12)	(100%)

Pre-tax operating losses increased for the year ended December 31, 2021 compared to the year ended December 31, 2020, primarily due to higher benefits to policyholders and beneficiaries and increase in reserves for future policy benefits and claims, partially offset by increased net premiums and net transfers from separate accounts.
The increase in benefits to policyholders and beneficiaries were primarily related to individual variable life insurance product death benefits.
The larger increase in reserves for future policy benefits and claims was driven by individual universal life insurance products, partially offset by a decrease in individual variable life insurance product general account reserves.
Higher net premiums were principally associated with the Company’s individual universal life insurance products.
The increase in net transfers from separate accounts reflects an increase in benefits to policyholders and beneficiaries and fewer transfers into fixed option funds for individual variable life insurance products.
Annuities
2022 Compared to 2021
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2022	2021	Change
Results of Operations
Revenues
Premiums and annuity considerations	$6,457	$6,686	(3%)
Net investment income	346	337	3%
Other revenues	1,639	1,670	(2%)
Total revenues	$8,442	$8,693	(3%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$8,255	$8,776	(6%)
Increase in reserves for future policy benefits and claims	2,353	84	2701%
Net transfers from separate accounts	(2,891)	(1,296)	(123%)
Commissions	546	629	(13%)
Reserve adjustment on reinsurance assumed	(161)	(151)	(7%)
Other expenses	136	41	232%
Total benefits and expenses	$8,238	$8,083	2%
Pre-tax operating earnings	$204	$610	(67%)
Pre-tax operating earnings decreased for the year ended December 31, 2022 compared to the year ended December 31, 2021, primarily driven by increases in reserves for future policy benefits and claims and decreases in annuity considerations, partially offset by higher net transfers from separate accounts and lower benefits to policyholders and beneficiaries.
The increase in reserves for future policy benefits and claims was driven by a larger increase in individual fixed annuity products, individual immediate annuity products and individual registered indexed linked annuity products.
Annuity considerations decreased due to lower sales of individual variable annuity products, partially offset by an increase in sales of individual fixed annuity products.
The increase in net transfers from separate accounts primarily reflects a decrease in annuity considerations, partially offset by lower benefits to policyholders and beneficiaries, for individual variable annuity products.
The decrease in benefits to policyholders and beneficiaries was principally driven by reduced individual variable annuity product surrender benefits.

2021 Compared to 2020
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2021	2020	Change
Results of Operations
Revenues
Premiums and annuity considerations	$6,686	$3,407	96%
Net investment income	337	338	0%
Other revenues	1,670	1,502	11%
Total revenues	$8,693	$5,247	66%
Benefits and expenses
Benefits to policyholders and beneficiaries	$8,776	$7,140	23%
Increase (decrease) in reserves for future policy benefits and claims	84	(78)	208%
Net transfers from separate accounts	(1,296)	(2,490)	48%
Commissions	629	437	44%
Reserve adjustment on reinsurance assumed	(151)	(172)	12%
Other expenses	41	55	(25%)
Total benefits and expenses	$8,083	$4,892	65%
Pre-tax operating earnings	$610	$355	72%
Pre-tax operating earnings increased for the year ended December 31, 2021 compared to the year ended December 31, 2020, primarily driven by increased revenues due to higher annuity considerations and asset fee income outpacing increases in benefits and expenses associated with benefits to policyholders and beneficiaries, net transfers from separate accounts, commissions and increase in reserves for future policy benefits and claims.
Annuity considerations increased due to higher sales of individual variable annuities, principally those with living benefit guarantees.
Asset fee income growth was driven by higher average separate account asset values and favorable market returns.
The increase in benefits to policyholders and beneficiaries was principally driven by surrender benefits in individual variable annuities due to higher lapse rates.
The decrease in net transfers from separate accounts primarily reflect annuity considerations in excess of benefits to policyholders and beneficiaries for individual variable annuity products.
Higher commission expense is the result of the increase in individual variable annuity considerations.
The increase in reserves for future policy benefits and claims was driven by a larger increase in individual variable annuity product guaranteed benefit reserves, partially offset by larger decreases in reserves for individual immediate annuity products.
Retirement Solutions
2022 Compared to 2021
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2022	2021	Change
Results of Operations
Revenues
Premiums and annuity considerations	$4,398	$4,377	0%
Net investment income	860	861	0%
Other revenues	181	229	(21%)
Total revenues	$5,439	$5,467	(1%)
Benefits and expenses

	December 31,
(in millions)	2022	2021	Change
Benefits to policyholders and beneficiaries	$6,385	$6,702	(5%)
(Decrease) increase in reserves for future policy benefits and claims	(628)	89	(806%)
Net transfers from separate accounts	(736)	(1,711)	57%
Commissions	138	104	33%
Other expenses	120	122	(2%)
Total benefits and expenses	$5,279	$5,306	(1%)
Pre-tax operating earnings	$160	$161	(1%)
Pre-tax operating earnings was consistent for the year ended December 31, 2022 compared to the year ended December 31, 2021. Lower net transfers from separate accounts were offset by a decrease in reserves for future policy benefits and claims and smaller benefits to policyholders and beneficiaries.
The decrease in net transfers from separate accounts was principally related to transfers to fixed option funds in private and public sector retirement plan separate accounts.
The larger decrease in reserves for future policy benefits and claims primarily reflects a decrease in public sector retirement plan reserves due to large case withdrawals.
Benefits to policyholders and beneficiaries decreased primarily due to surrender benefits in private and public sector retirement plans.
2021 Compared to 2020
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2021	2020	Change
Results of Operations
Revenues
Premiums and annuity considerations	$4,377	$5,939	(26%)
Net investment income	861	843	2%
Other revenues	229	350	(35%)
Total revenues	$5,467	$7,132	(23%)
Benefits and expenses
Benefits to policyholders and beneficiaries	$6,702	$6,582	2%
Increase in reserves for future policy benefits and claims	89	1,582	(94%)
Net transfers from separate accounts	(1,711)	(1,372)	25%
Commissions	104	94	11%
Other expenses	122	131	(7%)
Total benefits and expenses	$5,306	$7,017	(24%)
Pre-tax operating earnings	$161	$115	40%
Pre-tax operating earnings increased for the year ended December 31, 2021 compared to the year ended December 31, 2020, primarily due to a smaller increase in reserves for future policy benefits and claims and increases in net transfers from separate accounts, partially offset by lower annuity considerations and higher benefits to policyholders and beneficiaries.
The smaller increase in reserves for future policy benefits and claims reflects a decrease in private sector retirement plan reserves and a lower increase in public sector retirement plan reserves during 2021 as compared to their respective significant reserve increases during 2020.
The increase in net transfers from separate accounts was principally related to higher benefits and lower considerations in private sector retirement plan separate accounts.

Annuity consideration decreases in private and public sector retirement plans reflect a return to normal levels following significant increases in 2020 which included transfers into public sector retirement plans from Nationwide Trust Company, FSB, an affiliate.
Benefits to policyholders and beneficiaries increased primarily due to annuity death benefits and surrender benefits in public sector retirement plans, partially offset by a decline in surrender benefits for private sector retirement plans.
Corporate Solutions and Other
2022 Compared to 2021
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2022	2021	Change
Results of Operations
Revenues
Premiums and annuity considerations	$3,265	$1,176	178%
Net investment income	552	779	(29%)
Other revenues	326	357	(9%)
Total revenues	$4,143	$2,312	79%
Benefits and expenses
Benefits to policyholders and beneficiaries	$664	$658	1%
Increase in reserves for future policy benefits and claims	755	548	38%
Net transfers to separate accounts	2,090	102	1949%
Commissions	100	98	2%
Other expenses	174	169	3%
Total benefits and expenses	$3,783	$1,575	140%
Pre-tax operating earnings	$360	$737	(51%)
Pre-tax operating earnings decreased for the year ended December 31, 2022 compared to the year ended December 31, 2021, primarily due to an increase in net transfers to separate accounts, a decrease in net investment income and an increase in reserves for future policy benefits and claims, partially offset by an increase in premiums and annuity considerations.
The net transfers to separate accounts increase was primarily attributable to large case acquisitions in variable COLI and BOLI products.
The decrease in net investment income was principally due to a decrease in invested assets not assigned to other reportable segments.
The increase in reserves for future policy benefits and claims was primarily associated with new case acquisitions in PRT products and COLI and BOLI products.
Large case acquisitions drove the increase in COLI and BOLI product premiums and PRT product annuity considerations increased due to new case acquisitions.
2021 Compared to 2020
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2021	2020	Change
Results of Operations
Revenues
Premiums and annuity considerations	$1,176	$897	31%
Net investment income	779	679	15%
Other revenues	357	327	9%
Total revenues	$2,312	$1,903	21%

	December 31,
(in millions)	2021	2020	Change
Benefits and expenses
Benefits to policyholders and beneficiaries	$658	$602	9%
Increase in reserves for future policy benefits and claims	548	61	798%
Net transfers to separate accounts	102	403	(75%)
Commissions	98	94	4%
Other expenses	169	135	25%
Total benefits and expenses	$1,575	$1,295	22%
Pre-tax operating earnings	$737	$608	21%
Pre-tax operating earnings increased for the year ended December 31, 2021 compared to the year ended December 31, 2020, primarily due to higher premiums and net investment income as well as a decrease in net transfers to separate accounts, partially offset by a larger increase in reserves for future policy benefits and claims and higher benefits to policyholders and beneficiaries.
The increase in premiums was driven by higher first year case acquisitions in fixed COLI and BOLI products, partially offset by a decline in first year case acquisitions in variable COLI and BOLI products.
The increase in net investment income was principally due to an increase in invested assets not assigned to other reportable segments.
Net transfers to separate accounts decreased due to variable COLI and BOLI products which was driven by a decline in premiums received and an increase in surrender benefits paid.
The larger increase in reserves for future policy benefits and claims was primarily driven by fixed COLI and BOLI products due to higher premiums.
The increase in benefits to policyholders and beneficiaries was driven by higher COLI and BOLI product surrender benefits paid, partially offset by lower paid death benefits.
Liquidity and Capital Resources
Liquidity and capital resources demonstrate the overall financial strength of the Company and its ability to generate cash flows from its operations and borrow funds at competitive rates to meet operating and growth needs. The Company’s operations have historically provided substantial cash flow. The Company has sufficient cash resources to meet all current obligations for policyholder benefits, withdrawals, surrenders, dividends and policy loans. The Company also participates in inter-company repurchase agreements or other borrowing arrangements with affiliates to satisfy short-term cash needs.
The most significant long-term contractual obligations of the Company relate to the future policy benefits and claims for its annuity and life insurance products. The Company purchases investments with durations to match the expected durations of the liabilities they support.
To mitigate the risks that actual withdrawals may exceed anticipated amounts or that rising interest rates may cause a decline in the value of the Company’s bond investments, the Company imposes market value adjustments or surrender charges on the majority of its products and offers products where the investment risk is transferred to the contractholder. Liabilities related to separate accounts, where the investment risk is typically borne by the contractholder, comprised 68.0% of total liabilities as of December 31, 2022 and 73.9% as of December 31, 2021.
A primary liquidity concern with respect to annuity and life insurance products is the risk of early policyholder withdrawal. The Company attempts to mitigate this risk by offering variable products where the investment risk is transferred to the policyholder, charging surrender fees at the time of withdrawal for certain products, applying a market value adjustment to withdrawals for certain products in the Company’s general account and monitoring and matching anticipated cash inflows and outflows.
For individual annuity products, surrender charges generally are calculated as a percentage of deposits and are assessed at declining rates during the first seven years after a deposit is made.
For group annuity products, surrender charge amounts and periods can vary significantly depending on the terms of each contract and the compensation structure for the producer. Generally, surrender charge percentages for group products are less than individual products because the Company incurs lower expenses at contract origination for group products. In addition, the majority of general account group annuity reserves are subject to a market value adjustment at withdrawal.

Life insurance policies are less susceptible to withdrawal than annuity products, because policyholders generally must undergo a new underwriting process and may incur a surrender fee in order to obtain a new insurance policy.
The short-term and long-term liquidity requirements of the Company are monitored regularly to match cash inflows with cash requirements. The Company reviews its short-term and long-term projected sources and uses of funds, investment and cash flow assumptions underlying these projections. The Company periodically adjusts to its investment policies to reflect changes in short-term and long-term cash needs and changing business and economic conditions.
Given the Company’s historical cash flows from operating and investing activities and current financial results, the Company believes that cash flows from activities over the next year will provide sufficient liquidity for the operations of the Company and sufficient funds for interest payments.
Borrowed Money
The Company is a party of a $750 million revolving variable rate credit facility agreement. The Company had no amounts outstanding under the facility as of December 31, 2022 and 2021.
The Company has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program. The maximum amount available under the agreement is $350 million. The borrowing rate on this program is equal to Effective Federal Funds Rate plus 0.18%. The Company had no amounts outstanding under this agreement as of December 31, 2022 and 2021.
The Company has agreements with the FHLB to provide financing for operations. These agreements, which were renewed in February 2023 and expire February 2, 2024, allow the Company access to borrow up to $1.1 billion. As of December 31, 2022 and 2021, the Company had no amounts outstanding under these agreements.
In 2021, the Company terminated its commercial paper program, which had a limit of $750 million.
See Note 9 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s usage of short-term debt and FHLB funding agreements.
Surplus Notes
The surplus notes below were issued in accordance with Section 3901.72 of the Ohio Revised Code. The principal and interest on these surplus notes shall not be a liability or claim against the Company, or any of its assets, except as provided in Section 3901.72 of the Ohio Revised Code. ODI must approve interest and principal payments before they are paid.
On December 19, 2001, the Company issued a $300 million surplus note to NFS, with an interest rate of 7.5%, and a maturity date of December 31, 2031. Interest on the note is subject to prior approval of the ODI and is payable semi-annually on June 17 and December 17. The Company received approval from the ODI and made all scheduled interest payments.
On June 27, 2002, the Company issued an additional $300 million surplus note to NFS, with an interest rate of 8.15%, and a maturity date of June 27, 2032. Interest on the note is subject to prior approval of the ODI and is payable semi-annually on April 15 and October 15. The Company received approval from the ODI and made all scheduled interest payments.
On December 23, 2003, the Company issued an additional $100 million surplus note to NFS, with an interest rate of 6.75%, and a maturity date of December 23, 2033. Interest on the note is subject to prior approval of the ODI and is payable semi-annually on January 15 and July 15. The Company received approval from the ODI and made all scheduled interest payments.
On December 20, 2019, the Company issued an additional $400 million surplus note to NFS, with an interest rate of 4.21%, and a maturity date of December 19, 2059. Interest on the note is subject to prior approval of the ODI and is payable semi-annually on June 1 and December 1. The Company received approval from the ODI and made all scheduled interest payments.
See Note 10 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s usage of surplus notes.
Regulatory Risk-based Capital
Each insurance company’s state of domicile imposes minimum RBC requirements that were developed by the NAIC. RBC is used to evaluate the adequacy of an insurer’s statutory capital and surplus in relation to the risks inherent in the insurer’s business related to asset quality, asset and liability matching, mortality and morbidity, and other business factors.

Regulatory compliance is determined annually based on a ratio of a company’s regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Companies with a ratio below 200% (or below 250% with negative trends) are required to take corrective action steps. The Company exceeded the minimum RBC requirements for all periods presented. See Note 14 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s regulatory RBC.
Investments
General
The Company’s assets are divided into separate account and general account assets. Of the Company’s total assets, $102.8 billion (64%) and $125.4 billion (70%) were held in separate accounts as of December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, the Company held assets of $58.6 billion (36%) and $53.5 billion (30%) in general accounts, respectively, including $57.0 billion of general account invested assets as of December 31, 2022 compared to $52.1 billion as of December 31, 2021.
Separate account assets primarily consist of investments made with deposits from the Company’s variable annuity and variable life insurance business. Most separate account assets are invested in various mutual funds. After deducting fees or expense charges, investment performance is generally passed into the Company’s separate account assets through to the Company’s customers.
The following table summarizes the Company’s general account investments by asset category, as of the dates indicated:
	December 31, 2022		December 31, 2021
(in millions)	Carrying value	% of total	Carrying value	% of total
Invested assets:
Bonds	$40,208	71%	$37,931	73%
Stocks	3,700	6%	3,016	6%
Mortgage loans, net of allowance	8,363	15%	8,185	16%
Policy loans	933	2%	913	2%
Derivative assets	143	0%	64	0%
Cash, cash equivalents and short-term investments	1,621	3%	636	1%
Securities lending collateral assets	232	0%	170	0%
Other invested assets	1,848	3%	1,225	2%
Total invested assets	$57,048	100%	$52,140	100%
See Note 5 to the Company’s audited statutory financial statements included in the F pages for further information regarding the Company’s investments.
Bonds
The NAIC assigns securities quality ratings and uniform valuations (called NAIC designations), which are used by insurers when preparing their annual statements. For most securities, NAIC ratings are derived from ratings received from nationally recognized rating agencies. The NAIC also assigns ratings to securities that do not receive public ratings. The designations assigned by the NAIC range from class 1 (highest quality) to class 6 (lowest quality). Of the Company’s bonds, 96% and 94% were in the two highest NAIC designations as of December 31, 2022 and 2021, respectively.
Bonds are generally stated at amortized cost, except those with an NAIC designation of "6", which are stated at the lower of amortized cost or fair value. Changes in the fair value of bonds stated at fair value are charged to surplus.
The following table displays the NAIC designation of the Company’s investment in bonds, as of the dates indicated:
(in millions)	December 31, 2022			December 31, 2021
NAIC designation	Carrying value	Fair value	% of total statement value	Carrying value	Fair value	% of total statement value
1	$21,073	$19,210	53%	$19,868	$21,733	52%
2	17,241	15,489	43%	15,907	17,267	42%
3	1,291	1,146	3%	1,610	1,689	5%
4	512	471	1%	458	451	1%

(in millions)	December 31, 2022			December 31, 2021
NAIC designation	Carrying value	Fair value	% of total statement value	Carrying value	Fair value	% of total statement value
5	78	75	0%	78	77	0%
6	13	19	0%	10	25	0%
	$40,208	$36,410	100%	$37,931	$41,242	100%
See Note 2 to the Company’s audited statutory financial statements included in the F pages for the policy for valuation of bonds.
Loan-backed structured securities
Loan-backed and structured securities include residential mortgage-backed securities, commercial mortgage-backed securities and certain other asset-backed securities.
The following table displays the NAIC designation of the Company’s investment in loan-backed structured securities, as of the dates indicated:
(in millions)	December 31, 2022			December 31, 2021
NAIC designation	Statement Value	Fair Value	% of total statement value	Statement Value	Fair Value	% of total statement value
1	$6,410	$6,022	96%	$5,635	$5,768	95%
2	173	160	2%	180	190	3%
3	64	53	1%	81	83	1%
4	46	41	1%	48	44	1%
5	9	11	0%	14	11	0%
6	-	7	0%	7	21	0%
	$6,702	$6,294	100%	$5,965	$6,117	100%
Stocks
Stocks are largely comprised of investments in affiliated entities. Refer to Note 2 and Note 5 to the Company’s audited statutory financial statements included in the F pages for information on the valuation methodology and investment in subsidiaries.
Other Invested Assets
The Company’s other invested assets consist of primarily of alternative investments in private equity funds, tax credit funds, real estate partnership, investment in Eagle accounted for under the equity method, and derivatives collateral and receivables.
The following table summarizes the composition of the Company’s carrying value of other invested assets, as of the dates indicated:
	December 31,
(in millions)	2022	2021
Alternative investments:
Private equity funds	$797	$536
Real estate partnerships	730	463
Tax credit funds	117	147
Investment in Eagle	53	53
Total alternative investments	$1,697	$1,199
Derivatives collateral and receivables	151	26
Total other invested assets	$1,848	$1,225

Mortgage Loans, Net of Allowance
As of December 31, 2022, commercial mortgage loans were $8.4 billion (15% of the statement value of investments), compared to $8.2 billion (16%) as of December 31, 2021. There were $291 million of outstanding commitments to fund commercial mortgage loans as of December 31, 2022. There were no outstanding commitments to fund commercial mortgage loans as of December 31, 2021.
As of December 31, 2022 and December 31, 2021, the Company has a diversified mortgage loan portfolio with no more than 23% and 24%, respectively, in a geographic region in the U.S., no more than 44% and 43%, respectively, in a property type and no more than 1% with any one borrower.
See Note 5 to the Company’s audited statutory financial statements included in the F pages for the additional information on the mortgage loan portfolio.
Other Investment Information
See Note 5 to the Company’s audited statutory financial statements included in the F pages for the additional information on the Company’s investment in subsidiaries, real estate, and securities lending agreements. See Note 6 to the Company’s audited statutory financial statements included in the F pages for the additional information on the Company’s derivative instruments.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market Risk Sensitive Financial Instruments
The Company is subject to potential fluctuations in earnings and the fair value of some of its assets and liabilities, as well as variations in expected cash flows due to changes in interest rates and equity markets. The following discussion focuses on specific interest rate, foreign currency and equity market risks to which the Company is exposed and describes strategies used to manage these risks. This discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.
Interest Rate Risk
Fluctuations in interest rates can impact the Company’s earnings, cash flows and the fair value of some of its assets and liabilities. In a declining interest rate environment, the Company may be required to reinvest the proceeds from maturing and prepaying investments at rates lower than the overall portfolio yield, which could reduce future interest spread income. In addition, minimum guaranteed crediting rates on certain life and annuity contracts could prevent the Company from lowering its interest crediting rates to levels commensurate with prevailing market interest rates, resulting in a reduction to the Company’s interest spread income.
The following table presents account values by range of minimum guaranteed crediting rates and the current weighted average crediting rates for certain of the Company’s products, as of the dates indicated:
	Life Insurance[1]		Annuities[2]		Retirement Solutions[3]		Corporate Solutions and Other
(in millions)	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate
December 31, 2022
Minimum guaranteed crediting rate of 3.51% or greater	$554	4.00%	$-	-%	$-	-%	$-	-%
Minimum guaranteed crediting rate of 3.01% to 3.50%	$-	-%	$207	3.63%	$2,433	3.45%	$-	-%
Mnimum guaranteed crediting rate of 2.01% to 3.00%	$598	3.06%	$1,364	2.98%	$2,307	2.65%	$2,260	3.02%
Minimum guaranteed crediting rate of 0.01% to 2.00%	$100	2.26%	$515	1.34%	$15,530	2.49%	$2,015	3.02%
No minimum guaranteed crediting rate[4]	$-	-%	$1,417	0.01%	$1,538	2.12%	$-	-%

December 31, 2021
Minimum guaranteed crediting rate of 3.51% or greater	$571	4.00%	$-	-%	$-	-%	$-	-%

	Life Insurance[1]		Annuities[2]		Retirement Solutions[3]		Corporate Solutions and Other
(in millions)	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate
Minimum guaranteed crediting rate of 3.01% to 3.50%	$-	-%	$206	3.54%	$2,635	3.48%	$-	-%
Minimum guaranteed crediting rate of 2.01% to 3.00%	$589	3.06%	$1,427	3.02%	$2,202	2.80%	$2,326	3.13%
Minimum guaranteed crediting rate of 0.01% to 2.00%	$72	2.34%	$543	1.08%	$16,492	2.57%	$1,426	3.01%
No minimum guaranteed crediting rate[4]	$-	-%	$541	0.03%	$1,107	2.13%	$-	-%
1
Includes universal life insurance products and the fixed investment options selected within variable life insurance products.
2
Includes individual fixed annuity products and the fixed investment options selected within individual variable annuity and indexed products.
3
Includes group fixed annuity products.
4
Includes certain products with a stated minimum guaranteed crediting rate of 0%.
The Company attempts to mitigate this risk by managing the maturity and interest-rate sensitivities of certain of its assets to be consistent with those of liabilities. In recent years, management has taken actions to address low interest rate environments and the resulting impact on interest spread margins, including reducing commissions on fixed annuity sales, launching new products with new guaranteed rates, issuing contract amendments with new guaranteed rates on certain group fixed annuity products, discontinuing the sale of its annual reset fixed annuities and invoking contractual provisions that limit the amount of variable annuity deposits allocated to the guaranteed fixed option. In addition, the Company adheres to a strict discipline of setting interest crediting rates on new business at levels believed to be adequate to provide returns consistent with management expectations.
A rising interest rate environment could also result in a reduction of interest spread income or an increase in policyholder surrenders. Existing general account investments supporting annuity liabilities had a weighted average maturity of approximately nine years as of December 31, 2022. Therefore, a change in portfolio yield will lag changes in market interest rates. This lag increases if the rate of prepayments of securities slows. To the extent the Company sets renewal rates based on current market rates, this will result in reduced interest spreads. Alternatively, if the Company sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by the Company may be less than new money rates offered by competitors. This difference could result in an increase in surrender activity by policyholders. If unable to fund surrenders with cash flow from its operations, the Company might need to sell assets. The Company mitigates this risk by offering products that assess surrender charges and/or market value adjustments at the time of surrender, and by managing the maturity and interest-rate sensitivities of assets to approximate those of liabilities.
Asset/Liability Management Strategies to Manage Interest Rate Risk
The Company employs an asset/liability management approach tailored to the specific requirements of each of its products. Each line of business has an investment policy based on its specific characteristics. The policy establishes asset maturity and duration, quality and other relevant guidelines.
An underlying pool or pools of investments support each general account line of business. These pools consist of whole assets purchased specifically for the underlying line of business. In general, assets placed in any given portfolio remain there until they mature (or are called), but active management of specific securities and sectors may result in portfolio turnover or transfers among the various portfolios.
Investment strategies are executed by dedicated investment professionals based on the investment policies established for the various pools. To assist them in this regard, they receive periodic projections of investment needs from each line’s management team. Line of business management teams, investment portfolio managers and finance professionals periodically evaluate how well assets purchased and the underlying portfolio match the underlying liabilities for each line. In addition, sophisticated Asset/Liability Management models are employed to project the assets and liabilities over a wide range of interest rate scenarios to evaluate the efficacy of the strategy for a line of business.

Using this information, in conjunction with each line’s investment strategy, actual asset purchases or commitments are made. In addition, plans for future asset purchases are formulated when appropriate. This process is repeated frequently so that invested assets for each line match its investment needs as closely as possible. The primary objectives are to ensure that each line’s liabilities are invested in accordance with its investment strategy and that over- or under- investment is minimized.
As part of this process, the investment portfolio managers provide each line’s management team with forecasts of anticipated rates that the line’s future investments are expected to produce. This information, in combination with yields attributable to the line’s current investments and its investment "rollovers," gives the line management team data to use in computing and declaring interest crediting rates for their lines of business.
The Company’s risk management process includes modeling both the assets and liabilities over multiple stochastic scenarios, as well as certain deterministic scenarios. The Company considers a range of potential policyholder behavior as well as the specific liability crediting strategy. This analysis, combined with appropriate risk tolerances, drives the Company’s investment policy.
Use of Derivatives to Manage Interest Rate Risk
See Note 6 to the audited statutory financial statements included in the F pages of this report for a discussion of the Company’s use of derivatives to manage interest rate risk.
Characteristics of Interest Rate Sensitive Financial Instruments
In accordance with SAP and as noted above, the majority of the Company’s assets and liabilities are carried at amortized cost and not at fair value. As a result, the elements of market risk discussed above do not generally have a significant direct impact on the financial position or results of operations of the Company. See Note 7 to the audited statutory financial statements included in the F pages of this report for a summary of the Company’s assets and liabilities held at fair value.
Foreign Currency Risk
As part of its regular investing activities, the Company may purchase foreign currency denominated investments. These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates. In an effort to mitigate this risk, the Company uses cross-currency swaps. As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument generally offsets the changes in the functional-currency equivalent cash flows of the hedged item.
Credit Risk
Credit risk is the risk the Company assumes if its debtors, customers, reinsurers, or other counterparties and intermediaries may be unable or unwilling to pay their contractual obligations when they come due and may manifest itself through the downgrading of credit ratings of counterparties. It is the Company’s policy to monitor credit exposure within the investment portfolio to enable it to provide for future policy obligations and to minimize undue concentrations of assets in any single geographic area, industry, or entity.
See Note 6 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s evaluation of credit risk associated with derivatives.
Equity Market Risk
Asset fees calculated as a percentage of separate account assets are a significant source of revenue to the Company. As of December 31, 2022 and 2021, approximately 87% and 88% of separate account assets were invested in equity mutual funds, respectively. Gains and losses in the equity markets result in corresponding increases and decreases in the Company’s separate account assets and asset fee revenue.
The Company issues variable annuity contracts through its separate accounts, for which investment income and gains and losses on investments accrue directly to, and investment risk is borne by, the contractholder. The Company also provides various forms of guarantees to benefit the related contractholders. The Company’s primary guarantees for variable annuity contracts include GMDB and GLWB.
Many of the Company’s individual variable annuity contracts offer GMDB features. A GMDB generally provides a benefit if the annuitant dies and the contract value is less than a specified amount, which may be based on premiums paid less amounts withdrawn or contract value on a specified anniversary date. A decline in the stock market causing the contract value to fall below this specified amount, which varies from contract to contract based on the date the contract was entered into as well as the GMDB feature elected, will increase the net amount at risk, which is the GMDB in excess of the contract value. This could result in additional GMDB claims.
The Company offers certain indexed life insurance and annuity products for which the policyholders’ interest credits are based on market performance with caps and floors, and which may also include GMDB and GLWB. See Note 2 to the audited statutory financial statements included in the F pages of this report for further information regarding these indexed features and guarantees.
Use of Derivatives to Manage Equity Market Risk
To mitigate these risks, the Company enters into a variety of derivatives including futures, options, index options and total return swaps. See Note 6 to the audited statutory financial statements included in the F pages of this report for a discussion of the Company’s use of derivatives to manage these risks.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Directors of the Registrant
Name	Age	Date Service Began
John L. Carter	60	February 2013
Timothy G. Frommeyer	58	January 2009
Steven A. Ginnan	55	June 2018
Eric S. Henderson	60	March 2012
Holly R. Snyder	55	October 2021
Kirt A. Walker	59	November 2009
For biographical information on Mmes. Snyder and Messrs. Carter, Frommeyer, Ginnan, Henderson, and Walker, please see the information provided below in Executive Officers of the Registrant.
Executive Officers of the Registrant
Name	Age	Position with NLIC
John L. Carter	60	President and Chief Operating Officer
Vinita Clements	58	Executive Vice President-Chief Human Resources Officer
James R. Fowler	50	Executive Vice President-Chief Technology Officer
Timothy G. Frommeyer	58	Executive Vice President-Chief Financial Officer
Mark S. Howard	59	Executive Vice President-Chief Legal Officer
Ramon Jones	53	Executive Vice President-Chief Marketing Officer
Michael W. Mahaffey	50	Executive Vice President-Chief Strategy and Corporate Development Officer
Amy T. Shore	59	Executive Vice President-Chief Customer Officer
Tina Ambrozy	52	Senior Vice President-NF Strategic Customer Solutions
Ann S. Bair	60	Senior Vice President-Marketing Management-Financial Services
Joel L. Coleman	58	Senior Vice President-Chief Investment Officer
Rae Ann Dankovic	55	Senior Vice President-Chief Compliance Officer
Steven A. Ginnan	55	Senior Vice President-Chief Financial Officer-Nationwide Financial
Rona Guymon	48	Senior Vice President-Annuity Distribution
Craig A. Hawley	55	Senior Vice President-Retirement Solutions Sales
Eric S. Henderson	60	Senior Vice President-Nationwide Annuity
Kevin T. Jestice	42	Senior Vice President-Investment Management Group
David LaPaul	57	Senior Vice President and Treasurer
Juan J. Perez	42	Senior Vice President-Corporate Solutions
Denise L. Skingle	52	Senior Vice President-Finance & Strategy Legal and Corporate Secretary
Holly R. Snyder	55	Senior Vice President-Nationwide Life
Eric Stevenson	59	Senior Vice President-Retirement Solutions
Business experience for each of the individuals listed in the previous table is set forth below:
Kirt A. Walker has been a Director of NLIC since November 2009 and has been Chief Executive Officer of NMIC since October 2019. Immediately prior to that, Mr. Walker was President and Chief Operating Officer of NLIC from December 2009 to October 2019 and President and Chief Operating Officer-Nationwide Financial for NMIC from October 2009 to

October 2019. Previously, he served as President and Chief Operating Officer-Nationwide Insurance for NMIC from February 2009 through October 2009, Division President-NI Eastern Operations for NMIC from March 2006 to February 2009, and President-Allied Insurance Operations from August 2003 through March 2006. Mr. Walker has been with Nationwide since 1986.
John L. Carter has been President and Chief Operating Officer of NLIC since October 2019. Previously, Mr. Carter was Senior Vice President–Nationwide Retirement Plans of NLIC from April 2013 to October 2019, President of Nationwide Retirement Solutions, Inc. from July 2015 to October 2019 and President and Chief Operating Officer of Nationwide Retirement Solutions, Inc. from July 2013 to July 2015. He has also served as a Director of NLIC since February 2013. Prior to that time, Mr. Carter served as Senior Vice President of other Nationwide companies from November 2005 to April 2013.
Vinita J. Clements has been Executive Vice President-Chief Human Resources Officer of NLIC since July 2021. Previously, Ms. Clements was Senior Vice President-Human Resources – P&C from November 2018-March 2021. She also served as Senior Vice President-Human Resources – NF from October 2017 to November 2018 and Vice President-Human Resources from January 2016 to October 2017 and Associate Vice President-Human Resources from January 2008 to January 2016.
James R. Fowler has been Executive Vice President-Chief Technology Officer of NLIC since September 2021. Previously, Mr. Fowler was Executive Vice President-Chief Information Officer from August 2018 to September 2021. Prior to joining Nationwide, Mr. Fowler was Chief Information Officer for General Electric.
Timothy G. Frommeyer has been Executive Vice President of NLIC and several other Nationwide companies since October 1, 2021 and has served as a Director of NLIC since January 2009. Mr. Frommeyer is currently the CFO of Nationwide Mutual Insurance Company. Previously, Mr. Frommeyer was Senior Vice President–Chief Financial Officer since November 2005.
Mark S. Howard has been Executive Vice President-Chief Legal Officer of NLIC and Nationwide Life and Annuity Insurance Company since December 2022. Mr. Howard is also Executive Vice President-Chief Legal Officer of Nationwide Mutual Insurance Company since April 2016. Prior to joining Nationwide, Mr. Howard served as Senior Vice President and Deputy General Counsel of USAA.
Ramon Jones has been Executive Vice President-Chief Marketing Officer of NLIC and Nationwide Life and Annuity Insurance Company since December 2022. Previously, Mr. Jones served as Senior Vice President-Marketing – Financial Services. Mr. Jones has been with Nationwide since 2009.
Michael W. Mahaffey has been Executive Vice President-Chief Strategy and Corporate Development Officer of NLIC and Nationwide Life and Annuity Insurance Company since December 2022. Previously, Mr. Mahaffey served as Senior Vice President-Chief Risk Officer, and Associate Vice President-Enterprise Risk Management. Mr. Mahaffey has been with Nationwide since 2005.
Amy T. Shore has been Executive Vice President-Chief Customer Officer of NLIC and Nationwide Life and Annuity Insurance Company since December 2022. Previously, Ms. Shore served as Senior Vice President-Field Operations EC, Vice President-Field Operations EC, Regional Vice President-Ohio/West Virginia, Vice President-Ohio/West Virginia, and Associate Vice President-Administrative Assistant – Office of the President.
Tina Ambrozy has been Senior Vice President-NF Strategic Customer Solutions since October 2019. Currently, Ms. Ambrozy serves as President of NFS Distributors, Inc. and Nationwide Financial Assignment Company since December 2016 and President of Nationwide Investment Services Corporation since April 2017. Previously, Ms. Ambrozy was Senior Vice President-NF Sales and Distribution of NLIC from December 2016 to October 2019. Ms. Ambrozy has been with Nationwide since 1996.
Ann Bair has been Senior Vice President-Marketing Management - Financial Services since October 2020. Ms. Bair has been with Nationwide since 2006 in various marketing roles.
Joel L. Coleman has been Senior Vice President-Chief Investment Officer of NLIC since August 2020. Currently Mr. Coleman is President of Nationwide Asset Management, LLC since July 2020. Prior to joining Nationwide, Mr. Coleman was Chief Investment Officer of Transamerica.
Rae Ann Dankovic has been Senior Vice President-Chief Compliance Officer of NLIC since August 2021. Previously, Ms. Dankovic was Senior Vice President-Nationwide Financial Services Legal of NLIC from February 2013 to August 2021. Ms. Dankovic has been with Nationwide since 1993.

Steven A. Ginnan has been Senior Vice President-Chief Financial Officer-Nationwide Financial of NLIC and several other Nationwide companies since 2018 and has served as Director of NLIC since June 2018. Mr. Ginnan is also President of 525 Cleveland Avenue, LLC since June 2021. Previously Mr. Ginnan served as VP-NF Chief Actuary from August 2006 to September 2012; and VP-Nationwide Financial Services Chief Actuary.
Rona Guymon has been Senior Vice President-Annuity Distribution for NLIC and several other companies within Nationwide since February 2022. Previously, Ms. Guymon was Vice President, Annuity Distribution - Broker Dealer.
Craig Hawley has been Senior Vice President-Retirement Solutions Sales since January 2022. Previously, Mr. Hawley was Senior Vice President-Annuity Distribution since October 2019. Mr. Hawley has been with Nationwide since March 2017 and was previously with Jefferson National Life Insurance Company in a legal role.
Eric S. Henderson has been Senior Vice President–Nationwide Annuity of NLIC and several other companies within Nationwide since November 2019. He has also served as a Director of NLIC since March 2012. Mr. Henderson is currently President of Olentangy Reinsurance, LLC since September 2012, Eagle Captive Reinsurance, LLC since September 2015, President of Jefferson National Life Insurance Company, Jefferson Financial Corp. and Jefferson National Life Insurance Company of New York since January 2022. Previously, Mr. Henderson served as Senior Vice President–Individual Products & Solutions from October 2011 to November 2019, Senior Vice President-Individual Investments Business Head from August 2007 to October 2011 and as Vice President-CFO-Individual Investments from August 2004 to August 2007.
Kevin T. Jestice has been Senior Vice President–Investment Management Group of NLIC since February 2023. Previously, Mr. Jestice was Vice President-Internal Sales Services – Institutional Investments Distribution. Prior to joining Nationwide, Kevin was Principal, Head of Enterprise Advice with Vanguard.
David LaPaul has been Senior Vice President and Treasurer of NLIC as well as other Nationwide companies since November 2010. Mr. LaPaul is also a Director for several Nationwide companies. Mr. LaPaul has been with Nationwide since 2010.
Juan J. Perez has been Senior Vice President-Corporate Solutions of NLIC since February 2021 and several other companies within Nationwide. Mr. Perez has been with Nationwide since 2009 in various product, financial, business development roles.
Denise Skingle has been Senior Vice President-Finance & Strategy Legal and Corporate Secretary of NLIC and several other companies within Nationwide since June 2020. Ms. Skingle has been with Nationwide since September 2005.
Holly Snyder has been Senior Vice President-Nationwide Life since October 2019. Ms. Snyder also serves as Director for NLIC since October 2019. Ms. Snyder has been with Nationwide since 2003 in various product, financial, business development roles.
Eric Stevenson has been Senior Vice President-Retirement Solutions of NLIC and several other companies within Nationwide since February 2021. Mr. Stevenson also serves as Director for several companies within Nationwide. Previously, he was Senior Vice President-Workplace Solutions from November 2020 to February 2021 and Senior Vice President-Retirement Plan Sales from January 2019 to November 2020.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the NMIC Human Resources Committee has made under those programs, and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers (NEOs):
2022 Named Executive Officers
John L. Carter – President and Chief Operating Officer ("PEO" of NLIC)
Steven A. Ginnan – Chief Financial Officer – Nationwide Financial ("PFO" of NLIC)
Kirt A. Walker – NMIC Chief Executive Officer
Eric S. Henderson – Senior Vice President – Nationwide Annuity
Mark S. Howard – Executive Vice President and Chief Legal Officer

Executive Summary
Our mission is to protect people, businesses, and futures with extraordinary care. We exist to create value for members and businesses by protecting what is important to them, helping them build a secure financial future, and providing the best personalized customer experience through competitively priced, high-quality products. We motivate our executives to achieve these goals, in part, by delivering direct rewards including base salary, annual and long-term incentives, and other benefits and perquisites. Consistent with our pay for performance philosophy, we focus our compensation programs on sustained financial performance. Compensation levels will increase or decrease to the extent we meet our pre-established performance expectations.
The discussion below is intended to show how:
•
our financial planning process leads to financial and individual objectives;
•
we identify our industry peers to determine market-competitive levels of target rewards;
•
we incorporate financial and individual objectives into our incentive programs;
•
our executive compensation program is designed to closely link pay and performance and align the interests of our executives with our members;
•
we consider individual performance and use other non-financial factors to create flexibility in our compensation programs; and
•
we consider both the level and form of these rewards, which we believe help us to attract and retain the executive talent that is necessary to create and maintain stakeholder value.
Compensation Process and Roles
Organizational Structure with Respect to Compensation Decisions
Our Named Executive Officers provide services to other Nationwide companies in addition to NLIC. Decisions regarding the total compensation levels of our Named Executive Officers are made by the NMIC Human Resources Committee based on their roles within NFS and NMIC, as applicable. The NMIC Human Resources Committee does not directly consider the roles of Named Executive Officers with respect to NLIC in determining total compensation. Instead, NLIC pays an allocable portion of total compensation for its Named Executive Officers, which is determined pursuant to a cost-sharing agreement among several Nationwide companies. The remainder of the compensation of NLIC’s executive officers was allocated to and paid by other Nationwide companies according to the terms of the cost-sharing agreement.
Amounts we disclose in this prospectus reflect only compensation allocated to and paid by NLIC or its subsidiaries; however, performance is measured at the NFS and/or NMIC level, which includes NLIC performance, when determining compensation for our Named Executive Officers. As a result, metrics and results discussed herein will refer to NFS or NMIC metrics and results, as applicable. The methods we use for the allocation of compensation paid to our Named Executive Officers varies by officer and the type of compensation and is discussed in more detail in "2022 Compensation Program Design and Implementation."
NMIC Board of Directors and NMIC Human Resources Committee
As delegated by our Board of Directors, the NMIC Human Resources Committee's primary purpose is to discharge the responsibilities of the board as to the compensation of our executive officers. The NMIC Human Resources Committee also carries out the Board of Directors' oversight responsibilities by reviewing our human resources, compensation, and benefits practices.
The operation of the NMIC Human Resources Committee is outlined in a charter that has been adopted by the NMIC Board of Directors. The charter provides that the committee's duties include, among other things:
•
establishment of an overall compensation philosophy;
•
oversight and review of human resources programs for directors, executive officers, and associates;
•
approval of salaries, incentive compensation plans, and awards under such plans for certain executive officers, including the NEOs; and
•
oversight of people and culture risk practices, including policy, strategy, tolerance, and control. Key areas of risk oversight include key person risk and succession planning, employment practices, workplace safety, organizational culture, and compensation design.

The NMIC Human Resources Committee is actively engaged throughout the year and met six times during 2022, including executive sessions without management present. The graphic below summarizes the activities performed during a typical compensation cycle.

Compensation Consultants
The NMIC Human Resources Committee has the sole authority to retain and terminate any consultant assisting in the evaluation of compensation and has the power to retain and terminate independent counsel, auditors or others to assist in the conduct of any investigation into matters within the NMIC Human Resources Committee's scope of responsibilities. Compensation Advisory Partners LLC (CAP), the NMIC Human Resources Committee’s external consultant, attended NMIC Human Resources Committee meetings to provide information and perspective on competitive compensation practices, the competitiveness of executive pay levels, and the alignment of executive pay with company performance, and to raise issues to be addressed by management and/or the NMIC Human Resources Committee. With committee concurrence, management at times directed CAP to collect and analyze data and develop needed background material. CAP has also recommended changes to pay programs and compensation. Management representatives and CAP consultants attend executive sessions of committee meetings as required.
The NMIC Human Resources Committee annually reviews CAP’s independence, considering, among other factors, that CAP provides no other services for us other than those related to its engagement by the NMIC Human Resources Committee as described above. Based on this review, the NMIC Human Resources Committee has determined CAP’s work for the committee to be free from conflicts of interest.
Compensation Governance
Under the guidance of the NMIC Human Resources Committee, Nationwide’s executive compensation programs align with industry best practices including:
WHAT WE DO	WHAT WE DON’T DO
Pay for Performance. A significant percentage of total compensation is pay-at-risk that is connected to performance.	No guaranteed annual salary increases. Annual salary increases are based on evaluations of individual performance and market data.
Independent Compensation Consultant. The NMIC Human
Resources Committee retains an independent consultant to avoid conflicts of interest with the business and management. Other consulting services provided to management are subject to
approval by the NMIC Human Resources Committee.
No Incentive for Short-term Results to the Detriment of Long-term Goals and Results. NEOs’ pay mix is heavily weighted toward long-term incentives.

WHAT WE DO	WHAT WE DON’T DO
Generally, Target Pay at the Median of Market Comparator
Groups. We benchmark compensation at the median of
companies comparable to us in size. We review the peer group annually to ensure alignment of the industry, companies with whom we compete for talent, business complexity, and company size based on revenue.
No Excessive Perquisites. We provide limited perquisites and personal benefits.
Maximum Payout Caps for Broad-based Annual and Long- term Incentive Plans. The maximum payment prior to the exercise of discretion is two times the target amount.
No Excessive Severance Benefits. Severance benefits for the
CEO are limited to two times base salary and annual incentives;
and for Named Executive Officers other than the CEO, severance benefits are limited to one times base salary and annual
incentive.

Clawback of Incentive Compensation. Incentive compensation
is subject to clawback if a material financial accounting
restatement occurs or if we must materially adjust the results of a metric used for funding incentive compensation plans.
Additional events that would trigger the clawback policy include detrimental conduct and solicitation of employees.
No Above Market Target Pay Philosophy. We generally do not target above market compensation for our Named Executive Officers.
Meaningful Stretch Goals. We establish clear and measurable performance goals at the beginning of performance cycles.	No Plans That Encourage Excessive Risk Taking. Risk mitigation is included in sales, broad-based annual, and long- term plan design, and a risk assessment and mitigation plan is reviewed annually.
Role of Executives in Establishing the Compensation of our Named Executive Officers
Upon request of the NMIC Human Resources Committee, members of management may also attend meetings to provide information and answer questions regarding our strategic objectives, financial performance, and legal and regulatory issues impacting the committee's functions. Mr. Walker attends a portion of the meetings of the NMIC Human Resources Committee and assists the Committee by providing recommendations regarding compensation for Mr. Howard and Mr. Carter. Messrs. Walker, Carter, and Howard assist the NMIC Human Resources Committee by providing recommendations regarding the compensation of Messrs. Ginnan and Henderson. The NMIC Human Resources Committee and the entire NMIC Board of Directors, as applicable, as described in "Benchmarking and Compensation Target-Setting Process" and "Determination of the Final Annual Incentive Payments", exercise their discretion to modify or accept these recommendations. The NMIC Human Resources Committee also meets in executive session without management when discussing compensation matters and on other occasions as determined by the NMIC Human Resources Committee.
Compensation Objectives and Philosophy
The objectives of our compensation programs are to:
•
align the interests of executives with those of stakeholders;
•
maintain a strong link between pay and both individual and company performance; and
•
attract, retain, and motivate top-caliber executive officers with compensation that is competitive in level and form.
Compensation Element	Description	Purpose
Base Salary	Cash compensation that is a fixed element of total compensation.	• attract and retain top-caliber executive talent • recognize executive officers' skills, competencies, experience, and job responsibilities
Annual Incentives	Cash payments awarded after the completion of a one-year performance period.	• reward executives for achieving annual performance goals

Compensation Element	Description	Purpose
Long-term Incentives	Cash awards based on performance over multiple years and subject to forfeiture.
• reward executives for sustained
long-term performance
• retain and motivate executives to ensure
business stability and success
• recognize the achievement of
performance objectives that drive
long-term success, financial stability, and
create value for our customers
• align the interests of executives with
long-term value of our members

Executive Benefits and Perquisites	Includes pension plans, deferred compensation plans, and limited personal perquisites.	• attract and retain top-caliber executive talent • provide income after retirement and enable saving of income for retirement
Benchmarking and Compensation Decision Process
The NMIC Human Resources Committee uses competitive market analysis to compare our compensation practices to those of companies that compete with us for customers, capital and/or executive-level talent and are similar to us in size, scope, and/or business focus. Our market data sources include publicly disclosed compensation information from companies in two peer groups (described below) that the NMIC Human Resources Committee has identified to provide a holistic view of the competitive market, together with commercially available financial services industry and general industry compensation surveys. For certain Named Executive Officers, we average peer group and survey market data specific to the financial services industry because the NMIC Human Resources Committee believes it is appropriate to compare our positions to others in our market for talent that require similar skills, knowledge, and experience. We also review general industry data to supplement the industry-specific view. We use data sources we believe have the best matches for our positions.
Annually, CAP reviews the Insurance/Financial Services Peer Group and recommends changes, as needed, based on the following criteria:
•
Peer group median revenue should approximate Nationwide’s revenue, and peer companies should generally have revenue between one-third and three-times Nationwide’s revenue;
•
Peer group industry representation should be balanced, reflecting an appropriate mix of insurance and other related industries; and
•
Peer group business mix (i.e., Property & Casualty insurance vs. other insurance and financial services) and geographic footprint (i.e., U.S. vs. non-U.S. operations) should be, on average, comparable to Nationwide.
The review that CAP performed in 2021 resulted in the following companies in the Insurance/Financial Services Peer Group to be used to inform 2022 target compensation recommendations:
•
AFLAC, Incorporated
•
American Express Company
•
American International Group, Inc.
•
Athene Holding Ltd.
•
Capital One Financial Corporation
•
Chubb Ltd.
•
Equitable Holdings, Inc.
•
Lincoln National Corporation
•
Manulife Financial Corporation
•
Met Life, Inc.
•
Principal Financial Group, Inc.
•
The Progressive Corporation
•
Prudential Financial, Inc.
•
The Allstate Corporation
•
The Hartford Financial Services Group, Inc.
•
The PNC Financial Services Group, Inc.
•
The Travelers Cos, Inc.
•
U.S. Bancorp
•
Unum Group
•
Wells Fargo & Company

The NMIC Human Resources Committee did not make any changes to the peer group in 2021.
Public Company Peer Group Proxy Data	Priority	Number of Companies	Revenue (Median)	Assets (Median)
Insurance/Financial Services Peer Group[1]	Primary Reference Point	20	$ 26.8 billion	$ 286.0 billion
General Industry Peer Group[2] (includes the 50 companies closest to Nationwide in the Fortune rankings that publicly disclose executive compensation)	Supplemental Reference Point	50	$42.2 billion	n/a
Nationwide			$ 25.5 billion	$ 274.0 billion
1
2022 insurance/financial services peer group determination
2
Fortune 500 rank for 2022 general industry peer group determination
We generally target pay at the market median because we believe this is a competitive and responsible pay position, necessary to compete for talent; however, when necessary to attract or retain exceptional talent or a unique skill set, we may target total compensation or an individual element of compensation above the median. Annually, we engage in a talent planning process to:
•
anticipate talent demands and identify implications;
•
identify critical roles;
•
conduct talent assessments; and
•
identify successors for critical roles.
The NMIC Human Resources Committee determines the total compensation levels for the Named Executive Officers (which are benchmarked to the competitive external market) as well as the individual elements distributed among base salary and annual and long-term incentives. Annually, we review and may adjust targets for company and individual performance to recognize competitive market compensation and performance in determining the final compensation we deliver to executive officers. The following is an overview of these review procedures.
John L. Carter and Mark S. Howard
In November 2021, CAP also conducted an analysis of competitive market data for Messrs. Carter’s and Howard’s roles to inform 2022 compensation recommendations. CAP summarized the 25th, median (50th), and 75th percentile market data for each position and explained any adjustments necessary to attain appropriately competitive compensation. The NMIC Human Resources Committee approved the 2022 executive compensation structure and insurance and financial services peer group used to inform executive compensation decisions. The compensation elements included in the analysis were: base salary, target annual incentive opportunity and target total cash compensation, and target long-term incentive opportunity and target total direct compensation. The analysis considered the size and complexity of their roles, as measured by assets or direct written premiums, compared to the market data. CAP also considered factors such as:
•
the comparability of job responsibilities to benchmark job responsibilities;
•
experience, tenure, and performance of each executive; and
•
the responsibilities, internal equity, and strategic importance of the positions.
Kirt A. Walker
CAP provided recommendations for Mr. Walker's 2022 compensation program and met with the NMIC Human Resources Committee, which determined a recommendation for Mr. Walker's compensation targets. CAP conducted an analysis of competitive market data in November 2021 to inform 2022 compensation decisions for Mr. Walker. The NMIC Human Resources Committee reviewed and approved 2022 compensation targets for Mr. Walker. The NMIC Human Resources Committee's final decision on target compensation was subject to the NMIC Board of Directors’ assessment of Mr. Walker’s 2021 performance. The NMIC Human Resources Committee met with the NMIC Board to review and approve the target compensation for Mr. Walker.

Steven A. Ginnan and Eric S. Henderson
In November 2021, Nationwide management conducted an analysis of competitive market data for Messrs. Ginnan’s and Henderson’s roles to inform 2022 compensation recommendations. As a delegate of the NMIC Human Resources Committee, Mr. Walker approved the target compensation for Messrs. Ginnan and Henderson of behalf of the Committee.
2022 Target Compensation Levels and Mix
We compensate executive officers through a mix of base salary, annual incentives, long-term incentives, benefit plans, perquisites, and deferred compensation plans. The plans and the target opportunities for base salary and annual and long-term incentives are reviewed annually by the NMIC Human Resources Committee to ensure total compensation and the mix of pay elements are competitive and changes reflect both the competitive market data and company needs. This ensures we continue to retain talent in key areas and provides a framework for recruiting new talent.
We determine an appropriate mix of pay elements by using the market data as a guideline. In practice, we may adjust individual elements above or below the mix represented in the market data while maintaining the recommended target total compensation range. Some of the reasons we may deviate from the mix of elements represented in market data include:
•
recruiting needs based on compensation received by a candidate in previous positions;
•
year-to-year variation in the market data, indicating the market data may be volatile;
•
differences between the specific responsibilities of our executives' positions and the positions represented in the market data; and
•
a desire to change the alignment of our incentives between annual and long-term goals for certain positions.
For 2022, the analysis resulted in the following compensation levels and mix at target for the Named Executive Officers:
2022 Target Total Direct Compensation

Executive	Base Salary (percentage of target total compensation)	Target Annual Incentive Percent of Base Salary (percentage of target total compensation)	Target Annual Incentive	Target Long-Term Incentive for 2022-2024 Performance Period (percentage of target total compensation)	Target Total Direct Compensation (percentage of target total compensation)	Percentage of Target Total Compensation Attributed to Target Incentives
Carter, John L.	427,881	160%	684,609	1,312,236	2,424,727	82%
	(18%)		(28%)	(54%)
Ginnan, Steven A.	245,765	80%	196,612	80,525	522,902	53%
	(47%)		(38%)	(15%)
Walker, Kirt A.	351,040	240%	842,495	2,178,457	3,371,992	90%
	(10%)		(25%)	(65%)

Executive	Base Salary (percentage of target total compensation)	Target Annual Incentive Percent of Base Salary (percentage of target total compensation)	Target Annual Incentive	Target Long-Term Incentive for 2022-2024 Performance Period (percentage of target total compensation)	Target Total Direct Compensation (percentage of target total compensation)	Percentage of Target Total Compensation Attributed to Target Incentives
Henderson, Eric S.	403,473	100%	403,473	286,306	1,093,252	63%
	(37%)		(37%)	(26%)
Howard, Mark S.	196,655	120%	235,986	300,625	733,266	73%
	(27%)		(32%)	(41%)
The elements summarized in the table and chart above illustrate the following points relative to our executive compensation philosophy:
•
Consistent with market practices, a relatively small percentage of the target total direct compensation is provided as base salary, as the NMIC Human Resources Committee believes compensation should be delivered to our Named Executive Officers based on performance.
•
A substantial percentage of the target total direct compensation is comprised of variable incentives, delivered through a mix of annual incentives, which are more focused on short-term financial results, and long-term incentives, which are focused on achievements over multiple years and most closely align with building sustained value for our stakeholders. Our Chief Executive Officer's pay mix is more heavily weighted toward long-term incentives, consistent with the role.
The charts below illustrate the percentage change in target total direct compensation, which includes changes to base salary, total target cash (which includes base salary and target annual incentives), and/or long-term incentive targets for the Named Executive Officers in 2022 as compared to 2021.
Target Total Direct Compensation Change in 2022

2022 Compensation Program Design and Implementation
We discuss the following items in this section:
•
what we intend to accomplish with our compensation programs;
•
how we determine the amount for each element of compensation; and
•
the impact of performance on compensation.
The principal elements of 2022 compensation for our Named Executive Officers are base salary and annual and long-term incentives. Each serves a different purpose, as discussed above in "Compensation Objectives and Philosophy."

Base Salary
Our overall pay philosophy is to establish base salaries that are generally at the median of the companies represented in the market data. We typically base a departure from the median on factors such as incumbent experience and industry or functional expertise, scope of job responsibilities as compared to similar positions in the market, special retention needs, and executive performance. In determining adjustments to the Named Executive Officers' salaries for 2022, the Human Resources Committee evaluated the following:
•
salaries for comparable positions in the marketplace, taking scope of responsibility into account;
•
our recent financial performance, both overall and with respect to key financial indicators;
•
the annual performance evaluation of each executive officer compared to previously established objectives; and
•
internal pay equity.
Base salary rates for the Named Executive Officers increased by an average of 4.0% in 2022. The overall salary increase percentage reflects the impact of competitive market data, a challenging labor market, and individual and company performance.
Annual Incentives
In 2022, we used the Performance Incentive Plan, or "PIP," to provide a portion of at-risk pay to our Named Executive Officers, which promoted our pay-for-performance philosophy. Below are the highlights of our annual incentive plan design and the changes we made in 2022.
•
The PIP provides participants with direct financial rewards in the form of annual incentives the participants earn subject to the achievement of key financial and strategic objectives.
•
In 2022, one set of PIP metrics applied to all Named Executive Officers and reflected a blend of enterprise, corporate staff, and major business line results.
•
The design of incentive plans and reward programs has been used to reinforce a "One Nationwide" strategy, drive an enterprise perspective, and support the alignment of our business operating model.
•
In 2022, enterprise and business unit weights were adjusted to reinforce business unit accountability to drive profitable growth in lines of business by increasing the business unit weighting from 60% to 65%.
•
Business unit weights reflect a blend of profit, growth, expense, and customer metrics.
•
Customer metrics are measured at the business unit level, reflecting a blend of internal measures and external JD Power customer metrics.
•
The enterprise metric continues to be Consolidated Net Operating Income (CNOI).
•
The maximum calculated award is 200% of the target amount. Any adjustments to printed performance results for incentive purposes will be presented to and approved by the NMIC Human Resources Committee. Adjustments to printed performance results for incentive purposes may be made for one-time or unusual financial items that have impacted actual performance, but which management believes should not be included to penalize or receive credit for incentive purposes. Examples may include, but are not limited to:
•
Gains and losses from the acquisition or divestiture of businesses and/or operations;
•
Non-recurring, unanticipated tax adjustments; and
•
Errors and/or omissions during target calculations.
No discretionary adjustments were made in 2022.
•
In 2022, Mr. Henderson’s annual incentive plan included a blend of 60% PIP and 40% Sales Incentive Plan or "SIP," metrics to provide a portion of at-risk pay for his role. The SIP plan provides direct financial rewards in the form of short-term incentives for the achievement of key enterprise, financial services business unit, and annuity product line metrics.
•
Our plan also allows the Chief Executive Officer to recommend use of discretion, on approval by the NMIC Human Resources Committee, based on defined guiding principles. Any and all short-term incentive performance scores (and corresponding incentive pools), and individual incentive payments may be adjusted up to +/-15%. Proposed adjustments greater than +/-15% require Board approval. The purpose of CEO discretion is to determine if the accomplishments are not adequately reflected in the calculated performance score.
❍
The rationale for such discretion may include, but is not limited to:

◼
changes in industry and competitive conditions after target setting;
◼
execution and achievement of key performance indicators that have a longer-term financial impact; and
◼
performance on key performance indicators such as customer experience, associate engagement, Agency ratings, etc. that may not be reflected in the financial results.
Calculating the 2022 Annual Incentive Scores
All Named Executive Officers are compensated using a mix of enterprise, corporate staff, and major business unit metrics. To calculate the overall performance scores for the financial metrics, the performance score on each applicable metric is weighted, adjusted if applicable, and summed, as shown below:

We define the financial goals used in the tables below as follows:
Metric	Definition
Enterprise Metric
Consolidated Net Operating Income (CNOI)
Consolidated Net Operating Income "CNOI" measures our profitability from continuing operations. CNOI excludes the impact of realized gains and losses on sales of investments and hedging instruments, certain hedged items, credit losses, discontinued operations, and extraordinary items, net of tax.

P&C Business Unit Metrics
P&C Adjusted General Operating Expenses	Excludes Incentives, Defense & Adjusting, Commissions, Premium Tax, Fees and all other.
P&C DWP Growth	The increase or decrease in the current performance year-ending business unit direct written premium over the prior performance year-ending business unit direct written premium, as a percentage.
P&C Current Accident Year Non- Weather Loss Ratio
Net incurred losses from non-weather perils, excluding contingent suits, divided by earned insurance premiums in the current year. Incurred losses only reflect losses from the current accident year and prior year development from the previous year’s accident year.

P&C Blended Retention Ratio	Blend of policies’ retention ratios for Homeowners (excl NPC) and Standard Auto (excl NPC) and premium retention for Standard Commercial and Farmowners. Excludes E&S/S and Commercial Agribusiness.
P&C New Business	Includes new writings for Personal Lines and new premium for Standard Commercial and Farmowners. Excludes E&S/S and Commercial Agribusiness.
P&C JD Powers/CEM Customer Metric	Performance results are calculated by averaging the quartile rankings of each product line.

Metric	Definition
NF Business Unit Metrics
NF Return on Capital (adjusted for excess capital)
NF net operating income for the year, excluding interest income on excess capital and adding back debt expense, divided by the total NF GAAP equity plus long-term debt at the beginning of the year, excluding excess capital.

NF Adjusted General Operating Expenses	Excludes sales incentives, management incentives, premium and other taxes, licenses and fees, and contingent suits.
NF Sales Growth
NF sales primarily include individual and group annuity considerations, as well as life and specialty insurance premiums calculated in accordance with statutory accounting practices. In addition, NF sales includes deposits on administration-only and group trust products within our retirement solutions segment, as well as sales associated with our institutional fund business and securities-backed lending program.

NF Asset Retention
Percentage of assets retained in NF’s key businesses year over year. This is calculated in each of the business segments. NF’s retention rate is then calculated using a segment weighting based on revenue.

NF JD Power/Market Metrics	Performance results are calculated by averaging the quartile rankings of each product line.
NF Annuity Metrics
VA w/GLB	All variable annuity sales with living benefits.
CBB VA w/o GLBs + IPG	Commission Based Brokerage variable annuity sales without living benefits (Specialty Markets) and In Plan Guarantee sales.
RILA	Registered Indexed-Linked Annuity sales (Nationwide Defined Protection Annuity).
FIA	All Fixed Index Annuity sales.
FBB VA w/o GLBs	All non-living benefit sales old through Advisory or Fee Based Brokerage and JP Morgan Multi-Asset Choice product for annuities sales.
Corporate Staff Metrics
Corporate Staff Expense	Includes Finance, HR, Legal, Marketing Staff, Customer, CRE, Aviation, and IT Run. Excludes Brand, IT Build, Foundation/ Charitable Contributions, Management incentives.
2022 PIP Metrics, Weights, and Performance
Metric ($ in millions)	Mr. Walker (Weight)	Messrs. Carter, Ginnan, Howard (Weight)	Mr. Henderson (Weight)	Threshold (0.50)	Target (1.00)	Maximum (2.00)	2022 Incentive Performance Results	Metric Performance Score
Enterprise Metric
Enterprise Consolidated Net Operating Income	29.75	35.00	21.00	$1,357	$2,262	$3,167	$1,433	0.57
NF Metrics
NF Return on Capital	5.39	6.35	9.00	7.3%	12.1%	13.9%	11.0%	0.89
NF Expense: Adjusted General Operating Expenses	5.39	6.35	9.00	$1,412.0	$1,370.9	$1,329.8	$1,375.7	0.94
NF Sales Growth	6.29	7.40	10.50	$33,131.3	$35,625.0	$36,693.8	$36,181.9	1.52
NF Customer: Asset Retention	3.60	4.23	6.00	90.10%	92.60%	93.60%	93.10%	1.50
NF Customer: NF JD Power/Market Metrics1	2.70	3.17	4.50	N/A	N/A	1st quartile	1st quartile	2.00
P&C Metrics

Metric ($ in millions)	Mr. Walker (Weight)	Messrs. Carter, Ginnan, Howard (Weight)	Mr. Henderson (Weight)	Threshold (0.50)	Target (1.00)	Maximum (2.00)	2022 Incentive Performance Results	Metric Performance Score
Expense: P&C Adjusted General Operating Expenses	5.39	6.35	0.00	$3,009	$2,921	$2,834	$2,855.3	1.76
P&C DWP Growth	3.60	4.23	0.00	-2.99%	-0.49%	1.51%	3.51%	2.00
P&C Current Accident Year Non-Weather Loss Ratio	8.99	10.58	0.00	49.98%	47.98%	46.98%	53.53%	0.00
P&C Customer: P&C Blended Retention Ratio	1.80	2.12	0.00	83.09%	85.09%	87.09%	88.12%	2.00
P&C Customer: P&C New Business	1.80	2.12	0.00	90.0%	100.0%	110.0%	99.7%	0.99
P&C Customer: JD Power/Customer Enthusiasm Metric1	1.80	2.12	0.00	N/A	N/A	1st quartile	3rd quartile	0.67
NF Annuity Metrics
NF Annuity: VA w/GLB	0.00	0.00	5.00	$1,865.0	$3,280.2	$3,280.2	$2,247.2	0.60
NF Annuity: CBB VA w/o GLBs + IPG	0.00	0.00	6.00	$1,635.8	$2,181.0	$2,726.3	$1,716.8	0.57
NF Annuity: RILA	0.00	0.00	10.00	$600.0	$800.0	$1,000.0	$898.1	1.49
NF Annuity: FIA	0.00	0.00	9.00	$2,217.0	$2,956.0	$3,695.0	$3,984.9	2.00
NF Annuity: FBB VA w/o GLBs	0.00	0.00	10.00	$1,421.3	$1,895.0	$2,368.8	$1,027.7	0.00
Corporate Staff Metric
Corporate Staff Expense	8.50	10.00	0.00	$1,837.30	$1,783.80	$1,730.30	$1,762.90	1.39
CEO Non-Financial Metrics
People, Strategy and Governance	15.00	0.00	0.00	Qualitative and quantitative non-financial metrics2				1.73
1
Performance results are calculated by averaging the quartile rankings of each product line. Actual calibration for 3rd quartile is 0.67, 2nd quartile is 1.33, and 1st quartile is 2.00.
2
Non-financial metrics includes objectives related to people, strategy and governance. Metrics include qualitative and quantitative metrics approved by the NMIC Board of Directors
Determination of the Final Annual Incentive Payments
To determine the 2022 annual incentive compensation payments for our Named Executive Officers, the NMIC Human Resources Committee assessed each executive officer's performance under the PIP, considering the metrics in the tables above in addition to the executive officer's overall performance, our overall financial performance, and management's assessment of performance on individual objectives.
The actual amounts the Named Executive Officers received under the PIP depended solely on the achievement of the approved metrics and the discretion of the NMIC Human Resources Committee to reward individual performance, as described above.
The performance assessment for Mr. Walker, the NMIC Chief Executive Officer, also included non-financial components, which were approved by the NMIC Human Resources Committee. These emphasized:
•
developing world class organization, talent, and culture;
•
enabling execution of strategy with accountability; and,
•
building an accountable and transparent organization.

Each independent director completed a formal evaluation of Mr. Walker’s performance against the non-financial objectives and gave a rating on a five-point scale. After summarizing the results and meeting with the Chair of the NMIC Human Resources Committee, CAP and the NMIC Human Resources Committee met with the NMIC Board of Directors to approve the overall non-financial performance score for Mr. Walker. The score, expressed as a multiple of the weighted target amount, was incorporated into the overall PIP score and approved by the NMIC Board of Directors.
The resulting cash payments for our Named Executive Officers are below:
Executive	Target	Annual Incentive Payment vs. Target	Payment	Summary of Rationale
John L. Carter[1]	684,609	109% of Target	$746,887	Performance compared to the PIP enterprise scorecard objectives
Steven A. Ginnan	196,612	97% of Target	$190,714	Performance compared to the PIP enterprise scorecard objectives
Kirt A. Walker[2]	842,495	108% of Target	$913,265	Performance compared to the PIP enterprise scorecard objectives and non-financial objectives
Eric S. Henderson[3]	403,473	102% of Target	$409,929	Performance compared to PIP enterprise and NF business unit; and SIP annuity scorecard objectives
Mark S. Howard	235,986	97% of Target	$228,906	Performance compared to the PIP enterprise scorecard objectives

1
Mr. Carter’s 2022 annual incentive award included an individual performance discretion adjustment of $150,000 to recognize him for achieving above goal business performance results, including exceeding sales growth, asset retention, and customer satisfaction goals.
2
Mr. Walker’s 2022 annual incentive award did not include individual discretion. Mr. Walker’s award was based on the 85% PIP scorecard results and 15% non-financial objective results.
3
Mr. Henderson’s 2022 annual incentive award did not include individual discretion. Mr. Henderson’s award was based on the 60% NF PIP scorecard results and 40% annuity sales results.
Long-Term Incentives: Long-Term Performance Plan (LTPP)
Three-year Performance Cycle
Consistent with our philosophy of emphasizing pay that is performance-based, long-term incentive compensation constitutes a substantial portion of an executive officer's total compensation package. The LTPP is intended to accomplish the following objectives:
•
reward sustained long-term value creation with appropriate consideration of risk capacity, appetite, and limits;
•
deliver market-competitive target compensation consistent with organizational performance; and
•
retain and motivate executives to ensure business stability and success.
In 2022, the NMIC Human Resources Committee used the LTPP to award long-term incentives to the Named Executive Officers. The goals used are:
•
Sales and Direct Written Premium growth; and
•
Capital Strength measured by Standard & Poor's capital calculation.
Minimum performance on both metrics is required for a score above 0.0. A situation where Sales and DWP Growth plan is achieved, and Capital Strength is at least AA+ results in a score of 1.00; higher or lower scores will be achieved according to the extent each metric is above or below target. Performance is measured at the end of each year over a three-year period and the final score is the average of the three previous years’ annual scores. A time value of money factor of 3.15% is added to the final payment to account for the length of time between the grant of the target award and the payment.

Three-year Cycle LTPP Performance Matrix and Results for 2022 Year

Executive	2020-2022 Target	Long-Term Incentive Payment vs. Target	Payment[1]
John L. Carter	858,918	159% of Target	$1,364,400
Steven A. Ginnan	68,156	159% of Target	$108,266
Kirt A. Walker	1,610,491	159% of Target	$2,558,281
Eric S. Henderson	262,447	159% of Target	$416,900
Mark S. Howard	268,415	159% of Target	$426,380
1
2020-2022 long-term incentives payments included a time value of money factor of 3.15%
The 2022 LTPP grants for the 2022-2024 performance cycle are described in "Grants of Plan-Based Awards."
Clawback Policy
If we are required to prepare a material financial accounting restatement or to materially adjust the results of a metric used for funding incentive compensation plans, we may recover from any current or former person we determine to be an elected officer any amount more than what should have been paid, up to and including:
•
The amount of any incentive award under the PIP or LTPP to the extent the restatement impacts the amount awarded;
•
The total amount of awards granted to the extent the restatement impacts the amounts that would have been granted, with such awards valued in good faith at the discretion of our Board of Directors; and
•
Any other amount determined by our Board of Directors, in its sole discretion, to have been improperly awarded.
Recovery may, at the NMIC Board of Directors' discretion, be in the form of an adjustment to future incentive awards, as applicable.

For adjustments to incentive plan funding metrics that are not related to an accounting restatement but are considered material for incentive payment purposes, the impacts will be analyzed to determine the degree of incentive plan materiality, and if recovery or additional payments are required, the adjustments will be applied during the next incentive plan payout.
In addition, if an elected officer engages in detrimental conduct, we may recover from the officer all or any portion of incentive compensation that was paid or payable to the officer within the three-year period preceding the date on which we become aware that the officer engaged in detrimental conduct.
For this purpose, "Detrimental Conduct" means any of the following conduct:
•
Misconduct, gross negligence, or commission of a material error, including in a supervisory capacity, that causes, or might reasonably be expected to cause, material reputational, financial or other harm to the Company
•
Material violation of any applicable Company policies, including the Company’s written code of business conduct and ethics
•
Material breach of any written non-competition, non-disclosure, or non-solicitation agreement in effect with the Company.
Personal Benefits and Perquisites
Together with perquisites and other personal benefits, which are the same for all associates (such as health and welfare benefits and pension and savings plans), we provide to our executive officers non-qualified pension and savings plans, deferred compensation plans and personal perquisites, all of which we believe are consistent with market competitive practices. For more information about these personal benefits and perquisites, see the "Summary Compensation Table."
Termination Benefits and Payments
It is Nationwide's practice to provide severance agreements to our Chief Executive Officer and a limited number of senior executive officers, including our Named Executive Officers. We believe these agreements are a standard industry practice for these positions and are necessary to attract and retain executive officers at this level. Annually, the NMIC Human Resources Committee reviews a competitive analysis of the provisions to ensure alignment with industry practices. The agreements provide certain protections to the executive officer regarding compensation and benefits. In exchange for those protections, the executive officer agrees to keep our information confidential, and agrees not to solicit our employees or customers and not to compete with Nationwide for a specified period following termination. We provide additional information with respect to post-termination benefits provided under these severance agreements in "Potential Payments Upon Termination or Change of Control."
Benefit	Mr. Walker	Messrs. Carter, Ginnan, Henderson and Howard
Severance benefits	• 2 x salary	• 1 x salary
Annual bonus for the year of termination	• 2 x actual bonus	• 1 x actual bonus
Outstanding LTPP performance cycles	• Actual payout in accordance with plan vesting provisions	• Actual payout in accordance with plan vesting provisions
Lump sum and gross-up for continuation of health care benefits	• 24 months	• 12 months
Retirement benefits	• Bridge to early retirement if terminated within 3 years of age 55 • Lump sum for company contribution to 401(k) and Supplemental 401(k) for 24 months	• Bridge to early retirement if terminated within 3 years of age 55 • Lump sum for company contribution to 401(k) and Supplemental 401(k) for 12 months
Restrictive clauses	• Non-compete for 2 years • Non-solicitation for 2 years • Confidentiality	• Non-compete for 1 year • Non-solicitation for 1 year • Confidentiality
Certain termination-of-employment events may trigger post-termination payments and benefits if a severance agreement does not apply to the payments and benefits. Those events include retirement, severance, termination for cause, death, disability, and voluntary termination. The details of the benefits and payments made upon termination are also described in "Potential Payments Upon Termination or Change of Control."

Impact of Regulatory Requirements on Compensation
There were no regulatory requirements that influenced our compensation arrangements.
Risk Mitigation in Plan Design
Nationwide’s Enterprise Risk & Capital Management capabilities are linked with business planning and execution. The Risk Appetite framework is embedded in strategy development and informs key decisions regarding growth, resource allocation, product development and pricing, strategic asset allocation, asset-liability management, risk transfer, and target returns. Nationwide has spent considerable time developing an appropriate compensation plan to motivate prudent risk taking in pursuit of business objectives. Our compensation plan strengthens the culture of risk management across the organization through risk and capital metrics embedded in the design. The NMIC Human Resources Committee annually reviews our alignment with governance best practices and regulatory requirements regarding the risks inherent in our compensation policies and practices. The risk assessment is comprehensive and:
•
includes the appropriate review of potential areas of risk in the incentive plans, and design features and internal control processes / governance that mitigate risk and support responsible decision making;
•
considers overall enterprise risk management at Nationwide and interplay with compensation programs; and
•
incorporates checks and balances as it relates to performance measurement, risk considerations, and the structure upon which rewards are earned.
We believe that our broad-based compensation programs do not provide incentives for excessive risk taking and do not lead to risks that are reasonably likely to have a material adverse effect on the company.
Compensation Tables
Summary Compensation Table
Name and principal position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation[1]	Change in Pension Value and Non- qualified Deferred Compensation Earnings[9]	All Other Compensation	Total
John L. Carter President and Chief Operating Officer	2022	422,254	0	1,970,433	0[3]	32,479[4]	2,425,166
	2021	392,396	19,520	826,441	365,421	64,634	1,668,412
	2020	391,107	0	1,016,032	665,868	19,955	2,092,962
Steven A. Ginnan Chief Financial Officer - Nationwide Financial	2022	240,724	0	346,181	0[3]	8,026[5]	594,931
	2021	218,448	0	151,625	0[3]	16,680	386,753
	2020	219,561	0	245,908	973,688	281	1,439,438
Kirt A. Walker NMIC Chief Executive Officer	2022	348,789	0	3,094,766	246,180	53,514[6]	3,743,249
	2021	191,001	0	1,168,597	415,283	26,427	1,801,308
	2020	179,472	0	1,202,273	678,111	9,566	2,069,422
Eric S. Henderson SVP - Nationwide Annuity	2022	401,569	0	977,424	0[3]	24,455[7]	1,403,448
	2021	377,468	0	490,053	9,127	30,869	907,517
	2020	373,542	0	697,343	1,119,531	400	2,190,816
Mark S. Howard EVP and Chief Legal Officer	2022	195,317	0	732,462	13,536	11,684[8]	952,999
	2021	141,069	0	303,463	92,917	14,169	551,618
	2020	146,516	0	439,121	158,415	117	744,169
1
Amounts in the summary compensation table above reflect incentive compensation earned under the PIP for the 2021 performance year and the amounts earned under the LTPP for the 2019-2021 cycle that were paid in 2022.
2
Amounts in the table below reflect incentive compensation earned under the PIP for the 2022 performance year and the amounts earned under the LTPP for the 2020-2022 cycle that were paid in 2023.

2023 Incentive Payment Summary2
Executive	2023 PIP Payment	2023 LTPP Payment	2023 Incentive Payments
Mr. Carter	$746,887	$1,364,400	$2,111,287
Mr. Ginnan	$190,714	$108,266	$298,980
Mr. Walker	$913,265	$2,558,281	$3,471,546
Mr. Henderson	$409,929	$416,900	$826,829
Mr. Howard	$229,860	$579,349	$809,209
3
In accordance with Instruction 3 to Item 402(c)(2)(viii), negative values are shown as $0. The actual change pension value and nonqualified deferred compensation earnings include negative values for Mr. Ginnan (-$432,972), Mr. Carter (-$69,189), and Mr. Henderson (-$786,751).
4
Includes the contribution we made on behalf of Mr. Carter in the amount of $50,036 under the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
5
Includes the contribution we made on behalf of Mr. Ginnan in the amount of $13,260 under the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
6
Includes the actual incremental cost of Mr. Walker's personal use of the company plane in the amount of $27,290; the contribution we made on behalf of Mr. Walker in the amount of $62,426 under the Nationwide Supplemental Defined Contribution Plan; a tax gross-up in the amount of $1,053 for the actual cost of an executive physical; and $474 the company-paid portion for parking expenses and automotive service in the executive parking garage.
7
Includes the contribution we made on behalf of Mr. Henderson in the amount of $35,438 the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
8
Includes the contribution we made on behalf of Mr. Howard in the amount of $19,305 under the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
Grants of Plan-Based Awards in 2022
		Estimated Future Payouts Under Non-equity Incentive Plan Awards
Name	Grant date	Threshold	Target	Maximum
John L. Carter	2/8/2022[1,2]	$342,305	$684,609	$1,574,602
	2/8/2022[3]	0	$1,312,236	$2,624,473
Steven A. Ginnan	2/8/2022[1,2]	$98,306	$196,612	$452,208
	2/8/2022[3]	0	$80,525	$161,049
Kirt A. Walker	2/8/2022[1,2]	$421,248	$842,495	$1,937,739
	2/8/2022[3]	0	$2,178,457	$4,356,915
Eric S. Henderson	2/8/2022[1,2]	$201,737	$403,473	$927,988
	2/8/2022[3]	0	$286,306	$572,612
Mark S. Howard	2/8/2022[1,2]	$117,993	$235,986	$542,768
	2/8/2022[3]	0	$300,625	$601,250
1
We calculated thresholds for metrics other than CNOI separately after a $350.0 million performance level was achieved on CNOI. Actual payment may be less than the amount shown for threshold.
2
Represents PIP award. The maximum reflects a 200% maximum performance-based payout and potential discretionary adjustment of 15% that would require NMIC Board approval.
3
Represents an award under the LTPP for the 2022-2024 performance period. A time value of money factor of 3.00% will be added to the final payment.
Annual Incentive Compensation
On February 8, 2022, we granted annual incentive target opportunities to our Named Executive Officers. The amounts earned for 2022 annual award opportunities are reflected in the "Summary Compensation Table." In 2022, goals under the PIP were met at 97% to 109% of the target amount. Additional detail is provided in "2022 Compensation Program Design and Implementation."

Long-term Incentive Compensation
On February 8, 2022, we granted long-term incentive target opportunities to Named Executive Officers. The long-term plan performance is based on based on NF Sales and DWP Growth, and S&P Capital Strength. Performance is measured annually and averaged at the end of a three-year period to determine a final performance score. A time value of money factor of 3.00% was added to the final payment based on based on the Guaranteed Investment Contract rate as reviewed and approved by the NMIC Human Resources Committee at the time awards are granted.
Pension Benefits for 2022
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit[1]	Payments During Last Fiscal Year[2]
John L. Carter	Nationwide Retirement Plan	16.2	$175,654	$–
	Nationwide Supplemental Retirement Plan	16.2	$2,378,377	$–
Steven A. Ginnan	Nationwide Retirement Plan	24.3/6.0	$477,890	$–
	Nationwide Supplemental Retirement Plan	25.0	$818,399	$–
Kirt A. Walker	Nationwide Retirement Plan	18.0/6.0	$298,911	$–
	Nationwide Supplemental Retirement Plan	24.0	$3,550,755	$–
Eric S. Henderson	Nationwide Retirement Plan	29.8/6.0	$1,261,696	$–
	Nationwide Supplemental Retirement Plan	28.8	$3,165,378	$–
Mark. S. Howard	Nationwide Retirement Plan	5.5	$26,408	$–
	Nationwide Supplemental Retirement Plan	5.0	$101,548	$–
1
These amounts are unaudited.
2
No Named Executive Officer received pension benefits payments in 2022.
The "Pension Benefits for 2022" table reports the years of credited service and the present value of accrued benefits under the Nationwide Retirement Plan, or "NRP," and the Nationwide Supplemental Retirement Plan, or "SRP," as of December 31, 2022. We discuss these plans in more detail below. The reported values are the present value of accrued benefits with benefit commencement occurring at normal retirement age, which is age sixty-five, payable as a life annuity. Optional payment forms are available with reduced payments. A full single lump sum payment option is generally not available. Where applicable, the "Number of years credited service" column for the NRP will reflect years credited for purposes of the final average pay formula and the account balance formula, respectively.
Credited Service
The credited service reported in the "Pension Benefits for 2022" table represents complete years of credited service under the NRP and SRP; however, the NRP and the SRP provide for crediting of service in different ways. The NRP provides one month of credited service for each month a participant works, beginning with the participant's hire date. The SRP credits service based on the date an individual first becomes a participant. For details regarding how the SRP credits service, see the "Supplemental Defined Benefit Plan" section below. We do not provide credited service under the NRP or the SRP on a more favorable basis for the named executives than for other eligible participants.
Present Value of Accumulated Benefits
The reported present values of accumulated benefits, which are payable as a life annuity, are based upon the benefit earned from service and compensation as of December 31, 2022. The present values assume the participant survives to, and commences his or her benefit at, the earliest age at which unreduced benefits are payable, which is age sixty-five.
We base the present value determinations on the measurement date, discount rate, and post-retirement mortality in accordance with FASB ASC 715, Compensation-Retirement Benefits. For the December 31, 2022, and 2021 valuations, the discount rates used under this guidance were 5.25% and 2.75%, respectively. There is no mortality discount prior to age sixty-five in the values reported above. We also used the Pension Protection Act Mortality Table.
Pension plan compensation includes base salary and certain management incentives.

Qualified and Supplemental Pension Plans
Nationwide Retirement Plan
Nationwide maintains a qualified defined benefit plan called the Nationwide Retirement Plan, or the "NRP." In general, the Named Executive Officers and other participants in the NRP will receive an annual retirement benefit under the NRP equal to the greater of the benefit calculated under the final average pay formula, if applicable, or the account balance formula. We describe these formulae below. Any participant, including a named executive officer, who we hired on or after January 1, 2002, will receive an annual retirement benefit under the NRP based solely on the account balance formula. Participants become fully vested in the NRP after the completion of three years of service. The accrued benefit is payable as a life annuity. Optional payment forms are available, however, with reduced payments. A full, single lump sum payment option is generally not available.
The NRP allows a participant the option of receiving his or her benefit at any age, provided that he or she is vested when he or she leaves Nationwide. If a participant terminates his or her employment with Nationwide before age sixty-five, and decides to receive benefits before age sixty-five, the participant will receive an actuarially reduced monthly benefit amount to reflect the longer payout period due to early distribution.
The NRP provides a pre-retirement death benefit payable to a participant's spouse. The NRP also provides for the funding of retiree medical benefits under Section 401(h) of the Internal Revenue Code.
The Final Average Pay Formula
We compute the final average pay, or "FAP", formula benefit as follows:
•
1.25% of the participant's final average compensation, as defined below, multiplied by the number of years of service, up to a maximum of thirty-five years subject to the limitations set forth in the Internal Revenue Code; plus
•
0.50% of the participant's final average compensation in excess of Social Security covered compensation, as defined below, multiplied by the number of years of service, up to a maximum of thirty-five years and subject to the limitations set forth in the Internal Revenue Code.
For services rendered prior to January 1, 1996, final average compensation is equal to the average of the highest three consecutive covered compensation amounts of the participant in the participant's last ten years of service. For services rendered on January 1, 1996, or later, final average compensation is equal to the average of the highest five consecutive covered compensation amounts of the participant in the participant's last ten years of service. The NRP defines covered compensation to mean all wages reported on a Form W-2 Wage and Tax Statement from Nationwide, plus compensation deferred under Sections 125, 132(f)(4) and 401(k) of the Internal Revenue Code and excluding:
•
severance pay and other amounts following the later of: (i) the pay period that includes the participant's date of termination, or (ii) the pay period in which the participant's date of termination is posted to Nationwide’s payroll system;
•
company car value or subsidy or reimbursement for loss of company car;
•
a lump-sum payment for vacation days made upon termination of employment or pursuant to an election by the participant;
•
imputed income, executive officer perquisites and benefits paid under any long-term performance or equity plan;
•
income imputed to any participant as a result of the provisions of health or other benefits to members of the participant's household;
•
any payment made to a participant to offset the tax cost of other amounts Nationwide paid that are included in the participant's income for federal tax purposes;
•
any payment of deferred compensation made prior to the participant's severance date;
•
expense reimbursement or expense allowances including reimbursement for relocation expenses;
•
retention payments made on or after January 1, 2002;
•
all gross-up payments, including the related compensation payment, made on or after January 1, 2002; and
•
compensation earned following the date on which a participant's employment status changes from eligible to ineligible and during the period he or she is ineligible.

Covered compensation is subject to Internal Revenue Code limits and, for purposes of determining final average compensation, is calculated on a calendar-year basis.
Social Security covered compensation means the average of the Social Security wage bases in effect during the thirty-five-year period ending with the last day of the year that the participant attains Social Security retirement age. The portion of a participant's benefit attributable to years of service with certain Nationwide companies credited prior to 1996 is also subject to post-retirement increases following the commencement of benefits or the participant's attainment of age sixty-five, whichever is later.
Account Balance Formula
For employees hired (or rehired) before January 1, 2002, benefits are the greater of the FAP formula determination or the account balance formula, described below. We use the account balance formula to determine the retirement benefit under the NRP for all employees hired or rehired on or after January 1, 2002. The notional account under the account balance formula is comprised of the following components:
•
Opening Balance Amount: We determined the accrued benefit under the FAP formula as of December 31, 2001, and converted this accrued benefit into a lump sum that reflected the current value of that benefit; plus
•
Pay Credits: We add amounts to the account every pay period based on the participant's years of service and compensation. The pay credits range from 3% of pay if the participant has up to thirty-five months of service, plus 3% of pay over the Social Security wage base for the year in question, to 7% of pay for those with over twenty-two years of service, plus 4% of pay over the Social Security wage base for the year in question; plus
•
Interest Credits: We add interest amounts to the account on a biweekly basis based on the thirty-year United States Treasury bill rate in effect from the second month preceding the current quarter. The minimum interest rate is 3.25%.
Effective January 1, 2010, participants eligible for the FAP formula are not eligible to receive pay credits under the account balance formula after December 31, 2009; however, such participants do continue to receive interest credits on their account balance benefit.
Transition from FAP Formula to Account Balance Formula for Certain NRP Participants
Notwithstanding the foregoing description of NRP benefit calculation(s), for participants who were actively employed and accruing benefits under the FAP formula as of December 31, 2016, but had not yet attained age 55 as of such date, their FAP benefit accruals ceased as of such date. These participants accrue NRP benefits under the account balance formula after December 31, 2016. As a result, such participants’ overall accrued benefit under the NRP will generally be equal to the sum of:
The FAP benefit accumulated through December 31, 2016
PLUS
The account balance benefit accrued after December 31, 2016.
Nationwide Supplemental Retirement Plan
Nationwide maintains the Nationwide Supplemental Retirement Plan, or "SRP," an unfunded, nonqualified supplemental defined benefit plan. The SRP provides supplemental retirement benefits to individuals who are in an executive-level position and who are receiving compensation in excess of the limits set by Section 401(a)(17) of the Internal Revenue Code. An individual's participation in the SRP begins the first day of January of the calendar year following the date they meet the eligibility requirements.
Individuals who became participants prior to January 1, 2013 generally receive the following benefits under the SRP:
•
1.25% of the participant's final average compensation, as defined in the "Qualified Pension Plans" section above, multiplied by the number of years of service, up to a maximum of forty years; plus
•
0.75% of the participant's final average compensation in excess of Social Security-covered compensation, as defined in "Qualified Pension Plans" above, multiplied by the number of years of service, up to a maximum of forty years; minus
•
benefits the executive accrued under the NRP.
Individuals who became participants on or after January 1, 2013 receive the following benefits under the SRP:

•
a pay credit for each year in which the participant is employed on December 31 equal to 7% of the excess of such participant’s covered compensation for such year over the limit set by Section 401(a)(17) of the Internal Revenue Code; plus
•
a biweekly interest credit based on the thirty-year United States Treasury bill rate in effect from the second month preceding the current quarter. The minimum interest rate is 3.25%.
For purposes of the SRP, the definition of "covered compensation" is the same as described above in the "Final Average Pay Formula" section, without the Internal Revenue Code limits and including, at the time of deferral, any compensation that would be deferred pursuant to an individual compensation agreement with Nationwide.
To the extent permitted under the rules governing nondiscrimination for the NRP, all or a portion of the benefit under the SRP for participants who were fully vested on December 31, 2008, was transferred to the NRP.
In addition, the SRP provides all participants with a minimum benefit equal to the accrued benefit under the SRP as of December 31, 2007. For participants who first became eligible on or after January 1, 1999, and before January 1, 2007, benefits vest over a period of five years. Benefits vest for participants who first become eligible on or after January 1, 2007, over a period of 49 months. The vested percentage is based on the lesser of the participant's vested percentage in the NRP or the vested percentage pursuant to a specified vesting percentage schedule under the SRP.
For all individuals who are new participants on or after January 1, 2009, the SRP credits service by providing twelve months of credited service on the date they become a participant and credits twelve months of service for each subsequent calendar year only if the individual meets the eligibility requirements as of the last day of the calendar year. For individuals who were participants in the SRP before January 1, 2009, the SRP provides one month of credited service for each month the participant performs service, beginning on the participant's date of hire through December 31, 2007. After December 31, 2007, these participants received credits for twelve months of service for a calendar year only if the individual meets the SRP eligibility requirements as of the last day of the calendar year.
Effective January 1, 2010, the SRP no longer provides a subsidized early retirement benefit for participants whose benefit calculation includes months of credited service accrued or credited on or after January 1, 2010. For an affected participant, the SRP determines his or her benefit by providing the greatest of three benefit calculations:
•
his or her SRP benefit as of December 31, 2007, with the subsidized early retirement factors;
•
his or her total benefit as of December 31, 2009 minus the benefits accrued under the NRP at date of termination, with the subsidized early retirement factors; or
•
his or her SRP benefit without subsidized early retirement factors at the date of termination.
Effective January 1, 2016, the maximum number of SRP participation service years includable in an individual’s benefit determination under the SRP is reduced from 40 years to 25 years. For SRP participants who had more than 25 years of participation service as of December 31, 2015, the maximum number of SRP participation years included in the SRP benefit determination is the total number of participation years as of December 31, 2015 (not to exceed 40 years). In addition, an additional vesting criterion is added to the SRP. In lieu of the previous four-year vesting schedule, participants now become 100% vested in their SRP benefit upon the attainment of 120 months of vesting service. Participants who were 100% vested as of January 1, 2016 will remain 100% vested. However, any participant who was not 100% vested had his vesting percentage, as of December 31, 2015, frozen until such time as he attains 120 months of vesting service. These participants become 100% vested at 120 months of vesting service. Lastly, effective as of January 1, 2016, SRP participants must be age 55 or older at the date of termination of employment to be eligible to receive benefits under the SRP.
Nationwide Savings Plan
The Nationwide Savings Plan, or the "NSP," is a qualified 401(k) plan that includes a qualified cash or deferred arrangement and covers eligible employees of Nationwide. Under the NSP, our Named Executive Officers and other eligible participants may elect to contribute between 1% and 80% of their compensation to accounts established on their behalf. Participant contributions are in the form of voluntary, pre-tax salary deductions or after-tax "Roth 401(k)" salary deductions. Participants who reach the age of fifty during the plan year may also make "catch up" contributions for that year of up to the IRS published limits. Nationwide makes matching employer contributions for the benefit of their participating employees, at a rate of 50% of the first 8% of compensation deferred or contributed to the NSP by each employee. The NSP holds all amounts that the participants contribute in a separate account for each participant and invests the amounts in the available investment options chosen by the participant.

For purposes of the NSP, covered compensation includes all wages reported on a Form W-2 Wage and Tax Statement from Nationwide, plus compensation deferred under Sections 125, 132(f)(4) and 401(k) of the Internal Revenue Code and excludes:
•
severance pay and other amounts following the later of (i) the pay period that includes the participant's date of termination, and (ii) the pay period in which the participant's date of termination is posted to Nationwide's payroll system;
•
company car value or subsidy or reimbursement for loss of a company car;
•
a lump-sum payment for vacation days made upon termination of employment or pursuant to an election by the participant;
•
imputed income, executive officer perquisites and benefits paid under any long-term performance or equity plan;
•
income imputed to any participant as a result of the provision of health or other benefits to members of the participant's household;
•
any payment made to a participant to offset the tax cost of other amounts Nationwide paid that are included in the participant's income for federal tax purposes;
•
any payment of deferred compensation made prior to the participant's severance date or on account of a participant's severance date;
•
expense reimbursement or expense allowances including reimbursement for relocation expenses;
•
retention payments made on or after January 1, 2002;
•
all gross-up payments, including the related compensation payment, made on or after January 1, 2002; and
•
compensation earned following the date a participant’s employment status changes from eligible to ineligible and during the period he or she is employed in an ineligible status.
Covered compensation is subject to Internal Revenue Code limits and is calculated on a calendar-year basis.
A participant is eligible to receive the value of his or her vested account balance upon termination of his or her employment. However, he or she may withdraw all or a part of the amounts credited to his or her account prior to termination, such as upon attainment of age fifty-nine and one-half years old and 60 months of service with Nationwide. A participant is immediately vested in all amounts credited to his or her account as a result of salary deferrals or after-tax contributions and earnings or losses on those deferrals or contributions, as applicable. Vesting in employer matching contributions and earnings or losses on those contributions occurs on a pro rata basis over a period of five years.
The NSP offers an automatic enrollment and automatic increase feature, the latter of which applies to participants contributing less than 12% of their compensation.
Nationwide Supplemental Defined Contribution Plan
The Nationwide Supplemental Defined Contribution Plan, or "NSDC Plan," is an unfunded, nonqualified defined contribution supplemental benefit plan. The NSDC Plan provides benefits equal to employer matching contributions that would have been made for the participants under the NSP but for the Internal Revenue Code's limitation on compensation that can be considered for deferrals to the NSP. Only executives of Nationwide whose annual compensation is in excess of the limit set forth in the Internal Revenue Code are eligible to participate in the NSDC Plan. The benefits under the plan vest after five years of participation.
For purposes of the NSDC Plan, "covered compensation" refers to covered compensation as defined in "Nationwide Savings Plan" above, without the Internal Revenue Code limits and including, at the time of deferral, any compensation that would be deferred pursuant to an individual compensation agreement with Nationwide. We credit individual accounts under the NSDC Plan with deferral amounts and earnings or losses based on the net investment return on the participant's choice of investment measures offered under the NSDC Plan. No guaranteed or above-market earnings are available under the NSDC Plan. Participants may change their investment options on a daily basis.
Payouts under the NSDC Plan are made as follows:
•
credits made for plan years prior to 1996, and earnings on those amounts, are paid in January of the year following the year the participant’s employment terminates;

•
unless otherwise elected in accordance with the terms of the NSDC Plan, credits made to the NSDC Plan for years after 1995, and earnings on those amounts, are paid in 10 installments for participants who qualify for a benefit from the NRP and whose account balance exceeds $25,000, and in a single lump sum payment for all other participants.
Nonqualified Deferred Compensation for 2022
Name	Executive Contributions in Last Fiscal Year[1]	Registrant Contributions in Last Fiscal Year[2]	Aggregate Earnings in Last Fiscal Year[3]	Aggregate Withdrawals/ Distributions[4]	Aggregate Balance at Last Fiscal Year End[5]
John L. Carter	$168,935	$31,661	($39,497)	$0	$967,066
Steven A. Ginnan	$0	$7,624	$13,013	$0	$60,622
Kirt A. Walker	$0	$35,245	($119,809)	$46,783	$783,985
Mark Howard	$93,551	$11,007	($15,108)	$40,892	$171,550
Eric S. Henderson	$0	$23,273	$6,860	$0	$212,565
1
Amount represents voluntary deferrals to the Nationwide Individual Deferred Compensation Plan.
2
Amount represents company contributions to the NSDC Plan.
3
Amount represents investment gain from applicable nonqualified deferred compensation plans attributable to all prior year deferrals in the plans. Investment gains or losses are attributable to the investment selections the executive officer makes. Executive officers may choose from approximately fifty investment options for the Nationwide Individual Deferred Compensation Plan and the NSDC Plan, and from sixteen investment options for the Nationwide Economic Value Incentive Plan.
4
Amount represents distributions from the Nationwide Individual Deferred Compensation Plan.
5
Represents balances in the following plans: the Nationwide Individual Deferred Compensation Plan, the NSDC Plan and the Nationwide Economic Value Incentive Plan. The Nationwide Economic Value Incentive Plan is a terminated plan that provided for involuntarily deferred compensation we may still pay to an executive officer based on his or her distribution election.
Nonqualified Deferred Compensation Plans
We provide a voluntary deferred compensation plan to allow executives to prepare for retirement.
Nationwide Individual Deferred Compensation Plan
Under the "Nationwide Individual Deferred Compensation Plan," or "IDC Plan," eligible executives of Nationwide may elect to defer payment of compensation otherwise payable to them. Eligible executive officers may enter into deferral agreements in which they may annually elect to defer up to 80% of their salary and short-term incentive compensation they earn during the following year or performance cycle. Participants may also defer up to 80% of the long-term incentive compensation they earn during the following performance cycle. Deferral elections are effective prospectively. Amounts an executive officer defers under the IDC Plan are generally payable in cash in annual installments beginning in January of the calendar year immediately following the calendar year in which the executive officer terminates his or her employment, including due to the death of the participant. However, an executive officer may elect to receive payments after the expiration of the deferral period the executive officer elects, from one to fifteen years from the year in which the deferral of compensation applies. If the entire (post-2005) account balance is less than $25,000 at the time a payment is due, the entire account balance will be distributed, regardless of the distribution election on file. We credit individual accounts under the IDC Plan with deferral amounts and earnings or losses based on the net investment return on the participant's choice of investment measures offered under the IDC Plan. No guaranteed or above-market earnings are available under the IDC Plan. The IDC Plan permits participants to make investment changes on a daily basis. Each participant is always fully vested in his or her accrued amount.
The IDC Plan permits a participant or beneficiary to take an unscheduled withdrawal from his or her account provided that such elective withdrawal applies only to amounts earned and vested, including earnings, on or before December 31, 2004, and any such withdrawal is subject to a 10% early withdrawal penalty.
Payments Made Upon Standard Termination
General Termination Payments
Regardless of the manner in which an executive officer’s employment terminates, he or she is entitled to receive the following amounts, which are earned during employment:
•
vested amounts contributed, plus related earnings under, the NSP, the IDC Plan, and the NSDC Plan;

•
amounts accrued and vested under the NRP and the SRP; and
•
unused paid time off, up to specified limits and subject to certain limitations as specified within our paid time off plan.
Annual Incentive Awards
The effect of a termination of employment on certain executive officers' annual incentives is controlled by the terms of the PIP. Under these plans, unless otherwise provided by the NMIC Human Resources Committee in connection with specified terminations of employment, we make a payment of an annual incentive only if, and to the extent, the executive officer has attained the performance goals with respect to the related performance period, and only if we employ the executive officer through the end of the performance period. In addition, an executive officer must be employed through the date the annual award is paid. However, in the event an executive officer's employment terminates during the performance period, or prior to the date awards are paid, due to death or disability, the executive officer or the executive officer's deemed beneficiary (determined pursuant to the terms of the PIP) will receive a portion or all of the incentive as the NMIC Human Resources Committee determines. In the event an executive officer's employment terminates prior to the date PIP payments are paid due to retirement or termination of the executive officer's employment without cause, the executive officer will remain eligible to receive a portion of the incentive, based on the amount of time the executive officer was employed during the performance period on the date the PIP payment is paid and the executive officer's attainment of the performance goals for the performance period.
Nationwide Long-Term Performance Plan
The LTPP plan design measures performance over a three-year period. The design requires both sales and direct written premium growth and capital strength in order for participants to receive payments, which will range from zero to two times the target amount. If a voluntary termination of employment or termination for cause occurs prior to the last day of the performance period, an executive officer's outstanding target award opportunities will be forfeited. If a termination is due to death, disability or retirement the target award opportunity will be prorated based on the number of days worked in the performance period. Because the termination payment tables that follow assume that the Named Executive Officers worked through all three years of the 2020-2022 performance period, through the first and second years of the 2021-2023 performance period, and through the first year of the 2022-2024 performance period, the amounts shown in the tables relating to the awards under the LTPP reflect prorated opportunities for termination without cause or for termination due to death, disability or retirement, which would be paid after December 31, 2023 or 2024 (as applicable), based on actual performance. Organizational performance was estimated at target performance for 2023 and 2024 for purposes of these tables.
Executive Severance Agreements
Nationwide has entered into executive severance agreements with the Named Executive Officers. The severance agreements are not triggered upon a voluntary termination of employment.
Nationwide entered into an agreement with Mr. Howard effective as of April 11, 2016. Nationwide entered into an agreement with Mr. Henderson effective as of January 1, 2017. Nationwide entered into an agreement with Mr. Ginnan effective as of April 3, 2018. Nationwide entered into a new agreement with Mr. Carter on November 1, 2019, effective as of October 8, 2019, which replaced his original executive severance agreement dated October 1, 2012. Nationwide entered into a new agreement with Mr. Walker as the new Chief Executive Officer on November 4, 2019. The new agreement was effective as of January 1, 2020 and replaced his original executive severance agreement dated January 1, 2016. For Mr. Howard, the initial term ended on December 31, 2016, with automatic one-year renewals commencing on January 1, 2017, unless Nationwide or the executive officer gives notice of nonrenewal. For Mr. Henderson, the initial term ended on December 31, 2017, with automatic one-year renewals commencing on January 1, 2018, unless Nationwide or the executive officer gives notice of nonrenewal. For Mr. Ginnan, the initial term ended on December 31, 2018, with automatic one-year renewals commencing on January 1, 2019, unless Nationwide or the executive officer gives notice of nonrenewal. For Messrs. Carter and Walker, the initial term ended on December 31, 2020, with automatic one-year renewals commencing on January 1, 2021, unless Nationwide or the executive officer gives notice of nonrenewal. Nationwide entered into amendments to the severance agreements with Messrs. Howard, Henderson and Ginnan on November 1, 2019. The amendments, effective for terminations after December 31, 2019, provide updated terms with respect to the arbitration dispute resolution process, the jurisdiction and venue of any dispute regarding the restrictive covenants in the executive severance agreements, and the required return of Nationwide property upon termination.
The agreements provide that Nationwide will pay salary, incentive compensation, and benefits as determined by Nationwide's Board of Directors, or a committee thereof, as well as certain payments and benefits upon specified termination events.

The following description of the executive officers’ agreements and the amounts presented in the tables that follow are based on the terms of the agreements as they existed on December 31, 2022 and assume a termination of employment, and such triggering events as are contemplated by the executive severance agreements, occurred on December 31, 2022.
The executive severance agreements in effect as of December 31, 2022, for the executive officers are substantially similar to each other, with certain differences reflected in Mr. Walker’s agreement and highlighted below. Each agreement contains material non-competition, non-solicitation and confidentiality provisions, which condition Nationwide's promises to pay severance on the executive officer's compliance with such provisions. The agreements also condition receipt of severance upon the execution of a binding release of Nationwide and other related parties.
Under the executive severance agreements in effect as of December 31, 2022, upon a termination by Nationwide without cause, the following payments and benefits would be provided:
•
a lump-sum cash payment equal to one times (two times, for Mr. Walker) the annual base salary in effect immediately before the termination, payable within 30 days following the executive's termination date;
•
a lump-sum cash payment equal to one times (two times, for Mr. Walker) the annual incentive compensation that would have been earned pursuant to the PIP during the fiscal year in which the executive officer's termination date occurs, based on actual performance over the full year, payable when annual bonuses are paid to our other executives;
•
a lump-sum cash payment equal to the cost, including a gross-up payment to cover income and FICA taxes on the payment, to the executive officer of continuing the medical, dental and vision coverage under COBRA, or under the retiree medical provisions of Nationwide's medical plan, if applicable, for the executive officer, his or her spouse and dependents, for the one-year period (two-year period, for Mr. Walker) following the executive's termination date;
•
supplemental benefits equal to the benefits the executive officer would have been entitled to receive on the termination date under certain retirement and deferred compensation plans, had the executive officer been fully vested in those plans on the termination date, less any benefits the executive officer actually receives under those plans, paid at the time the executive's benefits are otherwise paid under the applicable plans;
•
in the event that the executive officer's termination date occurs within three years of the date on which the executive officer would have been first eligible to retire under the NRP, a supplemental benefit equal to the benefits the executive officer would have received under the NRP and the SRP had the executive officer earned service and age credit for the period ending on the earlier of three years after the executive officer's termination date or the earliest date the executive officer would have been eligible to retire under the NRP and had the executive officer been fully vested under those plans, less any benefits the executive officer actually receives under those plans, paid at the time the executive's benefits are otherwise paid under the applicable plans;
•
a lump-sum cash payment equal to the matching contributions that Nationwide would have made for the executive officer under the NSP and the NSDC Plan during the one-year period (two-year period, for Mr. Walker) following the termination date, as if the executive officer's contributions had continued in the same amount and at the same rate in effect immediately prior to the executive officer's termination date, payable within 30 days following the executive's termination date;
•
service and age credits for the purpose of eligibility under Nationwide's retiree medical plan, as if the executive officer had continued employment through the one-year period (two-year period, for Mr. Walker) following the termination date;
•
the right to retain certain office equipment and furniture used at the executive officer's home; and
•
amounts earned, accrued or owed but not paid and benefits owed under employee benefit plans and programs.
Payments Made Upon Retirement
If an executive officer were to retire on December 31, 2022, the executive officer would receive the full three-year 2020-2022 LTPP award, an amount equal to two-thirds of the total target incentive opportunity for the 2021-2023 performance period and one-third of the total target incentive opportunity for the 2022-2024 performance period multiplied by the respective performance scores paid in the year following the end of the performance periods. For purposes of LTPP awards, retirement means a termination of employment on or after the date on which the executive officer has attained:
•
Normal Retirement Age;
•
age fifty-five and completed 120 months of vesting service; or
•
age sixty-two and completed sixty months of vesting service,

as determined under the NRP.
The PIP provides that if an executive officer retires, the executive officer will receive his or her annual incentive compensation earned during the fiscal year in which termination occurs. The annual compensation payment is prorated to reflect services performed through the date of employment termination and is based on actual performance for the year.
Payments Made Upon Death or Disability
If an executive officer dies or becomes disabled, in addition to any applicable benefits listed in "Payments Made Upon Standard Termination," the executive officer will receive benefits under our disability plan or his named beneficiary will receive payments under Nationwide's life insurance plan, as appropriate. In addition, under the PIP, the executive officer will receive his or her annual incentive compensation earned during the fiscal year in which the termination occurs. The annual compensation payment is prorated to reflect services performed through the date of employment termination and is based on the actual performance for the year.
Potential Payments Made Upon a Change of Control or Termination Upon or Following a Change of Control
The PIP and the LTPP do not provide for special treatment of awards upon a change in control.
The following tables reflect our estimates of the payments and benefits our Named Executive Officers would have received in lump sum if a termination of employment or a change of control had occurred on December 31, 2022.
John L. Carter
President and Chief Operating Officer - Nationwide Financial
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual incentives:
Annual incentive[1]	$746,887	$–	$–	$746,887	$746,887
Long-term incentives:
LTPP 20-22 award[2]	$1,364,400	$1,364,400	$–	$1,364,400	$1,364,400
LTPP 21-23 award[3]	$1,034,427	$1,034,427	$–	$1,034,427	$1,034,427
LTPP 22-24 award[3]	$545,146	$545,146	$–	$545,146	$545,146
Life insurance proceeds	$–	$–	$–	$1,656,313	$–
Cash severance[4]	$–	$1,241,786	$–	$–	$–
Total compensation	$3,690,860	$4,185,759	$–	$5,347,173	$3,690,860
1
Reflects the amount Mr. Carter would receive with respect to the 2022 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2022. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Carter would have qualified for retirement on December 31, 2022, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2022 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Carter would receive with respect to the 2020-2022 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2022.
3
Reflects the amount Mr. Carter would receive with respect to the 2021-2023 and 2022-2024 awards under the LTPP upon termination on December 31, 2022. Mr. Carter would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2021-2023 award, which would be paid in 2024, and a one-third distribution of the total 2022-2024 award, which would be paid in 2025, using a performance score that was estimated as of December 31, 2022. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2022 matching amounts in the NSP and NSDC Plan; one times the 2022 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Carter and his family. The amounts were not reduced to their present value
Steven A. Ginnan
SVP and Chief Financial Officer – Nationwide Financial
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual-term incentives:
Annual incentive[1]	$190,714	$–	$–	$190,714	$190,714

Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Long-term incentives:
LTPP 20-22 award[2]	$108,266	$108,266	$–	$108,266	$108,266
LTPP 21-23 award[3]	$79,475	$79,475	$–	$79,475	$79,475
LTPP 22-24 award[3]	$33,452	$33,452	$–	$33,452	$33,452
Life insurance proceeds	$–	$–	$–	$367,327	$–
Cash Severance[4]	$–	$476,376	$–	$–	$–
Total compensation	$411,907	$697,569	$–	$779,234	$411,907
1
Reflects the amount Mr. Ginnan would receive with respect to the 2022 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2022. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Ginnan would have qualified for retirement on December 31, 2022, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2022 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Ginnan would receive with respect to the 2020-2022 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2022.
3
Reflects the amount Mr. Ginnan would receive with respect to the 2021-2023 and 2022-2024 awards under the LTPP upon termination on December 31, 2022. Mr. Ginnan would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2021-2023 award, which would be paid in 2024, and a one-third distribution of the total 2022-2024 award, which would be paid in 2025, using a performance score that was estimated as of December 31, 2022. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2022 matching amounts in the NSP and NSDC Plan; one times the 2022 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Ginnan and his family. The amounts were not reduced to their present value.
Kirt A. Walker
NMIC Chief Executive Officer
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual-term incentives:
Annual incentive[1]	$913,269	$–	$–	$913,269	$913,269
Long-term incentives:
LTPP 20-22 award[2]	$2,558,281	$2,558,281	$–	$2,558,281	$2,558,281
LTPP 21-23 award[3]	$2,020,941	$2,020,941	$–	$2,020,941	$2,020,941
LTPP 22-24 award[3]	$905,003	$905,003	$–	$905,003	$905,003
Life insurance proceeds	$–	$–	$–	$877,599	$–
Cash Severance[4]	$–	$2,673,837	$–	$–	$–
Total compensation	$6,397,494	$8,158,062	$–	$7,275,093	$6,397,494
1
Reflects the amount Mr. Walker would receive with respect to the 2022 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2022. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Walker would have qualified for retirement on December 31, 2022, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2022 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Walker would receive with respect to the 2020-2022 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2022.
3
Reflects the amount Mr. Walker would receive with respect to the 2021-2023 and 2022-2024 awards under the LTPP upon a termination employment without cause or upon death, disability or retirement on December 31, 2022. Mr. Walker would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2021-2023 award, which would be paid in 2024, and a one-third distribution of the total 2022-2024 award, which would be paid in 2025, using a performance score that was estimated as of December 31, 2022. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of two times base salary; two times the 2022 matching amounts in the NSP and NSDC Plan; two times the 2022 annual incentive bonus; and the annual COBRA rate for 2023 and 2024, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Walker and his family. The amounts were not reduced to their present value.

Eric R. Henderson
President - Nationwide Annuity
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual-term incentives:
Annual incentive[1]	$409,929	$–	$–	$409,929	$409,929
Long-term incentives:
LTPP 20-22 award[2]	$416,900	$416,900	$–	$416,900	$416,900
LTPP 21-23 award[3]	$277,529	$277,529	$–	$277,529	$277,529
LTPP 22-24 award[3]	$118,941	$118,941	$–	$118,941	$118,941
Life insurance proceeds	$–	$–	$–	$2,475,296	$–
Cash Severance[4]	$–	$886,732	$–	$–	$–
Total compensation	$1,223,299	$1,700,102	$–	$3,698,595	$1,223,299
1
Reflects the amount Mr. Henderson would receive with respect to the 2022 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2022. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Henderson would have qualified for retirement on December 31, 2022, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2022 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Henderson would receive with respect to the 2020-2022 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2022.
3
Reflects the amount Mr. Henderson would receive with respect to the 2021-2023 and 2022-2024 awards under the LTPP upon termination on December 31, 2022. Mr. Henderson would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2021-2023 award, which would be paid in 2024, and a one-third distribution of the total 2022-2024 award, which would be paid in 2025, using a performance score that was estimated as of December 31, 2022. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2022 matching amounts in the NSP and NSDC Plan; one times the 2022 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Howard. The amounts were not reduced to their present value.
Mark Howard
Executive Vice President and Chief Legal Officer
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual incentives:
Annual incentive[1]	$228,906	$–	$–	$228,906	$228,906
Long-term incentives:
LTPP 20-22 award[2]	$426,380	$426,380	$–	$426,380	$426,380
LTPP 21-23 award[3]	$295,194	$295,194	$–	$295,194	$295,194
LTPP 22-24 award[3]	$124,889	$124,889	$–	$124,889	$124,889
Life insurance proceeds	$–	$–	$–	$875,319	$–
Cash severance[4]	$–	$455,108	$–	$–	$–
Total compensation	$1,075,369	$1,301,571	$–	$1,950,688	$1,075,369
1
Reflects the amount Mr. Howard would receive with respect to the 2022 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2022. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Howard would have qualified for retirement on December 31, 2022, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2022 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Howard would receive with respect to the 2020-2022 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2022.
3
Reflects the amount Mr. Howard would receive with respect to the 2021-2023 and 2022-2024 awards under the LTPP upon termination on December 31, 2022. Mr. Howard would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2021-2023 award, which would be paid in 2024, and a one-third distribution of the total 2022-2024 award, which would be paid in 2025, using a performance score that was estimated as of December 31, 2022. The amounts were not reduced to their present value.

4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2022 matching amounts in the NSP and NSDC Plan; one times the 2022 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Howard. The amounts were not reduced to their present value.
CEO Pay Ratio
As detailed in Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. John A. Carter, our Principal Executive Officer (PEO):
For 2022, our last completed fiscal year:
•
the total compensation for the PEO and median employee is calculated based on allocated total compensation to NLIC; and
•
the median of the annual total compensation of all employees of our company (other than our PEO) was $31,327; and
•
the annual total compensation of our PEO, as reported in the "Summary Compensation Table", was $2,425,166; and
•
our PEO’s total annual allocated compensation to NLIC was approximately 77 times that of the median of the annual total compensation of all of our employees.
To identify the median of the annual compensation of all of our employees, and to determine the annual total compensation of our median employee and our PEO, we took the following steps:
1.
We determined that, as of December 31, 2022, our NLIC employee population consisted of 2,870 associates.
2.
To identify the median employee, we calculated total compensation, which is calculated by adding annual base pay earnings (which is determined based on the actual number of hours all employees are scheduled to work in a year), annual and long-term incentives earned in 2022, contributions made on behalf of the associate under the Nationwide Supplemental Defined Contribution Plan, change in pension value, and recognition awards. We used this method to determine the median employee because it enabled us to identify an employee based on a measure that approximated total annual compensation of all employees in a typical year.
3.
Once we identified our median employee, we identified all elements of annual compensation as required by the "Summary Compensation Table" calculations, resulting in the amount shown above. With respect to the annual total compensation of our PEO, we used the number reported in the Total column of the "Summary Compensation Table" shown above.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information regarding beneficial ownership as of March 20, 2023, of the holders of our common stock. Our directors and executive officers do not beneficially own any of our common stock.
Common Stock
The following table sets forth the number of issued and outstanding shares of our common stock owned by each person or entity known by us to be the beneficial owner of more than five percent of such common stock.
Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Nationwide Financial Services, Inc. 1 Nationwide Plaza Columbus, Ohio 43215	3,814,779 shares	100%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
NLIC has entered into significant, recurring transactions and agreements with NMIC, other affiliates and subsidiaries as a part of its ongoing operations. These include annuity and life insurance contracts, office space cost sharing arrangements, and agreements related to reinsurance, cost sharing, tax sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services and software licensing. Measures used to determine the allocation among companies includes individual employee estimates of time spent, special cost studies, the number of full-time employees and other methods agreed to by the participating companies.
See Note 12 (Transactions with Affiliates) to the audited financial statements included in the F pages of this report for further discussion of related party transactions, including amounts specifically allocated to NLIC under the Cost Sharing Agreement.
License to Use Nationwide Name and Service Marks
We have a license to use the "Nationwide" trade name and certain other service marks solely for the purpose of identifying and advertising our long-term savings and retirement business and related activities.
Policies and Procedures for Review and Approval of Related Person Transactions
We have a written conflict of interests policy that is administered by the Office of Ethics. All executive officers and directors are subject to the policy, which is designed to cover related persons transactions with executive officers, directors and their immediate family members. The policy prohibits:
•
using position at Nationwide or affiliation with any Nationwide company for personal gain or advantage; and
•
any interest or association that interferes with independent exercise of judgment in the best interest of Nationwide.
We require our executive officers and directors to annually complete a conflict of interests certificate. This certificate requires the executive officers and directors to represent that they have read the Code of Conduct, which contains the conflict of interests policy, and disclose any conflicts of interests. Each reported possible conflict of interest is reviewed by the Office of Ethics and addressed by appropriate action. The Office of Ethics submits an annual summary report to the Audit Committee covering each conflict of interest reported by a director or an executive officer who reports to Mr. Walker, and the disposition of each matter. An annual summary report of the matters disclosed by other elected officers is submitted to the Chief Legal Officer.

NATIONWIDE LIFE INSURANCE COMPANY

FOR THE YEAR ENDED DECEMBER 31, 2022

Independent Auditors’ Report

Audit Committee of the Board of Directors

Nationwide Life Insurance Company:

Opinions

We have audited the financial statements of Nationwide Life Insurance Company (the Company), which comprise the statutory statements of admitted assets, liabilities, capital and surplus as of December 31, 2022 and 2021, and the related statutory statements of operations, changes in capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2022, and the related notes to the statutory financial statements (financial statements).

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flow for each of the years in the three-year period ended December 31, 2022, in accordance with accounting practices prescribed or permitted by the Ohio Department of Insurance (Department) described in Note 2.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the statutory financial statements do not present fairly, in accordance with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2022 and 2021, or the results of its operations or its cash flows for each of the years in the three-year period ended December 31, 2022.

Basis for Opinions

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company using accounting practices prescribed or permitted by the Department, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the financial statements are not intended to be presented in accordance with U.S. generally accepted accounting principles. The effects on the financial statements of the variances between the statutory accounting practices and U.S. generally accepted accounting principles are also described in Note 2.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting practices prescribed or permitted by the Department. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information included in the Schedule I Summary of Investments - Other Than Investments in Related Parties, Schedule III Supplementary Insurance Information, Schedule IV Reinsurance, and Schedule V Valuation and Qualifying Accounts is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Securities and Exchange Commission’s Regulation S-X. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with GAAS. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ KPMG LLP

Columbus, Ohio

March 17, 2023

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus

	December 31,
(in millions, except share amounts)	2022	2021

Admitted assets
Invested assets
Bonds	$40,208	$37,931
Stocks	3,700	3,016
Mortgage loans, net of allowance	8,363	8,185
Policy loans	933	913
Derivative assets	143	64
Cash, cash equivalents and short-term investments	1,621	636
Securities lending collateral assets	232	170
Other invested assets	1,848	1,225
Total invested assets	$57,048	$52,140
Accrued investment income	585	577
Deferred federal income tax assets, net	589	618
Other assets	378	125
Separate account assets	102,808	125,372
Total admitted assets	$161,408	$178,832

Liabilities, capital and surplus
Liabilities
Future policy benefits and claims	$45,482	$42,499
Policyholders dividend accumulation	398	414
Asset valuation reserve	707	610
Payable for securities	323	113
Securities lending payable	232	171
Funds held under coinsurance	1,608	1,052
Other liabilities	1,253	1,131
Accrued transfers from separate accounts	(1,598)	(1,621)
Separate account liabilities	102,808	125,372
Total liabilities	$151,213	$169,741

Capital and surplus
Capital shares ($1 par value; authorized - 5,000,000 shares, issued and outstanding - 3,814,779 shares)	$4	$4
Surplus notes	1,100	1,100
Additional paid-in capital	2,308	1,998
Unassigned surplus	6,783	5,989
Total capital and surplus	$10,195	$9,091
Total liabilities, capital and surplus	$161,408	$178,832

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Operations

	Years ended December 31,
(in millions)	2022	2021	2020

Revenues
Premiums and annuity considerations	$14,535	$12,664	$10,637
Net investment income	2,019	2,231	2,107
Other revenues	2,346	2,455	2,372
Total revenues	$18,900	$17,350	$15,116

Benefits and expenses
Benefits to policyholders and beneficiaries	$15,963	$16,884	$15,013
Increase in reserves for future policy benefits and claims	2,525	807	1,627
Net transfers from separate accounts	(1,635)	(3,002)	(3,544)
Commissions	810	858	646
Reserve adjustment on reinsurance assumed	(161)	(151)	(172)
Other expenses	564	469	480
Total benefits and expenses	$18,066	$15,865	$14,050

Income before federal income tax expense (benefit) and net realized capital gains (losses) on investments	$834	$1,485	$1,066
Federal income tax expense (benefit)	100	(9)	4

Income before net realized capital gains (losses) on investments	$734	$1,494	$1,062
Net realized capital gains (losses) on investments, net of federal income tax expense (benefit) of $3, $59 and $(26) in 2022, 2021 and 2020, respectively, and excluding $(103), $15 and $(4) of net realized capital (losses) gains transferred to the interest maintenance reserve in 2022, 2021 and 2020, respectively	240	(683)	(575)
Net income	$974	$811	$487

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Changes in Capital and Surplus

(in millions)	Capital shares	Surplus notes	Additional paid-in capital	Unassigned surplus	Capital and surplus
Balance as of December 31, 2019	$4	$1,100	$1,998	$5,720	$8,822

Change in reserve on account of change in valuation basis	-	-	-	78	78
Cumulative effect of change in accounting principle	-	-	-	5	5
Balance as of January 1, 2020	$4	$1,100	$1,998	$5,803	$8,905

Net income	-	-	-	487	487
Change in asset valuation reserve	-	-	-	13	13
Change in deferred income taxes	-	-	-	41	41
Change in net unrealized capital gains and losses, net of tax (benefit) of $(3)	-	-	-	(313)	(313)
Change in nonadmitted assets	-	-	-	(21)	(21)
Other, net	-	-	-	(7)	(7)
Balance as of December 31, 2020	$4	$1,100	$1,998	$6,003	$9,105

Change in reserve on account of change in valuation basis	-	-	-	2	2
Cumulative effect of change in accounting principle	-	-	-	6	6
Balance as of January 1, 2021	$4	$1,100	$1,998	$6,011	$9,113

Net income	-	-	-	811	811
Change in asset valuation reserve	-	-	-	(144)	(144)
Change in deferred income taxes	-	-	-	50	50
Change in net unrealized capital gains and losses, net of tax expense of $30	-	-	-	(142)	(142)
Change in nonadmitted assets	-	-	-	(47)	(47)
Dividends paid to Nationwide Financial Services, Inc.	-	-	-	(550)	(550)
Balance as of December 31, 2021	$4	$1,100	$1,998	$5,989	$9,091

Correction of error (see Note 2)	-	-	-	(39)	(39)
Balance as of January 1, 2022	$4	$1,100	$1,998	$5,950	$9,052

Net income	-	-	-	974	974
Change in asset valuation reserve	-	-	-	(97)	(97)
Change in deferred income taxes	-	-	-	28	28
Change in net unrealized capital gains and losses, net of tax expense of $37	-	-	-	(40)	(40)
Change in nonadmitted assets	-	-	-	(33)	(33)
Capital contribution from Nationwide Financial Services, Inc.	-	-	310	-	310
Other, net	-	-	-	1	1
Balance as of December 31, 2022	$4	$1,100	$2,308	$6,783	$10,195

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Cash Flow

	Years ended December 31,
(in millions)	2022	2021	2020

Cash flows from operating activities:
Premiums collected, net of reinsurance	$14,545	$12,661	$10,648
Net investment income	2,064	2,404	2,034
Other revenue	3,178	2,367	2,664
Policy benefits and claims paid	(15,962)	(16,735)	(14,886)
Commissions, operating expenses and taxes, other than federal income tax paid	(1,275)	(1,122)	(885)
Net transfers from separate accounts	1,658	2,871	3,620
Policyholders’ dividends paid	(30)	(36)	(38)
Federal income taxes (paid) recovered	(261)	121	121
Net cash provided by operating activities	$3,917	$2,531	$3,278

Cash flows from investing activities:
Proceeds from investments sold, matured or repaid:
Bonds	$3,444	$6,953	$3,404
Stocks	19	127	37
Mortgage loans	1,139	1,053	640
Derivative assets	431	-	-
Other assets	641	279	905
Total investment proceeds	$5,674	$8,412	$4,986
Cost of investments acquired:
Bonds	$(6,024)	$(7,744)	$(5,527)
Stocks	(901)	(538)	(517)
Mortgage loans	(1,305)	(1,441)	(769)
Derivative assets	-	(589)	(580)
Other assets	(1,057)	(594)	(837)
Total investments acquired	$(9,287)	$(10,906)	$(8,230)
Net (increase) decrease in policy loans	(19)	(25)	15
Net cash used in investing activities	$(3,632)	$(2,519)	$(3,229)

Cash flows from financing activities and miscellaneous sources:
Capital contributions from Nationwide Financial Services, Inc.	$310	-	-
Dividend paid to Nationwide Financials Services, Inc.	-	(550)	-
Net change in deposits on deposit-type contract funds and other insurance liabilities	391	517	160
Net change in short-term debt	-	-	(200)
Other cash (used) provided	(1)	196	(104)
Net cash provided by (used in) financing activities and miscellaneous	$700	$163	$(144)

Net increase (decrease) in cash, cash equivalents and short-term investments	$985	$175	$(95)
Cash, cash equivalents and short-term investments at beginning of year	636	461	556
Cash, cash equivalents and short-term investments at end of year	$1,621	$636	$461
Supplemental disclosure of non-cash activities:
Exchange of bond investments	$349	$277	$799

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

(1)	Nature of Operations

Nationwide Life Insurance Company (“NLIC” or “the Company”) is an Ohio domiciled stock life insurance company. The Company is a member of the Nationwide group of companies (“Nationwide”), which is comprised of Nationwide Mutual Insurance Company (“NMIC”) and all of its subsidiaries and affiliates.

All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. (“NFS”), a holding company formed by Nationwide Corporation, a majority-owned subsidiary of NMIC.

The Company is a leading provider of long-term savings and retirement products in the United States of America (“U.S.”). The Company develops and sells a wide range of products and services, which include fixed and variable individual annuities, private and public sector group retirement plans, life insurance, investment advisory services, pension risk transfer (“PRT”) contracts and other investment products. The Company is licensed to conduct business in all fifty states, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands.

The Company sells its products through a diverse distribution network. Unaffiliated entities that sell the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouses and regional firms, pension plan administrators, life insurance agencies, life insurance specialists and registered investment advisors. Representatives of affiliates that market products directly to a customer base include Nationwide Retirement Solutions, Inc., Nationwide Securities, LLC and Nationwide Financial General Agency, Inc. The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively under various economic conditions.

Wholly-owned subsidiaries of NLIC as of December 31, 2022 include Nationwide Life and Annuity Insurance Company (“NLAIC”) and its wholly-owned subsidiaries, Olentangy Reinsurance, LLC (“Olentangy”) and Nationwide SBL, LLC (“NWSBL”), Jefferson National Financial Corporation (“JNF”) and its wholly-owned subsidiary, Jefferson National Life Insurance Company (“JNL”), and its wholly-owned subsidiary, Jefferson National Life Insurance Company of New York (“JNLNY”), Eagle Captive Reinsurance, LLC (“Eagle”), Nationwide Investment Services Corporation (“NISC”) and Nationwide Investment Advisors, LLC (“NIA”). NLAIC primarily offers individual annuity contracts including fixed annuity contracts, group annuity contracts including PRT contacts, universal life insurance, variable universal life insurance, term life insurance and corporate-owned life insurance on a non-participating basis. Olentangy is a Vermont domiciled special purpose financial insurance company. NWSBL offers a securities-based lending product and is an Ohio limited liability company and nonadmitted subsidiary. JNF is a distributor of tax-advantaged investing solutions for registered investment advisors, fee-based advisors and the clients they serve. JNL and JNLNY are licensed to underwrite both fixed and variable annuity products. Eagle is an Ohio domiciled special purpose financial captive insurance company. NISC is a registered broker-dealer. NIA is a registered investment advisor.

The Company is subject to regulation by the insurance departments of states in which it is domiciled and/or transacts business and undergoes periodic examinations by those departments.

As of December 31, 2022 and 2021, the Company did not have a significant concentration of financial instruments in a single investee, industry or geographic region. Also, the Company did not have a concentration of business transactions with a particular customer, lender, distribution source, market or geographic region in which a single event could cause a severe impact on the Company’s financial position after considering insurance risk that has been transferred to external reinsurers.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

(2)	Summary of Significant Accounting Policies

Use of Estimates

The preparation of the statutory financial statements requires the Company to make estimates and assumptions that affect the amounts reported in the statutory financial statements and accompanying notes. Significant estimates include certain investment and derivative valuations and future policy benefits and claims. Actual results could differ significantly from those estimates.

Basis of Presentation

Effective January 1, 2022, Harleysville Life Insurance Company (“HLIC”), an Ohio domiciled stock life insurance company and subsidiary of NMIC that offers universal and traditional life insurance, disability income insurance and fixed annuity contracts on a non-participating basis, completed a merger agreement with NLAIC. Pursuant to the merger agreement, which was deemed a statutory merger, the operations of HLIC were merged with and into NLAIC, with NLAIC continuing as the surviving entity. All shares of HLIC were cancelled and the outstanding surplus balance was merged into NLAIC’s additional paid-in capital and unassigned surplus. There was not a material impact on the Company’s surplus as a result of the merger.

The statutory financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the Ohio Department of Insurance (“the Department”). Prescribed statutory accounting practices are those practices incorporated directly or by reference in state laws, regulations and general administrative rules applicable to all insurance enterprises domiciled in a particular state. Permitted statutory accounting practices include practices not prescribed by the domiciliary state but allowed by the domiciliary state regulatory authority.

Effective January 1, 2021, NLIC and NLAIC elected to apply a prescribed practice promulgated under Ohio Administrative Code Section 3901-1-67 (“OAC 3901-1-67”) to its derivative instruments hedging indexed products and indexed annuity reserve liabilities in order to better align the measurement of indexed product reserves and the derivatives that hedge them. Under OAC 3901-1-67, derivative instruments are carried at amortized cost with the initial hedge cost amortized over the term and asset payoffs realized at the end of the term being reported through net investment income, rather than the derivative instruments being carried at fair value with asset payoffs realized over the term through net realized capital gains and losses. Additionally, the cash surrender value reserves for indexed annuity products only reflect index interest credits at the end of the crediting term as compared to partial index interest credits accumulating throughout the crediting term in increase in reserves for future policy benefits and claims.

The Company’s subsidiary, Eagle, applies one prescribed practice with multiple applications as provided under the State of Ohio’s captive law, which values assumed guaranteed minimum death benefits (“GMDB”) and guaranteed lifetime withdrawal benefits (“GLWB”) risks on variable annuity contracts from NLIC and GLWB risks on fixed indexed annuity contracts from NLIC and NLAIC using an alternative reserving basis from the Statutory Accounting Principles detailed within the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures manual (“NAIC SAP”) pursuant to Ohio Revised Code Chapter 3964 and approved by the Department.

Olentangy was granted a permitted practice from the State of Vermont allowing Olentangy to carry the assets placed into a trust account by Union Hamilton Reinsurance Ltd. (“UHRL”) on its statutory statements of admitted assets, liabilities and surplus at net admitted asset value for certain universal life and term life insurance policies.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

If the prescribed or permitted practices were not applied, the Company’s risk-based capital would continue to be above regulatory action levels. A reconciliation of the Company’s net income between NAIC SAP and prescribed and permitted practices is shown below:

(in millions)	SSAP #	F/S Page	State of domicile	December 31,
				2022	2021	2020

Net Income
Statutory Net Income			OH	$974	$811	$487
State Prescribed Practice:
OAC 3901-1-67:
Derivative instruments	86	4	OH	(43)	9	-
Reserves for indexed annuities	51	4	OH	15	(20)	-
Tax impact	101	4	OH	6	3	-

NAIC SAP				$952	$803	$487

A reconciliation of the Company’s capital and surplus between NAIC SAP and prescribed and permitted practices is shown below:

(in millions)	SSAP #	F/S Page	State of domicile	As of December 31,
				2022	2021

Surplus
Statutory Capital and Surplus			OH	$10,195	$9,091
State Prescribed Practice:
OAC 3901-1-67:
Derivative instruments	86	2,4	OH	(30)	13
Reserves for indexed annuities	51	3,4	OH	(7)	(22)
Tax impact	101	2,4	OH	8	2
Subsidiary Valuation - NLAIC	51,86,101	2	OH	(232)	274
Subsidiary valuation - Eagle: NLIC risks ceded	51	2	OH	1,071	791
Subsidiary valuation - Eagle: NLAIC risks ceded	51	2	OH	(953)	(810)
State Permitted Practice:
Subsidiary valuation - Olentangy	20	2	VT	(67)	(67)

NAIC SAP				$9,985	$9,272

Statutory accounting practices vary in some respects from U.S. generally accepted accounting principles (“GAAP”), including the following practices:

Financial Statements

●	Statutory financial statements are prepared using language and groupings substantially the same as the annual statements of the Company filed with the NAIC and state regulatory authorities;

●

assets must be included in the statutory statements of admitted assets, liabilities, capital and surplus at net admitted asset value and nonadmitted assets are excluded through a charge to capital and surplus;

●

an asset valuation reserve (“AVR”) is established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies and is reported as a liability, and changes in the AVR are reported directly in capital and surplus;

●

an interest maintenance reserve (“IMR”) is established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies and is reported as a liability, and the amortization of the IMR is reported as revenue;

●	the expense allowance associated with statutory reserving practices for investment contracts held in the separate accounts is reported in the general account as a negative liability;

●	accounting for contingencies requires recording a liability at the midpoint of a range of estimated possible outcomes when no better estimate in the range exists;

●	surplus notes are accounted for as a component of capital and surplus;

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

●	costs related to successful policy acquisitions are charged to operations in the year incurred;

●	negative cash balances are reported as negative assets;

●	certain income and expense items are charged or credited directly to capital and surplus;

●	amounts on deposit in internal qualified cash pools are reported as cash equivalents;

●	the statutory statements of cash flows are presented on the basis prescribed by the NAIC; and

●	the statutory financial statements do not include accumulated other comprehensive income.

Future Policy Benefits and Claims

●	Deposits to universal life contracts, investment contracts and limited payment contracts are included in revenue; and

●	future policy benefit reserves are based on statutory requirements.

Reinsurance Ceded

●	Certain assets and liabilities are reported net of ceded reinsurance balances; and

●	provision is made for amounts receivable and outstanding for more than 90 days through a charge to capital and surplus.

Investments

●	Investments in bonds are generally stated at amortized cost, except those with an NAIC designation of “6”, which are stated at the lower of amortized cost or fair value;

●	investments in preferred stocks are generally stated at amortized cost, except those with an NAIC designation of “4” through “6”, which are stated at the lower of amortized cost or fair value;

●	other-than-temporary impairments on bonds, excluding loan-backed and structured securities, are measured based on fair value and are not reversible;

●	the proportional amortized cost method is utilized to determine the liquidation value of Low-Income Housing Tax Credit Funds (“Tax Credit Funds”);

●

admitted subsidiary, controlled and affiliated entities are not consolidated; rather, those investments are generally carried at audited statutory capital and surplus or GAAP equity, as appropriate, and are recorded as an equity investment in stocks or other invested assets;

●

equity in earnings of subsidiary companies is recognized directly in capital and surplus as net unrealized capital gains or losses, while dividends from unconsolidated companies are recorded in operations as net investment income;

●

undistributed earnings and valuation adjustments from investments in joint ventures, partnerships and limited liability companies are recognized directly in capital and surplus as net unrealized capital gains or losses;

●	changes in non-specific mortgage loan reserves are measured under an incurred loss model and are recorded directly in capital and surplus as net unrealized capital gains or losses; and

●	gains on sales of investments between affiliated companies representing economic transactions are deferred at the parent level until the related assets are paid down or an external sale occurs.

Separate Accounts

●	Assets and liabilities of guaranteed separate accounts are reported as separate account assets and separate account liabilities, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

Derivative Instruments

●	Derivatives used in effective hedging transactions are valued in a manner consistent with the hedged asset or liability;

●

With the exception of derivatives applying the prescribed practice under OAC 3901-1-67, unrealized gains and losses on derivatives that are not considered to be effective hedges are charged to capital and surplus;

●	interest earned on derivatives is charged to net investment income; and

●	embedded derivatives are not separated from the host contract and accounted for separately as a derivative instrument.

Goodwill

●	Goodwill is limited to 10% of the prior reporting period’s adjusted statutory surplus, with any goodwill in excess of this limitation nonadmitted through a charge to surplus; and

●	goodwill is amortized and charged to surplus.

Federal Income Taxes

●

Changes in deferred federal income taxes are recognized directly in capital and surplus with limitations on the amount of deferred tax assets that can be reflected as an admitted asset (15% of capital and surplus); and

●	uncertain tax positions are subject to a “more likely than not” standard for federal and foreign income tax loss contingencies only.

Nonadmitted Assets

●

In addition to the nonadmitted assets described above, certain other assets are nonadmitted and charged directly to capital and surplus. These include prepaid assets, certain software, disallowed IMR and other receivables outstanding for more than 90 days.

The financial information included herein is prepared and presented in accordance with SAP prescribed or permitted by the Department. Certain differences exist between SAP and GAAP, which are presumed to be material.

Revenues and Benefits

Life insurance premiums are recognized as revenue over the premium paying period of the related policies when due. Annuity considerations are recognized as revenue when received. Health insurance premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Policy benefits and claims that are expensed include interest credited to policy account balances, benefits and claims incurred in the period in excess of related policy reserves and other changes in future policy benefits.

Future Policy Benefits and Claims

Future policy benefits for traditional products are based on statutory mortality and interest requirements without consideration of withdrawals. The principal statutory mortality tables and interest assumptions used on policies in force are the 1958 Commissioner’s Standard Ordinary (“CSO”) table at interest rates of 2.5%, 3.0%, 3.5%, 4.0% and 4.5%, the 1941 CSO table at an interest rate of 2.5%, the 1980 CSO table at interest rates of 4.0%, 4.5%, 5.0% and 5.5%, the 2001 CSO table at an interest rate of 4.0% and 3.5% and the 2017 CSO table at an interest rate of 3.5% and 4.5%. Beginning January 1, 2020, the Company has applied principles-based reserving to all new individual life business. For business subject to principles-based reserving, additional reserves may be held where the deterministic and/or stochastic reserves are in excess of net premium reserves, as defined by Valuation Manual 20, Requirements for Principle-Based Reserves for Life Products (“VM-20”).

Future policy benefits for universal life and variable universal life contracts have been calculated based on participants’ contributions plus interest credited on any funds in the fixed account less applicable contract charges. These policies have been adjusted for possible future surrender charges in accordance with the Commissioner’s Reserve Valuation Method (“CRVM”). For business subject to principles-based reserving, the Company has calculated reserves under VM-20.

Future policy benefits for annuity products have been established based on contract term, interest rates and various contract provisions. Individual deferred annuity contracts issued in 1990 and after have been adjusted for possible future surrender charges in accordance with the Commissioner’s Annuity Reserve Valuation Method (“CARVM”).

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

Future policy benefits for PRT contracts have been established in accordance with the CRVM. Statutory reserves for PRT business written during or after 2020 are calculated as the present value of future benefit payments, using the prescribed 1994 Group Annuity Mortality (“GAM”) table along with the AA projection mortality improvement scale and prescribed valuation rates as specified in Chapter 22 of the Valuation Manual. For the PRT business written before 2020, the statutory reserves are calculated using prescribed GAM tables and valuation interest rates that vary by issue year, as specified in the Standard Valuation Law.

Prior to 2020, the Company calculated its reserves for variable annuity products with guaranteed minimum death, accumulation and withdrawal benefits and other contracts involving guaranteed benefits similar to those offered with variable annuities under the standard scenario of Actuarial Guideline XLIII “CARVM for Variable Annuities”, which exceeded the stochastic 70th percentile Conditional Tail Expectations scenario. Effective January 1, 2020, the Company changed its reserve valuation basis for variable annuities due to changes to Valuation Manual 21, Requirements for Principle-Based Reserves for Variable Annuities (“VM-21”) and as a result, the Company calculated its reserves using a stochastic reserve, which is floored at the cash surrender value.

The aggregate reserves for individual accident and health policies consist of active life reserves, disabled life reserves and unearned premium reserves. The active life reserves for disability income are reserved for on the net level basis, at a 3.0% interest rate, using either the 1964 Commissioner’s Disability Table (for policies issued prior to 1982) or the 1985 Commissioner’s Individual Disability Table A (for policies issued after 1981). The active life reserves for major medical insurance (both scheduled and unscheduled benefits) are based on the benefit ratio method for policies issued after 1981.

The active life reserves for accident and health policies are reserved for on the net level basis, at a 3.0% interest rate, using either the 1956 Inter-Company Hospital-Surgical tables, the 1974 Medical Expense tables or the 1959 Accidental Death Benefits table.

The disabled life reserves for accident and health policies are calculated using the 1985 Commissioner’s Individual Disability Table A at a 3.0% interest rate. Unearned premium reserves are based on the actual gross premiums and actual days.

The aggregate reserves for group accident and health and franchise accident and health policies consist of disabled life reserves and unearned premium reserves. Reserves for benefits payable on disabled life claims are based on the 2012 Group Long-Term Disability Valuation Table, at varying interest rates of 2.75% - 6.0%, for group policies and the 1987 Commissioner’s Group Disability Table, at varying interest rates of 2.75% - 10.25%, for franchise policies.

Future policy benefits and claims for group long-term disability policies are the present value (discounted between 2.75% and 6.00%) of amounts not yet due on reported claims and an estimate of amounts to be paid on incurred but unreported claims. Future policy benefits and claims on other group health policies are not discounted.

The Company issues fixed and floating rate funding agreements to the Federal Home Loan Bank of Cincinnati (“FHLB”). The liabilities for such funding agreements are treated as annuities under Ohio law for life insurance companies and recorded in future policy benefits and claims. Refer to Note 9 for additional details.

Separate Accounts

Separate account assets represent contractholders’ funds that have been legally segregated into accounts with specific investment objectives. Separate account assets are primarily recorded at fair value, with the value of separate account liabilities set to equal the fair value of separate account assets. Separate account assets are primarily comprised of public, privately-registered and non-registered mutual funds, whose fair value is primarily based on the funds’ net asset value. Other separate account assets are recorded at fair value based on the methodology that is applicable to the underlying assets. In limited circumstances, other separate account assets are recorded at book value when the policyholder does not participate in the underlying portfolio experience.

Separate account liabilities, in conjunction with accrued transfers from separate accounts, represent contractholders’ funds adjusted for possible future surrender charges in accordance with the CARVM and the CRVM, respectively. The difference between full account value and CARVM/CRVM is reflected in accrued transfers to/from separate accounts, as prescribed by the NAIC, in the statutory statements of admitted assets, liabilities, capital and surplus. The annual change in the difference between full account value and CARVM/CRVM and its applicable federal income tax is reflected in the statutory statements of operations as part of the net transfers to/from separate accounts and federal income tax, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

Retained Assets

The Company does not retain beneficiary assets. During a death benefit claim, the death benefit settlement method is payment to the beneficiary in the form of a check or electronic funds transfer.

Investments

Bonds and stocks of unaffiliated companies. Bonds are generally stated at amortized cost, except those with an NAIC designation of “6”, which are stated at the lower of amortized cost or fair value. Preferred stocks are generally stated at amortized cost, except those with an NAIC designation of “4” through “6”, which are stated at the lower of amortized cost or fair value. Common stocks are stated at fair value. Changes in the fair value of bonds and stocks stated at fair value are charged to capital and surplus.

Loan-backed and structured securities, which are included in bonds in the statutory financial statements, are stated in a manner consistent with the bond guidelines, but with additional consideration given to the special valuation rules implemented by the NAIC applicable to residential mortgage-backed securities that are not backed by U.S. government agencies, commercial mortgage-backed securities and certain other structured securities. Under these guidelines, an initial and adjusted NAIC designation is determined for each security. The initial NAIC designation, which takes into consideration the security’s amortized cost relative to an NAIC-prescribed valuation matrix, is used to determine the reporting basis (i.e., amortized cost or lower of amortized cost or fair value).

Interest income is recognized when earned, while dividends are recognized when declared. The Company nonadmits investment income due and accrued when amounts are over 90 days past due.

For investments in loan-backed and structured securities, the Company recognizes income and amortizes discounts and premiums using the effective-yield method based on prepayment assumptions, generally obtained using a model provided by a third-party vendor, and the estimated economic life of the securities. When actual prepayments differ significantly from estimated prepayments, the effective-yield is recalculated to reflect actual payments to date and anticipated future payments. Any resulting adjustment is included in net investment income in the period the estimates are revised. All other investment income is recorded using the effective-yield method without anticipating the impact of prepayments.

Purchases and sales of bonds and stocks are recorded on the trade date, with the exception of private placement bonds, which are recorded on the funding date. Realized gains and losses are determined on a specific identification method on the trade date.

Independent pricing services are most often utilized, and compared to pricing from additional sources when available, to determine the fair value of bonds and stocks for which market quotations or quotations on comparable securities or models are used. For these bonds and stocks, the Company obtains the pricing services’ methodologies and classifies the investments accordingly in the fair value hierarchy.

A corporate pricing matrix is used in valuing certain corporate bonds. The corporate pricing matrix was developed using publicly available spreads for certain privately-placed corporate bonds with varying weighted average lives and credit quality ratings. The weighted average life and credit quality rating of a particular bond to be priced using the corporate pricing matrix are important inputs into the model and are used to determine a corresponding spread that is added to the appropriate U.S. Treasury yield to create an estimated market yield for that bond. The estimated market yield and other relevant factors are then used to estimate the fair value of the particular bond.

Non-binding broker quotes are also utilized to determine the fair value of certain bonds when deemed appropriate or when valuations are not available from independent pricing services or a corporate pricing matrix. These bonds are classified with the lowest priority in the fair value hierarchy as only one broker quote is ordinarily obtained, the investment is not traded on an exchange, the pricing is not available to other entities and/or the transaction volume in the same or similar investments has decreased. Inputs used in the development of prices are not provided to the Company by the brokers as the brokers often do not provide the necessary transparency into their quotes and methodologies. At least annually, the Company performs reviews and tests to ensure that quotes are a reasonable estimate of the investments’ fair value. Price movements of broker quotes are subject to validation and require approval from the Company’s management. Management uses its knowledge of the investment and current market conditions to determine if the price is indicative of the investment’s fair value.

For all bonds, the Company considers its ability and intent to hold the security for a period of time sufficient to allow for the anticipated recovery in value, the expected recovery of principal and interest and the extent to which the fair value has been less than amortized cost. If the decline in fair value to below amortized cost is determined to be other-than-temporary, a realized loss is recorded equal to the difference between the amortized cost of the investment and its fair value.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The Company periodically reviews loan-backed and structured securities in an unrealized loss position by comparing the present value of cash flows, including estimated prepayments, expected to be collected from the security to the amortized cost basis of the security. If the present value of cash flows expected to be collected, discounted at the security’s effective interest rate, is less than the amortized cost basis of the security, the impairment is considered other-than-temporary and a realized loss is recorded.

All other bonds in an unrealized loss position are periodically reviewed to determine if a decline in fair value to below amortized cost is other-than-temporary. Factors considered during this review include timing and amount of expected cash flows, ability of the issuer to meet its obligations, financial condition and future prospects of the issuer, amount and quality of any underlying collateral and current economic and industry conditions that may impact an issuer.

Stocks may experience other-than-temporary impairment based on the prospects for full recovery in value in a reasonable period of time and the Company’s ability and intent to hold the stock to recovery. If a stock is determined to be other-than-temporarily impaired, a realized loss is recorded equal to the difference between the cost basis of the investment and its fair value.

Investments in subsidiaries. The investment in the Company’s wholly-owned insurance subsidiaries, NLAIC and Eagle, are carried using the equity method of accounting applicable to U.S. insurance subsidiary, controlled and affiliated (“SCA”) entities. This requires the investment to be recorded based on the value of its underlying audited statutory surplus. Furthermore, the equity method of accounting would be discontinued if the investment is reduced to zero, unless the Company has guaranteed obligations of the subsidiary or otherwise committed to provide further financial support. In accordance with the “look through” provisions of Statements of Statutory Accounting Principles (“SSAP”) No. 97, Investments in Subsidiary, Controlled and Affiliated Entities, the valuation of JNF, an unaudited downstream noninsurance holding company, is based on the individual audited SCA entities owned by the holding company. Additionally, all non-affiliated liabilities, commitments, contingencies, guarantees or obligations of the holding company are reflected in the determination of the carrying value of the investments. The Company’s investment in NISC and NIA, wholly-owned non-insurance subsidiaries, are carried using the equity method of accounting applicable to U.S. non-insurance subsidiary, controlled and affiliated entities. This requires the investment to be recorded based on its underlying audited GAAP equity. Investments in NLAIC, JNF and NISC are included in stocks, and the investment in Eagle is included in other invested assets on the statutory statements of admitted assets, liabilities, capital and surplus.

Mortgage loans, net of allowance. The Company holds commercial mortgage loans that are collateralized by properties throughout the U.S. Mortgage loans are held at unpaid principal balance adjusted for premiums and discounts, less a valuation allowance. The Company also holds commercial mortgage loans of these property types that are under development. Mortgage loans under development are collateralized by the borrower’s common stock.

As part of the underwriting process, specific guidelines are followed to ensure the initial quality of a new mortgage loan. Third-party appraisals are obtained to support loaned amounts as the loans are collateral dependent or guaranteed.

The collectability and value of a mortgage loan is based on the ability of the borrower to repay and/or the value of the underlying collateral. Many of the Company’s mortgage loans are structured with balloon payment maturities, exposing the Company to risks associated with the borrowers’ ability to make the balloon payment or refinance the property. Loans are considered delinquent when contractual payments are 90 days past due.

Mortgage loans require a loan-specific reserve when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When management determines that a loan requires a loan-specific reserve, a provision for loss is established equal to the difference between the carrying value and the fair value of the collateral less costs to sell. Loan-specific reserve charges are recorded in net realized capital gains and losses. In the event a loan-specific reserve charge is reversed, the recovery is also recorded in net realized capital gains and losses.

In addition to the loan-specific reserves, the Company maintains a non-specific reserve based primarily on loan surveillance categories and property type classes, which reflects management’s best estimates of probable credit losses inherent in the portfolio of loans without specific reserves as of the date of the statutory statements of admitted assets, liabilities, capital and surplus. Management’s periodic evaluation of the adequacy of the non-specific reserve is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect a group of borrowers’ ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. Non-specific reserve changes are recorded directly in capital and surplus as net unrealized capital gains and losses.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

Management evaluates the credit quality of individual mortgage loans and the portfolio as a whole through a number of loan quality measurements, including, but not limited to, loan-to-value (“LTV”) and debt service coverage (“DSC”) ratios. The LTV ratio is calculated as a ratio of the amortized cost of a loan to the estimated value of the underlying collateral. DSC is the amount of cash flow generated by the underlying collateral of the mortgage loan available to meet periodic interest and principal payments of the loan. These loan quality measurements contribute to management’s assessment of relative credit risk in the mortgage loan portfolio. Based on underwriting criteria and ongoing assessment of the properties’ performance, management believes the amounts, net of valuation allowance, are collectible. This process identifies the risk profile and potential for loss individually and in the aggregate for the commercial mortgage loan portfolios. These factors are updated and evaluated at least annually. Due to the nature of the collateral underlying mortgage loans under development, these loans are not evaluated using the LTV and DSC ratios described above.

Interest income on performing mortgage loans is recognized in net investment income over the life of the loan using the effective-yield method. Loans in default or in the process of foreclosure are placed on non-accrual status. Interest received on non-accrual status mortgage loans is included in net investment income in the period received. Loans are restored to accrual status when the principal and interest is current and it is determined the future principal and interest payments are probable or the loan is modified.

Policy loans. Policy loans, which are collateralized by the related insurance policy, are held at the outstanding principal balance and do not exceed the net cash surrender value of the policy. As such, no valuation allowance for policy loans is required.

Cash and cash equivalents. Cash and cash equivalents include highly liquid investments with original maturities of less than three months and amounts on deposit in internal qualified cash pools. The Company and various affiliates maintain agreements with Nationwide Cash Management Company (“NCMC”), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants in the internal qualified cash pool.

Short-term investments. Short-term investments consist primarily of government agency discount notes with maturities of twelve months or less at acquisition. Short-term investments also include outstanding promissory notes with initial maturity dates of one-year or less with certain affiliates. The Company carries short-term investments at amortized cost, which approximates fair value.

Securities Lending. The Company has entered into securities lending agreements with a custodial bank whereby eligible securities are loaned to third parties, primarily major brokerage firms. These transactions are used to generate additional income in the securities portfolio. The Company is entitled to receive from the borrower any payments of interest and dividends received on loaned securities during the loan term. The agreements require a minimum of 102% of the fair value of the loaned securities to be held as collateral. Cash collateral is invested by the custodial bank in investment-grade securities, which are included in the total invested assets of the Company. Periodically, the Company may receive non-cash collateral, which would be recorded off-balance sheet. The Company recognizes loaned securities in bonds. A securities lending payable is recorded for the amount of cash collateral received. If the fair value of the collateral received (cash and/or securities) is less than the fair value of the securities loaned, the shortfall is nonadmitted. Net income received from securities lending activities is included in net investment income. Because the borrower or the Company may terminate a securities lending transaction at any time, if loans are terminated in advance of the reinvested collateral asset maturities, the Company would repay its securities lending obligations from operating cash flows or the proceeds of sales from its investment portfolio, which includes significant liquid securities.

Other invested assets. Other invested assets consist primarily of alternative investments in private equity funds, private debt funds, tax credit funds, real estate partnerships and the investment in Eagle. Except for investments in certain tax credit funds, these investments are recorded using the equity method of accounting. Changes in carrying value as a result of the equity method are reflected as net unrealized capital gains and losses as a direct adjustment to capital and surplus. Gains and losses are generally recognized through income at the time of disposal or when operating distributions are received. Partnership interests in tax credit funds are held at amortized cost with amortization charged to net investment income over the period in which the tax benefits, primarily credits, are earned. Tax credits are recorded as an offset to tax expense in the period utilized.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The Company sold $2.9 billion, $2.6 billion and $2.3 billion in Tax Credit Funds to unrelated third parties with outstanding guarantees as of December 31, 2022, 2021 and 2020, respectively. The Company guarantees after-tax benefits to the third-party investors through periods ending in 2039. These guarantees are in effect for periods of approximately 15 years each. The Tax Credit Funds provide a stream of tax benefits to the investors that will generate a yield and return of capital. If the tax benefits are not sufficient to provide these cumulative after-tax yields, the Company must fund any shortfall. The maximum amount of undiscounted future payments that the Company could be required to pay the investors under the terms of the guarantees is $1.7 billion, but the Company does not anticipate making any material payments related to the guarantees. The Company’s risks are mitigated in the following ways: (1) the Company has the right to buyout the equity related to the guarantee under certain circumstances, (2) the Company may replace underperforming properties to mitigate exposure to guarantee payments, (3) the Company oversees the asset management of the deals and (4) changes in tax laws are explicitly excluded from the Company’s guarantees of after-tax benefits.

Derivative Instruments

The Company uses derivative instruments to manage exposures and mitigate risks primarily associated with interest rates, equity markets and foreign currency. These derivative instruments primarily include interest rate swaps, cross-currency swaps, futures and options.

Derivative instruments used in hedging transactions considered to be effective hedges are reported in a manner consistent with the hedged items. With the exception of derivatives applying the prescribed practice under OAC 3901-1-67, derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value with changes in fair value recorded in capital and surplus as unrealized gains or losses.

The fair value of derivative instruments is determined using various valuation techniques relying predominantly on observable market inputs and internal models. These inputs include interest rate swap curves, credit spreads, interest rates, counterparty credit risk, equity volatility and equity index levels.

The Company’s derivative transaction counterparties are generally financial institutions. To reduce the credit risk associated with open contracts, the Company enters into master netting agreements which permit the closeout and netting of transactions with the same counterparty upon the occurrence of certain events. In addition, the Company attempts to reduce credit risk by obtaining collateral from counterparties. The determination of the need for and the levels of collateral vary based on an assessment of the credit risk of the counterparty. The Company accepts collateral in the forms of cash and marketable securities. Non-cash collateral received is recorded off-balance sheet.

Cash flows and payment accruals on derivatives are recorded in net investment income.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources while unobservable inputs reflect the Company’s view of market assumptions in the absence of observable market information. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. In determining fair value, the Company uses various methods, including market, income and cost approaches.

The Company categorizes its financial instruments into a three-level hierarchy based on the priority of the inputs to the valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument in its entirety.

The Company categorizes assets and liabilities held at fair value in the statutory statements of admitted assets, liabilities, capital and surplus as follows:

Level 1. Unadjusted quoted prices accessible in active markets for identical assets or liabilities at the measurement date and mutual funds where the value per share (unit) is determined and published daily and is the basis for current transactions.

Level 2. Unadjusted quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active or inputs (other than quoted prices) that are observable or that are derived principally from or corroborated by observable market data through correlation or other means. Primary inputs to this valuation technique may include comparative trades, bid/asks, interest rate movements, U.S. Treasury rates, London Interbank Offered Rate (“LIBOR”), Secured Overnight Financing Rate (“SOFR”), prime rates, cash flows, maturity dates, call ability, estimated prepayments and/or underlying collateral values.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

Level 3. Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimates of the assumptions market participants would use at the measurement date in pricing the asset or liability. Consideration is given to the risk inherent in both the method of valuation and the valuation inputs. Primary inputs to this valuation technique include broker quotes and comparative trades.

The Company reviews its fair value hierarchy classifications for assets and liabilities quarterly. Changes in the observability of significant valuation inputs identified during these reviews may trigger reclassifications. Reclassifications are reported as transfers at the beginning of the reporting period in which the change occurs.

Asset Valuation Reserve

The Company maintains an AVR as prescribed by the NAIC for the purpose of offsetting potential credit related investment losses on each invested asset category, excluding cash, policy loans and income receivable. The AVR contains a separate component for each category of invested assets. The change in AVR is charged or credited directly to capital and surplus.

Interest Maintenance Reserve

The Company records an IMR as prescribed by the NAIC, which represents the net deferral for interest-related gains or losses arising from the sale of certain investments, such as bonds, mortgage loans and loan-backed and structured securities sold. The IMR is applied as follows:

•

for bonds, the designation from the NAIC Capital Markets and Investments Analysis Office must not have changed more than one designation between the beginning of the holding period and the date of sale;

•	the bond must never have been classified as a default security;

•

for mortgage loans, during the prior two years, they must not have had interest more than 90 days past due, been in the process of foreclosure or in the course of voluntary conveyance, nor had restructured terms; and

•	for loan-backed and structured securities, all interest-related other-than-temporary impairments and interest-related realized gains or losses on sales of the securities.

The realized gains or losses, net of related federal income tax, from the applicable bonds and mortgage loans sold, have been removed from the net realized gain or loss amounts and established as a net liability. This liability is amortized into income such that the amount of each capital gain or loss amortized in a given year is based on the excess of the amount of income which would have been reported that year, if the asset had not been disposed of over the amount of income which would have been reported had the asset been repurchased at its sale price. In the event the unamortized IMR liability balance is negative, the balance is reclassified as an asset and fully nonadmitted. The Company utilizes the grouped method for amortization. Under the grouped method, the liability is amortized into income over the remaining period to expected maturity based on the groupings of the individual securities into five-year bands.

Goodwill

For companies whose operations are primarily insurance related, goodwill is the excess of the cost to acquire a company over the Company’s share of the statutory book value of the acquired entity. Goodwill is recorded in stocks in the statutory statements of admitted assets, liabilities and surplus. Goodwill is amortized on a straight-line basis over the period of economic benefit, not to exceed ten years, with a corresponding charge to surplus. Goodwill was immaterial as of December 31, 2022 and 2021.

Federal Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets, net of any nonadmitted portion and statutory valuation allowance, and deferred tax liabilities, are recognized for the expected future tax consequences attributable to differences between the statutory financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income or loss in the years in which those temporary differences are expected to be recovered or settled. The change in deferred taxes is charged directly to surplus, with the impact of taxes on unrealized capital gains or losses and nonadmitted assets reported separately in the statutory statements of changes in capital and surplus.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to change the provision for federal income taxes recorded in the statutory financial statements, which could be significant.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

Tax reserves are reviewed regularly and are adjusted as events occur that the Company believes impact its liability for additional taxes, such as lapsing of applicable statutes of limitations, conclusion of tax audits or substantial agreement with taxing authorities on the deductibility/nondeductibility of uncertain items, additional exposure based on current calculations, identification of new issues, release of administrative guidance or rendering of a court decision affecting a particular tax issue. The Company believes its tax reserves reasonably provide for potential assessments that may result from Internal Revenue Service (“IRS”) examinations and other tax-related matters for all open tax years.

The Company is included in the NMIC consolidated federal income tax return.

Reinsurance Ceded

The Company cedes insurance to other companies in order to limit potential losses and to diversify its exposures. Such agreements do not relieve the Company of its primary obligation to the policyholder in the event the reinsurer is unable to meet the obligations it has assumed. Reinsurance premiums ceded and reinsurance recoveries on benefits and claims incurred are deducted from the respective income and expense accounts. Assets and liabilities related to reinsurance ceded are reported in the statutory statements of admitted assets, liabilities, changes in capital and surplus on a net basis within the related future policy benefits and claims of the Company.

Participating Business

Participating business, which refers to policies that participate in profits through policyholder dividends, represented approximately 4% of the Company’s life insurance in force in 2022 and 2021, and 49% and 50% of the number of life insurance policies in force in 2022 and 2021, respectively. The provision for policyholder dividends was based on the respective year’s dividend scales, as approved by the Board of Directors. Policyholder dividends are recognized when declared. No additional income was allocated to participating policyholders during 2022 and 2021.

Accounting Changes and Corrections of Errors

Effective January 1, 2021, the Company elected to apply OAC 3901-1-67 to its derivative instruments hedging indexed products and indexed annuity reserve liabilities. As a result of the Company’s election to apply OAC 3901-1-67 as of January 1, 2021, the Company’s admitted assets decreased $3 million, total liabilities decreased $2 million and capital and surplus decreased $1 million, which included a $3 million reduction to unassigned surplus from the cumulative effect of the change in accounting principle.

Effective January 1, 2020, the Company changed its reserve valuation basis for variable annuities due to changes to VM-21. As a result of this change, the Company records stochastic reserves, floored at the cash surrender value, instead of reserves using the standard scenario previously required under Actuarial Guideline XLIII “CARVM for Variable Annuities”. The impacts of the valuation basis change were recognized as of January 1, 2020, resulting in an increase to statutory capital and surplus of $78 million. In addition, the Company changed its reserve valuation basis for stable value wraps covering certain group life insurance policies from Separate Accounts Funding Guaranteed Minimum Benefits Under Group Contracts, to VM-21. There was no impact to statutory capital and surplus as a result of this change.

During 2020, the Company modified its approach used to schedule the reversals of its deferred tax assets for policyholder reserves under SSAP No. 101, Income Taxes (“SSAP No. 101”). Prior to 2020, the Company scheduled the reversals of its deferred tax assets for policyholder reserves by estimating the reserve reversal using the aggregate policyholder reserve. As of January 1, 2020, the Company is now taking a disaggregated approach and calculates reversal of the deferred tax assets for policyholder reserves on a product-by-product basis. The new method is more precise and better reflects how the deferred tax assets for policyholder reserves moves with the underlying reserve liability. SSAP No. 101 permits a company to modify its scheduling method so long as the modification is treated as change in accounting principle. The impact of the change increases the Company’s net admitted deferred tax asset $6 million and $5 million as of December 31, 2020 and January 1, 2020, respectively, with a commensurate increase in capital and surplus. There was no impact on net income.

During 2022, the Company identified and corrected an error in annuity product allocation drivers for general operating expenses between the Company and NLAIC that resulted in an understatement of the Company’s general insurance expenses for the years ended December 31, 2021, 2020 and 2019. The error resulted in an overstatement of net income of $22 million, an overstatement of total surplus of $45 million, an overstatement of total assets of $13 million and an understatement of total liabilities of $32 million as of and for the year ended December 31, 2021. In accordance with SSAP No. 3, Accounting Changes and Corrections of Errors (“SSAP No. 3”), the total prior period correction was recorded as a decrease to total surplus of $45 million, a decrease to total assets of $13 million and an increase to total liabilities of $32 million as of January 1, 2022. Additionally, the Company’s subsidiary, NLAIC, identified and corrected errors as of January 1, 2022 that increased the Company’s investment in NLAIC and total surplus by $6 million. The net decrease to the Company’s total surplus of $39 million in 2022 as a result of these corrections is reported as a negative adjustment to unassigned surplus.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

During 2020, the Company identified and corrected an error in the variable annuity ceded premium calculation under the intercompany 100% coinsurance agreement with Eagle. The error resulted in an understatement of ceded premiums for the years ended December 31, 2019 and 2018. In accordance with SSAP No. 3, the total prior period correction of $9 million was reported in 2020 as a negative adjustment to unassigned funds (surplus) and consisted of $11 million of ceded premiums, offset by $2 million of taxes.

Recently Adopted Accounting Standard

Effective January 1, 2021, the Company adopted revisions to SSAP No. 32R, Preferred Stock (“SSAP No. 32R”). The adopted revisions updated the definition for redeemable and perpetual preferred stock and furthermore, updated the valuation classification for perpetual preferred stock to fair value. Previously, perpetual preferred stock could have been valued at amortized cost or fair value based on the rating of the security. Per SSAP No. 32R, any valuation classification changes from amortized cost to fair value are to be recognized in statutory surplus. Going forward, changes to fair value will be recognized as a change in net unrealized capital gains and losses in statutory surplus. As a result of this change, the Company recorded an increase to statutory capital and surplus of $9 million as of January 1, 2021.

Subsequent Events

The Company evaluated subsequent events through March 17, 2023, the date the statutory financial statements were issued.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

(3)	Analysis of Actuarial Reserves and Deposit Liabilities by Withdrawal Characteristics

The following table summarizes the analysis of individual annuities actuarial reserves by withdrawal characteristics, as of the dates indicated:

(in millions)	General account[1]	Separate account with guarantees	Separate account non- guaranteed	Total	% of Total
December 31, 2022
Subject to discretionary withdrawal:
With market value adjustment	$2,279	90	-	$2,369	4%
At book value less current surrender charge of 5% or more	675	-	-	675	1%
At fair value	11	-	57,823	57,834	87%
Total with market value adjustment or at fair value	$2,965	$90	$57,823	$60,878	92%
At book value without adjustment (minimal or no charge or adjustment)	3,365	-	6	3,371	5%
Not subject to discretionary withdrawal	2,009	-	56	2,065	3%
Total, gross	$8,339	$90	$57,885	$66,314	100%
Less: Reinsurance ceded	(110)	-	-	(110)
Total, net	$8,229	$90	$57,885	$66,204
Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$65	$-	$-	$65

December 31, 2021
Subject to discretionary withdrawal:
With market value adjustment	$622	125	-	$747	1%
At book value less current surrender charge of 5% or more	209	-	-	209	0%
At fair value	12	-	73,141	73,153	93%
Total with market value adjustment or at fair value	$843	$125	$73,141	$74,109	94%
At book value without adjustment (minimal or no charge or adjustment)	3,295	-	6	3,301	4%
Not subject to discretionary withdrawal	1,749	-	69	1,818	2%
Total, gross	$5,887	$125	$73,216	$79,228	100%
Less: Reinsurance ceded	(114)	-	-	(114)
Total, net	$5,773	$125	$73,216	$79,114
Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$53	$-	$-	$53
[1]	Includes reserves applying the prescribed practice under OAC 3901-1-67, as disclosed in Note 2.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The following table summarizes the analysis of group annuities actuarial reserves by withdrawal characteristics, as of the dates indicated:

(in millions)	General account[1]	Separate account with guarantees	Separate account non- guaranteed	Total	% of Total
December 31, 2022
Subject to discretionary withdrawal:
With market value adjustment	$18,397	2,069	-	$20,466	49%
At book value less current surrender charge of 5% or more	6	-	-	6	0%
At fair value	-	-	15,701	15,701	38%
Total with market value adjustment or at fair value	$18,403	$2,069	$15,701	$36,173	87%
At book value without adjustment (minimal or no charge or adjustment)	4,211	-	-	4,211	10%
Not subject to discretionary withdrawal	1,051	103	-	1,154	3%
Total, gross	$23,665	$2,172	$15,701	$41,538	100%
Less: Reinsurance ceded	(53)	-	-	(53)
Total, net	$23,612	$2,172	$15,701	$41,485
Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$6	$-	$-	$6

December 31, 2021
Subject to discretionary withdrawal:
With market value adjustment	$18,205	2,389	-	$20,594	44%
At book value less current surrender charge of 5% or more	6	-	-	6	0%
At fair value	-	-	20,679	20,679	44%
Total with market value adjustment or at fair value	$18,211	$2,389	$20,679	$41,279	88%
At book value without adjustment (minimal or no charge or adjustment)	5,227	-	-	5,227	11%
Not subject to discretionary withdrawal	673	-	3	676	1%
Total, gross	$24,111	$2,389	$20,682	$47,182	100%
Less: Reinsurance ceded	(55)	-	-	(55)
Total, net	$24,056	$2,389	$20,682	$47,127
Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$6	$-	$-	$6
[1]	Includes reserves applying the prescribed practice under OAC 3901-1-67, as disclosed in Note 2.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The following table summarizes the analysis of deposit-type contracts and other liabilities without life or disability contingencies by withdrawal characteristics, as of the dates indicated:

(in millions)	General account	Separate account non- guaranteed	Total	% of Total
December 31, 2022
Subject to discretionary withdrawal:
With market value adjustment	$1	$-	$1	0%
At fair value	-	-	-	0%
Total with market value adjustment or at fair value	$1	$-	$1	0%
At book value without adjustment (minimal or no charge or adjustment)	666	2	668	16%
Not subject to discretionary withdrawal	3,522	14	3,536	84%
Total, gross	$4,189	$16	$4,205	100%
Less: Reinsurance ceded	-	-	-
Total, net	$4,189	$16	$4,205

December 31, 2021
Subject to discretionary withdrawal:
With market value adjustment	$2	$-	$2	0%
At fair value	-	-	-	0%
Total with market value adjustment or at fair value	$2	$-	$2	0%
At book value without adjustment (minimal or no charge or adjustment)	665	3	668	17%
Not subject to discretionary withdrawal	3,132	17	3,149	83%
Total, gross	$3,799	$20	$3,819	100%
Less: Reinsurance ceded	-	-	-
Total, net	$3,799	$20	$3,819

The following table is a reconciliation of total annuity actuarial reserves and deposit fund liabilities, as of the dates indicated:

	December 31,
(in millions)	2022	2021
Life, accident and health annual statement:
Annuities, net (excluding supplemental contracts with life contingencies)	$31,827	$29,815
Supplemental contracts with life contingencies, net	14	15
Deposit-type contracts	4,189	3,799
Subtotal	$36,030	$33,629
Separate accounts annual statement:
Annuities, net (excluding supplemental contracts with life contingencies)	$75,848	$96,412
Other contract deposit funds	16	20
Subtotal	$75,864	$96,432
Total annuity actuarial reserves and deposit fund liabilities, net	$111,894	$130,061

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The following table summarizes the analysis of life actuarial reserves by withdrawal characteristics, as of the dates indicated:

	General account			Separate account - nonguaranteed
(in millions)	Account value	Cash value	Reserve	Account value	Cash value	Reserve
December 31, 2022
Subject to discretionary withdrawal, surrender values or policy loans:
Term policies with cash value	$-	$11	$11	$-	$-	$-
Universal life	2,626	1,982	2,802	-	-	-
Universal life with secondary guarantees	426	353	929	-	-	-
Indexed universal life with secondary guarantees	283	210	304	-	-	-
Other permanent cash value life insurance	-	1,979	2,473	-	-	-
Variable life	2,850	2,898	3,010	25,626	25,621	25,260
Miscellaneous reserves	-	-	-	-	-	-
Subtotal	$6,185	$7,433	$9,529	$25,626	$25,621	$25,260
Not subject to discretionary withdrawal or no cash value:
Term policies without cash value	-	-	206	-	-	-
Accidental death benefits	-	-	1	-	-	-
Disability - active lives	-	-	15	-	-	-
Disability - disabled lives	-	-	59	-	-	-
Miscellaneous reserves	-	-	31	-	-	-
Total, gross	$6,185	$7,433	$9,841	$25,626	$25,621	$25,260
Less: reinsurance ceded	(9)	(9)	(178)	-	-	-
Total, net	$6,176	$7,424	$9,663	$25,626	$25,621	$25,260

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

	General account			Separate account - nonguaranteed
(in millions)	Account value	Cash value	Reserve	Account value	Cash value	Reserve
December 31, 2021
Subject to discretionary withdrawal, surrender values or policy loans:
Term policies with cash value	$-	$11	$11	$-	$-	$-
Universal life	2,609	2,624	2,783	-	-	-
Universal life with secondary guarantees	395	320	855	-	-	-
Indexed universal life with secondary guarantees	232	174	251	-	-	-
Other permanent cash value life insurance	-	1,271	2,539	-	-	-
Variable life	2,334	2,403	2,503	27,487	27,480	27,480
Miscellaneous reserves	-	-	-	-	-	6
Subtotal	$5,570	$6,803	$8,942	$27,487	$27,480	$27,486
Not subject to discretionary withdrawal or no cash value:
Term policies without cash value	-	-	241	-	-	-
Accidental death benefits	-	-	1	-	-	-
Disability - active lives	-	-	14	-	-	-
Disability - disabled lives	-	-	58	-	-	-
Miscellaneous reserves	-	-	33	-	-	-
Total, gross	$5,570	$6,803	$9,289	$27,487	$27,480	$27,486
Less: reinsurance ceded	(9)	(9)	(209)	-	-	-
Total, net	$5,561	$6,794	$9,080	$27,487	$27,480	$27,486

The following table is a reconciliation of life actuarial reserves, as of the dates indicated:

	December 31,
(in millions)	2022	2021
Life, accident and health annual statement:
Life Insurance, net	$9,569	$8,986
Accidental death benefits, net	1	1
Disability - active lives, net	14	13
Disability - disabled lives, net	52	51
Miscellaneous reserves, net	27	29
Subtotal	$9,663	$9,080
Separate accounts annual statement:
Life insurance[1]	$25,570	$27,788
Miscellaneous reserves	-	6
Subtotal	$25,570	$27,794
Total life actuarial reserves, net	$35,233	$36,874
1

In 2022, life insurance account value, cash value and reserve includes separate accounts with guarantees of $310 million for universal life. In 2021, life insurance account value, cash value and reserve includes separate accounts with guarantees of $308 million for universal life.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

Direct Premium Written by Managing General Agents and Third Party Administrators

The following table summarizes direct premium written by managing general agents and third party administrators as of December 31, 2022:

(in millions) Managing general agent/ third party reserve	FEIN number	Exclusive contract	Types of business written	Types of authority granted[1]	Total Direct Premium
AccuRisk Solutions, LLC	31-1777676	Not Exclusive	Accident & health	C / CA / B / P / U	106
BEAM Insurance Administrators, LLC	61-1776148	Not Exclusive	Accident & health	C / CA / B / P / U	6
Fringe Insurance Benefits, Inc.	74-2616364	Not Exclusive	Accident & health	B / P / U	40
Gilsbar, Inc.	72-0519951	Not Exclusive	Accident & health	B / P / U	18
IRC	74-2824053	Not Exclusive	Accident & health	C / CA / B / P / U	26
Maverick Health Solutions, LLC	87-3345548	Not Exclusive	Accident & health	B / C / CA / P	2
Merchants Benefit Administration, Inc.	86-0875918	Exclusive	Accident & health	B / C / CA / P	31
PRAM Insurance Services, Inc.	33-0367265	Not Exclusive	Accident & health	C / CA / B / P / U	5
RMTS - Manufacturers & Traders Trust Co.	20-1049240	Not Exclusive	Accident & health	C / CA / B / P / U	32
Roundstone Management, Ltd.	27-0371422	Not Exclusive	Accident & health	C / CA / B / P / U	90
Star Line Group	04-3499188	Not Exclusive	Accident & health	C / CA / B / P / U	6
TMS RE Inc	65-0644164	Not Exclusive	Accident & health	C / CA / B / P / U	45
United Group Programs Inc.	59-1896277	Not Exclusive	Accident & health	C / CA / B / P / U	8
Total Direct Premiums Written and Produced					$415
1	Authority code key includes: C– claims payment, CA– claims adjustment, B- binding authority, P-premium collection, U- underwriting.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

(4) Separate	Accounts

The Company’s separate account statement includes assets legally insulated from the general account as of the dates indicated, attributed to the following product lines:

	December 31, 2022		December 31, 2021
(in millions)	Separate account assets legally insulated	Separate account assets (not legally insulated)	Separate account assets legally insulated	Separate account assets (not legally insulated)
Product / Transaction:
Individual annuities	$63,282	$-	$79,416	$-
Group annuities	13,743	-	18,091	-
Life insurance	25,688	-	27,865	-
Pension risk transfer group annuities	95	-	-	-
Total	$102,808	$-	$125,372	$-

The following table summarizes amounts paid towards separate account guarantees by the general account and related risk charges paid by the separate account for the years ended:

(in millions)	Total paid toward separate account guarantees	Risk charges paid to general account
2022	$79	$722
2021	$12	$674
2020	$26	$631
2019	$58	$612
2018	$18	$594

The Company does not engage in securities lending transactions within its separate accounts.

Most separate accounts held by the Company relate to individual and group variable annuity and variable universal life insurance contracts of a non-guaranteed return nature. The net investment experience of the separate accounts is credited directly to the contract holder and can be positive or negative. The individual variable annuity contracts generally provide an incidental death benefit of the greater of account value or premium paid (net of prior withdrawals). However, many individual variable annuity contracts also provide death benefits equal to (i) the most recent fifth-year anniversary account value, (ii) the highest account value on any previous anniversary, (iii) premiums paid increased 5% or certain combinations of these, all adjusted for prior withdrawals. The death benefit and cash value under the variable universal life policies may vary with the investment performance of the underlying investments in the separate accounts. The assets and liabilities of these separate accounts are carried at fair value and are non-guaranteed.

Certain other separate accounts offered by the Company contain groups of variable universal life policies wherein the assets supporting account values on the underlying policies reside in Private Placement Separate Accounts. They provide a quarterly interest rate based on a crediting formula that reflects the market value to book value ratio of the investments, investment portfolio yield and a specified duration.

Certain other separate accounts relate to a guaranteed term option, which provides a guaranteed interest rate that is paid over certain maturity durations ranging from three to ten years, so long as certain conditions are met. If amounts allocated to the guaranteed term option are distributed prior to the maturity period, a market value adjustment can be assessed. The assets and liabilities of these separate accounts are carried at fair value.

The Company has a separate account that holds group annuity contracts offered through the Company’s PRT business, wherein the Company provides guaranteed benefit payments to annuitants. The Company issues PRT business out of both the general and separate accounts, and within both, the assets and liabilities of this business are carried at amortized cost. The PRT separate account business has been included as a nonindexed guarantee less than or equal to 4%.

Another separate account offered by the Company contains a group of universal life policies wherein the assets supporting the account values on the underlying policies reside in a Private Placement Separate Account. It provides an annual interest rate guarantee, subject to a minimum guarantee of 3%. The interest rate declared each year reflects the anticipated investment experience of the account. The business has been included as a nonindexed guarantee less than or equal to 4%.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The following tables summarize the separate account reserves of the Company, as of the dates indicated:

(in millions)	Nonindexed guarantee less than or equal to 4%	Nonindexed guarantee more than 4%	Nonguaranteed separate accounts	Total
December 31, 2022
Premiums, considerations or deposits	$174	$-	$7,583	$7,757
Reserves
For accounts with assets at:
Fair value	$2,016	$145	$98,862	$101,023
Amortized cost	411	-	-	411
Total reserves[1]	$2,427	$145	$98,862	$101,434
By withdrawal characteristics:
With market value adjustment	$2,117	$145	$-	$2,262
At fair value	-	-	98,784	98,784
At book value without market value adjustment and with current surrender charge less than 5%	310	-	8	318
Subtotal	$2,427	$145	$98,792	$101,364
Not subject to discretionary withdrawal	-	-	70	70
Total reserves[1]	$2,427	$145	$98,862	$101,434
1

The total reserves balance does not equal the liabilities related to separate accounts of $102.8 billion in the statutory statements of admitted assets, liabilities, capital and surplus by $1.4 billion, due to an adjustment for CARVM/CRVM reserves and other liabilities that have not been allocated to the categories outlined above.

(in millions)	Nonindexed guarantee less than or equal to 4%	Nonindexed guarantee more than 4%	Nonguaranteed separate accounts	Total
December 31, 2021
Premiums, considerations or deposits	$221	$-	$8,088	$8,309
Reserves
For accounts with assets at:
Fair value	$2,368	$146	$121,404	$123,918
Amortized cost	308	-	-	308
Total reserves[1]	$2,676	$146	$121,404	$124,226
By withdrawal characteristics:
With market value adjustment	$2,368	$146	$-	$2,514
At fair value	-	-	121,307	121,307
At book value without market value adjustment and with current surrender charge less than 5%	308	-	9	317
Subtotal	$2,676	$146	$121,316	$124,138
Not subject to discretionary withdrawal	-	-	88	88
Total reserves[1]	$2,676	$146	$121,404	$124,226

1

The total reserves balance does not equal the liabilities related to separate accounts of $125.4 billion in the statutory statements of admitted assets, liabilities, capital and surplus by $1.2 billion, due to an adjustment for CARVM/CRVM reserves and other liabilities that have not been allocated to the categories outlined above.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The following table is a reconciliation of net transfers from separate accounts, as of the dates indicated:

	December 31,
(in millions)	2022	2021	2020
Net transfers as reported in the statutory statements of operations of the separate accounts:
Transfers to separate accounts	$7,757	$8,309	$5,809
Transfers from separate accounts	(8,860)	(10,860)	(8,921)
Net transfers from separate accounts	$(1,103)	$(2,551)	$(3,112)
Reconciling adjustments:
Exchange accounts offsetting in the general account	(606)	(552)	(337)
Fees not included in general account transfers	47	68	(67)
Other miscellaneous adjustments not included in the general account balance	27	33	(28)
Net transfers as reported in the statutory statements of operations	$(1,635)	$(3,002)	$(3,544)

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

(5) Investments

Bonds and Stocks

The following table summarizes the carrying value, the excess of fair value over carrying value, the excess of carrying value over fair value and the fair value of bonds and stocks, as of the dates indicated:

(in millions)	Carrying value	Fair value in excess of carrying value	Carrying value in excess of fair value	Fair value
December 31, 2022
Bonds:
U.S. Government	$1	$-	$-	$1
States, territories and possessions	561	7	55	513
Political subdivisions	380	9	28	361
Special revenues	3,035	36	362	2,709
Industrial and miscellaneous	29,529	118	3,115	26,532
Loan-backed and structured securities	6,702	30	438	6,294
Total bonds	$40,208	$200	$3,998	$36,410
Common stocks unaffiliated	$239	$-	$-	$239
Preferred stocks unaffiliated	30	1	-	31
Total unaffiliated stocks[1]	$269	$1	$-	$270
Total bonds and unaffiliated stocks[1]	$40,477	$201	$3,998	$36,680

December 31, 2021
Bonds:
U.S. Government	$12	$-	$-	$12
States, territories and possessions	463	44	1	506
Political subdivisions	376	66	-	442
Special revenues	2,882	489	2	3,369
Industrial and miscellaneous	28,233	2,649	86	30,796
Loan-backed and structured securities	5,965	183	31	6,117
Total bonds	$37,931	$3,431	$120	$41,242
Common stocks unaffiliated	$225	$-	$-	$225
Preferred stocks unaffiliated	50	-	-	50
Total unaffiliated stocks[1]	$275	$-	$-	$275
Total bonds and unaffiliated stocks[1]	$38,206	$3,431	$120	$41,517
1

Excludes affiliated common stocks with a carrying value of $3.4 billion and $2.7 billion as of December 31, 2022 and 2021, respectively. Affiliated common stocks include investment in NLAIC and JNF of $3.2 billion and $186 million as of December 31, 2022, respectively, and $2.6 billion and $186 million as of December 31, 2021, respectively.

The carrying value of bonds on deposit with various states as required by law or special escrow agreement was $3 million as of December 31, 2022 and 2021.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The following table summarizes the carrying value and fair value of bonds, by contractual maturity, as of December 31, 2022. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without early redemption penalties:

(in millions)	Carrying value	Fair value
Bonds:
Due in one year or less	$964	$959
Due after one year through five years	8,339	7,969
Due after five years through ten years	10,276	9,208
Due after ten years	13,927	11,980
Total bonds excluding loan-backed and structured securities	$33,506	$30,116
Loan-backed and structured securities	6,702	6,294
Total bonds	$40,208	$36,410

The following table summarizes the fair value and unrealized losses on bonds and stocks (amount by which cost or amortized cost exceeds fair value), for which other-than-temporary declines in value have not been recognized, based on the amount of time each type of bond or stock has been in an unrealized loss position, as of the dates indicated:

	Less than or equal to one year		More than one year		Total
(in millions)	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
December 31, 2022
Bonds:
U.S. Government	$1	$-	$-	$-	$1	$-
States, territories and possessions	352	49	23	6	375	55
Political subdivisions	157	27	-	-	157	27
Special revenues	1,935	332	55	22	1,990	354
Industrial and miscellaneous	21,261	2,526	2,604	739	23,865	3,265
Loan-backed and structured securities	3,800	263	2,079	177	5,879	440
Total bonds	$27,506	$3,197	$4,761	$944	$32,267	$4,141
Common stocks unaffiliated	$45	$11	$19	$6	$64	$17
Preferred stocks unaffiliated	20	2	3	1	23	3
Total unaffiliated stocks	$65	$13	$22	$7	$87	$20
Total bonds and unaffiliated stocks	$27,571	$3,210	$4,783	$951	$32,354	$4,161

December 31, 2021
Bonds:
U.S. Government	$3	$-	$-	$-	$3	$-
States, territories and possessions	77	1	1	-	78	1
Special revenues	76	2	-	-	76	2
Industrial and miscellaneous	3,355	74	455	48	3,810	122
Loan-backed and structured securities	2,005	14	332	19	2,337	33
Total bonds	$5,516	$91	$788	$67	$6,304	$158
Common stocks unaffiliated	$-	$-	$23	$2	$23	$2
Preferred stocks unaffiliated	14	-	-	-	14	-
Total unaffiliated stocks	$14	$-	$23	$2	$37	$2
Total bonds and unaffiliated stocks	$5,530	$91	$811	$69	$6,341	$160

As of December 31, 2022, management evaluated securities in an unrealized loss position for impairment. As of the reporting date, the Company has the intent and ability to hold these securities until the fair value recovers, which may be maturity, and therefore, does not consider the securities to be other-than-temporarily impaired.

There was no intent to sell loan-backed and structured securities that have been identified as having other-than-temporary impairments for the years ended December 31, 2022 and 2021.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

Mortgage Loans, Net of Allowance

The following table summarizes the amortized cost of mortgage loans by method of evaluation for credit loss, and the related valuation allowances by type of credit loss, as of the dates indicated:

	December 31,
(in millions)	2022	2021
Amortized cost:
Loans with non-specific reserves	$8,393	$8,219
Loans with specific reserves	8	9
Total amortized cost	$8,401	$8,228
Valuation allowance:
Non-specific reserves	$37	$42
Specific reserves	1	1
Total valuation allowance[1]	$38	$43
Mortgage loans, net of allowance	$8,363	$8,185

1	Changes in the valuation allowance are due to current period provisions. These changes in the valuation allowance for the years ended December 31, 2022, 2021, and 2020 were immaterial.

As of December 31, 2022 and 2021, the Company’s mortgage loans classified as delinquent and/or in non-accrual status were immaterial in relation to the total mortgage loan portfolio.

The following table summarizes the LTV ratio and DSC ratio of the mortgage loan portfolio as of the dates indicated:

	LTV ratio			DSC ratio
(in millions)	Less than 90%	90% or greater	Total	Greater than 1.00	Less than or equal to 1.00	Total
December 31, 2022
Apartment	$3,651	$22	$3,673	$3,632	$41	$3,673
Industrial	1,437	-	1,437	1,437	-	1,437
Office	1,223	3	1,226	1,214	12	1,226
Retail	1,815	8	1,823	1,794	29	1,823
Other	225	-	225	217	8	225
Total[1]	$8,351	$33	$8,384	$8,294	$90	$8,384
Weighted average DSC ratio	2.20	0.82	2.19	n/a	n/a	n/a
Weighted average LTV ratio	n/a	n/a	n/a	57%	81%	57%

December 31, 2021
Apartment	$3,441	$33	$3,474	$3,445	$29	$3,474
Industrial	1,137	-	1,137	1,137	-	1,137
Office	1,226	25	1,251	1,231	20	1,251
Retail	2,067	41	2,108	2,068	40	2,108
Other	171	-	171	171	-	171
Total[1]	$8,042	$99	$8,141	$8,052	$89	$8,141
Weighted average DSC ratio	2.22	1.31	2.21	n/a	n/a	n/a
Weighted average LTV ratio	n/a	n/a	n/a	59%	78%	59%

1	Excludes $17 million and $87 million of commercial mortgage loans that were under development as of December 31, 2022 and 2021, respectively.

As of December 31, 2022 and 2021, the Company has a diversified mortgage loan portfolio with no more than 23% and 24%, respectively, in a geographic region in the U.S. and no more than 1% with any one borrower. The maximum and minimum lending rates for mortgage loans originated or acquired during 2022 were 11.0% and 2.9%, respectively, and for those originated or acquired during 2021 were 4.1% and 1.9%, respectively. As of December 31, 2022 and 2021, the maximum LTV ratio of any one loan at the time of loan origination was 80%. As of December 31, 2022 and 2021, the Company did not hold mortgage loans with interest 90 days or more past due. Additionally, there were no taxes, assessments or any amounts advanced and not included in the mortgage loan portfolio.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

Securities Lending

The fair value of loaned securities was $611 million and $547 million as of December 31, 2022 and 2021, respectively. The Company held $232 million and $170 million of cash collateral on securities lending as of December 31, 2022 and 2021, respectively. As of December 31, 2022, the carrying value and fair value of reinvested collateral assets was $232 million. As of December 31, 2021, the carrying value and fair value of reinvested collateral assets was $170 million. The fair value of bonds acquired with reinvested collateral assets was $236 million and $173 million as of December 31, 2022 and 2021, respectively. There are no securities lending transactions that extend beyond one year as of the reporting date. The Company received $394 million and $388 million of non-cash collateral on securities lending as of December 31, 2022 and 2021, respectively.

Net Investment Income

The following table summarizes net investment income by investment type, for the years ended:

	December 31,
(in millions)	2022	2021	2020
Bonds	$1,511	$1,417	$1,419
Mortgage loans	334	358	339
Other invested assets	196	499	384
Policy loans	42	43	43
Derivative instruments[1]	19	31	25
Other	44	12	16
Gross investment income	$2,146	$2,360	$2,226
Investment expenses	(127)	(129)	(119)
Net investment income	$2,019	$2,231	$2,107
1	Includes net investment income applying the prescribed practice under OAC 3901-1-67, as disclosed in Note 2, for the years ended December 31, 2022 and 2021.

The amount of investment income due and accrued that was nonadmitted as of December 31, 2022 and 2021 was immaterial.

Net Realized Capital Gains and Losses

The following table summarizes net realized capital gains and losses for the years ended:

	December 31,
(in millions)	2022	2021	2020
Gross gains on sales	$31	$106	$36
Gross losses on sales	(149)	(32)	(42)
Net realized (losses) gains on sales	$(118)	$74	$(6)
Net realized derivative gains (losses)[1]	284	(679)	(521)
Other-than-temporary impairments	(26)	(4)	(78)
Total net realized gains (losses)	$140	$(609)	$(605)
Tax expense (benefit) on net gains (losses)	3	59	(26)
Net realized capital gains (losses), net of tax	$137	$ (668)	$(579)
Less: Realized (losses) gains transferred to the IMR	(103)	15	(4)
Net realized capital gains (losses), net of tax and transfers to the IMR	$240	$(683)	$(575)
1	Includes impacts to derivative instruments applying the prescribed practice under OAC 3901-1-67, as disclosed in Note 2, for the years ended December 31, 2022 and 2021.

For the year ended December 31, 2022, gross realized gains and gross realized losses on sales of bonds were $7 million and $145 million, respectively. For the year ended December 31, 2021, gross realized gains and gross realized losses on sales of bonds were $80 million and $31 million, respectively. For the year ended December 31, 2020, gross realized gains and gross realized losses on sales of bonds were $26 million and $38 million, respectively.

The Company did not enter into any material repurchase transactions that would be considered wash sales during the years ended December 31, 2022, 2021 and 2020.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

Investment Commitments

The Company had unfunded commitments related to its investment in limited partnerships and limited liability companies totaling $894 million and $793 million as of December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, there were $207 million and $89 million of commitments to purchase private placement bonds, respectively. There were $291 million of outstanding commitments and no outstanding commitments to fund mortgage loans as of December 31, 2022 and 2021, respectively.

(6)	Derivative Instruments

The Company is exposed to certain risks related to its ongoing business operations which are managed using derivative instruments.

Interest rate risk management. In the normal course of business, the Company enters into transactions that expose it to interest rate risk arising from mismatches between assets and liabilities. The Company may use interest rate swaps and futures to reduce or alter interest rate exposure.

Interest rate contracts are used by the Company in association with fixed and variable rate investments to achieve cash flow streams that support certain financial obligations of the Company and to produce desired investment returns. As such, interest rate contracts are generally used to convert fixed rate cash flow streams to variable rate cash flow streams or vice versa.
Equity market risk management. The Company issues a variety of insurance products that expose it to equity risks. To mitigate these risks, the Company enters into a variety of derivatives including futures and options.

Indexed crediting risk management. The Company issues a variety of insurance and annuity products with indexed crediting features that expose the Company to risks related to the performance of an underlying index. To mitigate these risks, the Company enters into a variety of derivatives including index options, total return swaps and futures. The underlying indices can have exposure to equites, commodities and fixed income securities.

Other risk management. As part of its regular investing activities, the Company may purchase foreign currency denominated investments. These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates. As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument are intended to mitigate the changes in the functional-currency equivalent cash flows of the hedged item. To mitigate this risk, the Company uses cross-currency swaps.

Credit risk associated with derivatives transactions. The Company periodically evaluates the risks within the derivative portfolios due to credit exposure. When evaluating this risk, the Company considers several factors which include, but are not limited to, the counterparty credit risk associated with derivative receivables, the Company’s own credit as it relates to derivative payables, the collateral thresholds associated with each counterparty and changes in relevant market data in order to gain insight into the probability of default by the counterparty. The Company also considers the impact credit exposure could have on the effectiveness of the Company’s hedging relationships. As of December 31, 2022 and 2021, the impact of the exposure to credit risk on the fair value measurement of derivatives and the effectiveness of the Company’s hedging relationships was immaterial.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The following table summarizes the fair value, carrying value and related notional amounts of derivative instruments, as of the dates indicated:

(in millions)	Notional amount	Net Carrying Value	Fair value asset	Fair value liability	Average fair value
December 31, 2022
Interest rate swaps	$-	$-	$-	$-	$-
Options	96	1	2	-	-
Cross currency swaps	1,498	135	174	(9)	2
Futures	3,316	-	-	-	-
Total derivatives¹	$4,910	$136	$176	$(9)	$2

December 31, 2021
Interest rate swaps	$7	$-	$-	$-	$-
Options	25	1	1	-	-
Cross currency swaps	1,465	32	101	(13)	1
Futures	2,715	-	-	-	-
Total derivatives¹	$4,212	$33	$102	$(13)	$1
1	Fair value balance excludes immaterial accrued interest on derivative assets for December 31, 2022 and 2021.

The derivative assets subject to master netting agreements were $8 million and $13 million as of December 31, 2022 and 2021. The Company received $178 million and $92 million of cash collateral and $20 million and $17 million in pledged securities, respectively, resulting in an immaterial uncollateralized position as of December 31, 2022 and 2021. The derivative liabilities subject to master netting agreements were $8 million and $13 million as of December 31, 2022 and 2021. The Company posted immaterial cash collateral, resulting in an immaterial uncollateralized position as of December 31, 2022 and 2021. Securities received as collateral are recorded off-balance sheet and exclude initial margin posted on derivatives of $236 million and $171 million as of December 31, 2022 and 2021, respectively.

The following table summarizes net gains and losses on derivatives programs by type of derivative instrument, as of the dates indicated:

	Net realized gains (losses) recorded in operations			Unrealized gains (losses) recorded in capital and surplus
	December 31,			December 31,
(in millions)	2022	2021	2020	2022	2021	2020
Options	$-	$-	$-	$-	$-	$(1)
Cross currency swaps	1	1	4	103	69	(102)
Futures	283	(680)	(525)	124	27	1
Total	$284	$(679)	$(521)	$227	$96	$(102)

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

(7)	Fair Value Measurements

The following table summarizes assets and liabilities held at fair value as of December 31, 2022:

(in millions)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets
Bonds	$-	$11	$-	$-	$11
Common stocks unaffiliated	77	162	-	-	239
Preferred stocks unaffiliated	-	25	6	-	31
Separate account assets	97,015	1,795	55	3,552	102,417
Assets at fair value	$97,092	$1,993	$61	$3,552	$102,698

The following table presents the rollforward of Level 3 assets and liabilities held at fair value during the year ended December 31, 2022:

(in millions)	Bonds[1]	Preferred stocks unaffiliated	Separate account assets	Assets at fair value
Balance as of December 31, 2021	$1	$6	$49	$56
Net gains (losses):
In surplus	-	-	24	24
Purchases	-	2	-	2
Sales	-	(2)	(18)	(20)
Transfers out of Level 3	(1)	-	-	(1)
Balance as of December 31, 2022	$-	$6	$55	$61
1	Bonds transfer out of Level 3 during the year ended December 31, 2022, result from the application of the lower of amortized cost or fair value rules based on NAIC rating.

The following table summarizes assets and liabilities held at fair value as of December 31, 2021:

(in millions)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets
Bonds	$-	$7	$1	$-	$8
Common stocks unaffiliated	82	143	-	-	225
Preferred stocks unaffiliated	-	44	6	-	50
Separate account assets	119,549	2,087	49	3,354	125,039
Assets at fair value	$119,631	$2,281	$56	$3,354	$125,322

The following table presents the rollforward of Level 3 assets and liabilities held at fair value during the year ended December 31, 2021:

(in millions)	Bonds	Common stocks unaffiliated	Preferred stocks unaffiliated[1]	Separate account assets	Assets at fair value
Balance as of December 31, 2020	$1	$1	$-	$58	$60
Net gains (losses):
In surplus	-	-	1	6	7
Purchases	1	-	1	-	2
Sales	(1)	-	-	(15)	(16)
Transfers into Level 3	-	-	4	-	4
Transfers out of Level 3	-	(1)	-	-	(1)
Balance as of December 31, 2021	$1	$-	$6	$49	56
1	Preferred stock unaffiliated transfers into Level 3 during the year ended December 31, 2021 are primarily related to the Company’s election of SSAP No. 32R2.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The following table summarizes the carrying value and fair value of the Company’s assets and liabilities not held at fair value as of the dates indicated. The valuation techniques used to estimate these fair values are described below or in Note 2.

	Fair Value
(in millions)	Level 1	Level 2	Level 3	Total fair value	Carrying value
December 31, 2022
Assets:
Bonds[1]	$1	$32,048	$4,350	$36,399	$40,197
Mortgage loans, net of allowance	-	-	7,351	7,351	8,363
Policy loans	-	-	933	933	933
Derivative assets	-	174	2	176	143
Cash, cash equivalents and short-term investments	613	1,008	-	1,621	1,621
Securities lending collateral assets	232	-	-	232	232
Separate account assets	4	311	41	356	391
Total assets	$850	$33,541	$12,677	$47,068	$51,880
Liabilities:
Investment contracts	$-	$-	$3,158	$3,158	$3,148
Derivative liabilities	-	9	-	9	7
Total liabilities	$-	$9	$3,158	$3,167	$3,155

December 31, 2021
Assets:
Bonds[1]	$2	$35,874	$5,358	$41,234	$37,923
Mortgage loans, net of allowance	-	-	8,340	8,340	8,185
Policy loans	-	-	913	913	913
Derivative assets	-	101	1	102	64
Cash, cash equivalents and short-term investments	127	509	-	636	636
Securities lending collateral assets	170	-	-	170	170
Separate account assets	3	374	3	380	333
Total assets	$302	$36,858	$14,615	$51,775	$48,224
Liabilities:
Investment contracts	$-	$-	$2,720	$2,720	$2,715
Derivative liabilities	-	13	-	13	31
Total liabilities	$-	$13	$2,720	$2,733	$2,746

1	Level 3 is primarily composed of industrial and miscellaneous bonds.

Mortgage loans, net of allowance. The fair values of mortgage loans are primarily estimated using discounted cash flow analyses based on interest rates currently being offered for similar loans to borrowers with similar credit ratings.

Policy loans. The carrying amount reported in the statutory statements of admitted assets, liabilities, capital and surplus approximates fair value as policy loans are fully collateralized by the cash surrender value of underlying insurance policies.

Securities lending collateral assets. These assets are comprised of bonds and short-term investments and the respective fair values are estimated based on the fair value methods described in Note 2.

Investment contracts. For investment contracts without defined maturities, fair value is the amount payable on demand, net of surrender charges. For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis. Interest rates used in this analysis are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued. The fair value of adjustable rate contracts approximates their carrying value.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

(8)	Federal Income Taxes

The following tables summarize the net admitted deferred tax assets, as of the dates indicated:

	December 31, 2022
(in millions)	Ordinary	Capital	Total
Total gross deferred tax assets	$820	$32	$852
Statutory valuation allowance adjustment	-	-	-
Adjusted gross deferred tax assets	$820	$32	$852
Less: Deferred tax assets nonadmitted	(96)	(7)	(103)
Net admitted deferred tax assets	$724	$25	$749
Less: Deferred tax liabilities	(147)	(13)	(160)
Net admitted deferred tax assets	$577	$12	$589

	December 31, 2021
(in millions)	Ordinary	Capital	Total
Total gross deferred tax assets	$759	$30	$789
Statutory valuation allowance adjustment	-	-	-
Adjusted gross deferred tax assets	$759	$30	$789
Less: Deferred tax assets nonadmitted	(71)	(12)	(83)
Net admitted deferred tax assets	$688	$18	$706
Less: Deferred tax liabilities	(81)	(7)	(88)
Net admitted deferred tax assets	$607	$11	$618

The following table summarizes components of the change in deferred income taxes reported in capital and surplus before consideration of nonadmitted assets and changes from the prior year, as of the dates indicated:

	December 31,
(in millions)	2022	2021	Change
Adjusted gross deferred tax assets	$852	$789	$63
Total deferred tax liabilities	(160)	(88)	(72)
Net deferred tax assets	$692	$701	$(9)
Less: Tax effect of unrealized gains			(37)
Change in deferred income tax			$28

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The following tables summarize components of the admitted deferred tax assets calculation, as of the dates indicated:

	December 31, 2022
(in millions)	Ordinary	Capital	Total
Federal income taxes recoverable through loss carryback	$-	$8	$8
Adjusted gross deferred tax assets expected to be realized[1]	577	4	581
Adjusted gross deferred tax assets offset against existing gross deferred tax liabilities	147	13	160
Admitted deferred tax assets	$724	$25	$749

	December 31, 2021
(in millions)	Ordinary	Capital	Total
Federal income taxes recoverable through loss carryback	$-	$11	$11
Adjusted gross deferred tax assets expected to be realized[1]	607	-	607
Adjusted gross deferred tax assets offset against existing gross deferred tax liabilities	81	7	88
Admitted deferred tax assets	$688	$18	$706
1

Note that this amount is calculated as the lesser of the adjusted gross deferred tax assets expected to be realized following the balance sheet date or the adjusted gross deferred tax assets allowed per the limitation threshold. For the years ended December 31, 2022 and 2021, the threshold limitation for adjusted capital and surplus was $1.4 billion and $1.3 billion, respectively.

The adjusted capital and surplus used to determine the recovery period and adjusted gross deferred tax assets allowed per the limitation threshold was $9.5 billion and $8.4 billion as of December 31, 2022 and 2021, respectively. The ratio percentage used to determine the recovery period and adjusted gross deferred tax assets allowed per the limitation threshold was 1,071% and 1,125% as of December 31, 2022 and 2021, respectively.

The following tables summarize the impact of tax planning strategies, as of the dates indicated:

	December 31, 2022
	Ordinary	Capital	Total
Adjusted gross deferred tax assets	0.00%	0.00%	0.00%
Net admitted adjusted gross deferred tax assets	25.51%	0.00%	25.51%

	December 31, 2021
	Ordinary	Capital	Total
Adjusted gross deferred tax assets	0.00%	0.00%	0.00%
Net admitted adjusted gross deferred tax assets	8.36%	0.00%	8.36%

The Company’s tax planning strategies included the use of affiliated reinsurance for the years ended December 31, 2022 and 2021.

There are no temporary differences for which deferred tax liabilities are not recognized for the years ended December 31, 2022 and 2021.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The following table summarizes the tax effects of temporary differences and the change from the prior year, for the years ended:

	December 31,
(in millions)	2022	2021	Change
Deferred tax assets
Ordinary:
Future policy benefits and claims	$132	$90	$42
Investments	89	128	(39)
Deferred acquisition costs	260	214	46
Policyholders’ dividends accumulation	4	4	-
Fixed assets	20	-	20
Compensation and benefits accrual	10	11	(1)
Receivables - nonadmitted	1	-	1
Tax credit carry-forward	294	299	(5)
Other	10	13	(3)
Subtotal	$820	$759	$61
Nonadmitted	(96)	(71)	(25)
Admitted ordinary deferred tax assets	$724	$688	$36
Capital:
Investments	32	30	2
Subtotal	$32	$30	$2
Nonadmitted	(7)	(12)	5
Admitted capital deferred tax assets	$25	$18	$7
Admitted deferred tax assets	$749	$706	$43
Deferred tax liabilities
Ordinary:
Investments	$(100)	$(12)	$(88)
Deferred and uncollected premium	(5)	(6)	1
Future policy benefits and claims	(32)	(38)	6
Other	(10)	(25)	15
Subtotal	$(147)	$(81)	$(66)
Capital:
Investments	(13)	(7)	(6)
Subtotal	$(13)	$(7)	$(6)
Deferred tax liabilities	$(160)	$(88)	$(72)
Net deferred tax assets	$589	$618	$(29)

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion of the total deferred tax assets will not be realized. Valuation allowances are established when necessary to reduce the deferred tax assets to amounts expected to be realized. Based on the Company’s analysis, it is more likely than not that the results of future operations and the implementation of tax planning strategies will generate sufficient taxable income to enable the Company to realize all deferred tax assets. Therefore, no valuation allowances have been established as of December 31, 2022 and 2021.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The following table summarizes the Company’s income tax incurred and change in deferred income tax. The total income tax and change in deferred income tax differs from the amount obtained by applying the federal statutory rate to income (loss) before tax as follows, for the years ended:

	December 31,
(in millions)	2022	2021	2020
Current income tax expense (benefit)	$103	$50	$(22)
Change in deferred income tax (without tax on unrealized gains and losses)	(28)	(50)	(41)
Total income tax expense (benefit) reported	$75	$-	$(63)
Income before income and capital gains taxes	$1,077	$861	$465
Federal statutory tax rate	21%	21%	21%
Expected income tax expense at statutory tax rate	$226	$181	$98
(Decrease) increase in actual tax reported resulting from:
Dividends received deduction	(80)	(137)	(117)
Change in tax reserves	(9)	-	16
Tax credits	(58)	(47)	(48)
Loss carryback rate differential	-	-	(10)
Other	(4)	3	(2)
Total income tax expense (benefit) reported	$75	$-	$(63)

The Company incurred $11 million in federal income tax expense in 2021, which is available for recoupment in the event of future net losses.

The following table summarizes operating loss or tax credit carry-forwards available as of December 31, 2022:

(in millions)	Amount	Origination	Expiration
Business credits	$27	2015	2035
Business credits	$62	2016	2036
Business credits	$62	2017	2037
Business credits	$30	2018	2038
Business credits	$27	2019	2039
Business credits	$29	2020	2040
Business credits	$28	2021	2041
Business credits	$29	2022	2042

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The Company is included in the NMIC consolidated federal income tax return which includes the following entities:

Nationwide Mutual Insurance Company

AGMC Reinsurance, Ltd

Allied Group, Inc.

Allied Holding (Delaware), Inc.

Allied Insurance Company of America

Allied Property & Casualty Insurance Company

Allied Texas Agency, Inc.

AMCO Insurance Company

American Marine Underwriters

Crestbrook Insurance Company

Depositors Insurance Company

DVM Insurance Agency, Inc.

Eagle Captive Reinsurance, LLC

Freedom Specialty Insurance Company

Harleysville Group Inc.

Harleysville Insurance Co. of New York

Harleysville Insurance Company

Harleysville Insurance Company of New Jersey

Harleysville Lake States Insurance Company

Harleysville Life Insurance Company

Harleysville Preferred Insurance Company

Harleysville Worcester Insurance Company

Jefferson National Financial Corporation

Jefferson National Securities Corporation

Lone Star General Agency, Inc.

National Casualty Company

Nationwide Advantage Mortgage Company

Nationwide Affinity Insurance Company of America

Nationwide Agent Risk Purchasing Group. Inc.

Nationwide Agribusiness Insurance Company

Nationwide Assurance Company

Nationwide Cash Management Company

Nationwide Corporation

Nationwide Financial Assignment Company

Nationwide Financial General Agency, Inc.

Nationwide Financial Services, Inc.

Nationwide General Insurance Company

Nationwide Indemnity Company

Nationwide Insurance Company of America

Nationwide Insurance Company of Florida

Nationwide Investment Services Corporation

Nationwide Life and Annuity Ins. Company

Nationwide Life Insurance Company

Nationwide Lloyds

Nationwide Property & Casualty Ins. Company

Nationwide Retirement Solutions, Inc.

Nationwide Sales Solutions, Inc.

Nationwide Trust Company, FSB

NBS Insurance Agency, Inc.

NFS Distributors, Inc.

Registered Investment Advisors Services, Inc.

Retention Alternatives SAC Ltd.

Scottsdale Indemnity Company

Scottsdale Insurance Company

Scottsdale Surplus Lines Insurance Company

THI Holdings (Delaware), Inc.

Titan Insurance Company

Titan Insurance Services, Inc.

Veterinary Pet Insurance Company

Victoria Fire & Casualty Company

Victoria Select Insurance Company

VPI Services, Inc.

The method of allocation among the companies is based upon separate return calculations with current benefit for tax losses and credits utilized in the consolidated return.

The Company did not have any protective tax deposits under Section 6603 of the Internal Revenue Code as of December 31, 2022 and 2021.

The Company does not have any tax loss contingencies for which it is reasonably possible that the total liability will significantly increase within twelve months of the reporting date.

In August 2022, the Inflation Reduction Act of 2022 (“Act”) was passed by the U.S. Congress and signed into law. The Act includes a new Federal corporate alternative minimum tax (“CAMT”), effective in 2023, that is based on the adjusted financial statement income (“AFSI”) set forth on the applicable financial statement (“AFS”) of an applicable corporation. A corporation is an applicable corporation if its rolling average pre-tax AFSI over three prior years (starting with 2020-2022) is greater than $1.0 billion. For a group of related entities, the $1.0 billion threshold is determined on a group basis, and the group’s AFS is generally treated as the AFS for all separate taxpayers in the group. Except under limited circumstances, once a corporation is an applicable corporation, it is an applicable corporation in all future years.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

An applicable corporation is not automatically subject to a CAMT liability. The corporation’s tentative CAMT liability is equal to 15% of its adjusted AFSI, and CAMT is payable to the extent the tentative CAMT liability exceeds regular corporate income tax. However, any CAMT paid would be indefinitely available as a credit carryover that could reduce future regular tax in excess of CAMT.

The Company comprises a controlled group of corporations and has determined that it likely will be an applicable corporation in 2023. In making such determination, the group has made certain interpretations of, and assumptions regarding, the CAMT provisions of the Act. The U.S. Treasury Department is expected to issue guidance throughout 2023 that may differ from the group’s interpretations and assumptions and that could alter the group’s determination.

In accordance with INT 22-02: Third Quarter 2022 through First Quarter 2023 Reporting of the Inflation Reduction Act - Corporate Alternative Minimum Tax, the Company did not include an estimate of the impacts of the CAMT because a reasonable estimate cannot be made as of December 31, 2022.

For the year ended December 31, 2022, the Act did not impact the Company’s total tax expense.

(9)	Short-Term Debt and FHLB Funding Agreements

Short-Term Debt

The Company is a party of a $750 million revolving variable rate credit facility agreement. The Company had no amounts outstanding under the facility as of December 31, 2022 and 2021.

The Company has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program. The maximum amount available under the agreement is $350 million. The borrowing rate on this program is equal to Effective Federal Funds Rate plus 0.18%. The Company had no amounts outstanding under this agreement as of December 31, 2022 and 2021.

In 2021, the Company terminated its commercial paper program, which had a limit of $750 million.

The terms of certain debt instruments contain various restrictive covenants, including, but not limited to, minimum statutory surplus defined in the agreements. The Company was in compliance with all covenants as of December 31, 2022 and 2021.

The amount of interest paid on short-term debt was immaterial in 2022, 2021 and 2020.

FHLB Funding Agreements

The Company is a member of the FHLB. Through its membership, the FHLB established the Company’s capacity for short-term borrowings and cash advances under the funding agreement program at up to 50% of total admitted assets.

The Company’s Board of Directors has authorized the issuance of funding agreements up to $4.0 billion to the FHLB, shared between the Company and NLAIC, in exchange for cash advances, which are collateralized by pledged securities. The Company uses these funds in an investment spread strategy, consistent with its other investment spread operations. As such, the Company applies SSAP No. 52, Deposit-Type Contracts, accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of the Company’s strategy to utilize these funds for operations, and any funds obtained from the FHLB for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations, as borrowed money. Membership requires the Company to purchase and hold a minimum amount of FHLB capital stock plus additional stock based on outstanding advances. The Company has $20 million and $25 million in membership stock as of December 31, 2022 and 2021, respectively. As part of the agreement, the Company purchased and held an additional $139 million and $118 million in activity stock as of December 31, 2022 and 2021, respectively, which is included in stocks on the statutory statements of admitted assets, liabilities, capital and surplus. The Company’s liability for advances from the FHLB was $3.1 billion and $2.7 billion as of December 31, 2022 and 2021, respectively, which is included in future policy benefits and claims on the statutory statements of admitted assets, liabilities, capital and surplus. As of February 27, 2023, the Company’s Board of Directors has authorized the issuance of funding agreements up to $6.0 billion to the FHLB, an increase of $2.0 billion, shared between the Company and NLAIC.

The Company has agreements with the FHLB to provide financing for operations. These agreements, which were renewed in February 2023 and expire February 2, 2024, allow the Company access to borrow up to $1.1 billion. As of December 31, 2022 and 2021, the Company had no amounts outstanding under these agreements.

Bonds and mortgage loans with a carrying value of $4.6 billion (2.8% of total admitted assets) as of December 31, 2022 and $3.1 billion (1.7% of total admitted assets) as of December 31, 2021 were pledged as collateral under FHLB agreements and are included in bonds and mortgage loans on the statutory statements of admitted assets, liabilities, capital and surplus.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

(10)	Surplus Notes

The following table summarizes the carrying value of surplus notes issued by the Company to NFS, as of the dates indicated:

(in millions)
Date issued	Interest rate	Par value	Carrying value	Interest and/ or principal paid in current year	Total interest and/or principal paid	Unapproved interest and/or principal	Date of maturity
December 31, 2022 12/19/2001	7.50%	$300	$300	$22	$472	$-	12/31/2031
6/27/2002	8.15%	300	300	24	497	-	6/27/2032
12/23/2003	6.75%	100	100	6	125	-	12/23/2033
12/20/2019	4.21%	400	400	17	51	-	12/19/2059
Total		$1,100	$1,100	$69	$1,145	$-

December 31, 2021 12/19/2001	7.50%	$300	$300	$22	$450	$-	12/31/2031
6/27/2002	8.15%	300	300	25	473	-	6/27/2032
12/23/2003	6.75%	100	100	7	119	-	12/23/2033
12/20/2019	4.21%	400	400	17	34	-	12/19/2059
Total		$1,100	$1,100	$71	$1,076	$-

The surplus notes were issued in accordance with Section 3901.72 of the Ohio Revised Code. The principal and interest on these surplus notes shall not be a liability or claim against NLIC, or any of its assets, except as provided in Section 3901.72 of the Ohio Revised Code. The Department must approve interest and principal payments before they are paid.

(11)	Reinsurance

The Company has 100% coinsurance agreement with funds withheld with Eagle to cede specified GMDB and GLWB obligations provided under substantially all of the variable annuity contracts and certain fixed indexed annuity contracts issued and to be issued by NLIC. While the GMDB and GLWB contract riders are ceded by NLIC to Eagle, the base annuity contracts and any non-reinsured risks will be retained by NLIC. Amounts ceded to Eagle during 2022, 2021 and 2020 included premiums of $637 million, $607 million and $627 million, respectively, benefits and claims, net of third party reinsurance recoveries of $75 million, $8 million, and $23 million respectively, net investment earnings on funds withheld assets of $52 million, $40 million and $49 million, respectively, and an expense allowance for third party reinsurance premiums of $2 million, $1 million and $1 million, respectively. As of December 31, 2022 and 2021, the carrying value of the funds withheld assets recorded within funds held under coinsurance was $1.6 billion and $1.1 billion, respectively, which consists of bonds and cash equivalents that had a carrying value of $1.5 billion and $954 million, respectively, and mortgage loans that had a carrying value of $95 million and $98 million, respectively. As of December 31, 2022 and 2021, the Company’s reserve credit for guaranteed benefits ceded under the reinsurance agreements was $253 million and $50 million, respectively. Amounts payable to Eagle related to the reinsurance agreements were $424 million and $204 million as of as of December 31, 2022 and December 31, 2021, respectively.

The Company has a reinsurance agreement with NMIC whereby nearly all of the Company’s accident and health business not ceded to unaffiliated reinsurers is ceded to NMIC on a modified coinsurance basis. Either party may terminate the agreement on January 1 of any year with prior notice. Under a modified coinsurance agreement, the ceding company retains invested assets, and investment earnings are paid to the reinsurer. Under the terms of the Company’s agreement, the investment risk associated with changes in interest rates is borne by the reinsurer. Risk of asset default is retained by the Company, although a fee is paid to the Company for the retention of such risk. The ceding of risk does not discharge the Company, as the original insurer, from its primary obligation to the policyholder. Amounts ceded to NMIC include revenues of $287 million, $281 million and $281 million for the years ended December 31, 2022, 2021 and 2020, respectively, while benefits, claims and expenses ceded were $267 million, $257 million and $260 million, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

The Company has an intercompany reinsurance agreement with NLAIC whereby certain inforce and subsequently issued fixed individual deferred annuity contracts are assumed on a modified coinsurance basis. Under modified coinsurance agreements, the ceding company retains invested assets and investment earnings are paid to the reinsurer. Under terms of the agreement, the Company bears the investment risk associated with changes in interest rates. Risk of asset default remains with NLAIC, and the Company pays a fee to NLAIC for the retention of such risk. The agreement will remain inforce until all contract obligations are settled. The ceding of risk does not discharge the original insurer from its primary obligation to the contractholder. Amounts assumed from NLAIC are included in the Company’s statutory statement of operations for 2022, 2021 and 2020 and include premiums of $10 million, $10 million and $12 million, respectively, net investment income of $35 million, $42 million and $46 million, respectively, and benefits, claims and other expenses of $161 million, $147 million and $171 million, respectively. The reserve adjustment for 2022, 2021 and 2020 of $(161) million, $(151) million and $(172) million, respectively, represents changes in reserves related to this fixed block of business, offset by investment earnings on the underlying assets. Policy reserves under this agreement totaled $859 million and $985 million as of December 31, 2022 and 2021, respectively, and amounts payable related to this agreement were $14 million and $8 million for the years ended December 31, 2022 and 2021, respectively.

The Company has an intercompany reinsurance agreement with NLAIC whereby certain variable universal life insurance, whole life insurance and universal life insurance policies are assumed on a modified coinsurance basis. Total policy reserves under this treaty were $33 million and $35 million as of December 31, 2022 and 2021, respectively. Total premiums assumed under this treaty were $12 million, $12 million and $8 million during 2022, 2021 and 2020, respectively.

The Company has an intercompany reinsurance agreement with NLAIC whereby a certain life insurance contract is assumed on a 100% coinsurance basis. Policy reserves assumed under this agreement totaled $156 million and $155 million as of December 31, 2022 and 2021, respectively.

The Company has entered into reinsurance contracts to cede a portion of its individual annuity and life insurance business to unrelated reinsurers. Total reserve credits taken as of December 31, 2022 and 2021 were $345 million and $382 million, respectively. The three largest contracts are with Security Benefit Life Insurance Company (“SBL”), Scottish Re Group Limited (“SRG”), in Rehabilitation, and Security Life of Denver Life Insurance Company (“SLD”) as of December 31, 2022. Total reserve credits taken on these contracts as of December 31, 2022 and 2021 totaled $94 million and $96 million for each year, respectively, from SBL, $23 million and $25 million, respectively, from SRG, and $22 million and $21 million, respectively, from SLD. The ceding of risk does not relieve the Company, as the original insurer, from its primary obligation to the policyholder. Under the terms of the contracts, SBL and SRG, in Rehabilitation, have established trusts as collateral for the recoveries, whereby the trust assets are invested in investment grade securities, the fair value of which must at all times be greater or equal to 100% of the reinsured reserves.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

(12)	Transactions with Affiliates

The Company has entered into significant, recurring transactions and agreements with NMIC, other affiliates and subsidiaries as a part of its ongoing operations. These include annuity and life insurance contracts, office space cost sharing arrangements, and agreements related to reinsurance, cost sharing, tax sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services and software licensing. In addition, several benefit plans sponsored by NMIC are available to Nationwide employees, for which the Company has no legal obligations. Measures used to determine the allocation among companies includes individual employee estimates of time spent, special cost studies, the number of full-time employees and other methods agreed to by the participating companies.

In addition, Nationwide Services Company, LLC (“NSC”), a subsidiary of NMIC, provided data processing, systems development, hardware and software support, telephone, mail and other services to the Company, based on specified rates for units of service consumed pursuant to the enterprise cost sharing agreement. As of January 1, 2022 NSC merged into NNOV8, LLC, a subsidiary of NMIC, and all services going forward were provided by NMIC. For the year ended December 31, 2022, the Company was allocated costs from NMIC totaling $285 million. For the years ended 2021 and 2020, the Company was allocated costs from NMIC and NSC totaling $288 million and $281 million, respectively.

The Company has issued group annuity and life insurance contracts and performs administrative services for various employee benefit plans sponsored by NMIC or its affiliates. Total account values of these contracts were $3.7 billion and $3.8 billion as of December 31, 2022 and 2021, respectively. Total revenues from these contracts were $127 million, $121 million and $122 million for the years ended December 31, 2022, 2021 and 2020, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees. Total interest credited to the account balances were $87 million, $113 million and $115 million for the years ended December 31, 2022, 2021 and 2020, respectively.

The Company may underwrite insurance policies for its officers, directors, and/or other personnel providing services to the Company. The Company may offer discounts on certain products that are subject to applicable state insurance laws and approvals.

Under the enterprise cost sharing agreement, the Company has a cost sharing arrangement with NMIC to occupy office space. For the years ended December 31, 2022, 2021 and 2020, the Company was allocated costs from NMIC of $12 million, $12 million and $13 million, respectively.

The Company receives an annual fee payable from the Tax Credit Funds, for which it is a guarantor and Managing Member, for its services in connection with the oversight of the performance of the Investee Partnerships and the compliance by their managing members and managing agents thereof with the provisions of the various operating level agreements and applicable laws. The Company earned $3 million, $3 million, and $2 million for the years ended December 31, 2022, 2021 and 2020, respectively.

Funds of Nationwide Funds Group (“NFG”), a group of Nationwide businesses that develops, sells and services mutual funds, are offered to the Company’s customers as investment options in certain of the Company’s products. As of December 31, 2022 and 2021, customer allocations to NFG funds totaled $63.0 billion and $76.8 billion, respectively. For the years ended December 31, 2022, 2021 and 2020, NFG paid the Company $242 million, $265 million and $229 million, respectively, for the distribution and servicing of these funds.

Amounts on deposit with NCMC for the benefit of the Company were $1.0 billion and $509 million as of December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, amounts on deposit with NCMC were comprised of $883 million and $483 million, respectively, of cash equivalents, with remaining amounts in short-term investments.

Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS. Total commissions and fees paid to these affiliates for the years ended December 31, 2022, 2021 and 2020 was $112 million, $74 million and $69 million, respectively.

The Company provides financing to Nationwide Realty Investors, LTD, a subsidiary of NMIC with interest rates ranging from 3.6% to 4.9% and maturity dates ranging from June 2023 to July 2041. As of December 31, 2022 and 2021, the Company had mortgage loans outstanding of $338 million and $358 million, respectively.

The Company also participates in intercompany repurchase agreements with affiliates whereby the seller transfers securities to the buyer at a stated value. Upon demand or after a stated period, the seller repurchases the securities from the buyer at the original sales price plus interest. As of December 31, 2022 and 2021, the Company had no outstanding borrowings from affiliated entities under such agreements. During 2022 and 2021, there were no outstanding borrowings from affiliated entities at any given time. The amount the Company incurred for interest expense on intercompany repurchase agreements during 2022, 2021 and 2020 were immaterial.

During 2022, the Company received capital contributions of $310 million from NFS. On March 15, 2023, the Company received an additional capital contribution of $30 million from NFS.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

During 2022, 2021 and 2020, the Company paid capital contributions of $800 million, $400 million and $500 million, respectively, to NLAIC. In addition, the Company contributed $60 million to NLAIC in connection with the January 1, 2022 merger of HLIC.

The company has an unsecured promissory note and revolving line of credit with JNLNY whereby JNLNY can borrow up to $5 million. No amounts have been drawn on the note as of December 31, 2022 or through the subsequent event date.

Pursuant to financial support agreements, the Company has agreed to provide NLAIC and JNL with the minimum capital and surplus required by each state in which NLAIC and JNL does business. These agreements do not constitute the Company as guarantor of any obligation or indebtedness of NLAIC or JNL or provide any creditor of NLAIC or JNL with recourse to or against any of the assets of the Company.

Eagle’s surplus position is evaluated quarterly to determine if an additional surplus contribution is required from the Company or if a distribution to the Company can be declared as of each quarter end.

During 2022, the Company made surplus contributions to Eagle. On June 30, 2022 and July 19, 2022, the Company made surplus contributions to Eagle of $225 million and $1 million, respectively.

During 2022 and 2021 Eagle declared distributions to the Company based on their earned surplus position. On February 10, 2023, the Company received a total distribution of $332 million that was declared on December 30, 2022 and consisted of a return of contributed surplus of $221 million and a dividend of $111 million. The return of contributed surplus receivable was recorded in other invested assets and the dividend receivable was recorded in investment income due and accrued as of December 31, 2022. On November 10, 2022, the Company received a return of contributed surplus distribution of $5 million that was declared on September 30, 2022. On May 10, 2022, the Company received a dividend distribution of $19 million that was declared on March 31, 2022. On February 10, 2022, the Company received a dividend distribution of $168 million that was declared on December 31, 2021. The dividend receivable was recorded in accrued investment income as of December 31, 2021. On November 10, 2021, the Company received a dividend distribution of $45 million that was declared on September 30, 2021. On August 10, 2021, the Company received a dividend distribution of $20 million that was declared on June 30, 2021. On May 10, 2021, the Company received a dividend distribution of $191 million that was declared on March 31, 2021.

On December 22, 2021, the Company and NLAIC entered into a short-term loan where NLAIC borrowed $80 million from the Company. NLAIC repaid the short-term loan in full on January 4, 2022.

In March 2022, the Company executed a $850 million unsecured promissory note and revolving line of credit agreement with Nationwide SBL, LLC (“NWSBL”), an affiliate, at an interest rate of 1-month LIBOR plus 1.25% with a maturity date of March 1, 2023. As of December 31, 2022 NWSBL had outstanding borrowings of $168 million. During 2023, additional draws increased the outstanding balance to $198 million as of February 28, 2023. On March 1, 2023, the current $198 million balance was repaid and a replacement agreement was entered into with a draw amount of $198 million at an interest rate of 1-month SOFR plus 0.9% and a maturity date of February 28, 2024. On March 14, 2023, an additional draw of $25 million increased the outstanding balance to $223 million.

During 2022, the Company and NMIC entered into unsecured promissory note agreements. On August 11, 2022, NMIC borrowed $50 million from the Company and subsequently repaid the note in full on August 15, 2022. On September 8, 2022, NMIC borrowed $150 million from the Company and subsequently repaid the note in full on September 15, 2022.

During 2020, the Company sold securities of $59 million to Nationwide Mutual Fire Insurance Company for cash, which resulted in a realized loss of $2 million.

The Company utilizes the look-through approach in valuing its investment in Nationwide Real Estate Investors (NLIC), LLC (“NW REI (NLIC)”), a subsidiary of NMIC, at $140 million and $71 million as of December 31, 2022 and 2021, respectively. NW REI (NLIC)’s financial statements are not audited and the Company has limited the value of its investment in NW REI (NLIC) to the value contained in the audited statutory financial statements of the underlying investments. All liabilities, commitments, contingencies, guarantees or obligations of the NW REI (NLIC), which are required under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in NW REI (NLIC), if not already recorded in the financial statements of NW REI (NLIC).

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

(13)	Contingencies

Legal and Regulatory Matters

The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s financial condition.

The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Department of Labor, the IRS, the Office of the Comptroller of the Currency and state insurance authorities. Such regulatory entities may, in the normal course of business, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the Company or its affiliates, the Company is cooperating with regulators.

Guarantees

In accordance with SSAP No. 5R, Liabilities, Contingencies and Impairments of Assets, for all guarantees made to or on behalf of wholly-owned subsidiaries, no initial liability recognition has been made and there is no net financial statement impact related to these guarantees.

The contractual obligations under NLAIC’s single premium deferred annuity (“SPDA”) contracts in force and issued before September 1, 1988 are guaranteed by the Company. Total SPDA contracts affected by this guarantee in force were approximately $7 million as of December 31, 2022 and 2021.

The Company has guaranteed the obligations and liabilities of NISC, including, without limitation, the full and prompt payment of all accounts payable to any party now or in the future. If for any reason NISC fails to satisfy any of its obligations, the Company will cause such obligation, loss or liability to be fully satisfied.

Indemnifications

In the normal course of business, the Company provides standard indemnifications to contractual counterparties. The types of indemnifications typically provided include breaches of representations and warranties, taxes and certain other liabilities, such as third-party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated, and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2022, 2021 and 2020 Statutory Financial Statements

(14)	Regulatory Risk-Based Capital, Dividend Restrictions and Unassigned Surplus

The NAIC Risk-Based Capital (“RBC”) model law requires every insurer to calculate its total adjusted capital and RBC requirement to ensure insurer solvency. Regulatory guidelines provide for an insurance commissioner to intervene if the insurer experiences financial difficulty, as evidenced by a company’s total adjusted capital falling below established relationships to required RBC. The model includes components for asset risk, liability risk, interest rate exposure and other factors. The State of Ohio, where the Company is domiciled, imposes minimum RBC requirements that are developed by the NAIC. The formulas in the model for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of total adjusted capital to authorized control level RBC, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, all of which require specified corrective action. The Company exceeded the minimum RBC requirements for all periods presented.

The State of Ohio insurance laws require insurers to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding twelve months, exceeds the greater of (i) 10% of statutory-basis capital and surplus as of the prior December 31 or (ii) the statutory-basis net income of the insurer for the prior year. No dividends were paid by the Company to NFS for the years ended December 31, 2022 and 2020. In March 2021, the Company paid an ordinary dividend of $550 million to NFS. The Company’s statutory capital and surplus as of December 31, 2022, was $10.2 billion and statutory net income for 2022 was $974 million. As of January 1, 2023, the Company has the ability to pay dividends to NFS totaling $1.0 billion without obtaining prior approval.

The State of Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend paid from other than earned capital and surplus. Earned capital and surplus is defined under the State of Ohio insurance laws as the amount equal to the Company’s unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets. Additionally, following any dividend, an insurer’s policyholder capital and surplus must be reasonable in relation to the insurer’s outstanding liabilities and adequate for its financial needs. The payment of dividends by the Company may also be subject to restrictions set forth in the insurance laws of the State of New York that limit the amount of statutory profits on the Company’s participating policies (measured before dividends to policyholders) available for the benefit of the Company and its stockholders.

The Company currently does not expect such regulatory requirements to impair the ability to pay operating expenses and dividends in the future.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule I     Summary of Investments – Other Than Investments in Related Parties

As of December 31, 2022:

(in millions)	Column A	Column B	Column C	Column D
	Type of investment	Cost	Fair value	Amount at which is shown in the statutory statements of admitted assets, liabilities, capital and surplus
	Bonds:
	U.S. Treasury securities and obligations of U.S. government corporations	$1	$1	$1
	U.S. government and agencies	115	116	115
	Obligations of states and political subdivisions	3,604	3,244	3,604
	Foreign governments	279	251	279
	Public utilities	4,269	3,752	4,229
	All other corporate, mortgage-backed and asset-backed securities	32,082	29,046	31,980
	Total fixed maturity securities	$40,350	$36,410	$40,208
	Equity securities:
	Common Stocks:
	Banks, trust and insurance companies	68	58	58
	Industrial, miscellaneous and all other	187	181	181
	Nonredeemable preferred stocks	33	32	31
	Total equity securities[1]	$288	$271	$270
	Mortgage loans[2]	8,402		8,363
	Short-term investments	1,621		1,621
	Policy loans	934		933
	Other long-term investments[3]	2,023		2,023
	Total invested assets	$53,618		$53,418
1	Amount does not agree to the statutory statements of admitted assets, liabilities, capital and surplus as investments in related parties of $3.4 billion are excluded.
2	Difference from Column B is attributable to valuation allowances on mortgage loans (see Note 5 to the audited statutory financial statements).
3

Includes derivatives, securities lending reinvested collateral assets and other invested assets. Amount does not agree to the statutory statements of admitted assets, liabilities, capital and surplus as investments in related parties of $200 million are excluded.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule III    Supplementary Insurance Information

As of December 31, 2022, 2021 and 2020 and for each of the years then ended (in millions):

Column A	Column B	Column C	Column D	Column E	Column F
Year: Segment	Deferred policy acquisition costs[1]	Future policy benefits, losses, claims and loss expenses	Unearned premiums[2]	Other policy claims and benefits payable[2]	Premium revenue
2022
Life Insurance		$5,353			$415
Annuities		10,641			6,457
Retirement Solutions		21,818			4,398
Corporate Solutions and Other		7,670			3,265
Total		$45,482			$14,535
2021
Life Insurance		$5,306			$425
Annuities		8,026			6,686
Retirement Solutions		22,446			4,377
Corporate Solutions and Other		6,721			1,176
Total		$42,499			$12,664
2020
Life Insurance		$5,204			$394
Annuities		7,837			3,443
Retirement Solutions		22,362			5,939
Corporate Solutions and Other		5,599			861
Total		$41,002			$10,637

Column A	Column G	Column H	Column I	Column J	Column K
Year: Segment	Net investment income[3]	Benefits, claims, losses and settlement expenses[4]	Amortization of deferred policy acquisition costs[1]	Other operating expenses	Premiums written
2022
Life Insurance	$261	$730		$105
Annuities	346	11,154		136
Retirement Solutions	860	5,895		120
Corporate Solutions and Other	552	1,519		174
Total	$2,019	$19,298		$535
2021
Life Insurance	$254	$311		$107
Annuities	337	9,489		41
Retirement Solutions	861	6,895		122
Corporate Solutions and Other	779	1,304		169
Total	$2,231	$17,999		$439
2020
Life Insurance	$247	$772		$123
Annuities	338	7,539		55
Retirement Solutions	843	8,258		131
Corporate Solutions and Other	679	717		135
Total	$2,107	$17,286		$444
1	Deferred policy acquisition costs and amortization of deferred policy acquisition costs are not applicable for statutory basis of accounting.
2	Unearned premiums and other policy claims and benefits payable are included in Column C amounts.
3

Allocations of net investment income and certain operating expenses are based on numerous assumptions and estimates and reported segment operating results would change if different methods were applied.

4	Benefits to policyholders and beneficiaries, increase in reserves for future policy benefits and claims and commissions are included in Column H amounts.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule IV     Reinsurance

As of December 31, 2022, 2021 and 2020 and each of the years then ended:

(in millions)
Column A	Column B	Column C	Column D	Column E
	Gross amount	Ceded to other companies	Assumed from other companies	Net amount
2022
Life insurance in force	$145,173	$(29,598)	$605	$116,180
Premiums:
Life Insurance[1]	$3,473	$(144)	$12	$3,341
Accident and health insurance	425	(424)	-	1
Total	$3,898	$(568)	$12	$3,342
2021
Life insurance in force	$144,115	$(29,120)	$653	$115,648
Premiums:
Life Insurance[1]	$1,624	$(140)	$12	$1,496
Accident and health insurance	445	(444)	-	1
Total	$2,069	$(584)	$12	$1,497
2020
Life insurance in force	$146,855	$(31,055)	$686	$116,486
Premiums:
Life Insurance[1]	$1,378	$(133)	$8	$1,253
Accident and health insurance	441	(440)	-	1
Total	$1,819	$(573)	$8	$1,254
1	Primarily represents premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment and universal life insurance products.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule V     Valuation and Qualifying Accounts

Years ended December 31, 2022, 2021 and 2020:

(in millions)
Column A	Column B	Column C	Column D	Column E
	Balance at	Charged to		Balance at
	beginning	costs and		end of
Description	of period	expenses	Deductions[1]	period
2022
Valuation allowances - mortgage loans	$43	$(5)	$-	$38

2021
Valuation allowances - mortgage loans	$48	$(4)	$(1)	$43

2020
Valuation allowances - mortgage loans	$34	$14	$-	$48
1	Amounts generally represent recoveries, payoffs and sales.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

Dealer Prospectus Delivery Obligations
All dealers that effect transactions in these securities are required to deliver a prospectus.
Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution
The expenses in connection with the issuance and distribution of the contracts are as follows (except for the Securities and Exchange Commission Registration Fee, all amounts shown are estimates):
Securities and Exchange Commission Registration Fee: $220,400
Accounting expenses: $30,000
Cost of Independent Registered Public Accounting Firm Consent: $15,000
Cost of Independent Registered Public Accounting Firm Audit of Registrant’s Financial Statements: $5,065,363
Item 14.
Indemnification of Directors and Officers
Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide, was or is a party, or is threatened to be made a party to:
•
any threatened, pending or completed civil action, suit or proceeding;
•
any threatened, pending or completed criminal action, suit or proceeding;
•
any threatened, pending or completed administrative action or proceeding;
•
any threatened, pending or completed investigative action or proceeding.
The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by Ohio's General Corporation Law. Nationwide has been informed that in the opinion of the Securities and Exchange Commission, the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and its directors, officers and/or controlling persons will be governed by the final adjudication of such issue. Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.
However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.
Item 15.
Recent Sales of Unregistered Securities.
Not Applicable
Item 16.
Exhibits and Financial Statement Schedules
(A)
Exhibits
(1)	Not applicable
(2)
Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life Insurance Company effective December 31, 2009-filed previously on January 4, 2010, with N-4 Registration No. 333-164125.

(3)	(a)
Amended Articles of Incorporation Nationwide Life Insurance Company-filed previously on October 2,
2008, with Pre-Effective Amendment No. 3 to Form S-1 for Nationwide Life Insurance Company,
Registration No. 333-149613.

(3)	(b)	Nationwide Life Insurance Company Amended and Restated Code of Regulations- filed previously on January 4, 2010, with N-4 Registration No. 333-164125.
(4)	(a)	Individual Annuity Contract - Attached hereto.
(4)	(b)	Contract Specification Page - Attached hereto.

(4)	(c) Application - Attached hereto.
(4)	(d) Increase in Remaining Free Withdrawal Amount After A Long-Term Care or Terminal Illness or Injury Event Endorsement - Attached hereto.
(4)	(e) Cap Index Strategy Endorsement - Attached hereto.
(4)	(f) Cap+ Index Strategy Endorsement - Attached hereto.
(4)	(g) Market Value Adjustment Endorsement - Attached hereto.
(4)	(h) Return of Premium Death Benefit Endorsement – Attached hereto.
(4)	(i) Beneficial Owner Non Qualified Endorsement – Attached hereto.
(4)	(j) Beneficial Owner Qualified Endorsement – Attached hereto.
(5)	Opinion Regarding Legality – Attached hereto.
(6)	Not applicable
(7)	Not applicable
(8)	None
(9)	Not applicable
(10a)
Tax Sharing Agreement dated as of January 2, 2009 between Nationwide Life Insurance Company and any corporation that is or may hereafter become a subsidiary of Nationwide Life Insurance Company - filed previously on March 27, 2012 with Post-Effective Amendment No. 17 to Form S-1 for Nationwide Life
Insurance Company, Registration No. 333-49112.

(10b)
Third Amended and Restated Cost Sharing Agreement dated January 1, 2014 by and among Nationwide
Mutual Insurance Company, Nationwide Mutual Fire Insurance Company, and their respective direct and indirect subsidiaries and affiliates – filed previously on March 30, 2020 with Form S-1, Registration No. 333-
237472.

(11)	Not applicable
(12)	Not applicable
(13)	Not applicable
(14)	Not applicable
(15)	Not applicable
(16)	Not applicable
(17)	Not applicable
(18)	Not applicable
(19)	Not applicable
(20)	Not applicable
(21)	Subsidiaries of the Registrant – Attached hereto.
(22)	Not applicable
(23)	(i) Consent of Independent Registered Public Accounting Firm – Attached hereto.
(23)	(ii) Consent of Counsel – Attached hereto as Exhibit 5.
(24)	Power of Attorney – Attached hereto.
(25)	Not applicable
(26)	Not applicable
(27)	Not applicable
(101.INS)	Not applicable
(101.SCH)	Not applicable
(101.CAL)	Not applicable
(101.DEF)	Not applicable
(101.LAB)	Not applicable
(101.PRE)	Not applicable
(107)	Filing Fee Table – filed previously on October 11, 2022 with Form S-1, Registration No. 333-267809.
(B)
Financial Statement Schedules

All required financial statement schedules of Nationwide Life Insurance Company are included in Part I of this registration statement.
Item 17.
Undertakings
The undersigned registrant hereby undertakes:
(A)
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(b)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(d)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
As required by the Securities Act of 1933, the Registrant certifies that it has caused this Registration Statement to be signed by the undersigned, duly authorized, in the City of Columbus, and State of Ohio, on May 8, 2023.
NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)
By: /s/ Jamie Ruff Casto
Jamie Ruff Casto Attorney-in-Fact
As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on May 8, 2023.
JOHN L. CARTER
John L. Carter, President and Chief Operating Officer and Director
TIMOTHY G. FROMMEYER
Timothy G. Frommeyer, Executive Vice President and Director
ERIC S. HENDERSON
Eric S. Henderson, Senior Vice President-Nationwide Annuity and Director
STEVEN A. GINNAN
Steven A. Ginnan, Senior Vice President-Chief Financial Officer-Nationwide Financial and Director
HOLLY R. SNYDER
Holly R. Snyder, Senior Vice President-Nationwide Life and Director
KIRT A. WALKER
Director
By: /s/ Jamie Ruff Casto
Jamie Ruff Casto Attorney-in-Fact